As filed with the Securities and Exchange Commission on October 23, 1998
                           Registration No. 333-52619


================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT NO. 2


                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                               CAPITAL TRUST, INC.
             (Exact name of registrant as specified in its charter)


              Maryland                        6159, 6162                    94-6181186 *
  (State or other jurisdiction of    (Primary Standard Industrial         (I.R.S. Employer
   incorporation or organization)    Classification Code Number)       Identification Number)

                        ---------------------------------
                          605 Third Avenue, 26th Floor
                               New York, NY 10016
                                 (212) 655-0220
                   (Address, including zip code, and telephone
                         number, including area code, of
                    registrant's principal executive offices)

                                  John R. Klopp
                    Vice Chairman and Chief Executive Officer
                                  CAPITAL TRUST
                                605 Third Avenue
                                   26th Floor
                            New York, New York 10016
                                 (212) 655-0220
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all correspondence to:

                             Thomas E. Kruger, Esq.
                                Battle Fowler LLP
                               75 East 55th Street
                            New York, New York 10022


         *  I.R.S.   Employee   Identification  Number  of  Capital  Trust,  the
predecessor to the registrant prior to the Reorganization described herein.


         Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement and all conditions to the Reorganization described herein have been waived or satisfied.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box./_/
         If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box./_/


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

758578.3

                                  CAPITAL TRUST
                                605 Third Avenue
                                   26th Floor
                            New York, New York 10016


                                                               November __, 1998

Dear Shareholder:

         You are cordially invited to the annual meeting (the "Annual Meeting") of shareholders of Capital Trust (the "Company") to be held on December 15, 1998
at 10:00 a.m., New York City time, at [                     ].


         At the Annual Meeting, Shareholders will be asked to approve the reorganization (the "Reorganization") of the Company from a California common law business trust into a Maryland corporation to be known as Capital Trust, Inc. The Reorganization will modernize the Company's governance procedures by adopting the corporate form of organization, which will allow the Company's successor to manage its affairs and transact its business in a more certain and flexible legal environment.

         Upon completion of the Reorganization:

         o The Company's successor will be incorporated in the State of Maryland as a corporation with the name Capital Trust, Inc. (the "New Company").

         o The New Company's capital structure will be substantially identical to that of the Company.

         o Holders of the Company's outstanding class A common shares and class A preferred shares will have their shares converted on a share-for-share basis into shares of class A common stock and class A preferred stock, respectively, of the New Company.

         o The Company's current management team will succeed to the management of the New Company.

         The Reorganization is intended to qualify as a tax-free reorganization for federal income tax purposes, in which case no gain or loss should generally be recognized by the Company's shareholders on the conversion of their shares into shares of stock of the New Company.


         The Reorganization will be accomplished pursuant to two simultaneous mergers whereby (a) the Company will be merged with and into a newly formed, indirect wholly owned Maryland limited partnership subsidiary of the Company (the "Partnership"), and (b) the Partnership will be merged with and into a newly formed, wholly owned Maryland corporation subsidiary of the Company. While the Reorganization will result in an entity that will be governed by a modern, flexible statute and corporate charter that more clearly delineates the rights of stockholders, directors and officers, some shareholders may consider that certain attributes of the New Company may be detrimental to their rights. Accordingly, shareholders should carefully consider whether the changes are in their best interest.

         The board of trustees of the Company (the "Board") has approved the proposed Reorganization, subject to shareholder approval, and recommends that you vote in favor of the proposed Reorganization transaction. In arriving at its decision, the Board considered a number of factors which are described in detail in the accompanying Proxy Statement/Prospectus, which shareholders are urged to read carefully.

         At the Annual Meeting,  the Company's  shareholders  will also be asked
(i) to approve an amendment to the Company's amended and restated declaration of trust, necessary to implement the Reorganization, (ii) to elect ten trustees of the Company (who will, if the Reorganization is approved, serve as directors of the New Company), (iii) to approve the Company's amended and restated 1997 long-term incentive share plan, (iv) to approve the Company's 1997 amended and restated non-employee trustee share plan, (v) to approve the Company's 1998 employee share purchase plan, (vi) to approve the Company's 1998 non-employee share purchase plan, (vii) to approve the Company's share purchase loan plan and
(viii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company (and the New Company as successor thereto if the Reorganization is approved) for the fiscal year ending December 31, 1998.



758578.3

         The proposed transactions are very important to you as a shareholder. Therefore, whether or not you plan to attend the Annual Meeting, the Company urges you to give your immediate attention to the proposals. Please review the enclosed materials, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

                                            Very truly yours,

                                            /s/ SAMUEL ZELL

                                            SAMUEL ZELL
                                            Chairman of the Board

758578.3

                                  CAPITAL TRUST
                                605 Third Avenue
                                   26th Floor
                            New York, New York 10016


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be held on December 15, 1998

To the Shareholders of Capital Trust:

         Notice is hereby given that the 1998 annual meeting of shareholders of Capital Trust, a California business trust (the "Company"), will be held at [ ] on December 15, 1998 at 10:00 a.m., New York City time (the "Annual Meeting"), for the following purposes:

                  (1) To consider and vote upon a proposal to reorganize the Company from a California common law business trust into a Maryland corporation (the "Reorganization"). The Reorganization is governed by the agreement and plan of merger, dated as of October __, 1998, among the Company, Capital Trust, Inc., a Maryland corporation and a wholly owned subsidiary of the company (the "New Company"), Captrust Limited Partnership, a Maryland limited partnership and an indirect wholly owned subsidiary of the Company (the "Partnership"), whereby (i) the Company will merge with and into the Partnership and (ii) the Partnership will merge with and into the New Company as set forth and included in the accompanying proxy statement/prospectus.


                  (2) To consider and vote upon a proposal to approve an amendment, necessary to implement the Reorganization, to the Company's amended and restated declaration of trust, dated as of July 15, 1997, as set forth and included in the accompanying proxy statement/prospectus.

                  (3) To consider and vote upon a proposal to elect ten trustees of the Company (who will, if the Reorganization is approved, serve as directors of the New Company) to serve until the next annual meeting of shareholders or until such trustees' successors are elected and shall have been duly qualified.

                  (4) To consider and vote upon a proposal to approve the Company's amended and restated 1997 long-term incentive share plan, which increases the number of shares available under and amends certain other provisions of the original plan, as set forth and included in the accompanying proxy statement/prospectus.

                  (5) To consider and vote upon a proposal to approve the Company's amended and restated 1997 non-employee trustee share plan, which increases the number of shares available under and amends certain other provisions of the original plan, as set forth and included in the accompanying proxy statement/prospectus.

                  (6) To consider and vote upon a proposal to approve the Company's 1998 employee share purchase plan, as set forth and included in the accompanying proxy statement/prospectus.


                  (7) To consider and vote upon a proposal to approve the Company's 1998 non-employee share purchase plan, as set forth and included in the accompanying proxy statement/prospectus.

                  (8) To consider and vote upon a proposal to approve the Company's share purchase loan plan, as set forth and included in the accompanying proxy statement/prospectus.


758578.3

                  (9) To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as independent auditors of the Company (and the New Company as successor thereto if the Reorganization is approved) for the fiscal year ending December 31, 1998.

                  (10) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The board of trustees of the Company has fixed the close of business on November 4, 1998 as the record date for the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

         Dissenting shareholders will not have appraisal rights in connection with the Reorganization.

                                    By Order of the Board of Trustees

                                    Samuel Zell
                                    Chairman of the Board


DATE: November __, 1998



THIS IS AN IMPORTANT MEETING. SHAREHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

758578.3

                           PROXY STATEMENT/PROSPECTUS
                                ----------------

                                  CAPITAL TRUST


               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 15 1998
                                ----------------

                               CAPITAL TRUST, INC.

                                   PROSPECTUS
                                 ---------------

                                  INTRODUCTION

         This Proxy Statement/Prospectus is being furnished to the shareholders of Capital Trust, a California business trust (the "Company"), in connection with the solicitation of proxies by the board of trustees of the Company (the "Board of Trustees") for use at the Company's 1998 annual meeting of shareholders (the "Annual Meeting"), to be held on December 15, 1998 at 10:00 a.m., New York City time, at [ ].

         At the Annual Meeting, the shareholders will consider and vote upon a proposal to reorganize the Company from a California common law business trust into a Maryland corporation (the "Reorganization"). The Reorganization is governed by the agreement and plan of merger, dated October __, 1998 (the "Merger Agreement"), among the Company, Capital Trust, Inc., a Maryland corporation and a wholly owned subsidiary of the Company (the "New Company"), and Captrust Limited Partnership, a Maryland limited partnership and an indirect wholly owned subsidiary of the Company (the "Partnership"), whereby (i) the Company will merge with and into the Partnership and (ii) the Partnership will merge with and into the New Company (the "Mergers"). At the effective time of the Mergers, each outstanding class A common share of beneficial interest, $1.00 par value (the "Class A Common Shares"), and each outstanding class A 9.5% cumulative convertible preferred share of beneficial interest, $1.00 par value (the "Class A Preferred Shares," and together with the Class A Common Shares, the "Company Shares"), of the Company, will be converted into, respectively, one share of class A common stock, $.01 par value (the "New Class A Common Stock"), and one share of class A 9.5% cumulative convertible preferred stock, $.01 par value (the "New Class A Preferred Stock," and together with the New Class A Common Stock, the "New Company Stock"), of the New Company ("Proposal 1").


         The Reorganization of the Company from a California common law business trust into a Maryland corporation shall be accomplished by the Mergers, pursuant to which the New Company shall be the surviving entity and the separate legal existence of the Company shall terminate. This Proxy Statement/Prospectus also serves as the Prospectus of the New Company filed under the Securities Act of 1933, as amended (the "Securities Act"), for use in connection with the offer and issuance of shares of New Company Stock into which Company Shares will be converted upon consummation of the Mergers.


         The Company Shares are traded on the New York Stock Exchange, Inc. ("NYSE") under the symbol "CT." On November __, 1998, the closing price for Company Shares as reported by the NYSE was $______. The principal executive offices of the Company and the New Company are both located at 605 Third Avenue, 26th Floor, New York, NY 10016, telephone number (212) 655-0220.

         See "Risk Factors" beginning on page 8 for certain information that should be considered by shareholders.

                                                    (continued on the next page)
                              --------------------

         THE REORGANIZATION AND THE NEW COMPANY STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OF THIS TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

         The date of this Proxy Statement/Prospectus is November __, 1998. This Proxy Statement/Prospectus is first being mailed to shareholders of the Company on or about November __, 1998.

758578.3

         At the Annual Meeting, the shareholders will also be asked to consider and vote upon proposals (i) to approve an amendment, necessary to implement the Reorganization, to the Company's amended and restated declaration of trust, dated as of July 15, 1997 (the "Declaration Amendment") ("Proposal 2"), (ii) to elect Jeffrey A. Altman, Thomas E. Dobrowski, Martin L. Edelman, Gary R. Garrabrant, Craig M. Hatkoff, John R. Klopp, Sheli Z. Rosenberg, Steven Roth, Lynne B. Sagalyn and Samuel Zell (the "Nominees") as trustees of the Company (who will, if the Reorganization is approved, serve as directors of the New Company) ("Proposal 3"), (iii) to approve the Company's amended and restated 1997 long-term incentive share plan (the "Amended and Restated Incentive Plan") ("Proposal 4"), (iv) to approve the Company's amended and restated 1997 non-employee trustee share plan (the "Amended and Restated Trustee Plan") ("Proposal 5"), (v) to approve the Company's 1998 employee share purchase plan (the "Employee Share Purchase Plan") ("Proposal 6"), (vi) to approve the
Company's 1998 non-employee share purchase plan (the "Non-Employee Share Purchase Plan") ("Proposal 7"), (vii) to approve the Company's share purchase loan plan (the "Loan Plan") ("Proposal 8"), (viii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company (and the New Company as successor thereto if the Reorganization is approved) for the year ending December 31, 1998 ("Proposal 9") and to transact any other business as may properly come before the Annual Meeting or any adjournment thereof. The above Proposals are referred collectively herein as the "Proposals."

         A conformed copy of the Merger Agreement (including the forms of amended and restated charter and by-laws of the New Company as exhibits thereto) is included as Annex A hereto, the form of Declaration Amendment is included as Annex B hereto, the form of Amended and Restated Incentive Plan is included as Annex C hereto, the form of Amended and Restated Trustee Plan is included as Annex D hereto, the form of Employee Share Purchase Plan is included as Annex E hereto, the form of Non-Employee Share Purchase Plan is included as Annex F hereto and the form of Loan Plan is included as Annex G hereto.


         Under California law, shareholders are not entitled to any dissenters' appraisal rights in connection with the Reorganization.

         THE BOARD OF TRUSTEES HAS UNANIMOUSLY APPROVED THE REORGANIZATION, SUBJECT TO SHAREHOLDER APPROVAL, AND BELIEVES THAT THE REORGANIZATION IS IN THE BEST INTEREST OF THE COMPANY AND ITS SHAREHOLDERS.

         The Board of Trustees unanimously recommends a vote in favor of approval of each of the Proposals that will be considered at the Annual Meeting.


         Pursuant to the Company's amended and restated declaration of trust, dated as of July 15, 1997 (the "Current Declaration of Trust"), the affirmative vote of the holders of a majority of the outstanding Company Shares and the affirmative vote of the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class, is required to approve the Reorganization. The affirmative vote of the holders of a majority of the outstanding Company Shares is required to approve the Declaration Amendment. The election of the Nominees requires a plurality of the votes cast at the Annual Meeting. The approval of the Amended and Restated Incentive Plan, the approval of the Amended and Restated Trustee Plan, the approval of the Employee Share Purchase Plan, the approval of the Non-Employee Share Purchase Plan, the approval of the Loan Plan and the ratification of the appointment of independent auditors each requires a majority of votes cast by shareholders at the Annual Meeting. Veqtor Finance Company, L.L.C., a limited liability company controlled by the officers and trustees of the Company and which owns 19,227,251 Company Shares (approximately 63% of the outstanding shares) including 12,267,658 Class A Preferred Shares (100% of the outstanding shares), has advised the Company that it intends to vote in favor of all of the Proposals. Accordingly, the approval of the Reorganization, the Declaration Amendment, the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Non- Employee Share Purchase Plan, the Loan Plan and the election of the Nominees and the ratification of Ernst & Young LLP as independent auditors by the required vote under the Current Declaration of Trust is assured.


         All shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card. The enclosed proxy card is solicited on behalf of the Board of Trustees. You may revoke or change your proxy at any time prior to its use at the Annual Meeting by giving the Company written direction to revoke your proxy, giving the Company a new proxy or by attending the meeting and voting in person.

         THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THE COMPANY WILL PROVIDE WITHOUT

758578.3
                                      -ii-

CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED BY REFERENCE (OTHER THAN EXHIBITS NOT SPECIFICALLY INCORPORATED BY REFERENCE INTO THE TEXTS OF SUCH DOCUMENTS). REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO: SECRETARY, CAPITAL TRUST, 605 THIRD AVENUE, NEW YORK, NEW YORK 10016 (TELEPHONE: (212) 655-0220).

758578.3
                                      -iii-

                                TABLE OF CONTENTS

                                                                                                              PAGE


AVAILABLE INFORMATION.........................................................................................-vii-

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................................................-vii-

SUMMARY  .........................................................................................................1
         The Company and the New Company..........................................................................1
         The Annual Meeting.......................................................................................1
         The Proposals............................................................................................2
         Recommendation of the Board of Trustees..................................................................6
         No Appraisal Rights......................................................................................7
         Approval of Proposals Assured............................................................................7

RISK FACTORS......................................................................................................8
         Effects of Change of Legal Form of Organization..........................................................8
         No Appraisal Rights......................................................................................8
         No Assurance of Tax-Free Reorganization..................................................................8
         Veqtor Control of Shareholder Vote on Proposals..........................................................8

HISTORICAL AND PRO FORMA CAPITALIZATION..........................................................................10

BUSINESS ........................................................................................................11

THE ANNUAL MEETING...............................................................................................13
         Introduction............................................................................................13
         Matters to be Considered at the Annual Meeting..........................................................13
         Voting Rights and Vote Required.........................................................................13
         Voting of Proxies; Solicitation.........................................................................14
         No Appraisal Rights.....................................................................................15

PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION.....................................................................16
         Principal Reasons for the Reorganization................................................................16
         Terms of the Reorganization.............................................................................17
         Certain Changes in the Rights of Shareholders Resulting from the Reorganization.........................18
         Description of Authorized Stock of the New Company......................................................24
         Federal Income Tax Matters..............................................................................26
         Vote Required; Recommendation...........................................................................27

PROPOSAL 2 -- APPROVAL OF THE DECLARATION AMENDMENT..............................................................28
         Reasons for and Description of Declaration Amendment....................................................28
         Vote Required; Recommendation...........................................................................28

PROPOSAL 3 -- ELECTION OF TRUSTEES...............................................................................29
         Nominees for Election as Trustees.......................................................................29
         Vote Required; Recommendation...........................................................................31
         Board of Trustees; Committees...........................................................................31
         Compensation of Trustees................................................................................32
         Compensation Committee Interlocks and Insider Participation.............................................32



758578.3
                                      -iv-


         Executive and Senior Officers...........................................................................33
         Executive Compensation..................................................................................34
         Employment Agreements...................................................................................34
         Incentive Share Option Plan.............................................................................36
         Compliance with Section 16(a)...........................................................................37
         Report on Executive Compensation........................................................................38
         Performance Graph.......................................................................................40
         Security Ownership of Certain Beneficial Owners and Management..........................................41
         Buy/Sell Agreement......................................................................................43
         Certain Relationships and Related Transactions..........................................................44

PROPOSAL 4  --  APPROVAL OF AMENDED AND RESTATED INCENTIVE PLAN..................................................48
         Description of Plan.....................................................................................48
         Vote Required; Recommendation...........................................................................53

PROPOSAL 5 --  APPROVAL OF AMENDED AND RESTATED TRUSTEE PLAN.....................................................54
         Description of Plan.....................................................................................54
         Vote Required; Recommendation...........................................................................58

PROPOSAL 6 -- APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN...........................................................59
         Description of Plan.....................................................................................59
         Vote Required; Recommendation...........................................................................61

PROPOSAL 7 -- APPROVAL OF NON-EMPLOYEE SHARE PURCHASE PLAN.......................................................62
         Description of Plan.....................................................................................62
         Vote Required; Recommendation...........................................................................63

PROPOSAL 8 -- APPROVAL OF LOAN PLAN..............................................................................64
         Description of Plan.....................................................................................64
         Vote Required; Recommendation...........................................................................65

PROPOSAL 9 -- RATIFICATION OF INDEPENDENT AUDITORS...............................................................66
         Description of Proposal.................................................................................66
         Vote Required; Recommendation...........................................................................66

EXPERTS  ........................................................................................................67

LEGAL OPINIONS...................................................................................................67

REPORTS TO SHAREHOLDERS..........................................................................................67

OTHER MATTERS....................................................................................................67

SHAREHOLDER PROPOSALS............................................................................................67


ANNEX A Agreement and Plan of Merger, by and among Capital Trust, Capital Trust, Inc. and the Captrust Limited Partnership, dated as of October __, 1998 (including Form of Articles of Amendment and Restatement of Capital Trust, Inc., related forms of Articles Supplementary for Class A 9.5% Cumulative Convertible Preferred Stock of Capital Trust, Inc. and Articles Supplementary for Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock of Capital Trust, Inc. and Form of Amended and Restated Bylaws of Capital Trust, Inc. as exhibits thereto)

758578.3
                                       -v-

ANNEX B Form of Amendment to Amended and Restated Declaration of Trust, dated as of July 15, 1997.

ANNEX C           Form of Amended and Restated 1997  Long-Term  Incentive  Share
                  Plan.

ANNEX D           Form of Amended and Restated 1997  Non-Employee  Trustee Share
                  Plan.

ANNEX E           Form of 1998 Employee Share Purchase Plan.


ANNEX F           Form of 1998 Non-Employee Share Purchase Plan.

ANNEX G           Form of Share Purchase Loan Plan.

ANNEX H Capital Trust Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997.

ANNEX I Capital Trust Quarterly Report on Form 10-Q/A for the fiscal quarter ended June 30, 1998.



758578.3
                                      -vi-

                              AVAILABLE INFORMATION


         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected at and, upon payment of the Commission's customary charges, copies obtained from, the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information are also available for inspection and copying at prescribed rates at the Commission's regional offices in New York, New York (Seven World Trade Center, Suite 1300, New York, New York 10048), and in Chicago, Illinois (500 West Madison Street, Suite 1400, Chicago, Illinois 60661). The Commission maintains a web site (http://www.sec.gov) that also contains reports, proxy statements and other information concerning the Company. In addition, the Class A Common Shares are traded on the NYSE under the symbol "CT" and similar information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The New Company has filed with the Commission, a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act with respect to New Company Stock to be issued in the Reorganization. This Proxy Statement/Prospectus constitutes the Prospectus of the New Company filed as part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus omits certain information contained in the Registration Statement. Reference is made to the Registration Statement and the exhibits listed therein, which can be inspected at the public reference facilities of the Commission noted above, and copies of which can be obtained from the Commission at prescribed rates as indicated above.


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THE MATTERS DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE NEW COMPANY. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference into this Proxy Statement/Prospectus:


         1. Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Commission on February 26, 1998, as amended by Annual Report on Form 10-K/A (File No. 1-8063), as filed with the Commission on April 30, 1998, as further amended by Annual Report on Form 10-K/A (File No. 1-8063), as filed with the Commission on August 17, 1998, and as further amended by Annual Report on Form 10-K/A (File No. 1- 8063), as filed with the Securities and Exchange Commission on October 19, 1998;

         2. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 (File No. 1-8063) as filed with the Commission on May 14, 1998, as amended by Quarterly Report on Form 10-Q/A (File No. 1-8063), as filed with the Commission on August 14, 1998, and as further amended by Quarterly Report on Form 10-Q/A (File No. 1- 8063), as filed with the Commission on October 19, 1998;


758578.3
                                      -vii-

         3. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8063) as filed with the Commission on August 14, 1998, as amended by Quarterly Report on Form 10-Q/A (File No. 1-8063), as filed with the Commission on October 19, 1998;

         4. Current Report on Form 8-K, dated February 9, 1998 (File No. 1-8063), as filed with the Commission on February 23, 1998;

         5. Current Report on Form 8-K, dated February 27, 1998 (File No. 1-8063), as filed with the Commission on March 13, 1998;

         6. Current Report on Form 8-K/A, dated January 1, 1998 (File No. 1-8063), as filed with the Commission on March 18, 1998;

         7. Current Report on Form 8-K, dated March 12, 1998 (File No. 1-8063), as filed with the Commission on March 19, 1998;

         8. Current Report on Form 8-K, dated April 21, 1998 (File No. 1-8063), as filed with the Commission on April 23, 1998;

         9. Current Report on Form 8-K, dated May 14, 1998 (File No. 1-8063), as filed with the Commission on May 22, 1998;

         10. Current Report on Form 8-K, dated June 2, 1998 (File No. 1-8063), as filed with the Commission on June 12, 1998;

         11. Current Report on Form 8-K, dated June 16, 1998 (File No. 1-8063), as filed with the Commission on June 24, 1998, as amended by Current Report on Form 8-K/A (File No. 1-8063), as filed with the Commission on October 19, 1998;

         12. Current Report on Form 8-K, dated June 30, 1998 (File No. 1-8063), as filed with the Commission on July 13, 1998; and

         13. Current Report on Form 8-K, dated July 28, 1998 (File No. 1-8063), as filed with the Commission on August 6, 1998.

         14. The audited combined balance sheets of Victor Capital Group, L.P., a Delaware limited partnership, and the affiliates thereof (collectively "Victor Capital") as of December 31, 1996 and 1995, and the related combined statements of income, changes in partners' and members' capital (deficiency) and stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996, the unaudited combined balance sheets of Victor Capital as of June 30, 1997 and the related combined statements of income, changes in partners' and members' capital (deficiency) and stockholder's equity, and cash flows for the six months then ended, and the combined statements of income and cash flows for the six months ended June 30, 1996, the Company's unaudited pro forma condensed combined statements for the year ended December 31, 1996 and the nine months ended September 30, 1997 (presented under the caption "Unaudited Pro Forma Condensed Combined Financial Information") contained in the Company's Prospectus, dated December 10, 1997 (File No. 333-37271), as filed with the Commission on December 11, 1997.


         All documents or reports  subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the date of the Annual Meeting shall be deemed to be incorporated by reference into this Proxy Statement/Prospectus and to be a part of this Proxy Statement/Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for

758578.3
                                     -viii-
purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.



758578.3
                                      -ix-

                                     SUMMARY


         The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus and the Annexes hereto. This summary is qualified in its entirety by the more detailed information and financial statements incorporated by reference in this Proxy Statement/Prospectus. SHAREHOLDERS OF THE COMPANY SHOULD READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEXES ATTACHED HERETO IN THEIR ENTIRETY.



The Company and the New Company

         The Company was organized as a common law business trust under the laws of the State of California pursuant to a declaration of trust, dated September 15, 1966, to operate as a real estate investment trust ("REIT"). On July 15, 1997, the Company ceased operations as a REIT and commenced full implementation of its specialty finance business plan. The Company is a specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company also provides real estate investment banking, advisory and asset management services through its wholly owned subsidiary, Victor Capital.



         The New Company was organized on April 7, 1998 as a Maryland corporation and as a wholly owned subsidiary of the Company. The New Company was organized by the Company to acquire, and succeed to, and to continue the business of, the Company upon the consummation of the Mergers. The New Company has had no activities to date other than those incident to the Reorganization.

         The principal executive offices of both the Company and the New Company are located at 605 Third Avenue, 26th Floor, New York, New York 10016.

The Annual Meeting



         Meeting Date and Record Date; Proxies. The Annual Meeting will be held on December 15, 1998 at 10:00 a.m., New York time, at ____________________________. The Board of Trustees fixed the close of business on November 4, 1998 as the record date for the Annual Meeting (the "Record Date").

         Only Company shareholders as of the Record Date are entitled to notice of and to vote at the Annual Meeting. Shareholders of the Company as of the Record Date may grant proxies by completing, dating, signing and returning the proxy card accompanying this Proxy Statement/Prospectus. All Company Shares represented by properly executed proxies, unless proxies have been previously revoked, will be voted in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH COMPANY SHARES WILL BE VOTED FOR THE PROPOSALS. Shareholders that have given a proxy may revoke it any time prior to the Annual Meeting by giving written notice thereof to the Secretary of the Company, by signing and returning a proxy card bearing a later date, or by attending the Annual Meeting and voting in person.

         Matters to be Considered. The purposes of the Annual Meeting are to consider and vote upon proposals to approve the Reorganization, the Declaration Amendment, the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Non-Employee Share Purchase Plan and the Loan Plan, the election of the Nominees as trustees and the ratification of the appointment of the Company's independent auditors and any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. See "THE ANNUAL MEETING--Matters to be Considered at the Annual Meeting.

         Vote Required. As of the Record Date, there were 18,229,650 Class A Common Shares and 12,267,658 Class A Preferred Shares outstanding and entitled to vote at the Annual Meeting, all of which are entitled to be voted on the Proposals. Holders of Company Shares are entitled to one vote per Company Share on all matters to be decided on at the Annual Meeting. Pursuant to the Current Declaration of Trust, the approval of the Reorganization

758578.3
requires the affirmative vote of the holders of a majority of the outstanding Company Shares and the affirmative vote of the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class. Pursuant to the Current Declaration of Trust, the approval of the Declaration Amendment requires the affirmative vote of a majority of the outstanding Company Shares. Pursuant to the Current Declaration of Trust, the election of each of the Nominees requires a plurality of the votes cast by the holders of Company Shares at the Annual Meeting. Pursuant to the Current Declaration of Trust, the approval of the Amended and Restated Incentive Plan, the approval of the Amended and Restated Trustee Plan, the approval of the Employee Share Purchase Plan, the approval of the Non-Employee Share Purchase Plan, the approval of the Loan Plan and the ratification of the appointment of the Company's independent auditors each requires a majority of votes cast by shareholders at the Annual Meeting.



The Proposals


         Proposal 1 -- Approval of the Reorganization. At the Annual Meeting, the shareholders of the Company will be asked to approve the Reorganization, whereby the Company will be reorganized into a Maryland corporation.

         Principal   Reasons  for  the   Reorganization.   The  purpose  of  the
Reorganization is to reorganize the Company from a California common law business trust into a Maryland corporation. The Board of Trustees believes that the well developed Maryland General Corporation Law (the "MGCL"), together with the New Company's amended and restated charter (the "Charter") and bylaws (the "Bylaws"), will modernize the Company's governance procedures and provide the Company with a greater degree of certainty and flexibility in planning and implementing corporate action than is currently available to the Company as a California common law business trust. In addition, the New Company will be subject to certain provisions of the MGCL, which are designed to encourage a person seeking control of a Maryland corporation to negotiate with its board of directors. Given the more certain and flexible legal environment under which the Company's successor will operate as a Maryland corporation, the Board of Trustees has determined the Reorganization is in the best interest of the Company and its shareholders.


         Terms of the Reorganization. The Reorganization will be effected through the Mergers, upon consummation of which the New Company will be the surviving entity in the Mergers, the separate existence of the Company will terminate and each outstanding Company Share will be converted into one share of New Class A Common Stock or New Class A Preferred Stock, as the case may be. At the effective time of the Mergers, the business, assets, liabilities and obligations of the Company will become the business, assets, liabilities and obligations of the New Company; however, none of the foregoing nor the management nor the location of operations of the Company will change as a result of the Reorganization. Upon consummation of the Mergers, the New Company and its stockholders will be governed by the MGCL and by the Charter and Bylaws, which will include a number of provisions which are not currently in the Current Declaration of Trust. These provisions of the Charter and Bylaws of the New Company, together with certain provisions of the MGCL, may delay, defer or prevent a change in control of the New Company or other transaction that might be in the best interest of the stockholders. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Certain Changes in the Rights of Shareholders Resulting from the Reorganization."


         The Reorganization has been unanimously approved by the Board of Trustees, who believe the Reorganization is in the best interest of the Company and its shareholders. The Mergers will become effective upon the acceptance for record of each respective Articles of Merger by the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of Maryland. The Company anticipates that the Mergers will become effective as promptly as practicable following shareholder approval of the Reorganization at the Annual Meeting.

         At the effective time of the Mergers, each of the persons who is then a trustee or executive officer of the Company will become a director or executive officer, respectively, of the New Company. At the effective time of the Mergers, it is anticipated that the listing of shares of New Class A Common Stock will thereafter be listed on the NYSE under the same symbol in accordance with the applicable rules of the NYSE.


758578.3
                                        2

         If the Reorganization is approved and the Mergers are consummated, the Company and the New Company will take such action as may be necessary to provide that all rights of participants in the Company's 1997 Long-Term Incentive Share Plan (the "Original Incentive Plan") and the 1997 Non-Employee Trustee Share Plan (the "Original Trustee Plan," and together with the Original Incentive Plan, the "Share Plans") to receive grants of options and share units and to exercise options and share units granted thereunder in respect of Class A Common Shares will become substantially identical rights to receive grants of options and stock units and to exercise options and stock units in respect of shares of New Class A Common Stock on substantially identical terms and conditions as set forth in the Share Plans.


         The Reorganization is subject to certain conditions, including approval by the shareholders of the Company.


         Certain Changes in the Rights of Shareholders Resulting from the Reorganization. The rights of shareholders of the Company are currently governed by the Current Declaration of Trust and current By-laws (the "Current ByLaws"), California common law and the rules of the NYSE. If the Reorganization is approved by the shareholders of the Company and the Mergers are consummated, the New Company will be the surviving entity in the Mergers, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of New Company Stock and the rights of stockholders of the New Company will be governed by the Charter and Bylaws, Maryland law, including the MGCL, and the rules of the NYSE. While a number of the Company's current governance provisions will be included in the Charter and Bylaws and, therefore, will not be affected by the Reorganization and the consummation of the Mergers, certain differences between the Current Declaration of Trust and Current Bylaws of the Company (the "Current Bylaws") and the Charter and Bylaws will result in certain material differences between the rights of shareholders of the Company and the rights of stockholders of the New Company. Accordingly, shareholders of the Company should carefully consider the changes in their rights that will result from the approval of the Reorganization and the consummation of the Mergers. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Certain Changes in the Rights of Shareholders Resulting from the Reorganization." The following table compares certain of the existing rights of shareholders of the Company with those of stockholders of the New Company, if the Reorganization is approved and the Mergers are consummated.



                         COMPANY                                         NEW COMPANY

Election of              Trustees are elected by the vote of a           Directors are elected by a plurality of all the
Trustees/Directors       plurality of the voting shares present in       votes cast at a meeting at which a quorum is
                         person or represented by proxy.                 present, with each share being entitled to
                                                                         vote for as many individuals as there are
                                                                         directors to be elected and for whose election
                                                                         the share is entitled to be voted.

Removal of               A trustee may be removed from office at         Under the MGCL, unless the charter
Trustees/Directors       any time either (a) with or without cause by    provides otherwise (which the Charter does
                         the vote or written consent of either (i) a     not), directors may be removed from office,
                         majority of the trustees then in office and a   with or without cause, by the affirmative vote
                         majority of the outstanding voting shares or    of the holders of at least a majority of votes
                         (ii) 662/3% of the outstanding voting shares,   entitled to be cast in the election of directors.
                         or (b) with cause by the vote or written
                         consent of a majority of the trustees then in
                         office.



758578.3
                                        3


                         COMPANY                                         NEW COMPANY


Distributions            Subject to any preferences which may be           Dividends and other distributions on the
                         granted to holders of preferred shares, the       stock of the New Company may be
                         Board of Trustees may cause dividends to          authorized by the board of directors out of
                         be declared and paid on outstanding               assets legally available therefor.  Dividends
                         Company Shares out of funds legally               and other distributions may be paid in cash,
                         available therefor, at such times, in such        property or stock of the New Company.
                         amounts and from such sources, whether
                         income, surplus, capital or any combination
                         thereof, as they in their discretion may
                         determine.


Voting by                Shareholders' action may be taken without         Under the MGCL, any action required or
Unanimous                a meeting by written consent if such consent      permitted to be taken at a meeting of
Consent                  is signed by the holders of outstanding           stockholders may be taken without a meeting
                         voting shares having not less than the            if (i) a unanimous written consent setting
                         minimum number of votes that would be             forth the action is signed by each stockholder
                         necessary to authorize such action at a           entitled to vote on the matter. Thus,
                         meeting at which all voting shares entitled to    stockholders of the New Company will be
                         vote thereon were present and voted.              effectively prevented from taking action by
                                                                           written consent.


Amendment of             Any amendment to the Current Declaration          Any amendment to the Charter (with certain
Constitutional           of Trust must be in writing and, subject to       minor exceptions) requires approval of the
Documents                the changes required by law or the                board of directors and stockholder approval
                         provisions of any outstanding preferred           by a majority of the aggregate votes entitled
                         shares, requires the affirmative vote or          to be cast thereon. The board of directors
                         written consent of either (i) a majority of the   has the exclusive power to adopt, alter or
                         trustees and a majority of the outstanding        repeal any provision of the Bylaws.
                         voting shares or (ii) 662/3% of the
                         outstanding voting shares.


Voting on Other          Subject to special voting rights of preferred     Unless otherwise provided in the Charter,
Matters                  shares, the approval of matters brought           holders of voting stock may vote on all
                         before the shareholders requires the              matters provided for by the MGCL.  Subject
                         affirmative vote of a majority of voting          to the special voting rights of preferred stock,
                         shares present in person or represented by        a majority of the votes cast at a meeting of
                         proxy, unless otherwise required by law or        stockholders duly called and at which a
                         the Current Declaration of Trust.                 quorum is present shall be sufficient to
                                                                           approve any matter other than the election of
                                                                           directors, unless otherwise required by the
                                                                           MGCL or the Charter.


Shareholders'            The Board of Trustees shall cause a special       A special meeting of stockholders may be
Rights to Call           meeting to be called upon receipt of the          called by the president, the chief executive
Special Meeting          written request of the holders of 331/3% of       officer or by the board of directors and must
                         the outstanding voting shares entitled to vote    be called by the Secretary upon the written
                         on any matter to be voted on at such special      request of the stockholders entitled to cast not
                         meeting.                                          less than 33% of all the votes entitled to be
                                                                           cast at the meeting.


758578.3
                                        4


                         COMPANY                                         NEW COMPANY

Exculpation of           The Current By-Laws provide that no               Under the MGCL and the Charter, directors
Trustees, Officers       trustee, officer, employee or agent of the        and officers are not liable to New Company
and Others,              Company is liable to the Company or any           or its stockholders for money damages (with
Fidelity Bond            other person for any act or omission except       two limited exceptions).
                         for his own willful misfeasance, bad faith,
                         gross negligence or reckless disregard of
                         duty or his failure to act in good faith in the
                         reasonable belief that his actions are in the
                         Company's best interests. It further
                         provides that the above-named individuals
                         when acting in connection with the
                         Company are deemed to be acting for the
                         Company and not as individuals, that they
                         are not liable for actions taken or omitted
                         for or on behalf of the Company, and that
                         resort must be to the assets of the Company
                         for payment or performance.



See "PROPOSAL 1--APPROVAL OF THE REORGANIZATION--Certain Changes in the Rights of Shareholders Resulting from the Reorganization."

         Material Federal Income Tax Consequences. Battle Fowler LLP has delivered its opinion to the Company that, on the basis of facts, representations and assumptions set forth in such opinion, the Reorganization will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, (i) no gain or loss will be recognized by the Company as a result of the Reorganization; and (ii) no gain or loss will be recognized by any shareholder of the Company who receives New Company Stock in exchange for Company Shares. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Federal Income Tax Matters."


         MGCL Anti-Takeover Provisions - Although the Reorganization was neither proposed nor approved by the Board of Trustees as an anti-takeover measure, the New Company will be subject to certain provisions of the MGCL which could delay, defer, or prevent a transaction or change in control of the New Company that might involve a premium price for holders of New Company Stock or, contrary to the judgment of the Board of Directors of the New Company (the "New Company Board of Directors"), otherwise be in their best interest. In addition, other provisions of the MGCL requiring the consent of all stockholders for stockholder action by written consent and provisions of the Bylaws requiring advance notice of stockholder director nominations could increase the likelihood that incumbent directors would retain their positions in the face of efforts by stockholders to change the New Company Board of Directors. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Principal Reasons for the Reorganization," PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Certain Changes in the Rights of Shareholders Resulting from the Reorganization," and "RISK FACTORS--Effects of Change of Legal Form of Organization."


         The Reorganization, the Merger Agreement, the Charter and Bylaws are described more specifically herein under "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION." A conformed copy of the Merger Agreement (including the Charter and Bylaws) is attached hereto as Annex A.

         Proposal 2 -- Approval of the Declaration Amendment. At the Annual Meeting, the shareholders will be asked to approve the Declaration Amendment in the form attached hereto as Annex B. The Declaration Amendment would amend the Current Declaration of Trust to (i) expressly permit the Company to merge or consolidate with

758578.3
                                        5
and/or into a domestic or foreign limited partnership and (ii) set forth procedures pursuant to which such merger or consolidation would take place.

         The Declaration Amendment is described more specifically herein under "PROPOSAL 2 -- APPROVAL OF DECLARATION AMENDMENT."


         Proposal 3 -- Election of Trustees. At the Annual Meeting, shareholders will be asked to elect the Nominees as trustees of the Company to hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. If the Reorganization is approved and the Mergers are consummated, the trustees of the Company at the time of the consummation of the Mergers will become the directors of the New Company serving for the same terms with the New Company as such persons are then serving with the Company. The Nominees are discussed more specifically herein under "PROPOSAL 3 -- ELECTION OF TRUSTEES."


         Proposal 4 -- Approval of the Amended Incentive Plan. At the Annual Meeting, the shareholders will be asked to approve the Amended and Restated Incentive Plan which increases the number of shares that may be issued under and amends certain other provisions of the original plan. The Amended and Restated Incentive Plan is described more specifically herein under "PROPOSAL 4 -- APPROVAL OF THE AMENDED AND RESTATED INCENTIVE PLAN."

         Proposal 5 -- Approval of the Amended Restated Trustee Plan. At the Annual Meeting, the shareholders will be asked to approve the Amended and Restated Trustee Plan which increases the number of shares that may be issued under and amends certain other provisions of the original plan. The Amended and Restated Trustee Plan is described more specifically herein under "PROPOSAL 5 -- APPROVAL OF THE AMENDED AND RESTATED TRUSTEE PLAN."


         Proposal 6 -- Approval of the Employee Share Purchase Plan. At the Annual Meeting, the shareholders will be asked to approve the Employee Share Purchase Plan which allows employees periodically to purchase Class A Common Shares at a discount. The Employee Share Purchase Plan is described more specifically herein under "PROPOSAL 6 -- APPROVAL OF THE EMPLOYEE SHARE PURCHASE PLAN."

         Proposal 7 -- Approval of the Non-Employee Share Purchase Plan. At the Annual Meeting, shareholders will be asked to approve the Non-Employee Share Purchase Plan which allows non-employee trustees, consultants and service providers periodically to purchase Class A Common Shares at a discount. The Non-Employee Share Purchase Plan is described more specifically herein under "PROPOSAL 7 -- APPROVAL OF THE NON- EMPLOYEE SHARE PURCHASE PLAN."

         Proposal 8 -- Approval of the Loan Plan. At the Annual Meeting, shareholders will be asked to approve the Loan Plan which allows the Company to make loans to eligible participants for the purpose of purchasing Common Shares up to an amount equal to the full fair market value of the Common Shares purchased thereby. The Loan Plan is described more specifically herein under "PROPOSAL 8 -- APPROVAL OF THE LOAN PLAN."

         Proposal 9 -- Ratification of Appointment of Independent Auditors. At the Annual Meeting, the shareholders will be asked to ratify the appointment by the Board of Trustees of Ernst & Young LLP as the independent auditors of the Company (and the New Company as successor thereto if the Reorganization is approved) for the fiscal year ending December 31, 1998. The appointment of Ernst & Young LLP is discussed more specifically under "PROPOSAL 9 -- RATIFICATION OF INDEPENDENT AUDITORS."


Recommendation of the Board of Trustees

         The Board of Trustees has unanimously determined to recommend a vote in favor of each of the Proposals. The Board of Trustees has unanimously approved the Reorganization, subject to shareholder approval, and believes that the Reorganization is in the best interest of the Company and its shareholders.


758578.3
                                        6

No Appraisal Rights

         Under California law, the shareholders will not have any appraisal rights to elect to have the fair value of their shares judicially appraised and paid to them in cash in connection with or as a result of the Reorganization to be acted upon at the Annual Meeting.

Approval of Proposals Assured


         Veqtor Finance Company, L.L.C., a limited liability company controlled by officers and trustees of the Company and which owns 19,227,251 Company Shares (approximately 63% of the outstanding shares) including 12,267,658 Class A Preferred Shares (100% of the outstanding shares), has advised the Company that it intends to vote in favor of all of the Proposals. Accordingly, the approval of the Reorganization, the Declaration Amendment, the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Non-Employee Share Purchase Plan and the Loan Plan and the election of the Nominees and the ratification of Ernst & Young LLP as independent auditors by the required vote under the Current Declaration of Trust is assured.





758578.3
                                        7

                                  RISK FACTORS

Effects of Change of Legal Form of Organization


         The legal form of organization by which the Company conducts its business, holds its assets and is obligated for its liabilities will be changed from a common law business trust to a corporation incorporated in the State of Maryland. Certain differences between the Company's organizational documents and governing law and the New Company's organizational documents and governing law will result in certain material differences between the rights of shareholders of the Company and the rights of stockholders of the New Company. For example, the Bylaws contain provisions that require advance notice of stockholders proposals and director nominations that could have the effect of precluding a contest for the election of directors or stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved. In addition, unlike the right of shareholders of the Company, pursuant to provisions of the MGCL, the stockholders of the New Company may only act by written consent with the consent of all stockholders, which requirement could have the effect of delaying or hindering efforts of stockholders to change the New Company Board of Directors. As a Maryland corporation, the New Company will be subject to the anti-takeover protections of the certain control share acquisition and business combination provisions of the MGCL. These provisions, which are designed to encourage a person seeking a change in control of a Maryland corporation to negotiate with the board of directors, could delay, defer or prevent a transaction or a change in control of the New Company that might involve a premium price for holders of New Company Stock or contrary to the judgment of the New Company Board of Directors otherwise be in their best interest. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Principal Reasons for the Reorganization" and " -- Certain Changes in the Rights of Shareholders Resulting from the Reorganization."


No Appraisal Rights

         Holders of Company Shares do not have any statutory appraisal rights under California law to elect to have the fair value of their Company Shares judicially appraised and paid to them in cash in connection with or as a result of the Reorganization.

No Assurance of Tax-Free Reorganization


         The Company has received an opinion of counsel that the Reorganization will constitute a tax-free "reorganization" for federal income tax purposes, within the meaning of section 368 of the Code. If there was a determination that the Reorganization was not a tax-free reorganization, the Company and its shareholders would experience different tax consequences than those attendant to a tax-free reorganization. In particular, the Company's shareholders would be required to recognize gain upon the deemed exchanges of their Company Shares for shares of New Company Stock to the extent that the fair market value of any New Company Stock received exceeded the basis of the Company Shares deemed exchanged therefor. Recognition of loss on such deemed exchanges might not be allowed until the stockholders dispose of some or all of their New Company Stock. The Company would be required to recognize gain on its disposition and distribution of property in connection with the Reorganization and any loss on such disposition and distribution may be required to be deferred until the New Company were to sell the assets to an unrelated third party; and, to the extent the Company's tax attributes were not used to offset any gain, the New Company would not succeed to them. See "PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION--Federal Income Tax Matters"

Veqtor Control of Shareholder Vote on Proposals

         Veqtor Finance Company, L.L.C. ("Veqtor"), a limited liability company controlled by John R. Klopp, Craig M. Hatkoff and Samuel Zell, trustees and executive officers of the Company, owns 19,227,251 Company Shares (approximately 63% of the outstanding shares) including 12,267,658 Class A Preferred Shares (100% of the outstanding shares). Veqtor therefore has the voting power to control the outcome of the election of trustees and the vote on actions requiring shareholder approval. Inasmuch as Veqtor has advised the Company that it intends to vote in favor of all of the Proposals, shareholder approval of the Reorganization, the Declaration Amendment, the

758578.3
                                        8

Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Loan Plan and the Non-Employee Share Purchase Plan and the election of the Nominees and the ratification of Ernst & Young LLP as independent auditors by the required vote under the Current Declaration of Trust is assured. See PROPOSAL 3 -- ELECTION OF TRUSTEES--Security Ownership of Certain Beneficial Owners and Management.


758578.3
                                        9

                     HISTORICAL AND PRO FORMA CAPITALIZATION

         The following table sets forth (i) certain combined short-term obligations and the combined capitalization of the New Company as of June 30, 1998 and (ii) such combined short-term obligations and combined capitalization giving pro forma effect to the Reorganization. The Reorganization will have no effect on the reported results of operations. The information set forth in the table below should be read in conjunction with the Company's Consolidated Financial Statements and related notes included elsewhere herein.


                                                                                              June 30, 1998
                                                                                    Historical             Pro Forma
                                                                                    ----------             ---------
                                                                                               (thousands)
Short-Term Debt
    Current maturities of long-term notes payable(1).....................          $    10,845                $  10,845
                                                                                ---------------------    -------------------
    Total short-term debt................................................          $    10,845                $  10,845
                                                                                =====================    ===================

Long-Term Debt
    Long-term notes payable(2)...........................................          $     3,766                $   3,766
    Credit Facilities...................................................               353,894                  353,894
    Repurchase Obligations...............................................              105,954                  105,954
                                                                                ---------------------    -------------------
    Total long-term debt.................................................              463,614                  463,614
                                                                                ---------------------    -------------------


Shareholders' Equity; Pro Forma Stockholders' Equity(3) Class A preferred shares, $1.00 par value, $.26 cumulative annual dividend,
         12,639,405 authorized, 12,267,658 issued and outstanding (liquidation
         preference of $33,000,000)......................................              12,268
    Class A common shares, $1.00 par value, unlimited authorized,
         18,157,150 issued and outstanding...............................              18,157
    Restricted class A common shares, $1.00 par value,
         72,000 shares issued and outstanding............................                  72
    Pro forma preferred stock, $.01 par value; 100,000,000 shares authorized,
         12,267,658 shares of class A 9.5% cumulative convertible preferred stock authorized, issued and outstanding (liquidation preference
         of $33,000,000)(4)..............................................                                           123
    Pro forma common stock, $.01 par value; 200,000,000 shares authorized,
         18,157,150 shares of class A common stock authorized, issued and outstanding(4)..................................................
    Pro forma restricted class A common stock, $.01 par value;                                                  182
         72,500 shares issued and outstanding............................                                             1
    Additional paid-in capital...........................................             158,790                   188,981
    Unearned compensation................................................                (646)                     (646)
    Accumulated other comprehensive income...............................                 (55)                      (55)
    Accumulated deficit..................................................             (39,531)                  (39,531)
                                                                                ---------------------    -------------------

    Total Shareholders' Equity...........................................             149,055
                                                                                ---------------------
    Pro forma Total Stockholders' Equity.................................                                       149,055
                                                                                                         -------------------

Total Capitalization(5)..................................................            $612,669
                                                                                =====================
Pro Forma Total Capitalization(5)........................................                                      $612,669

                                                                                                         ===================

-----------------------

(1) Represents the current portion of the five-year, non-interest bearing, $5.0 million promissory notes, payable in ten equal semi-annual installments of $500,000, issued in connection with the acquisition of Victor Capital (the "Acquisition Notes"), net of an unamortized discount of $155,000 and $10,000,000 of other short-term notes payable.

(2) Includes the long-term portion of the Acquisition Notes, net of an unamortized discount of $580,000.

(3) The New Company is authorized to issue 100,000,000 shares of class A common stock, $.01 par value, and 100,000,000 shares of class B common stock, $.01 par value, although no shares of class B common stock will be outstanding upon consummation of the Reorganization. The New Company will create and authorize the issuance of 12,267,658 shares of two classes of preferred stock, class A 9.5% cumulative convertible preferred stock and class B 9.5% cumulative convertible non-voting preferred stock, although no shares of class B preferred stock will be outstanding upon consummation of the Reorganization. The class B common stock and the class B preferred stock are identical to the class A common stock and class A preferred stock, respectively, except that neither the class B common stock nor class B preferred stock entitle the holders thereof to voting rights.

(4) Each share of class A preferred stock is convertible at the option of the holder thereof into one share of class A common stock, or one share of class B preferred stock, subject to adjustment to avoid dilution.

(5) Total Capitalization and Pro Forma Total Capitalization include long-term debt and shareholders' or stockholders' equity, as the case may be.

758578.3
                                       10

                                    BUSINESS

         The New Company will succeed to, and continue, the business of the Company upon consummation of the Reorganization under the direction of the Company's current management team, which will succeed to the management of the New Company.


         The Company is a recently recapitalized specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes investments in various types of income-producing commercial real estate and its current investment program emphasizes senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinated interests in commercial mortgage-backed securities ("CMBS"). The Company's current business plan contemplates that a majority of the loans and other assets held in its portfolio for the long-term will be structured so that the Company's investment is subordinate to third-party financing but senior to the owner/operator's equity position. The Company also provides real estate investment banking, advisory and asset management services through its wholly owned subsidiary, Victor Capital. The Company anticipates that it will invest in a diverse array of real estate and finance-related assets and enterprises, including operating companies, which satisfy its investment criteria.

         In executing its business plan, the Company utilizes the extensive real estate industry contacts and relationships of Equity Group Investments, Inc. ("EGI"). EGI is a privately held real estate and corporate investment firm controlled by Samuel Zell, who serves as chairman of the Board of Trustees. EGI's affiliates include Equity Office Properties Trust and Equity Residential Properties Trust, the largest U.S. real estate investment trusts ("REITs") operating in the office and multifamily residential sectors, respectively. The Company also draws upon the extensive client roster of Victor Capital for potential investment opportunities.

         During the past fiscal year, the Company terminated its status as a REIT following the commencement of full implementation of its current business plan. This action coincided with the appointment of a new management team following the acquisition of Victor Capital and a $33 million private placement of Class A Preferred Shares to Veqtor, an affiliate of certain members of the new management team that currently owns 19,227,251 (or approximately 63%) of the outstanding voting shares of the Company.

         In connection with the implementation and continuation of its current business plan, the Company has undertaken various long-term financing and capital raising activities. In September 1997, the Company entered into a credit arrangement with a commercial lender that provides for a three-year $150 million line of credit (the "Credit Facility"). In 1998, the Credit Facility was amended and restated, and thereafter further amended on two occasions, and now provides for a $355 million line of credit. In addition, in December 1997, the Company completed a public offering of 9,000,000 Class A Common Shares at $11.00 per share (the "Offering") from which it received approximately $91.4 million in net proceeds. In June 1998, the Company entered into a credit arrangement with another financial intermediary that provides for a $300 million line of credit that expires in November 1999 (the "Second Credit Facility" and together with the Credit Facility, the "Credit Facilities"). In July 1998, the Company privately placed to three investors $150,000,000 aggregate liquidation amount of 8.5% Step Up Convertible Trust Preferred Securities ("Trust Preferred Securities") that were issued by its consolidated statutory trust subsidiary, CT Convertible Trust I (the "Trust"), concurrently with the related issuance and sale to the Trust of the Company's 8.5% Step Up Convertible Subordinated Debentures in the aggregate principal amount of $154,650,000 (the "Trust Preferred Private Placement"). The Company raised approximately $145.2 million in net proceeds from the Trust Preferred Private Placement. The Company believes that its Credit Facilities and the proceeds of the Offering and the Trust Preferred Private Placement provide the Company with the capital necessary to expand and diversify its portfolio of loans and other investments and enable the Company to compete for and consummate larger transactions meeting the Company's target risk/return profile in the ordinary course. The Company continues to explore various alternatives for enhancing its liquidity so that it will be positioned to obtain the additional financing and equity capital when required to meet its anticipated long-term investment needs.

         The Company seeks to generate returns from a portfolio of leveraged investments. The Company seeks to maximize yields through the use of leverage consistent with maintaining an acceptable level of risk. Consistent with

758578.3
                                       11
financial covenants in the Credit Facilities, the Company's current business plan does not provide for lending and investing activities which, in the aggregate, would cause the Company's debt-to-equity ratio to exceed 5 to 1. However, the Company seeks maximum investment and portfolio management flexibility to enhance its earnings. As an example, the Company seeks to be positioned to compete for attractive mezzanine lending opportunities that would require the Company to originate the senior loan (in addition to its targeted mezzanine loan) which would be warehoused until sold or securitized as opposed to originating solely the mezzanine loan to the borrower. For this reason and others, the Company is seeking the flexibility to adjust its business plan so that it can incur leverage above a 5 to 1 debt-to-equity ratio that would allow it to obtain, for example, the financing necessary to fund significant size senior loans.

         In this regard, the Company is seeking to eliminate the foregoing debt-to-equity covenant and other similar covenants that apply to the Company's business. Any debt financing of loans or investments that would result in a debt-to-equity ratio in excess of 5 to 1, would require the consent of, among other credit providers, lenders of the Credit Facilities and Veqtor's preferred members for which there can be no assurance.

         Further information regarding the Company, including the audited and unaudited historical financial statements of the Company and its subsidiaries, supplementary financial information and management's discussion and analysis of the Company's financial condition and results of operations, is contained in the Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 and Quarterly Report on 10-Q/A for the six months ended June 30, 1998, which reports are incorporated herein by reference and are attached hereto as Annex H and Annex I, respectively. Pro forma financial information with respect to the Company's acquisition of Victor Capital in July 1997 and separate audited and unaudited historical financial statements of Victor Capital prior to such acquisition is contained in the Company's Prospectus, dated December 10, 1997, which is incorporated herein by reference. See "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."


758578.3
                                       12

                               THE ANNUAL MEETING

Introduction


         This Proxy Statement/Prospectus is being furnished to the shareholders as of the Record Date in connection with the Annual Meeting to be held on December 15, 1998 at 10:00 a.m., New York City time, at [ ], and any adjournment or postponement thereof.


Matters to be Considered at the Annual Meeting

         At the Annual Meeting, shareholders will be asked to consider and vote upon the following proposals:

         o        Proposal 1:       To  consider  and vote  upon a  proposal  to
                                    approve  the  Reorganization,   whereby  the
                                    Company will be reorganized into a Maryland corporation.

         o        Proposal 2:       To  consider  and vote  upon a  proposal  to
                                    approve the Declaration Amendment.

         o        Proposal 3:       To  consider  and vote  upon a  proposal  to
                                    elect the ten Nominees as trustees.

         o        Proposal 4:       To  consider  and vote  upon a  proposal  to
                                    approve the Amended and  Restated  Incentive
                                    Plan.

         o        Proposal 5:       To  consider  and vote  upon a  proposal  to
                                    approve  the Amended  and  Restated  Trustee
                                    Plan.


         o        Proposal 6:       To  consider  and vote  upon a  proposal  to
                                    approve the Employee Share Purchase Plan.

         o        Proposal 7:       To  consider  and vote  upon a  proposal  to
                                    approve  the  Non-Employee   Share  Purchase
                                    Plan.

         o        Proposal 8:       To  consider  and vote  upon a  proposal  to
                                    approve the Loan Plan.

         o        Proposal 9:       To  consider  and vote  upon a  proposal  to
                                    ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for fiscal year 1998.


         The Company's shareholders also will consider and vote upon such other matters as may properly come before the Annual Meeting.

Voting Rights and Vote Required

         Only holders of record of Company Shares issued and outstanding as of the close of business on the Record Date will be entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. As of the Record Date, there were 18,229,650 Class A Common Shares issued and outstanding held by approximately [1,680] holders of record and 12,267,658 Class A Preferred Shares held by one holder of record.


         Holders of record of Company Shares at the close of business on the Record Date are entitled to one vote per share upon each matter submitted to a vote of the shareholders of the Company at the Annual Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of the holders of a majority of the outstanding Company Shares entitled to vote at the meeting is necessary to constitute a quorum to transact business at the Annual Meeting. Shareholders voting or abstaining from voting on any matter will be counted as present for purposes of constituting a quorum. If a quorum is not present at the Annual Meeting, the holders of a majority of the Company Shares present in person or by proxy and entitled to vote at the Annual Meeting may, by majority vote, adjourn the Annual Meeting from time to time. Because the Company Shares owned by Veqtor will be

758578.3
                                       13
represented at the Annual Meeting, a quorum will be present, even if no other Company Shares are represented, and approval of all Proposals is assured without the affirmative vote of any other shareholders.

         Pursuant to the Current Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Company Shares and the affirmative vote of the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class, is required to approve the Reorganization. Pursuant to Current Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Company Shares is required to approve the Declaration Amendment. Pursuant to the Current Declaration of Trust, the election of each of the Nominees as trustees requires a plurality of the votes cast at the Annual Meeting. Pursuant to the Current Declaration of Trust, the approval of the Amended and Restated Incentive Plan, the approval of the Amended and Restated Trustee Plan, the approval of the Employee Share Purchase Plan, the approval of the Non-Employee Share Purchase Plan, the approval of the Loan Plan and the ratification of the appointment of Ernst & Young LLP as independent auditors each requires a majority of the votes cast by shareholders at the Annual Meeting.

         Under the rules of the principal stock exchanges, brokers who hold Class A Common Shares in street name for customers will not have authority to vote such Class A Common Shares on the proposals to approve the Reorganization, the Declaration Amendment, the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Non-Employee Share Purchase Plan and the Loan Plan unless they have received written instructions from beneficial owners. Abstentions and broker "non-votes" will be considered in determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast on any matter presented for a vote at the meeting. Because approval of the Reorganization and the Declaration Amendment each require the affirmative vote of a specified percentage of the holders of the Company Shares outstanding on the Record Date, abstentions and broker "non-votes," as the case may be, will have the same effect as votes against such matters. Since the election of trustees requires a plurality of the votes cast and the approval of the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan and the Non-Employee Share Purchase Plan and the ratification of the appointment of Ernst & Young LLP as independent auditors require a majority of the votes cast at the Annual Meeting at which a quorum is present, abstentions and broker "non-votes" will have no effect on the result of the vote on such matters.

         Veqtor, which owns 19,227,251 Company Shares (approximately 63% of the outstanding shares) including 12,267,658 Class A Preferred Shares (100% of the outstanding shares), has advised the Company that it intends to vote in favor of the Proposals. Accordingly, the approval of the Reorganization, the Declaration Amendment, the Amended and Restated Incentive Plan, the Amended and Restated Trustee Plan, the Employee Share Purchase Plan, the Non-Employee Share Purchase Plan and the Loan Plan, the election of the Nominees and the ratification of Ernst & Young LLP by the required vote under the Current Declaration of Trust is assured.


Voting of Proxies; Solicitation

         All Company Shares which are entitled to vote and are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED IN FAVOR OF THE PROPOSALS DESCRIBED HEREIN. The Board of Trustees knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement/Prospectus. If any other matters are properly presented at the Annual Meeting for consideration, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time and/or place, the persons named in the enclosed form of proxies and acting thereunder will vote on such matters in their discretion. The Current Declaration of Trust provides that the Annual Meeting may be adjourned by an affirmative vote of a majority of the Company Shares entitled to vote and represented in person or by proxy at the meeting from time to time without notice to a date not more than forty-five days following the originally noticed meeting date.


         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Company before the taking of the vote at the Annual Meeting or

758578.3
                                       14

(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent to the Company c/o American Stock Transfer & Trust Company, 6201 Fifteenth Avenue, Brooklyn, New York 11219, Attention: Paula Caroppoli, or hand delivered to the Company c/o American Stock Transfer & Trust Company, so as to be delivered at or before the taking of the vote at the Annual Meeting.


         All expenses of this solicitation, including the cost of preparing and mailing of this Proxy Statement/Prospectus, will be borne by the Company. In addition to solicitation by use of the mails, proxies may be solicited by trustees, officers and employees of the Company in person or by telephone, telegram or other means of communication. Such trustees, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company has retained MacKenzie Partners, Inc., for their customary fees, plus reimbursement of expenses, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation material to certain beneficial owners of the Company Shares, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

No Appraisal Rights

         Under California law, shareholders are not entitled to any dissenters' appraisal rights in connection with the Reorganization.



758578.3
                                       15

                  PROPOSAL 1 -- APPROVAL OF THE REORGANIZATION

Principal Reasons for the Reorganization

         The Company was organized in 1966 as a California common law business trust to operate as a REIT. On July 15, 1997, the Company terminated its status as a REIT following the commencement of full implementation of its current business plan. The Company now seeks to be reorganized into a corporation principally to take advantage of the more well developed MGCL, which provides greater certainty and flexibility in planning and implementing corporate action than is otherwise available for a common law business trust. Given the more certain and flexible legal environment under which the Company's successor will operate as a corporation, the Board of Trustees has unanimously determined the Reorganization is desirable and in the best interest of the Company and its shareholders.

         Certainty/Flexibility. The MGCL is a modern, well developed general corporation statute. Maryland also has an extensive body of case law interpreting its corporation statute. The existence of such a statute and case law allows a corporation to plan the legal aspects of its future activities with more certainty and flexibility than do the provisions of the Current Declaration of Trust and the common law of the State of California currently applicable to the Company. A modern corporate charter also allows corporations to determine and change business strategies on an ongoing basis as circumstances warrant, whereas such flexibility is, at times, unavailable to trusts, which may be restricted by the more specific provisions of their governing instruments.

         Investor Perception. Corporations are far more numerous than business trusts and are more familiar to the investor community. This familiarity and favorable perception is considered by the Board of Trustees as likely to enhance the liquidity and marketability of the Company's securities, providing potentially greater access for the Company to capital markets.


         Protections Afforded by Maryland Law Against Hostile/Unsolicited Takeovers. The New Company is subject to certain provisions of the MGCL which are designed to encourage a person seeking control of a Maryland corporation to negotiate with the board of directors. See "--Certain Changes in the Rights of Shareholders Resulting from the Reorganization -- Certain Business Combination Transactions." The Board of Trustees believes that the reorganization of the Company into a Maryland corporation will allow the New Company to avail itself of these provisions of the MGCL and will provide the New Company with a certain amount of flexibility in the face of any future takeover attempts by encouraging the potential acquiror to negotiate directly with the New Company Board of Directors.

         Unsolicited or hostile takeover attempts are frequently structured in ways that may not be in the best interests of all shareholders. Although a takeover attempt may be made at a price substantially above the then current market price for a target company's shares, such offers are sometimes made for less than all of the outstanding shares of the target company. As a result, shareholders may be presented with the alternative of either partially liquidating their investment at a time which may be disadvantageous or retaining their investment as minority shareholders in an enterprise which is controlled by persons whose objectives may be different from those of the remaining minority shareholders. A takeover attempt may also take the form of a two-tiered offer in which cash is offered for a portion of the target company's outstanding shares and thereafter securities that are or may be worth less than the cash portion are offered for the remaining shares. Furthermore, hostile takeover attempts are sometimes timed and designed to foreclose or minimize the possibility of more favorable competing bids which frequently may result in shareholders losing the opportunity to receive and consider alternative and possibly more attractive proposals. Even a single-tier, all cash tender offer for all shares may be made by an unsolicited bidder at a price and on terms below or inferior to what the New Company Board of Directors, as the elected representatives of all stockholders, would be able to negotiate, especially with more information than is generally available to any stockholder or to an unsolicited bidder. On the other hand, transactions negotiated and approved by a target company's board of directors can be more carefully planned and undertaken in order to obtain maximum value for the company and all of its shareholders.

         The Board of Trustees recognizes that takeover attempts which have not been negotiated with and approved by a target company's board of directors or other managerial body do not always have the unfavorable consequences

758578.3
                                       16
or effects described above. However, the Board of Trustees believes that the potential disadvantages of unapproved takeover attempts are sufficiently great that the protections afforded by the MGCL against hostile or unsolicited takeover attempts are in the best interests of the Company and its shareholders. These provisions of the MGCL could delay, defer or prevent a transaction or change in control of the New Company that might involve a premium price for holders of New Company Stock or contrary to the judgment of the New Company Board of Directors otherwise be in their best interest. In addition, other provisions of MGCL requiring the consent of all stockholders for stockholder action by written consent could increase the likelihood that incumbent directors will retain their positions.

         Other Considerations. In addition to the foregoing, the Board of Trustees also viewed favorably the distribution provisions of the MGCL. Section 2-311(a) of the MGCL permits a Maryland corporation to make a distribution (including a dividend, redemption or purchase of shares), if authorized by its board of directors, if, after the distribution (i) the corporation would be able to pay its debts in the usual course of business and (ii) the corporation's assets are at least equal to the sum of its liabilities and, unless its charter permits otherwise, the liquidation preference on stock senior to the stock on which the distribution is made is satisfied. The Board of Trustees also considered the States of New York, Delaware and Nevada as possible jurisdictions for incorporation of the Company's successor. The Board of Trustees did not believe that New York's business corporation law was a modern and flexible alternative to the MGCL. The Board of Trustees rejected the State of Delaware as the jurisdiction for incorporation because a provision of the state's business corporation law that prohibits the use of the word "trust" as part of a corporate name by non-regulated banking companies would have necessitated a change in name. The Board of Trustees believes that the Company has established a public identity among participants in the commercial real estate industry that is associated with its current name. The MGCL accommodates the goal of allowing the New Company to continue to enjoy the goodwill and name recognition associated with the "Capital Trust" name. The Board of Trustees determined that Nevada was not a convenient jurisdiction for incorporation due to its geographic location.


Terms of the Reorganization

         The Merger Agreement is set forth in its entirety as Annex A to this Proxy Statement/Prospectus. The information set forth below is only a summary of its principal provisions and is qualified in its entirety by reference to Annex A.

         The Reorganization will be effected pursuant to the Mergers whereby (a) the Company will be merged with and into the Partnership and (b) the Partnership will be merged with and into the New Company. The New Company will be the surviving entity in the Mergers, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of New Company Stock and the shares of New Company Stock held by the Company will be canceled and retired and will cease to exist. At the effective time of the Mergers, all properties, assets, liabilities and obligations of the Company will become properties, assets, liabilities and obligations of the New Company. For federal income tax and financial reporting purposes, the New Company will be considered to be the same entity as the Company.


         The Mergers will become effective upon the filing and acceptance for record of each of the Articles of Merger by the appropriate state agencies, including, without limitation, the State Department of Assessments and Taxation of the State of Maryland. The Company anticipates that the Mergers will become effective as promptly as practicable following shareholder approval of the Reorganization at the Annual Meeting.

         Upon consummation of the Mergers, the New Company and its stockholders will be governed by the Charter and Bylaws, which will include a number of provisions which are not currently in the Current Declaration of Trust. See "--Certain Changes in the Rights of Shareholders Resulting from the Reorganization." These provisions of the Charter and Bylaws, together with certain provisions of the MGCL, may have certain anti-takeover effects. A copy of the proposed Charter and Bylaws are set forth in their entirety as exhibits to the Merger Agreement attached hereto as Annex A.


758578.3
                                       17

         At the effective time of the Mergers, each of the persons then serving as trustees and officers of the Company will be directors and officers, respectively, of the New Company. For information concerning the trustees and officers of the Company, see "PROPOSAL 3 -- Election of Trustees."


         If the Reorganization is approved and the Mergers are consummated, the Company and the New Company will take such action as may be necessary to provide that the participants in the Share Plans who have rights to receive grants of options and share units and to exercise options and share units granted thereunder in respect of Company Shares will have substantially identical rights to receive grants of options and stock units to exercise options and stock units in respect of New Company Stock on substantially identical terms and conditions as shares set forth in the Share Plans.


         At the effective time of the Mergers, it is anticipated that the listing of the Class A Common Shares on the NYSE will be terminated and the shares of New Class A Common Stock will thereafter continue to be listed on the NYSE in accordance with the applicable rules of the NYSE.


         At the effective time of the Mergers, each certificate representing Company Shares will be deemed for all purposes to represent the same number of shares of New Company Stock. The registered owner of any such certificates shall, until such certificates have been surrendered for transfer, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of New Company Stock. The New Company's stockholders are not requested or obligated to surrender their Company Share certificates in exchange for certificates representing shares of New Company Stock.


         The expenses associated with the Reorganization of the Company into the New Company pursuant to the Mergers will be borne by the Company.

Certain Changes in the Rights of Shareholders Resulting from the Reorganization


         The rights of shareholders of the Company are currently governed by the Current Declaration of Trust, the Current Bylaws, Certificate of Designation of the Company, California common law and the rules of the NYSE. If the Reorganization is approved by the shareholders of the Company and the Mergers are consummated, the New Company will be the surviving entity in the Mergers, the separate existence of the Company will terminate, each outstanding Company Share will be converted into one share of New Company Stock and the rights of New Company stockholders will be governed by the MGCL and by the Charter and Bylaws and the rules of the NYSE. While a number of the Company's current corporate governance provisions will be included in the Charter and Bylaws and, therefore, will not be affected by the approval of the Reorganization and the consummation of the Mergers, certain differences between the Current Declaration of Trust and Current By-Laws and the Charter and Bylaws will result in certain material differences between the rights of shareholders of the Company and the rights of stockholders of the New Company. Accordingly, shareholders of the Company should carefully consider the changes in their rights that will result from the approval of the Reorganization and the consummation of the Mergers.

         Set forth below is a summary of the principal material differences in this respect. This summary does not, however, purport to be complete and is qualified in its entirety by reference to the Current Declaration of Trust and Current By-Laws, copies of which are exhibits to the Registration Statement of which this Proxy Statement/Prospectus forms a part, and to the Charter and the Bylaws, copies of which are included as exhibits to the Merger Agreement attached hereto as Annex A.


         General/Authorized Shares. The Company was organized as a common law business trust under the laws of the State of California pursuant to a declaration of trust dated September 15, 1966. The Company's declaration of trust was last amended and restated in the form of the Current Declaration of Trust on July 15, 1997. The New Company was organized on April 7, 1998 by the Company to acquire and succeed to, and to continue the business of, the Company upon the consummation of the Mergers and has had no activities to date other than those incident to the Reorganization.


758578.3
                                       18

         Under the Current Declaration of Trust, the authorized capital shares of the Company consist of an unlimited number of common shares of beneficial interest in the Company and preferred shares of beneficial interest in the Company issuable in classes or series, comprised of (i) Class A Common Shares,
(ii) class B common shares of beneficial interest, $1.00 par value ("Class B Common Shares" and together with the Class A Common Shares, the "Common Shares"), (iii) Class A Preferred Shares and (iv) class B preferred shares of beneficial interest, par value $1.00 per share (the "Class B Preferred Shares" and together with the Class A Preferred Shares, the "Preferred Shares"). As of November __, 1998, there were 12,267,658 Class A Preferred Shares issued and outstanding, no Class B Preferred Shares issued and outstanding, 18,229,650 Class A Common Shares issued and outstanding and no Class B Common Shares issued and outstanding. The certificate of designation, preferences and rights of the Class A Preferred Shares and the Class B Preferred Shares ("Certificate of Designation") fixes the number of authorized Class A Preferred Shares and the Class B Preferred Shares at 12,639,405 each. The Current Declaration of Trust permits the Board of Trustees to authorize and issue additional shares of beneficial interest in the Company and to establish additional classes or series of preferred shares and common shares of beneficial interest from time to time, including additional Class A Preferred Shares, Class B Preferred Shares, Class A Common Shares and Class B Common Shares.

         Under its Charter, the New Company has authority to issue up to 300,000,000 shares of stock, consisting of (a) 100,000,000 shares of New Class A Common Stock, (b) 100,000,000 shares of class B common stock, $.01 par value (the "New Class B Common Stock," and together with the New Class A Common Stock, the "Common Stock") and (c) 100,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock").


         Except as described below, all shares of Common Stock will have equal dividend, distribution, liquidation and other rights. Holders of Common Stock have no sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the New Company.


         Upon consummation of the Reorganization, the New Company will create and authorize the issuance of, pursuant to articles supplementary with respect thereto (the "Articles Supplementary"), 12,267,658 shares of two classes of Preferred Stock, New Class A Preferred Stock and class B preferred stock. $.01 par value (the "New Class B Preferred Stock," and together with the New Class A Preferred Stock, the "Authorized Preferred Stock"). Except as described below, all shares of Authorized Preferred Stock will have equal dividend, distribution, liquidation and other rights. Holders of Authorized Preferred Stock have no sinking fund or redemption rights, or preemptive rights to subscribe for any securities of the New Company.

         The New Company Board of Directors generally will have the power to issue shares of authorized stock without stockholder approval. Other than the 1,000 shares of New Company common stock owned by the Company which will be canceled in the Mergers, there are currently no shares of any class of stock of the New Company issued or outstanding. The Charter authorizes the New Company Board of Directors to classify any unissued shares of the stock of the New Company and to reclassify any previously classified but unissued shares of such stock from time to time, in one or more classes or series of preferred stock or stock issued from time to time, as authorized by the New Company Board of Directors. Prior to the issuance of shares of each class or series, the New Company Board of Directors is required by the MGCL and the Charter to set for each series the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption, as permitted by Maryland law. Such rights, powers, restrictions and limitations could include the right to receive dividends and payments on liquidation prior to any such payments being made to the holders of the shares of New Company Stock. The New Company Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change of control of the New Company that might involve a premium price for holders of shares of New Company Stock over the then market price of such shares or otherwise be in the best interests of such stockholders.

         The number of shares of stock of the New Company authorized in the Charter is significantly greater than the number of shares that will be issued upon the consummation of the Mergers in order to anticipate current and future needs for acquisitions, financings, employee benefit plans, stock dividends and splits and for other corporate purposes. In the event of an unsolicited tender offer or takeover proposal, the significant number of authorized but


758578.3
                                       19
unissued shares could give the New Company Board of Directors the ability to issue shares in one or more transactions which might impede or deter such offer or proposal. Similarly, additional shares of Preferred Stockcould also be issued in a manner or with such terms, provisions and rights including, but not limited to, extraordinary voting, dividend, redemption or conversion rights which could make more difficult, and therefore less likely, a change of control of the New Company or other transaction that may, contrary to the judgment of the New Company Board of Directors, be in best interest of the New Company or its stockholders.


         The transfer agent and registrar for the Common Stock will be American Stock Transfer & Trust Company, the Company's current transfer agent.


         Meetings of Shareholders. The Current Declaration of Trust and Current By-Laws provide for an annual meeting of shareholders to be held each year during the fifth or sixth calendar month of the Company's fiscal year and at a location in New York, New York or at such other location as the Board of Trustees shall select. Special meetings of shareholders shall be called (i) at any time and place determined by the Board of Trustees and (ii) upon the written request of the holders of 331/3% of the outstanding Company Shares entitled to vote on any matter to be voted on at such special meeting, provided such request specify the purpose or purposes for which such meeting shall be called.

         The Bylaws provide for annual meetings of stockholders to be held at such time on such day as shall be set by the New Company Board of Directors. Special meetings of stockholders may be called by the chief executive officer, the president or the New Company Board of Directors and must be called by the secretary upon the written request of the stockholders entitled to cast not less than 33% of all the votes entitled to be cast at the meeting. Under the MGCL, unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

         Advance Notice of Stockholder Proposals and Director Nominations. Neither the Current Declaration of Trust nor the Current By-Laws contains any provisions allowing or detailing the process for a shareholder to propose business to be considered at an annual meeting or for the nomination of trustees.


         The Bylaws, in contrast, contain detailed provisions concerning stockholder nominations and stockholder business. Pursuant to the Bylaws, in order to have a stockholder proposal or director nomination considered at an annual meeting of stockholders, stockholders are generally required to deliver certain information concerning themselves and their stockholder proposal or director nomination not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the Anniversary Date or if the New Company has not previously held an annual meeting, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Failure to comply with such timing and informational requirements will result in such proposal or director nomination not being considered at the annual meeting. The purpose of requiring stockholders to give the New Company advance notice of nominations and other business, and certain information relating thereto, is to ensure that the New Company and its stockholders have sufficient time and information to consider any matters that are proposed to be voted on at an annual meeting, thus promoting orderly and informed stockholder voting. Such Bylaw provisions could have the effect of precluding a contest for the election of directors or stockholder proposals if the proper procedures are not followed, and of delaying or deferring a third party from conducting a solicitation of proxies to elect its own slate of directors or to have its own proposals approved.


         Action by Consent of Stockholders. The Current Declaration of Trust provides that any action which may be taken at any meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Company Shares having at least the minimum number that would be necessary to authorize or take such action at a meeting at which all such shares entitled to vote thereon were present and voted. However, the MGCL provides

758578.3
                                       20
that any action required or permitted to be taken by stockholders of the New Company may be effected by a consent in writing only if signed by the holders of all of the outstanding stock of the New Company entitled to vote on the matter. The requirement for unanimous action could have the effect of delaying or hindering efforts of stockholders to change the New Company Board of Directors.

         Board of Trustees Compared to New Company Board of Directors. The Current Declaration of Trust provides that the number of trustees shall generally be established by the Board of Trustees provided that there shall be no less than three and no more than twenty-one trustees. Pursuant to the Current Declaration of Trust, a trustee may be removed for cause by the vote or written consent of a majority of trustees then in office (except the one so to be removed) and, with or without cause, by the affirmative vote or written consent of either (i) a majority of the trustees then in office and a majority of the outstanding Company Shares or (ii) 662/3% of the outstanding Company Shares. Vacancies in the office of a trustee may be filled by a written appointment signed by a majority of the trustees then in office. Trustees are elected for one-year terms.

         The Charter provides that the number of directors of the New Company initially shall be ten, which number may thereafter be increased or decreased from time to time by the directors pursuant to the Bylaws; provided, however, that the total number of directors shall not be fewer than three, unless there are less than three stockholders, nor greater than fifteen. The directors of the New Company will serve one-year terms. The MGCL provides that any director may be removed from office, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. The MGCL also provides that any vacancy occurring on the New Company Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, except that a vacancy resulting from an increase in the number of directors must be filled by a majority of the entire New Company Board of Directors. The stockholders may fill any vacancy on the New Company Board of Directors resulting from the removal of a director.


         Amendment of Organic Documents of the Company and the New Company. Any amendment to the Current Declaration of Trust requires the affirmative vote or written consent of either (i) a majority of the trustees then in office and a majority of the outstanding Company Shares or (ii) the affirmative vote of the holders of not less than two-thirds of the Company Shares then outstanding.


         The approval of the New Company Board of Directors and the affirmative vote of the holders of shares entitled to cast not less than a majority of the aggregate votes entitled to be cast thereon (considered for this purpose as a single class) are required to amend the Charter.

         The Current By-Laws may be amended by the affirmative vote of a majority of the Board of Trustees at any regular meeting thereof.

         The Bylaws Company may be amended only by the New Company Board of Directors.


         Consolidation, Merger or Sale of Assets. The Current Declaration of Trust provides for the merger, consolidation, reorganization, liquidation or dissolution and sale, exchange or other disposition of the assets of the Company upon the affirmative vote or written consent of a majority of the outstanding Company Shares entitled to vote thereon.

         The MGCL generally provides that a consolidation, merger, share exchange or transfer of all or substantially all of the New Company's assets not in the ordinary course of business must first be approved by the board of directors and thereafter by the stockholders by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, except that the charter may provide for a greater or lesser percentage of votes, but not less than a majority of all the votes entitled to be cast on the matter. The Charter contains a provision that reduces the vote required for approval of any consolidation, merger, share exchange or transfer of all or substantially all of the assets to an affirmative vote of a majority of all the votes entitled to be cast on any such matter at a meeting of the stockholders.


758578.3
                                       21

         Dissolution/Termination. The Current Declaration of Trust provides that the Company may be terminated or dissolved only upon the affirmative vote or written consent of either (i) a majority of the trustees then in office and a majority of the outstanding Company Shares or (ii) 66 2/3% of the outstanding Company Shares.

         The MGCL generally permits the dissolution of a corporation if approved
(i) first by the affirmative vote of a majority of the entire New Company Board of Directors declaring such dissolution to be advisable and directing that the proposed dissolution be submitted for consideration at an annual or special meeting of stockholders and (ii) after proper notice as to the purpose of the meeting, by the stockholders of the New Company by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. As permitted by the MGCL, the Charter provides that a dissolution must be approved by a majority of all votes entitled to be cast on the matter.


         Limitations on Dissenters' Appraisal Rights. Generally, so long as the shares of New Company Stock are listed on a national stock exchange, holders of such shares who dissent from certain corporate transactions have no right under the MGCL to an appraisal and payment of the fair value of their shares, except to the limited extent set forth below.


         Certain Business Combinations. Under the MGCL, certain business combinations, including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities, between a Maryland corporation and an interested stockholder who beneficially owns 10% or more of the voting power of such corporation's shares or an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation or an affiliate thereof are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the corporation's stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. The New Company is subject to these provisions of the MGCL except that the New Company Board of Directors has adopted a resolution that would exempt Veqtor from the application of such provisions.



         Control Share Acquisitions. The MGCL provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

         A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an "acquiring person statement"), may compel the corporation's board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.


758578.3
                                       22

         Unless the charter or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the charter or bylaws provide otherwise, if voting rights for control shares are approved at a stockholders' meeting and the acquiror becomes entitled to exercise or direct the exercise of a majority or more of all voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

         The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or to acquisitions approved or exempted by the charter or bylaws of the corporation. Stockholders of the New Company are subject to the terms of the control share acquisition statute; except that the Bylaws contain a provision that exempts Veqtor and any affiliates thereof and certain permitted transferees of Veqtor from the application of the statute.

         Limitation of Liability and Indemnification of Trustees and Directors. Directors of a corporation are generally not responsible for its debts and obligations. The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.


         The Current Declaration of Trust contains a provision authorizing the Company to indemnify and hold harmless trustees and officers, or directors and officers, respectively, involved in an action, suit or proceeding. The Charter authorizes the New Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any present or former director or officer or (b) any individual who, while a director of the New Company and at the request of the New Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of the New Company. The Bylaws obligate the New Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the New Company and at the request of the New Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the New Company to indemnify and advance expenses to any person who served a predecessor of the New Company in any of the capacities described above and to any employee or agent of the New Company or a predecessor of the New Company.


         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit

758578.3
                                       23
in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         Inspection Rights. The Current Declaration of Trust provides that shareholders of record are entitled to inspect the books of account of the Company and the share register at any reasonable time upon written demand for a purpose reasonably related to his or her interests as a shareholder.

         Under the MGCL, the New Company's stockholders have the right to inspect and copy during usual business hours the Bylaws, minutes of the proceedings of stockholders, annual statements of affairs and voting trust agreements on file at the New Company's principal offices. In addition, any stockholder may request in writing a statement of all stock and securities issued by the New Company during a specified period of not more than twelve months before the date of such request. The MGCL also provides additional inspection rights for stockholders who individually or together are and for at least six months have been stockholders of record of at least 5% of the outstanding stock of any class of the New Company. These rights include (i) the right upon written request to inspect and copy during usual business hours the New Company's books of account and its stock ledger; (ii) the right to require the New Company to produce a statement of affairs verified under oath by an officer that sets forth in reasonable detail the New Company's assets and liabilities of a reasonably current date; and (iii) if the New Company does not maintain the original or duplicate stock ledger at its principal office, the right to obtain from the New Company a list of stockholders setting forth the name and address of each stockholder and the number of shares of each class that the stockholder holds, verified under oath by an officer of the New Company or its transfer agent or registrar.


         Trustees' and Directors' Duties. The Current By-Laws provide that no trustee shall be liable to the Company for any act or omission except for wilful misfeasance, bad faith, gross negligence or reckless disregard of duty or for the failure to act in good faith in the reasonable belief that his or her actions are in the best interests of the Company. Under the MGCL, a director of a Maryland corporation must perform his duties in good faith, in a manner that he reasonably believes to be in the best interests of the corporation and with the care of an ordinarily prudent person in a like position under similar circumstances. Directors of the New Company who act in such a manner generally will not be liable to the New Company for monetary damages arising from their activities.


Description of Authorized Stock of the New Company

         The authorized stock of the New Company will be substantially identical to the capital shares of the Company in all material respects. The following is a summary description of the authorized and outstanding stock of the New Company following the Reorganization.

         Common Stock


         Distributions. The New Company Board of Directors may authorize dividends payable in cash, property or stock as long as, after payment of the dividend, (a) the New Company is able to pay its debts as they become due in the usual course of business and (b) the New Company's total assets are at least equal to the sum of its total liabilities plus, unless the charter permits otherwise (which the Charter does), the amount necessary, if the New Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividend. After provisions with respect to preferential dividends on any then outstanding classes of Preferred Stock, if any, fixed by the New Company Board of Directors pursuant to the Charter have been satisfied, and after satisfaction of any other requirements including with respect to redemption rights and preferences, of any such classes of Preferred Stock,

758578.3
                                       24
including with respect to redemption rights and preferences, then and thereafter the holders of Common Stock will be entitled to receive, pro rata in relation to the number of shares of Common Stock held by them, such dividends or other distributions as may be authorized from time to time, by the New Company Board of Directors out of assets legally available therefor.

         Liquidation Rights. In the event of the liquidation of the New Company and the distribution of its assets, after the payment in full or the setting apart for payment to all creditors of the New Company of the amounts to which they shall be entitled and subject to such preferential amounts to which the holders of outstanding Preferred Stock, if any, shall be entitled, the remaining assets of the Company available for payment and distribution to holders of shares of Common Stock shall, subject to any participating or similar rights of Preferred Stock at the time outstanding, be distributed ratably, in accordance with the number of shares of New Class A Common Stock and New Class B Common Stock held by each such holder, among the holders of outstanding shares of New Class A Common Stock and New Class B Common Stock.

         Voting Rights. Each holder of New Class A Common Stock is entitled to one vote per share on all matters to be voted upon by the New Company's stockholders. The New Class B Common Stock does not have voting rights and is not counted in determining the presence of a quorum for the transaction of business at any meeting of the stockholders.

         Conversion  Rights.   Each  share  of  New  Class  A  Common  Stock  is
convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable share of New Class B Common Stock and, subject to delivery of the certification described below, each share of New Class B Common Stock is convertible at the option of the holder thereof at any time and from time to time into one fully paid and nonassessable share of New Class A Common Stock. If shares of New Class B Common Stock are to be converted into shares of New Class A Common Stock, the holder of the shares of New Class B Common Stock must certify to the New Company that the stockholder either (a) will not, together with any other person (other than the New Company) who previously held voting shares of the New Company now held by the stockholder, upon the issuance of such shares of New Class A Common Stock, own more than 4.9% of any class of voting stock of the New Company or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class or series of voting stock of the New Company.

         Preferred Stock

         Distributions. Holders of shares of Authorized Preferred Stock are entitled to receive, when, as and if authorized by the New Company Board of Directors, out of funds legally available therefor, cash dividends per share at the rate of 9.5% per annum on a per share price of $2.69. Such dividends shall accrue (whether or not authorized) and, to the extent not paid for any dividend period, will be cumulative. The semi-annual dividend periods commence on and include the sixteenth day of December and June of each year and end on the fifteenth day of the following June and December, respectively, provided however, that subject to the consummation of the Merger, the first dividend period shall be deemed to commence on June 16, 1998 and end on and include December 15, 1998. Dividends on the Authorized Preferred Stock are payable, when, as and if, authorized, semi-annually, in arrears, on December 26 and June 25 of each year commencing December 26, 1998. No dividends may be authorized or paid in cash or property on any Authorized Preferred Stock unless simultaneously the same dividend is authorized or paid on both classes of Authorized Preferred Stock, except that if dividends are authorized that are payable in shares of Common Stock or Authorized Preferred Stock, such dividends shall be payable at the same rate on the Authorized Preferred Stock and shall be payable only in New Class A Common Stock and New Class A Preferred Stock to holders of New Class A Preferred Stock and in New Class B Common Stock and New Class B Preferred Stock to holders of New Class B Preferred Stock. Unless all dividends and other amounts then accrued with respect to the Authorized Preferred Stock are paid in full, the New Company may not declare or pay or set apart for payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any other shares of stock of the New Company (other than payment in or in exchange for Junior Stock (as defined below)).



758578.3
                                       25

         Liquidation Preference. In the event of the liquidation of the New Company and the distribution of its assets, the holders of the shares of Authorized Preferred Stock are entitled to receive out of assets of the Company available for distribution to stockholders, an amount per share equal to $2.69 plus the amount of all dividends per share accrued and unpaid thereon through the date of final distribution to stockholders, whether or not declared, before any payment shall be made or any assets distributed to the holders of any other class or series of shares of the New Company.


         Voting Rights. Holders of New Class A Preferred Stock are entitled to vote together with the holders of New Class A Common Stock as a single class on all matters submitted to a vote of shareholders. Each share of New Class A Preferred Stock entitles the holder thereof to a number of votes per share equal to the number of shares of New Class A Common Stock into which such New Class A Preferred Stock is then convertible. Except as described below, the New Class B Preferred Stock do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at a stockholders' meeting.

         The holders of a majority of the outstanding shares of both classes of Authorized Preferred Stock, voting together as a single class, but voting together as a separate class from the Common Stock, have, with certain limited exceptions, the right to approve any merger, consolidation or transfer of all or substantially all of the assets of the New Company.

         In addition, the affirmative vote of the holders of a majority of the outstanding shares of both classes of Authorized Preferred Stock, voting together as a single class, but voting together as a separate class from the Common Stock, is required in order to: amend, alter or repeal any provision of the Articles Supplementary; authorize, create or issue any class or series of stock of the New Company (other than Junior Stock); and incur any indebtedness if the New Company's debt-to-equity ratio would exceed 5 to 1. "Junior Stock" is defined as shares of Common Stock and any other class or series of shares of stock of the New Company now or hereafter authorized, issued or outstanding which is subject to the following restrictions and limitations: (i) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Authorized Preferred Stock shall have been paid in full; (ii) in the event of any liquidation, dissolution or winding up of the New Company, either voluntary or involuntary, the holders of Authorized Preferred Stock shall be entitled to receive out of assets of the New Company available for distribution to stockholders, the liquidation preference with respect to the Authorized Preferred Stock and any accrued and unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of such other class or series of shares of the New Company; and (iii) shares of such class or series are not required to be redeemed under any circumstances, either at the option of the New Company or of any holder thereof, unless all of the outstanding Authorized Preferred Stock have theretofore been redeemed or converted.

         Conversion Right. Shares of New Class A Preferred Stock are convertible at the option of the holder thereof at any time and from time to time in whole or in part into an equal number of shares of New Class B Preferred Stock, or into a number of shares of New Class A Common Stock equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price (as defined below) in effect as of the date of such conversion. Shares of New Class B Preferred Stock are convertible at the option of the holder thereof at any time and from time to time in whole or in part into an equal number of shares of New Class A Preferred Stock or into a number of shares of New Class B Common Stock equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. If shares of New Class B Preferred Stock are to be converted into shares of New Class A Preferred Stock, the holder of the shares of New Class B Preferred Stock must certify to the New Company that the stockholder either (a) will not, together with any other person (other than the New Company) who previously held voting shares of the New Company now held by the stockholder, upon the issuance of such shares of New Class A Preferred Stock, own more than 4.9% of any class of voting stock of the New Company or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class or series of voting stock of the New Company. The "Conversion Price" will be equal to $2.69, but the Conversion Price will be adjusted to provide the holders of the New Class A Preferred Stock with customary anti-dilution protection, including protection for the issuance of additional shares at a price less than $2.69 per share.



758578.3
                                       26

Federal Income Tax Matters

         Federal Income Tax Consequences of the Reorganization. The Board of Trustees intends the Reorganization to qualify as a "reorganization" within the meaning of the Code, with the result that no gain or loss will be recognized by the Company, the New Company or the shareholders of the Company. The basis of each shareholder's shares of New Company Stock received in exchange for Company Shares, and the holding period for such shares of New Company Stock, will be the same as such shareholder's basis in, and holding period for (assuming that the shareholder holds the Company Shares as capital assets), the shareholder's Company Shares. The basis and holding period for the properties of the Company acquired by the New Company upon the consummation of the Mergers will be the same in the hands of the New Company as they were in the hands of the Company.

         Battle Fowler LLP, counsel to the Company and to the New Company, has rendered an opinion to the Company and to the New Company to the effect that the Mergers will qualify as a "reorganization" within the meaning of the Code. Such opinion, which is based on certain factual assumptions and representations regarding the Mergers, concludes that neither the shareholders of the Company or the Company itself will recognize any gain or loss as a result of the Reorganization; the shareholders' basis in the New Company Stock will be the same as their basis in their Company Shares; and for those shareholders who hold Company Shares as capital assets, their holding period for the shares of New Company Stock received in the Reorganization will include their holding period for their Company Shares. The opinion also concludes that the New Company's basis and holding period for the assets of the Company acquired upon consummation of the Reorganization will be the same as the basis and holding period of such assets in the hands of the Company. In the event that any of such assumptions or representations upon which the opinion is based are incorrect, the treatment of the Mergers as a "reorganization" under the Code may be adversely affected.

         State Taxes. Each shareholder is encouraged to check with his or her own tax advisor to determine whether the tax consequences of the Mergers to such shareholder are the same under applicable income tax laws of the state in which such shareholder resides as the tax consequences to such shareholder under the Code.

         Shareholders are urged to consult their own tax advisors with respect generally to the tax consequences arising under Federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from such shareholder's own tax characteristics and situation.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of the holders of a majority of the outstanding Company Shares and the affirmative vote of the holders of a majority of the outstanding Class A Preferred Shares, voting separately as a class, is required to approve the Reorganization. The Board of Trustees unanimously recommends that shareholders vote FOR the approval of the Reorganization.




758578.3
                                       27

               PROPOSAL 2 -- APPROVAL OF THE DECLARATION AMENDMENT

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE DECLARATION AMENDMENT ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX B. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY.


Reasons for and Description of Declaration Amendment

         The Board of Trustees has determined that the Declaration Amendment is necessary in order to permit the Company to implement the Reorganization. The Declaration Amendment would amend the Current Declaration of Trust to (i) expressly permit the Company to merge or consolidate with and/or into a domestic or foreign limited partnership and (ii) set forth the procedures pursuant to which such merger or consolidation would take place. The proposed Declaration Amendment is intended to allow the Company to comply with the provisions of
Section 23006 of the California Corporations Code, which expressly permits REITs to merge with limited partnerships or REITs provided the merger is specifically permitted by the declaration of trust and the procedure is detailed in the declarations. While the Company terminated REIT operations in connection with its recapitalization and change in control in July 1997, it is grandfathered as a REIT for purposes of, among other things, Section 23006.


         Article X of the Current Declaration of Trust sets forth the approval requirement for the merger or consolidation of the Company with or into another entity (i.e., the affirmative vote or written consent of holders of a majority of the outstanding Company Shares entitled to vote). However, the provisions of
Article X of the Current Declaration of Trust do not expressly authorize the merger or consolidation of the Company with or into a foreign or domestic limited partnership and do not set forth the procedures by which such a merger or consolidation would take place, as required by Section 23006 of the California Corporations Code. The Declaration Amendment (i) explicitly permits the Company to merge or consolidate with and/or into a domestic or foreign limited partnership and (ii) sets forth the procedures pursuant to which such merger would take place. Upon approval of the Declaration Amendment by shareholders, the Company will be able to implement the Reorganization.

         The Declaration Amendment will be filed with the office of the Assessor-Recorder of the County of San Francisco, California, when approved by the shareholders.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote a majority of the outstanding Company Shares is required to approve the Declaration Amendment. The Board of Trustees unanimously recommends that shareholders vote FOR the approval of the Declaration Amendment.




758578.3
                                       28

                       PROPOSAL 3 -- ELECTION OF TRUSTEES

         All of the Company's trustees will be elected at the Annual Meeting to serve as trustees until the next succeeding annual meeting of shareholders (or stockholders of the New Company if the Reorganization is approved) and until their successors are elected and shall have qualified. The Nominees are all currently members of the Board of Trustees. All Nominees, if elected, are expected to serve until the next succeeding annual meeting of shareholders.


         The Board of Trustees has been informed that all of the Nominees are willing to serve as trustees but, if any of them should decline or be unable to act as a trustee, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Trustees has no reason to believe that any such nominees will be unable or unwilling to serve.

Nominees for Election as Trustees

         The name, age as of October 1, 1998, and existing office(s) and/or trustee positions with the Company of each of the Nominees for election as a trustee are as follows:


                 Name                        Age       Office or Position Held
                 ----                        ---       -----------------------

Samuel Zell...........................        57       Chairman of the Board
Jeffrey A. Altman.....................        32       Trustee
Thomas E. Dobrowski...................        55       Trustee
Martin L. Edelman.....................        57       Trustee
Gary R. Garrabrant....................        41       Trustee
Craig M. Hatkoff......................        44       Trustee, Vice Chairman and Chairman of the Executive Committee
John R. Klopp.........................        44       Trustee, Vice Chairman and Chief Executive Officer
Sheli Z. Rosenberg....................        56       Trustee
Steven Roth...........................        57       Trustee
Lynne B. Sagalyn......................        51       Trustee



         The name, principal occupation for the last five years, selected biographical information and the period of service as a trustee of the Company of each of the nominees for trustees are set forth below.


         Samuel Zell has been chairman of the Board of Trustees since July 15, 1997. Mr. Zell is chairman of the board of directors of EGI, American Classic Voyages Co., an owner and operator of cruise lines, Anixter International Inc., a provider of integrated network and cabling systems ("Anixter"), Manufactured Home Communities, Inc., a REIT specializing in the ownership and management of manufactured home communities ("MHC"), and Jacor Communications, Inc., an owner of radio stations ("Jacor"). He is chairman of the board of trustees of Equity Residential Properties Trust ("ERPT"), a REIT specializing in the ownership and management of multi-family housing, and of Equity Office Properties Trust ("EOPT"), a REIT specializing in the ownership and management of office buildings. Mr. Zell is also a director of Fred Meyer, Inc., an owner and operator of supermarkets and discount stores, Chart House Enterprises, Inc., an owner and operator of restaurants, and Ramco Energy PLC, an independent oil company based in the United Kingdom.


         Jeffrey A. Altman has been a trustee of the Company since November 4, 1997. Since November 1996, Mr. Altman has been a senior vice president of Franklin Mutual Advisers, Inc., formerly Heine Securities Corporation, a

758578.3
                                       29
registered investment adviser ("FMA"), and a vice president of Franklin Mutual Series Fund Inc., a mutual fund with assets in excess of $25 billion, advised by FMA. From August 1988 to October 1996, Mr. Altman was an analyst with FMA. Mr. Altman is also the chairman of the board of trustees of Value Property Trust, a self- administered REIT engaged in the business of managing its portfolio of real estate investments, and a director of Resurgence Properties Inc., a company engaged in diversified real estate activities.


         Thomas E. Dobrowski has been a trustee of the Company since August 13, 1998. Mr. Dobrowski has been the managing director of real estate and alternative investments of General Motors Investment Management Corporation ("GMIMCO"), an investment advisor to several pension funds of General Motors Corporation ("GM") and its subsidiaries and to several other clients also controlled by GM for more than the past five years. Since March 1993, Mr. Dobrowski has been a director of MHC. Since April 1994, Mr. Dobrowski has been a director of Red Roof Inns, Inc., an owner and operator of hotels. Since May 1997, Mr. Dobrowski has been a director of Taubman Centers Inc., an equity REIT focused on regional shopping centers. Mr. Dobrowski is a trustee of EOPT.


         Martin L. Edelman has been a trustee of the Company since February 4, 1997. Mr. Edelman has been a director of Chartwell Leisure Inc., a publicly traded owner and operator of hotel properties ("Chartwell"), since November 1994 and has been president of Chartwell since January 1996. He has also been a director of Cendant Corporation and a member of that corporation's executive committee since November 1993. Mr. Edelman has been of counsel to Battle Fowler LLP, a New York City law firm that provides services to the Company, since January 1994 and was a partner with that firm from 1972 through 1993. Mr. Edelman also serves as a director of Avis Rent a Car, Inc. and G. Soros Realty, Inc.


         Gary R. Garrabrant has been a trustee of the Company since January 2, 1997. Mr. Garrabrant was the vice chairman of the Company from February 1997 until July 15, 1997. Mr. Garrabrant has been a managing director and chief investment officer of Equity International Properties, Ltd., a privately-held international real estate investment company, since July 1, 1998. Mr. Garrabrant is executive vice president of EGI and managing partner of EGI Capital Markets, L.L.C. He joined EGI as senior vice president in January 1996. Previously, Mr. Garrabrant was director of Sentinel Securities Corporation and co-founded Genesis Realty Capital Management in 1994, both of which were based in New York and specialized in real estate securities investment management. From 1989 to 1994, he was associated with The Bankers Trust Company. Mr. Garrabrant is a director of Meritage Hospitality Group Inc.


         Craig M. Hatkoff has been a trustee and a vice chairman of the Company since July 15, 1997. Mr. Hatkoff is a founder and has been a managing partner of Victor Capital since 1989. Mr. Hatkoff was a managing director and co-head of Chemical Realty Corporation, the real estate investment banking arm of Chemical Banking Corporation, from 1982 until 1989. From 1978 to 1982, Mr. Hatkoff was the head of new product development in Chemical Bank's Real Estate Division, where he previously served as a loan officer.

         John R. Klopp has been a trustee of the Company since January 2, 1997, the chief executive officer of the Company since February 1997 and a vice chairman of the Company since July 15, 1997. Mr. Klopp is a founder and has been a managing partner of Victor Capital since 1989. Mr. Klopp was a managing director and co-head of Chemical Realty Corporation from 1982 until 1989. From 1978 to 1982, Mr. Klopp held various positions with Chemical Bank's Real Estate Division, where he was responsible for originating, underwriting and monitoring portfolios of construction and permanent loans. He is a director of Metropolis Realty Trust, Inc., a Manhattan office REIT.


         Steven Roth has been a trustee of the Company since August 13, 1998. Mr. Roth has been chairman of the board of trustees and chief executive officer of Vornado Realty Trust ("Vornado") since May 1989 and chairman of the executive committee of the board of Vornado since April 1980. Since 1968, he has been a general partner of Interstate Properties and, more recently, he has been managing general partner. On March 2, 1995, he became chief executive officer of Alexander's, Inc. Mr. Roth is also a director of Alexander's, Inc.


         Sheli Z. Rosenberg has been a trustee of the Company since July 15, 1997. Since 1994, Ms. Rosenberg has been the chief executive officer and president of EGI and Ms. Rosenberg has been a director of EGI for more than the past five years. She was a principal of the law firm Rosenberg & Liebentritt P.C. from 1980 until September 1997.

758578.3
                                       30

Ms. Rosenberg is a director of Jacor; MHC; Anixter; CVS Corporation, a drugstore chain; and Illinois Power Co., a supplier of electricity and natural gas in Illinois, and its holding company, Illinova Corporation. She is also a trustee of ERPT and of EOPT. Ms. Rosenberg was a vice president of First Capital Benefit Administrators, Inc., which filed a petition under the federal bankruptcy laws on January 3, 1995, which resulted in its liquidation on November 15, 1995.

         Lynne B. Sagalyn has been a trustee of the Company since July 15, 1997. Dr. Sagalyn has been a professor and the coordinator of the M.B.A. Real Estate Program at the Columbia University Graduate School of Business since 1992. From 1991 to 1992, she was a visiting professor at Columbia. From 1987 to 1991, she was an associate professor of Planning and Real Estate Development at the Massachusetts Institute of Technology. She is also on the faculty of the Weimer School for Advanced Studies in Real Estate and Land Economics. Dr. Sagalyn is a director of United Dominion Realty Trust (NYSE) and The Retail Initiative and on an advisory board for Initiatives for a Competitive Inner City.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the election to the Board of Trustees of each of the ten Nominees will require the affirmative vote of a plurality of the votes cast at the Annual Meeting. The Board of Trustees unanimously recommends that shareholders vote FOR the election to the Board of Trustees of each of the ten Nominees.


Board of Trustees; Committees

         The Board of Trustees is currently comprised of Messrs. Zell, Altman, Dobrowski, Edelman, Garrabrant, Hatkoff, Klopp and Roth, Ms. Rosenberg and Dr. Sagalyn. The Board of Trustees has four standing committees: an executive committee, an audit committee, a compensation committee and a performance compensation committee.

         Executive Committee: The executive committee is currently comprised of Messrs. Hatkoff, Garrabrant and Klopp and Ms. Rosenberg, with Mr. Hatkoff serving as chairman of the executive committee. The executive committee is authorized to exercise all the powers and authority of the Board of Trustees in the management of the business and affairs of the Company except those powers reserved, by law or resolution, to the Board of Trustees.

         Audit Committee: The audit committee is currently comprised of Mr. Altman and Dr. Sagalyn, with Dr. Sagalyn serving as chairman of the audit committee. The audit committee makes recommendations to the Board of Trustees regarding the selection of the Company's independent auditors, reviews the plan, scope and results of the audit, reviews with the independent auditors and management the Company's policies and procedures with respect to internal accounting and financial controls, changes in accounting policy and the scope of the non-audit services which may be performed by the independent auditors.

         Compensation Committee: The compensation committee is currently comprised of Ms. Rosenberg and Dr. Sagalyn and Messrs. Altman, Edelman and Klopp, with Ms. Rosenberg serving as chairman of the compensation committee. The compensation committee establishes the compensation and benefit arrangements for the officers and the key employees of the Company and the general policies relating to compensation and benefit arrangements of other employees of the Company, except to the extent that power is vested in the performance compensation committee. The compensation committee also administers the share plans and compensation programs of the Company.

         Performance Compensation Committee: The performance compensation committee is currently comprised of Ms. Rosenberg, Dr. Sagalyn and Mr. Altman, with Ms. Rosenberg serving as chairman of the performance compensation committee. The performance compensation committee establishes awards under and administers the Company's share plans and compensation programs insofar as they relate to executive officers of the Company.


         During 1997, the Board of Trustees held 10 meetings. The executive committee did not meet during 1997. The audit committee held one meeting in 1997. During 1997, the compensation committee held one meeting. The performance compensation committee held one meeting in 1997. During 1997, each trustee attended at least 75 percent

758578.3
                                       31
of the number of meetings of the Board of Trustees (while they were members) and 100 percent of the total number of meetings of committees on which he or she served, except for Messrs. Zell and Klopp who attended two-thirds of the meetings of the Board of Trustees (while they were members).

Compensation of Trustees

         The Company does not pay its non-employee trustees any cash fees for their services as such, but rather compensates non-employee trustees with an annual award of share units under the Original Trustee Plan with a value equal to $30,000. The number of share units awarded to each trustee, which are convertible into an equal number of Class A Common Shares according to individual schedules set by each trustee, is determined quarterly in arrears by dividing one-quarter of the annual retainer amount ($7,500) by the average closing price of the Class A Common Shares for the quarter. The share units vest when issued. There is no separate compensation for service on committees of the Board of Trustees. All trustees are also reimbursed for travel expenses incurred in attending Board of Trustees and committee meetings.

         The Company is a party to a consulting agreement, dated as of July 15, 1997, with Gary R. Garrabrant, a trustee of the Company. The consulting agreement has a term of one year and, as amended, provides for a consulting fee of $180,000. Pursuant to the agreement, Mr. Garrabrant provides consulting services for the Company, including, strategic planning, identifying and negotiating mergers, acquisitions, joint ventures and strategic alliances, and advising as to capital structure matters. Mr. Garrabrant is also entitled to participate in the Original Incentive Plan, on such basis as may be determined by the compensation committee of the Board of Trustees (the "Compensation Committee"). In 1998, Mr. Garrabrant was awarded 35,000 options to purchase Class A Common Shares in recognition of his ongoing contributions to the Company. The Compensation Committee also awarded a one-time discretionary bonus of $150,000 to Mr. Garrabrant for services rendered during 1997 in connection with the Offering of 9,000,000 Class A Common Shares.

         The Company is a party to a consulting agreement, dated as of January 1, 1998, with Martin L. Edelman, a trustee of the Company. The consulting agreement has a term of one year, is terminable by either party upon thirty (30) days prior notice and provides for a consulting fee of $8,000 per month. Unless otherwise terminated, the agreement shall automatically be extended for an additional one year term. Pursuant to the agreement, Mr. Edelman provides consulting services for the Company including client development and advisory services in connection with lending and investment banking activities and asset and business acquisition transactions. Pursuant to the agreement, the Company agreed to grant 50,000 options to purchase Class A Common Shares. Mr. Edelman is also entitled to participate in the Original Incentive Plan.


         In 1998, the Compensation Committee awarded Samuel Zell 120,000 options to purchase Class A Common Shares in recognition of his ongoing contributions to the Company.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee was comprised during 1997 of Ms. Rosenberg, Dr. Sagalyn and Messrs. Altman, Edelman and Klopp. Other than Mr. Klopp, none of the committee's members was an officer or employee of the Company during 1997. No committee member had any interlocking relationships requiring disclosure under applicable rules and regulations.

         Mr. Zell and Ms. Rosenberg serve as members of the board of directors of numerous non-public companies owned or controlled in whole or in part by Mr. Zell or his affiliates which do not have compensation committees, and in many cases, the executive officers of those companies include Mr. Zell and Ms. Rosenberg.


         For a description of certain relationships and transactions with members of the Board of Trustees or their affiliates, including the Trust Preferred Private Placement, see "--Certain Relationships and Related Transactions." In view of their professional background and experience, and in recognition of the proposed purchase of Trust Preferred Securities to be made by their respective organizations, certain members of the Board of Trustees, prior to consummation of the Trust Preferred Private Placement, extended an informal invitation to Steven Roth, chairman


758578.3
                                       32
of the board of directors of Vornado, the managing general partner of Vornado Realty, L.P. ("VNO"), and Thomas E. Dobrowski, a managing director of GMIMCO, to join the Board of Trustees. Following consummation of the Trust Preferred Private Placement, upon formal recommendation to the full Board of Trustees, Messrs. Roth and Dobrowski were appointed trustees of the Company on August 13, 1998. None of VNO, GMIMCO, Mr. Roth or Mr. Dobrowski has any contractual right to be appointed or reappointed to the Board of Trustees.


Executive and Senior Officers


         The following sets forth the positions with the Company, their ages as of October 16, 1998 and selected biographical information for the executive and senior officers of the Company who are not trustees.

         Carol J. Eglow, age 38, has been a managing director of the Company since July 15, 1997. Prior to that time, Ms. Eglow served as a principal of Victor Capital and had been employed in various positions at such firm since June 1989. She was previously employed in various positions at Chemical Realty Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         Jeremy FitzGerald, age 35, has been a managing director of the Company since July 15, 1997. Prior to that time, Ms. FitzGerald served as a principal of Victor Capital and had been employed in various positions at such firm since May 1990. She was previously employed in various positions at PaineWebber Incorporated.

         Donald J. Meyer, age 49, has been a managing director and chief investment officer of the Company since July 15, 1997. From 1979 through July 1997, Mr. Meyer held various positions at The First National Bank of Chicago ("First Chicago"). From 1989 until 1990, Mr. Meyer served as Senior Credit Officer for real estate at First Chicago. From 1990 to 1993, Mr. Meyer, at different times, was the head of the real estate enhancement division and the asset disposition department. Mr. Meyer was the senior credit officer for product risk management at First Chicago from 1993 until 1995. From 1995 until 1997, Mr. Meyer was head of structural investments and managed First Chicago's investments in non-investment grade tranches of commercial mortgage-backed securities. In 1991, Mr. Meyer became a senior vice president at First Chicago.

         Stephen D. Plavin, age 39, has been the chief operating officer of the Company since August 15, 1998. Prior to that time, Mr. Plavin was employed for fourteen years with the Chase Manhattan Bank and its securities affiliate, Chase Securities Inc. (collectively, "Chase"). Mr. Plavin held various positions within the real estate finance unit of Chase including the management of real estate loan syndications, portfolio management, banking services and REO (real estate owned) sales. Since 1995, he served as a managing director responsible for real estate client management in which position he directed the origination of loan and financing transactions, as well as investment banking and advisory assignments for Chase's major real estate relationships.

         Edward L. Shugrue III, age 32, has been the chief financial officer of the Company since September 30, 1997 and a managing director and assistant secretary of the Company since July 15, 1997. Prior to that time, Mr. Shugrue served as a principal of Victor Capital since January 1997. He previously served as director of real estate for and a vice president of River Bank America from April 1994 until June 1996 after serving as a vice president of the bank since January 1992. He was previously employed in various positions at Bear, Stearns & Co. Inc.



758578.3
                                       33

Executive Compensation

         The following table sets forth for the years indicated the annual compensation of the chief executive officer and the other executive officers of the Company who earned annual salary and bonus in excess of $100,000.


                           Summary Compensation Table


                                                                                                 Long Term
                                                        Annual Compensation                    Compensation
---------------------------------------  -------------------------------------------------------------------------------------------
                                                                                                Securities
                                                                                                Underlying             Other
Name and Principal Position                 Year          Salary($)(1)         Bonus($)         Options(#)          Compensation

John R. Klopp
     Vice Chairman and Chief
     Executive Officer                      1997          $935,964(2)              $500,000              75,000        $    992(4)

Craig M. Hatkoff
     Vice Chairman and Chairman
     of the Executive Committee             1997           935,964(2)               500,000              75,000             992(4)

Donald J. Meyer
     Managing Director and Chief
     Investment Officer                     1997           139,773(3)               150,000              75,000          35,125(5)

Edward L. Shugrue III                       1997           275,067(1)               200,000              50,000              --
     Managing Director and Chief
     Financial Officer


(1) The Company paid total compensation of $140,000, $180,000 and $72,000 to Frank M. Morrow, the Company's former chief executive officer, for the years ended 1997, 1996 and 1995, respectively.

(2) Includes $235,417 of base salary paid by the Company for the pro rata portion of each of Messrs. Klopp and Hatkoff's $500,000 annual base salary, payment of which commenced after the acquisition of Victor Capital by the Company. Also includes an allocation equal to half of the $475,021 of total management fees ($237,511) paid by Victor Capital to Valentine Wildove & Company, Inc., a company owned equally by Messrs. Klopp and Hatkoff, and $463,036 of capital distributions made by Victor Capital to each of Messrs. Klopp and Hatkoff. The foregoing management fees and capital distributions were paid or made prior to the acquisition of Victor Capital by the Company in July 1997.

(3) Represents pro rata portion of $300,000 annual base salary paid for portion of year employed.

(4)      Represents term life insurance premiums paid by the Company.

(5)      Represents relocation expenses paid by the Company.

Employment Agreements


         The Company is a party to employment agreements with John R. Klopp and Craig M. Hatkoff. The employment agreements provide for five-year terms of employment commencing as of July 15, 1997. On the fifth anniversary of the commencement of the employment agreements, and on each succeeding anniversary, the terms of the employment agreements shall be automatically extended for one additional year unless, not later than three months prior to such anniversary date, either party shall have notified the other that it will not extend the term of the agreement. The employment agreements provide for base annual salaries of $500,000, which will be increased each calendar year to reflect increases in the cost of living and will otherwise be subject to increase in the discretion of the Board of Trustees. Mr. Klopp and Mr. Hatkoff are also entitled to annual incentive cash bonuses to be determined by

758578.3
                                       34
the Board of Trustees based on individual performance and the profitability of the Company. Mr. Klopp and Mr. Hatkoff are also participants in the Original Incentive Plan and other employee benefit plans of the Company.


         If the employment of Mr. Klopp or Mr. Hatkoff is terminated without cause, with good reason or following a change of control, as those terms are defined in the employment agreements, the affected employee would be entitled to
(i) a severance payment equal to the greater of the amount payable to such employee over the remainder of the term of the employment agreement or an amount equal to the aggregate base salary and cash incentive bonus paid to the employee during the previous year; (ii) continued welfare benefits for two years; and
(iii) automatic vesting of all unvested share options such that all of the employee's share options would become immediately exercisable. Each vested option will remain exercisable for a period of one year following the employee's termination. The employment agreements provide for a non-competition period of one year if Mr. Klopp or Mr. Hatkoff terminates his employment voluntarily or is terminated for cause.


         The Company is a party to an employment agreement with Stephen D. Plavin which provides for a term of employment commencing as of August 15, 1998 and expiring on January 2, 2002. On the date of expiration of the initial term, the employment agreement shall be automatically extended until December 31, 2002 unless, prior to April 7, 2001, either party shall have delivered to the other a non-renewal notice. The employment agreement provides for a base annual salary of $350,000, which will be increased each calendar year to reflect increases in the cost of living and may otherwise be further increased in the discretion of the Board of Trustees. The employment agreement also provides for annual incentive cash bonuses for calender years 1999 through 2001 to be determined by the Board of Trustees based on individual performance and the profitability of the Company, provided that the minimum of each of said three annual incentive bonuses shall be no less than $750,000. In addition to the base salary and incentive bonus, Mr. Plavin will receive during calender year 1999 only, a monthly special cash payment of $100,000. Mr. Plavin is entitled to participate in employee benefit plans of the Company at levels determined by the Board of Trustees and commensurate with his position and receives Company provided life and disability insurance. In accordance with the agreement, Mr. Plavin was granted pursuant to the Original Incentive Plan options to purchase 100,000 Class A Common Shares with an exercise price of $9.00 immediately vested and exercisable as of the date of the agreement. The Company also agreed to grant pursuant to the Original Incentive Plan fully vested Class A Common Shares, 50,000 shares on January 1, 1999 and 100,000 shares on each of the three successive anniversaries thereof.

         If the Company terminates Mr. Plavin's employment for other than for cause or disability, as those terms are defined in the agreement, or Mr. Plavin terminates employment with good reason (including following a change in control), as those terms are defined in the agreement, he would be entitled to
(i) his base salary accrued and unpaid up to the termination date, (ii) a severance payment equal to the greater of his base salary payable over the remainder of the employment term and his base salary as of the termination date for one full calender year, plus the minimum bonus to the extent not paid for each of calender years 1999 through 2001, plus the minimum bonus to the extent not paid for calender year 2002 unless the initial term expires without renewal,
(iii) any unpaid calender year 1999 special payments, (iv) medical insurance coverage for him and his family for a period expiring on the earlier of the second anniversary of the termination date or such time as he obtains employment offering comparable or better medical insurance coverage, (v) receive a grant of all of the Class A Common Shares not yet granted that the Company has agreed to grant to him and (vi) exercise his share options for a period of one year from the termination date. If Mr. Plavin terminates for special reason (i.e., he shall not have been appointed chief executive officer when neither Messrs. Klopp nor Hatkoff hold such position), Mr. Plavin would be entitled to the foregoing compensation and benefits, except that, instead of the severance payment set forth in clause (ii), he would be entitled to a severance payment equal his base salary as of the termination date for one full calender year, plus $750,000 and would not be entitled to any grant of New Class A Common Share as set forth in clause (v). The employment agreement also specifies termination payments in the event of voluntary termination by Mr. Plavin for other than special reason or good reason and in the event of termination by the Company following death or disability and for cause. The employment agreement provides for restrictions on solicitation of employees and clients of the Company following termination by the Company for cause or termination by Mr. Plavin for other than good reason or special reason.



758578.3
                                       35

         The Company is a party to an employment agreement with Donald J. Meyer which provides for a term of employment for two years. The employment agreement provides for a base annual salary of $300,000, minimum annual bonuses of $150,000 at the end of 1997 and 1998, and for participation in the Original Incentive Plan.

Incentive Share Option Plan

         The following table sets forth share options issued in 1997 to the executive officers named in the Summary Compensation Table. The table also sets forth the hypothetical gains that would exist for the share options at the end of their ten-year terms, assuming compound rates of appreciation of 5% and 10%. The actual future value of the options will depend on the market value of the Class A Common Shares.



                      Option/SAR Grants in Last Fiscal Year

                                                                                           Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                                                                                           Stock Price Appreciation for
                  Individual Grants                                                        Option Term(2)
             (a)                 (b)              (c)              (d)           (e)            (f)              (g)

                               Number of
                               Securities     % of Total
                               Underlying     Option/SARs
                               Options/       Granted to
                               SARs           Employees        Exercise or    Expira
                               Granted        in Fiscal        Base Price     tion
Name                           (#)(1)         Year             ($/sh)         Date             5% ($)          10% ($)
-------------                  -------------  ---------------  ---------      -------          -------         -------

John R. Klopp                      75,000         13.9665%        $ 6.00        7/16/07       $283,002.58      $717,184.11
Craig M. Hatkoff                   75,000         13.9665           6.00        7/16/07        283,002.58       717,184.11
Donald J. Meyer                    75,000         13.9665           6.00        7/16/07        283,002.58       717,184.11
Edward L. Shugrue III              50,000          9.3110           6.00        7/16/07        188,668.39       478,122.73
-------------------------

(1) Represents shares underlying share options; none of the executive officers were granted SARs. One-third of the options become exercisable in equal increments on the first, second and third anniversaries of the date of grant.


(2) The amounts of potential realizable value, which are based on assumed appreciation rates of 5% and 10% prescribed by Commission rules, are not intended to forecast possible future appreciation, if any, of the Company's share price. The amounts of potential value with respect to the options do not account for expiration of the options upon termination of employment or the phased-in exercise schedule. Future compensation resulting from the options is based solely on the actual performance of the Company's share price in the trading market.




758578.3
                                       36

         The following chart shows the 1997 year-end value of the share options held by the named executive officers. None of the named executive officers exercised share options during 1997.

                         Year End 1997 Option/SAR Values

                                    Number of Securities
                                   Underlying Unexercised              Value of Unexercised In-the-
                                    Options/SARs at Year                   Money Options/SARs at
                                            End #                              Year End (1)

Name                             Exercisable    Unexercisable        Exercisable        Unexercisable

John R. Klopp                       0               75,000              $0.00            $393,750.00
Craig M. Hatkoff                    0               75,000              $0.00            $393,750.00
Donald J. Meyer                     0               75,000              $0.00            $393,750.00
Edward L. Shugrue III               0               50,000              $0.00            $262,500.00

(1) Amounts shown represent the market value of the underlying Class A Common Shares at year end calculated using the December 31, 1997, the NYSE closing price per share of Class A Common Shares of $11.25 minus the exercise price of the share option. The actual value, if any, an executive may realize is dependent upon the amount by which the market price of Class A Common Shares exceeds the exercise price when the share options are exercised. The actual value realized may be greater or less than the value shown in the table.

Compliance with Section 16(a)


         Section 16(a) of the Exchange Act requires the Company's officers and trustees, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Commission and the NYSE. Officers, trustees and greater than ten percent shareholders are required by regulation of the Commission to furnish the Company with copies of all Section 16(a) forms they file.


         Based solely on its review of Forms 3, 4 and 5 and amendments thereto available to the Company and written representations from certain of the trustees, officers and 10% shareholders that no form is required to be filed, the Company believes that no trustee, officer or beneficial owner of more than 10% of its Class A Common Shares failed to file on a timely basis reports required pursuant to Section 16(a) of the Exchange Act with respect to 1997 except John McMahan, a former trustee of the Company, who filed a Form 4 report for January 1997 on or about March 12, 1997 (30 days after the due date). The late Form 4 report related to four transactions. Mr. McMahan paid the profit from the transactions to the Company on February 9, 1997.

758578.3
                                       37

Report on Executive Compensation*

Introduction

         Following the Company's recapitalization and change in control on July 15, 1997, a new management team was appointed and the Company thereafter commenced full implementation of its current specialty finance business plan. At that time, the Board of Trustees formed the Compensation Committee, which establishes and administers the compensation and benefit arrangements for officers and key employees (except to the extent vested in the Performance Compensation Committee formed at that time). The Performance Compensation Committee was formed from the members of the Compensation Committee to establish and administer the Company's compensation programs as they relate, in certain circumstances, to executive officers of the Company. The Compensation Committee may make recommendations to the Performance Compensation Committee, but the Performance Compensation Committee is empowered to accept or reject, or increase or decrease, any award or component of compensation recommended by the Compensation Committee.

Compensation for 1997

         The Company's 1997 executive compensation consisted of three elements: an annual base salary, annual bonus compensation and long-term incentive compensation.

         Messrs. Klopp and Hatkoff received the pro rated portion of their $500,000 annual salaries called for by their employment agreements which were approved by the Company's former trustees prior to the change in control. The other executive officers also received the pro rated portions of their salaries that were set by the incumbent Board of Trustees in July 1997. The Compensation Committee believes that the salaries of the Company's executive officers are commensurate with prevailing compensation practices in the financial services industry. The various salary levels among the executive officers depend primarily upon individual levels of responsibility.

         The Compensation Committee's goals with annual bonus and long-term incentive compensation is to focus executive behavior on the fulfillment of annual and long-term business objectives, and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders. To that end, share options were granted to the Company's executive officers in July 1997 to immediately incentivise their performance following the commencement of the full implementation of the Company's current business plan. Messrs. Klopp and Hatkoff each received an initial award of 75,000 share options. The size of the initial option awards depended upon an evaluation of the executive officer's ability to influence the Company's long-term performance. Following a year-end review of executive officer performance and contribution to the implementation of the Company's business plan and the further capitalization of the Company through the successful completion of a $91.4 million Offering and the negotiation of the $150 million Credit Facility, the compensation committees granted discretionary bonuses and awards of restricted shares and share options. Messrs. Klopp and Hatkoff were each awarded a discretionary bonus of $500,000 and an award of 100,000 share options. Other executive officers received discretionary bonuses and awards of restricted shares and additional share options.

         In determining the discretionary compensation, the Compensation Committee credited the individual contributions made toward the successful initial implementation of the Company's business plan as well as toward the Company's obtaining the additional capitalization from the Offering and Credit Facility. The Compensation Committee viewed the foregoing as critical events for building future shareholder value over the long-term and determined that,

--------
* The material in this report is not "solicitation material," is not deemed filed with the Commission, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.


758578.3
                                       38
as such, they provided an appropriate framework against which the committee could evaluate the individual executive officers' contributions in formulating the discretionary awards. In connection with its evaluation, the committee considered the executive officer's level of job responsibility and relative influence on the Company's ability to obtain its goals.

         The Compensation Committee is reviewing the Company's compensation program with a view toward establishing specific bonus and long-term incentive plans that incorporate performance oriented quantitative and qualitative criteria and provide for the measurement and weighting thereof. The results of the review will be reflected in the annual incentive and long-term incentive compensation decisions for the fiscal year ending 1998.

         Section 162(m) of the Code limits the deductibility in the Company's tax return of compensation over $1 million to any of the executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Performance Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance. The Company did not pay any compensation during 1997 that would be non-deductible pursuant to Section 162(m). However, in the future, if, in the judgment of the Performance Compensation Committee, the advantages of a compensation program which does not satisfy the conditions of Section 162(m) outweigh the costs to the Company of the failure to satisfy such conditions, the Company may adopt such a program as in the case of the restricted shares awarded to certain executive officers.

Compensation Committee

Jeffrey A. Altman
Martin L. Edelman
John R. Klopp
Sheli Z. Rosenberg
Lynne B. Sagalyn


758578.3
                                       39

Performance Graph


         Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Class A Common Shares against (i) the cumulative total return of companies listed on the New York Stock Exchange,
(ii) the cumulative total return of the companies contained in the National Association of Real Estate Investment Trusts ("NAREIT") Hybrid REIT Share Index and (iii) the cumulative total return of the peer group selected by the Company (Amresco Inc., Contifinancial Corp., Criimi Mae Group Inc., LNR Property Corp., Ocwen Financial Corp.). Prior to July 1997, the Company operated as a REIT and therefore previously compared its shareholder returns with the returns on the foregoing NAREIT index. As a result of the commencement of its current specialty finance business plan and the consequent cessation of operations as a REIT, the Company has determined that a comparison of shareholder returns to the returns of its selected peer group companies provides a more appropriate basis of comparison. The Company selected its peer group based on the nature of the real estate related financial services provided by and the kind of lending and investing activities engaged in by the peer group companies. The five-year period compared commences January 1, 1993 and ends December 31, 1997. This graph assumes that $100 was invested on January 1, 1993 in Capital Trust and each of the two indices and the peer group index, and that all cash distributions were reinvested. The New Class A Common Share price performance shown on the graph is not necessarily indicative of future price performance.



                               [GRAPHIC OMITTED]


                                Dec. 31,        Dec. 31,         Dec. 31,        Dec. 31,         Dec. 31,         Dec. 31,
                                    1992            1993             1994            1995             1996             1997
Capital Trust                    $100.00         $109.72           $88.33          $81.54          $149.48          $611.52
NYSE Market Index                $100.00         $113.54          $111.33         $144.36          $173.90          $228.78
NAREIT Hybrid                    $100.00         $121.18          $126.03         $155.01          $200.51          $222.07
Peer Group Index                 $100.00         $127.38          $126.17         $195.75          $290.05          $361.31



         The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement/Prospectus into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.


758578.3
                                       40

Security Ownership of Certain Beneficial Owners and Management


         The following table sets forth as of October __, 1998, unless otherwise indicated, certain information with respect to the beneficial ownership of Class A Common Shares and Class A Preferred Shares, and the voting power possessed thereby (based on 18,213,816 Class A Common Shares and 12,267,658 Class A
Preferred Shares outstanding on that date), by (i) each person known to the Company to be the beneficial owner of more than 5% of each of the outstanding Class A Common Shares and the Class A Preferred Shares, (ii) each trustee and named executive officer of the Company who is a beneficial owner of any Class A Common Shares or Class A Preferred Shares and (iii) all trustees and executive officers of the Company as a group. Such information (other than with respect to trustees and officers of the Company) is based on a review of statements filed with the Commission pursuant to Sections 13(d), 13(f) and 13(g) of the Exchange Act with respect to the Class A Common Shares.


                                                   Class A Common Shares          Class A Preferred Shares
                                                 -------------------------      ----------------------------
                                                   Amount and Nature of           Amount of Nature of
                                                  Beneficial Ownership(1)        Beneficial Ownership(1)
                                                 -------------------------      ----------------------------
     Five Percent Shareholders,                                     Percent                           Percent of
   Trustees and Executive Officers                  Number          of Class        Number               Class         Voting Power
-------------------------------------            ------------       --------    --------------        ----------       ------------
Veqtor Finance Company, LLC (2)(3)               6,959,593(3)         38.2%      12,267,658(3)          100%               63.1%
FMR Corp. (4)                                       2,357,982         12.9            --                 --                 7.7
EOP Operating Limited Partnership(6)             4,273,500(5)         19.0            --                 --                12.3
State Street Bank and Trust Company,             4,273,500(5)         19.0            --                 --                12.3
as Trustee for General Motors
Employes Global Group Pension Trust(7)
Vornado Realty, L.P.(8)                          4,273,500(5)         19.0            --                 --                12.3
Jeffrey A. Altman                                      30,000          *              --                 --                  *
Thomas E. Dobrowski                                    -- (9)          --             --                 --                  --
Martin L. Edelman                                  12,114(13)          *              --                 --                  *
Gary R. Garrabrant (12)                             3,781(13)          *              --                 --                  *
Craig M. Hatkoff (3)(12)                        7,002,593(14)(15)     38.4       12,267,658(14)         100                63.2
John R. Klopp (3)(12)                           6,984,593(14)(15)     38.3       12,267,658(14)         100                63.2
Donald J. Meyer                                    30,000(16)          *              --                 --                  *
Stephen D. Plavin                                 100,000(16)          *              --                 --                  *
Sheli Z. Rosenberg (12)                             3,781(13)          *              --                 --                  *
Steven Roth                                           -- (10)         --              --                 --                 --
Edward L. Shugrue III                              38,667(16)          *              --                 --                  *
Lynne B. Sagalyn                                   12,114(13)          *              --                 --                  *
Samuel Zell (3)(12)                             6,963,374(11)(13)(14) 38.2       12,267,658(14)         100                63.1
All executive officers and trustees as a            7,230,834         39.7%      12,267,658(14)         100%               63.9
group ((13) persons) (3)(12)



*   Represents less than 1%.


758578.3
                                       41

--------------------------

(1) The number of shares owned are those beneficially owned, as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.


(2) Capital Trust Investors Limited Partnership ("CTILP") and V2 Holdings, LLC ("V2") are the sole managing and common members of Veqtor. The general partner of CTILP is SZ Investments LLC, the managing member of which is Zell General Partnership, Inc. ("Zell GP"). The sole stockholder of Zell GP is the Samuel Zell Revocable Trust (the "Zell Trust"). Mr. Samuel Zell serves as the trustee of the Zell Trust. Messrs. John R. Klopp and Craig
      M. Hatkoff are the sole members of V2. The address of Veqtor is c/o Capital Trust, 605 Third Avenue, 26th Floor, New York, New York 10016.


(3) John R. Klopp, Craig M. Hatkoff and Samuel Zell collectively indirectly control the affairs of Veqtor. Each of Messrs. Hatkoff, Klopp and Zell disclaim beneficial ownership of the Common Shares and Preferred Shares owned by Veqtor. In 1997, Veqtor issued $50.0 million of 12% convertible redeemable notes ("Veqtor Notes") to four institutional lenders to fund the purchase of its Company Shares. In 1998, the Veqtor Notes were converted into preferred units of Veqtor ("Veqtor Preferred Units") by agreement among Veqtor's common members and the institutional lenders. The foregoing persons entered into an amended and restated limited liability agreement of Veqtor (the "Restated LLC Agreement") which provided for, among other things, the conversion of the Veqtor Notes into Veqtor
      Preferred Units and the admission of the institutional lenders as preferred members of Veqtor. The Restated LLC Agreement provides that the Veqtor Preferred Units may be redeemed by the Company or the holders thereof for a portion of the Company Shares at any time after July 15, 1999. Pursuant to the Restated LLC Agreement, if all Veqtor Preferred Units were redeemed by the holders thereof for Company Shares on July 16, 1999 (the earliest possible date of redemption), Veqtor's preferred members would receive in exchange for their units an aggregate of 9,648,946 of the Company Shares owned by Veqtor; if all Veqtor Preferred Units were redeemed by the Company at any time on or after July 16, 1999 prior to July 15, 2000, Veqtor's preferred members would receive in exchange for their units an aggregate of 9,899,710 of the Company Shares owned by Veqtor (assuming redemption on the earliest possible date of redemption, July 16, 1999). In addition, in connection with the Offering, CTILP, V2 and Veqtor entered into an agreement with the Company that, in the case of any redemption of all of the preferred units then authorized by the original limited liability company agreement of Veqtor in effect at such time (the "Original LLC Agreement") for the portion of Veqtor's Company Shares specified in the original LLC Agreement, Veqtor shall convert the remaining Class A Preferred Shares owned by it into Class A Common Shares. CTILP, V2 and Veqtor also agreed that Veqtor shall redeem the then authorized preferred units on the earliest date upon which Veqtor has the right to effect such redemption. Veqtor has confirmed to the Company that the foregoing agreements obligate Veqtor to convert its Class A Preferred Shares and redeem the Veqtor Preferred Units, as the case may be, according to the timetables specified therein.

(4)   Beneficial  ownership  information as of December 31, 1997 is based on the
      Schedule 13G jointly filed by FMR Corp. ("FMR"), Edward C. Johnson 3rd, Abigail P. Johnson, Fidelity Management and Research Company (the "FMR Advisor") and Fidelity Growth & Income Fund (the "FGI Fund") reporting ownership of shares by the FGI Fund and other funds advised by the FMR Advisor. FMR and the FMR Advisor are located at 82 Devonshire Street, Boston, Massachusetts 02109.


(5) Represents shares which may be obtained upon conversion of $50,000,000 in liquidation amount of 8.5% Step Up Convertible Trust Preferred Securities issued by the Company's consolidated statutory trust subsidiary, CT Convertible Trust I, to each of EOP Operating Limited Partnership ("EOP"), State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust (the "GM Trust") and Vornado Realty, L.P. ("VNO").

(6)   Beneficial ownership information is based on a statement filed pursuant to
      Section 13(d) of the Exchange Act by EOP. The address of EOP is Two North Riverside Plaza, Chicago, Illinois 60606.

(7)   Beneficial ownership  information is based on statements filed pursuant to
      Section 13(d) of the Exchange Act by GMIMCO and the GM Trust as other reporting person named therein. State Street Bank and Trust Company acts as the trustee (the "Trustee") for the GM Trust, a trust under and for the benefit of certain employee benefit plans of GM and its subsidiaries. These shares may be deemed to be owned beneficially by GMIMCO, a wholly owned subsidiary of GM. GMIMCO's principal business is providing investment advice and investment management services with respect to the assets of certain employee benefit plans of GM and its subsidiaries and with respect to the assets of certain direct and indirect subsidiaries of GM and associated entities. GMIMCO is serving as the Trust's investment manager with respect to these shares and in that capacity it has sole power to direct the Trustee as to the voting and disposition of these shares. Because of the Trustee's limited role, beneficial ownership of the shares by the Trustee is disclaimed. The address of GMIMCO is 767 Fifth Avenue, New York 10153.

(8) Beneficial ownership is based on a statement filed pursuant to Section 13(d) of the Exchange Act filed by VNO. The address of VNO is c/o Vornado Realty Trust, Park 80 West, Plaza II, Saddle Brook, New Jersey 07663.

(9) Does not include the shares that may be deemed beneficially owned by GIMIMCO, as to which Mr. Dobrowski disclaims beneficial ownership.

(10) Does not include the shares that may be deemed beneficially owned by VNO, as to which Mr. Roth disclaims beneficial ownership.

(11) Does not include the shares that may be deemed beneficially owned by EOP, as to which Mr. Zell disclaims beneficial ownership.

(12) Messrs. Zell, Klopp, Hatkoff and Garrabrant and Ms. Rosenberg hold indirect economic ownership interests in Veqtor equal to approximately 34.2%, 25%, 25%, 4.5% and 4.5%, respectively.

(13) Includes 3,781 shares which may be obtained upon conversion of vested share units and, in the case of Mr. Edelman and Dr. Sagalyn, 8,333 shares issuable upon the exercise of vested share options.


758578.3
                                       42

(14) Includes the 6,959,593 Class A Common Shares and the 12,267,658 Class A Preferred Shares owned by Veqtor. The inclusion of such shares in the table shall not be construed as an admission that any of Messrs. Hatkoff, Klopp and Zell are beneficial owners of such shares within the meaning of
      Section 13(d) of the Exchange Act. Also includes, in the case of Mr. Zell, 3,781 shares which may be obtained upon conversion of vested share units.

(15) Includes 25,000 shares issuable upon the exercise of vested share options held by each of Messrs. Hatkoff and Klopp.

(16) Includes 20,000 and 5,000 shares for Mr. Shugrue and Mr. Meyer, respectively, that are the subject of restricted share awards for which the recipients retain voting rights. Includes 16,666, 25,000 and 100,000 shares issuable upon the exercise of vested share options held by Mr. Shugrue, Mr. Meyer and Mr. Plavin, respectively.


Buy/Sell Agreement

         Veqtor, CTILP, V2 and Messrs. Klopp and Hatkoff are parties to an agreement, dated July 15, 1997, that contains buy/sell provisions pursuant to which (i) one member of Veqtor may purchase from or sell to the other member its interests in Veqtor or (ii) one member of V2 or CTILP may purchase the other V2 member's interest in V2 (the "Buy/Sell Agreement"). Pursuant to the agreement, from and after July 15, 2000, either CTILP or V2 as the initiating party (the "Initiating Party") may initiate the buy/sell process by notifying (the "Buy/Sell Notice") the other party (the "Responding Party") of its desire either to sell for cash all of its Veqtor Common Units (as defined in the Buy/Sell Agreement) to the Responding Party or to purchase for cash all of the Veqtor Common Units owned by the Responding Party, in each case, at the per unit price specified by the Initiating Party (the "Specified Price"). Upon receipt of the Buy/Sell Notice, the Responding Party must within 150 days elect either to sell its Veqtor Common Units to the Initiating Party or purchase the Initiating Party's Veqtor Common Units at the Specified Price. If the Responding Party fails to respond to the Buy/Sell Notice, it shall be deemed to have elected to sell its Veqtor Common Units at the Specified Price.

         The Buy/Sell Agreement provides that upon the termination of employment (including through death or disability) with the Company of either John R. Klopp or Craig M. Hatkoff (the "Departing Person") other than by voluntary termination (the "Termination Event"), whomever of Messrs. Klopp or Hatkoff has not been the subject of the Termination Event (the "Remaining Person") shall have the right to purchase all of the interests in V2 then held by the Departing Person for cash at their fair market value as defined in the Buy/Sell Agreement ("Fair Market Value"). If the Remaining Person does not purchase the Departing Person's interest in V2, the Buy/Sell Agreement provides that CTILP shall have the right to purchase for cash from V2 50% of the Veqtor Common Units then held by V2 at their fair market value, upon which purchase V2 shall distribute to the Departing Person (or his estate or representative) an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Departing Person (or his estate or representative). If CTILP does not elect to purchase the Veqtor Common Units held by V2 pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Departing Person's interest in V2.

         Pursuant to the Buy/Sell Agreement, upon the voluntary termination of employment with the Company of either of Messrs. Klopp or Hatkoff (the "Voluntarily Departing Person"), CTILP shall have the right to purchase from V2 50% of the Veqtor Common Units then held by V2 for cash at their fair market value, upon such purchase V2 shall distribute to the Voluntarily Departing Person an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities in full redemption of the interest in V2 then held by the Voluntarily Departing Person. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, the agreement provides that whomever of Messrs. Klopp or Hatkoff is not the Voluntarily Departing Person (the "Voluntarily Remaining Member") shall have the right to purchase all of the interest in V2 then held by the Voluntarily Departing Person for cash at its Fair Market Value. If the Voluntarily Remaining Member does not purchase from the Voluntarily Departing Person all of the interest in V2 then held by the Voluntarily Departing Person for cash at its Fair Market Value pursuant to the foregoing, (i) Veqtor must distribute to V2 50% of its assets that V2 would be entitled to receive in a liquidation of Veqtor (whereupon V2's economic interest in Veqtor shall be correspondingly reduced) and (ii) V2 must distribute to the Voluntarily Departing Person 50% of such assets reduced by 50% of V2's aggregate liabilities in full redemption of the Voluntarily Departing Person's interest in V2.


758578.3
                                       43

         Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of both Messrs. Klopp and Hatkoff, within any 30-day period, for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

         Pursuant to the Buy/Sell Agreement, upon the termination of employment with the Company of either of Messrs. Klopp or Hatkoff for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, following by more than 30 days the prior termination of employment with the Company of the other individual for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, CTILP shall have the right to purchase from V2 all of the Veqtor Common Units then held by V2 for cash at their Fair Market Value. If CTILP does not purchase the Veqtor Common Units pursuant to the foregoing, Veqtor shall distribute to V2 100% of its assets that V2 would be entitled to receive upon a liquidation of Veqtor in full redemption of 100% of the Veqtor Common Units then held by V2.

         The Buy/Sell Agreement prohibits the transfer of Veqtor Common Units and interests in V2 except to permitted transferees as defined in the agreement or pursuant to right of first refusal provision contained in the agreement. The Buy/Sell Agreement contains provisions governing the management of Veqtor. Pursuant to such provisions, in the event that V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the operating agreement governing Veqtor (the "Veqtor Operating Agreement"), all matters to be determined by V2 and CTILP as the managing members of Veqtor shall be determined as between V2 and CTILP by an affirmative vote of a majority of the Veqtor Common Units then held by V2 and CTILP, and V2 and CTILP shall be bound to act on such matter as managing members in the manner determined by such vote. The agreement provides that no permitted transferee or other third party transferee shall be entitled to be appointed, or otherwise act as, a managing member of Veqtor.

         The Buy/Sell Agreement provides that notwithstanding anything to the contrary in the Veqtor Operating Agreement, as long as V2 and CTILP hold the same number of Veqtor Common Units, each shall be entitled to direct the nomination of an equal number of trustees/directors of the Company, and if Veqtor shall be entitled to nominate an odd number of trustees/directors, V2 and CTILP shall jointly select one of the trustee/director nominees. If V2 and CTILP do not hold the same number of Veqtor Common Units, then, notwithstanding anything to the contrary in the Veqtor Operating Agreement, V2 and CTILP each shall be entitled to direct the nomination of a number of trustees/directors equal to their relative percentage holdings of Veqtor Common Units multiplied by the total number of trustees/directors which Veqtor is then entitled to nominate (rounded to the nearest whole number).

Certain Relationships and Related Transactions

Interest Purchase Agreement

         In connection with the acquisition of Victor Capital, the Company entered into an interest purchase agreement, dated as of June 16, 1997, with John R. Klopp, Craig M. Hatkoff and Valentine Wildove & Company, Inc., pursuant to which the Company acquired partnership interests in Victor Capital and certain of its affiliated entities for a purchase price of $5 million. The purchase price under the interest purchase agreement is payable by the delivery by the Company to the sellers of the non-interest bearing acquisition notes (the "Acquisition Notes"). The Acquisition Notes provide for ten semi-annual principal amortization payments in equal installments. Mr. Klopp and Mr. Hatkoff, each of whom is a trustee of the Company, each received an Acquisition
Note in the principal amount of $2,162,500. Valentine Wildove & Company, Inc., in which Messrs. Klopp and Hatkoff are each 50% owners, received $675,000 in principal amount of the Acquisition Notes.

         The interest purchase agreement provides that the sellers will indemnify the Company from all damages as a result of any breach of any representation, warranty, covenant or agreement of the sellers contained in the interest purchase agreement. The Company's right to indemnification and the seller's obligation to provide indemnification with respect to any breach of a representation or warranty continue until July 15, 1999.


758578.3
                                       44

Investment Agreement

         Pursuant to the terms of the preferred share purchase agreement, dated as of June 16, 1997, by and between the Company and Veqtor (the "Investment Agreement"), on July 15, 1997, the Company sold 12,267,658 Class A Preferred Shares to Veqtor for an aggregate purchase price of $33.0 million. The Investment Agreement contains certain restrictive covenants binding on the Company. The Investment Agreement provides that the Company will not amend the Current Declaration of Trust unless (i) the Company has given Veqtor no less than 15 days prior notice of such change and (ii) the Board of Trustees has reasonably determined that the amendment does not contravene or violate the provisions of the Investment Agreement or the terms of the Class A Preferred Shares. The Company has agreed that, so long as any Class A Preferred Shares or Class B Preferred Shares remain outstanding, without the affirmative vote of the holders of more than 50% of the Class A Preferred Shares and Class B Preferred Shares then outstanding, voting as a single class, the Company will not incur any indebtedness if the Company's debt-to-equity ratio would exceed 5 to 1.

         The Company has also agreed in the Investment Agreement only to issue shares that are Junior Shares and only to issue Class B Preferred Shares upon the conversion of any Class A Preferred Shares. "Junior Shares" are defined as common shares and any other class or series of shares of the Company now or hereafter authorized, issued or outstanding that are subject, under the terms of the Current Declaration of Trust, to the following restrictions and limitations:
(i) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Class A Preferred Shares and Class B Preferred Shares shall have been paid in full; (ii) in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Class A Preferred Shares and Class B Preferred Shares shall be entitled to receive out of the assets of the Company available for distribution to shareholders, the liquidation preference with respect to the Class A Preferred Shares and Class B Preferred Shares and any accrued and unpaid dividends thereon before any payment shall be made or any assets distributed to the holders of such other class or series of shares of the Company; and (iii) shares of such class or series are not required to be redeemed under any circumstances, either at the option of the Company or of any holder thereof, unless all of the outstanding Class A Preferred Shares and Class B Preferred Shares have theretofore been redeemed or converted.

         The Investment Agreement provides for certain registration rights with respect to securities of the Company held by Veqtor at the time of the Investment, to the extent such securities (whether or not converted into other securities of the Company) continue to be held by Veqtor or the Institutional Investors (as such term is defined in the Investment Agreement) (or their respective transferors). The holders of such registrable securities will have the right to request that the Company prepare and file up to three registration statements under the Securities Act covering all or any portion of such registrable securities. In addition, if the Company proposes to file a registration statement at any time, the Company has agreed to use its best efforts, upon Veqtor's and the other holders' request, to cause any shares held by Veqtor and the other holders to be included in such registration. In connection with any securities registration, Veqtor and the other holders, respectively, have agreed to pay all underwriting discounts and selling commissions on the shares registered on behalf of Veqtor and the other holders. All other costs of registration are to be paid by the Company.

Sharing Agreement

         Pursuant to an oral agreement with The Peregrine Real Estate Trust (the "Former Parent"), costs for certain general administrative services, including executive services (including the services of Mr. Morrow), accounting services, treasury services, financial reporting and internal bookkeeping services, shareholder relations, and directors' and officers' insurance were shared with the Former Parent. The shared costs were allocated to the Company and the Former Parent based upon their respective asset values (real property and notes receivable), subject to annual negotiation. Pursuant to this agreement, approximately $435,000 and $258,000 was charged to operations in 1995 and 1996, respectively. As of December 31, 1996, the Company owed the Former Parent approximately $31,000 pursuant to the cost sharing agreement. The agreement was terminated on January 7, 1997 and all amounts owed thereunder were paid.


758578.3
                                       45

Reimbursement Agreement

         Pursuant to an expense reimbursement arrangement with EGI, the Company has agreed to reimburse EGI the costs for certain general administrative services to the Company, including, among others, certain legal, tax, shareholder relations and insurance acquisition services, which are provided by employees of EGI. As of December 31, 1997, the Company had charged to operations approximately $82,000.

Relationships with Martin L. Edelman

         Martin L. Edelman, a trustee of the Company, is of counsel to Battle Fowler LLP, a New York City law firm that is representing the Company with respect to various matters, including, without limitation, the Reorganization contemplated hereby, and has represented the Company and certain affiliates thereof, including Victor Capital, in the past with respect to various legal matters. The Company expects to continue to engage Battle Fowler LLP after the completion of the Reorganization.

Relationship with Rosenberg & Liebentritt, P.C.


         During  1997,  the  Company   retained  the  services  of  Rosenberg  &
Liebentritt, P.C., a law firm which performs legal services exclusively for entities in which Samuel Zell, chairman of the Board of Trustees, has an interest.

Participation Transaction with EOP Operating Limited Partnership

         In November 1997, the Company originated and funded a $50.3 million second mortgage loan secured by the commercial office tower located at 1325 Avenue of the Americas in New York City (the "Property"). Concurrently with the funding, the Company entered into participation agreement pursuant to which it sold on a pari passu basis a 50% (or $25.15 million) participation interest in the mortgage loan to EOP. Samuel Zell, chairman of the Board of Trustees, is the chairman of the board of trustees of Equity Office Properties Trust, the managing general partner of EOP. Subsequently, in December 1997, the Company repurchased $20.15 million of the participation interest from EOP at face value.


Asset Management Agreements

         VP Metropolis Services, LLC, a wholly owned subsidiary of the Company ("VPM"), is a party to an asset management agreement (the "VPM Asset Management Agreement") with MVB Metropolis Properties, L.P. ("MVB") pursuant to which VPM has agreed to manage, service and administer certain real estate assets owned by MVB and its affiliates, initially including a New York City property consisting of 46 condominium units and a pool of 18 mortgages secured by properties located throughout the Unites States. John R. Klopp and Craig M. Hatkoff, both trustees of the Company, are each 25.05% owners of VP-LP, LLC, which owns a 1.0% interest in MVB. In addition, Mr. Klopp is a vice president of MVB Metropolis Corp., the general partner and a 1.0% owner of MVB. Pursuant to the VPM Asset Management
Agreement, fees of $247,219, $149,069 and $149,090 were paid to VPM and recognized as income by the Company during 1995, 1996 and 1997, respectively.

         Victor Asset Management Partners, LLC, a wholly owned subsidiary of the Company ("VAMP"), is a party to an asset management agreement (the "VAMP Asset Management Agreement I") with S.H. Mortgage Acquisition, LLC ("S.H. Mortgage Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by S.H. Mortgage Acquisition and its affiliates, initially including 21 loans secured by various properties and other assets located in New Jersey. Messrs. Klopp and Hatkoff are managing members of VP-NJ, LLC, which owns a 1.0% interest in and is the managing member of S.H. Mortgage Acquisition. Pursuant to the VAMP Asset Management Agreement I, fees of $126,406, $401,912 and $313,977 were paid to VAMP and recognized as income by the Company during 1995, 1996 and 1997, respectively.

         VAMP is also a party to an asset management agreement (the "VAMP Asset Management Agreement II") with RE Acquisition, LLC ("RE Acquisition") pursuant to which VAMP has agreed to manage, service and administer certain real estate assets owned by RE Acquisition, initially including a pool of five mortgages and other rights relating

758578.3
                                       46
to real properties located in New York and New Jersey. Messrs. Klopp and Hatkoff are managing members of VPC Partners, LLC, which owns a 0.7772% interest in RE Acquisition. In addition, Mr. Klopp is a manager of RE Acquisition. Pursuant to the VAMP Asset Management Agreement II, fees of $380,566 were paid to VAMP and recognized as income by the Company during 1997.

Trust Preferred Private Placement and Co-Investment Agreement


         On July 28, 1998, the Company privately placed $50,000,000 aggregate liquidation amount of the Trust Preferred Securities to each of EOP, VNO and Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employes Pension Trust and General Motors Salaried Employes Pension Trust. The Trust Preferred Securities acquired by the foregoing pension trusts were subsequently transferred without consideration to State Street Bank and Trust Company, as trustee for General Motors Employes Global Group Pension Trust. In connection with the foregoing private placement transaction, the Company entered into a Co-Investment Agreement, dated as of July 28, 1998, with EOP, VNO and GMIMCO, as agent for and for the benefit of pension plans of General Motors Corporation and its affiliates, pursuant to which the Company, subject to certain terms and conditions, is obligated to extend to the other parties to such agreement the opportunity to co-invest in any loan or other investment for which the Company in its sole and absolute discretion seeks to obtain co-investors. Following consummation of the foregoing privatge placement transaction, upon formal recommendation to the full Board of Trustees, Messrs. Roth and Dobrowski were appointed trustees of the Company on August 13, 1998. See "PROPOSAL 3 - ELECTION OF TRUSTEES - Compensation Committee Interlocks and Insider Participation."

         The Company believes that the terms of the foregoing transactions are no less favorable than could be obtained by the Company from unrelated parties or an arms-length basis.




758578.3
                                       47

          PROPOSAL 4 -- APPROVAL OF AMENDED AND RESTATED INCENTIVE PLAN


         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE AMENDED INCENTIVE PLAN ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX C. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE AMENDED AND RESTATED INCENTIVE PLAN.


Description of Plan

         The Company instituted the Original Incentive Plan in July 1997. The Amended and Restated Share Plan would amend such Original Incentive Plan to increase the number of Class A Common Shares authorized for issuance under the plan. The increase in the authorized shares will allow the Board of Trustees' committees administering the plan to grant awards to the Company's officers, consultants and employees in excess of the current share limit. The Company wishes to preserve the ability to make such awards so that it can attract and retain officers, consultants and employees with the incentives provided by Awards provided under the plan.

         The Amended and Restated Incentive Plan contains an amendment that includes a so-called "evergreen" limitation on the number of Class A Common Shares that can be granted in respect of Awards made under the Amended and Restated Incentive Plan (i.e., the Amended and Restated Incentive Plan expresses the maximum number of shares which may be granted in respect of Awards in terms of a percentage of outstanding shares (on a fully diluted basis with respect to New Class A Common Share underlying any outstanding Class B Common Shares or Preferred Shares). The Board of Trustees adopted this amendment to ensure that the Company can continue to grant Awards to officers, consultants and employees at levels determined appropriate by the committees administering the plan. This type of limitation will replenish the Class A Common Shares available under the Amended and Restated Incentive Plan, without the need for further amendment, in the event there is an increase in the number of Class A Common Shares the Company has outstanding. The limit contained in the Original Incentive Plan was shared with the Original Trustee Plan so that the maximum number of shares that may be made subject to Awards under the Original Incentive Plan is reduced by the maximum number of shares made the subject of Awards under the Original Trustee Plan. Consistent with the foregoing, Amended and Restated Incentive Plan provides for a pool of shares that may be made the subject of Awards under both the Amended and Restated Incentive Plan and the Amended and Restated Trustee Plan equal to ten percent (10%) of the outstanding Class A Common Shares (on a fully diluted basis with respect to certain convertible securities), calculated generally with respect to the number of Class A Common Shares outstanding (on a fully diluted basis with respect to certain convertible securities) as of the last day of the prior calendar year. Due to a technical tax law requirement, the Amended and Restated Incentive Plan specifies that no more than 2,500,000 shares may be issued pursuant to ISOs granted under the Amended and Restated Incentive Plan. Although the Board of Trustees has no intention to grant that number of ISOs, it selected that approximate number of shares currently available under the Amended and Restated Incentive Plan as a means of setting an outside limitation.

         In addition, the Amended and Restated Incentive Plan contains amendments which permit the granting of Awards that do not quality as "performance-based compensation" and changes the per individual limit on Awards from an aggregate limit of 500,000 shares to an annual limit of 500,000 shares. These changes are designed to increase the Committee's flexibility in designing competitive awards, for example, by using grants of restricted shares that vest over time or larger option grants with longer vesting schedules. The amendments also permit the Committee to allow retirees to exercise options for up to one-year following retirement and, with respect to performance-based Awards, measure performance through the date of the awardee's death, disability or retirement and permit the use of asset growth as an objective measurement of performance. The Board of Trustees believes all of these changes will give the Committee a greater ability to attract and retain highly qualified executives and employees.


         The Amended and Restated Incentive Plan has been designed to comply with Section 162(m) of the Code, which generally denies a tax deduction for annual compensation exceeding $1,000,000 paid to the chief executive officer and the four other most highly compensated officers of a public company ("Covered Employees"). Certain

758578.3
                                       48
types of compensation, including "performance-based compensation," are generally excluded from this deduction limit. It is expected that the Committee will aim to make Awards that will constitute "performance-based compensation" under
Section 162(m) of the Code. However, the amendments contained in the Amended and Restated Incentive Plan permit the granting of Awards that do not so qualify. If, in the judgment of the Committee, the benefits of granting Awards that do not satisfy the criteria for "performance-based compensation" outweigh the costs to the Company in granting such Awards, the Committee may determine to make such Awards. Share Unit Awards will count toward the annual $1,000,000 deduction limit. In an effort to ensure that Awards under the plan can qualify as "performance-based compensation," the Amended and Restated Incentive Plan is being submitted to shareholders for approval at the Annual Meeting. By approving the Amended and Restated Incentive Plan, shareholders will be approving, among other things, the performance measures, eligibility requirements and limits on Awards contained therein.

         Set forth herein is a description of the terms of Amended and Restated Incentive Plan. The Amended and Restated Incentive Plan is effective upon shareholder approval. The Amended and Restated Incentive Plan permits the grant of Nonqualified Share Option (NQSO), Incentive Share Option (ISO), Restricted Share, Share Appreciation Right (SAR), Performance Unit, Performance Share and Share Unit Awards.

         Purpose. The purpose of the Amended Incentive Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Eligible Individuals that link their compensation to the long-term financial success of the Company and its Subsidiaries and to growth in shareholder value. The plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract and retain the services of Eligible Individuals upon whose judgment, interest and special effort the successful conduct of their operations is largely dependent.


         Administration. The Amended and Restated Incentive Plan will be administered by the Board of Trustees or by a committee (the "Committee") of the Board of Trustees. The Committee will be composed solely of not less than two Trustees, who, to the extent required for compliance with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act"), qualify as "Non-Employee Directors" for purposes of Rule 16b-3. Alternatively, Awards under the Amended and Restated Incentive Plan may be made in reliance on another exemption from
Section 16(b) of the Exchange Act. To the extent required by Section 162(m) of the Code, members of the Committee will also qualify as "outside directors" for purposes of Section 162(m). Among other things, the Board of Trustees or the Committee will have the authority to select Eligible Individuals to whom Awards may be granted, to determine the type of Awards as well as the number of Common Shares to be covered by each Award, and to determine the terms and conditions of any such Awards. The Board of Trustees or the Committee will also have the authority to construe and interpret the plan, establish, amend or waive rules and regulations for its administration, accelerate the exercisability of any Award, and amend the terms and conditions of any outstanding Option, SAR or other Award. However, the Board of Trustees or the Committee shall have no authority to adjust upward any amounts payable to a Covered Employee with respect to a particular Award.

         Eligibility. Eligible Individuals under the plan will be employees of and consultants or service providers to the Company or any Subsidiary, including officers and non-employee Trustees of the Company or any Subsidiary who, in the opinion of the Board of Trustees or the Committee, contribute significantly to the growth and profitability of the Company and its Subsidiaries.

         Number of Shares. With respect to calendar year 1998, the maximum number of shares that may be made the subject of Awards under the Amended and Restated Incentive Plan is equal to (i) ten percent (10%) of the number of Common Shares that were outstanding on a fully diluted basis with respect to the Common Shares underlying any outstanding Convertible Securities as of December 31, 1997 (subject to rounding), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997, which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997 under the Amended and Restated Trustee Plan and the number of shares made the subject of Awards under the Amended and Restated Trustee Plan during the 1998 calendar year. Thereafter, for any given calendar year, the maximum number of shares that may be made subject to Awards under the Amended and Restated Plan shall be equal to (i) ten percent (10%) of the number of Shares that were outstanding on a fully diluted basis with respect to the Common Shares underlying any Convertible Securities as of the end of the immediately

758578.3
                                       49
preceding calendar year (subject to rounding), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted under the Plan through the last day of the immediately preceding calendar year (the "Year End Date"), which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to the Year End Date under the Amended and Restated Trustee Plan and the number of shares made the subject of Awards under the Original Trustee Plan during such calendar year. The maximum amount payable in cash to any Eligible Individual with respect to any Performance Period pursuant to any Performance Unit or Performance Share Award is $1,000,000. Upon the grant of an Award, except for the grant of a Performance Unit Award denominated in dollars, the maximum number of shares shall be reduced by the number of shares in respect to which the Award is granted or denominated. For a Performance Unit Award denominated in dollars, the number of shares shall be reduced by an amount equal to the dollar amount of the Award, divided by the Fair Market Value of a share on the date the Award is granted. Notwithstanding the foregoing, no Eligible Individual shall be granted Awards in respect of more than 500,000 shares in any calendar year and no more than 2,500,000 shares in the aggregate shall be subject to outstanding ISOs or issued with respect of the exercise of ISOs.

         Subject to the foregoing limits, the shares available under the Amended and Restated Incentive Plan can be divided among the various types of Awards and among the Participants as the Board of Trustees or the Committee sees fit. The shares are to be made available from authorized but unissued Company Common Shares or shares reacquired by the Company in the open market. The maximum number of shares subject to Awards under the Amended and Restated Incentive Plan and the limit on the number of Awards to Eligible Individuals, will adjust with any share dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares, or similar change affecting the Common Shares.


         Description of Awards. Share Options. The Amended and Restated Incentive Plan permits the award of ISOs and NQSOs. Each Option granted under the plan must be evidenced by an Option Agreement specifying terms, including the type, the number of shares covered, the exercise price, when it is exercisable, any restrictions on transferability of the Option or the shares obtained upon exercise and duration of the Option. The purchase price per share of Common Shares covered by an Option shall be determined by the Board or the Committee but may not be less than the Fair Market Value of the underlying Common Shares on the date of grant. ISOs may only be granted to employees of the Company or its Subsidiaries. All ISOs must be granted at Fair Market Value or at 110% of Fair Market Value in the case of grants to 10% shareholders. No ISOs shall be exercisable more than ten years after their date of grant and five years after grant in the case of a 10% shareholder. Payment of an Option may be made with cash, with previously owned Common Shares, by foregoing compensation in accordance with Committee rules or by a combination of these.


         Share Appreciation Rights. The Amended and Restated Incentive Plan authorizes the Board of Trustees or the Committee to grant SARs in lieu of Options, in addition to Options, independent of Options or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive Common Shares, or cash or a combination of both, as the Board of Trustees or the Committee may determine, equal in value on the date of exercise to the amount by which the Fair Market Value of one Common Share on the date of exercise exceeds the exercise price fixed by the Board of Trustees or the Committee on the date of grant (which price shall not be less than 100% if the market price of a Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised. If granted in lieu of an Option, the SAR is exercisable at the same time as the related Option and, when exercised, the related Option must be surrendered and ceases to be exercisable. If granted in addition to an Option, the exercise of the related Option causes the SAR also to be exercised. If granted independently of an Option, the SAR will be exercisable at such time as the Board of Trustees or the Committee determines and its exercise will be unrelated to any Option. The term of any SAR will not exceed ten years.

         Restricted Shares. The Amended and Restated Incentive Plan authorizes the Board of Trustees or the Committee to grant Restricted Shares to individuals with such Periods of Restriction as the Board of Trustees or the Committee may designate. In the case of Covered Employees, the Board of Trustees or the Committee may also condition the vesting or lapse of such Periods of Restriction upon the attainment of one or more Performance Goals established by the Board of Trustees or the Committee within the time period prescribed by Section 162(m) of the Code. These Performance Goals must be based on the attainment, by the Company or its Subsidiaries, of certain objective and/or subjective performance measures, which may include one or more of the following: total shareholder return,

758578.3
                                       50
return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings. Such Performance Goals may also be based upon the attainment of specified levels of performance of the Company or one or more Subsidiaries relative to the performance of other corporations. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code.


         Each grant of Restricted Shares will be evidenced by a Restricted Share Agreement that shall specify the Period of Restriction, the number of Restricted Shares granted and such other provisions determined by the Committee. During the Period of Restriction, Participants holding Restricted Shares may exercise full voting rights with respect to those shares and are entitled to all dividends and other distributions paid on the Common Shares.


         Performance Units, Performance Shares and Share Units. The Amended and Restated Incentive Plan authorizes the Board of Trustees or the Committee to grant Performance Units and Performance Shares which may be earned if specified long-term corporate goals are achieved over a period of time selected by the Board of Trustees or the Committee (a "Performance Period"). Prior to the grant of Performance Units or Performance Shares, the Board of Trustees or the Committee must establish the Performance Goals (from among the performance measures described above relating to Restricted Shares) that must be satisfied before a payout of such Awards is made. At the conclusion of a particular Performance Period, the Board of Trustees or the Committee will determine the extent to which the Performance Goals have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of the Performance Units or Performance Shares awarded to determine the payout to be received by the Participant; provided that no payout to a Covered Employee will be made thereunder except upon written certification by the Board of Trustees or the Committee that the applicable Performance Goal(s) have been satisfied to a particular extent. As a result, depending upon the Company's performance in relation to the Performance Goals, a Participant may earn less or more than the number of Performance Shares or Performance Units initially awarded. In addition, to the extent that the value of a Performance Unit or Performance Share is related to the Common Shares, the value of any payout will be dependent upon the changing value of the shares. Payments may be made in cash, Common Shares or a combination, as determined by the Board of Trustees or the Committee. With respect to Covered Employees, all Performance Goals will be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code.

         The Amended and Restated Incentive Plan also authorizes the grant of Share Units at any time and from time to time on such terms as shall be determined by the Board of Trustees or the Committee. A Share Unit is a derivative interest in a Common Share based on a share equivalent. Share Units shall be payable in Common Shares upon the occurrence of certain trigger events set forth on the Participant's Election Form in his or her complete discretion ("Trigger Events"). The terms and conditions of the Trigger Events may vary by Share Unit award, by Participant, or both. Each Share Units awarded is credited to a Share Unit Account as a Common Share equivalent to reflect the Company's liability to that Participant. Additional share equivalents may be added to the Share Unit Account equal to the amount of Common Shares that could be purchased with dividends equal to that paid on one Common Share, multiplied by the number of share equivalents then existing in the Share Unit Account and based on the Fair Market Value of the Common Shares on the date a dividend is paid. A Participant is entitled to receive the Common Shares in his or her Share Unit Account upon the occurrence of the applicable Trigger Event. Share Unit Awards will not constitute "performance-based compensation" within the meaning of
Section 162(m)(4)(C) of the Code and, as such, will count toward the annual $1,000,000 deduction limit.

         Change in Control. Upon a Change in Control of the Company, all share-based Awards, such as ISOs, NQSOs, SARs, Restricted Shares and Share Units shall vest 100%, and all performance-based Awards, such as Performance Units and Performance Shares, shall immediately be paid out in cash, based upon the extent, as determined by the Board of Trustees or the Committee, to which the Performance Goals have been met through the effective date of the Change in Control or based upon the assumed achievement of such goals, whichever is higher.



758578.3
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


         Limits on Transferability and Exercisability. No Award granted under the Amended and Restated Incentive Plan may be sold, transferred, assigned, pledged or hypothecated, other than by will or by the laws of descent and distribution. Generally, all rights to any Award shall be exercisable only by the Participant during his lifetime.

         All outstanding Awards granted under the plan will be forfeited immediately if a Participant is terminated for cause. Upon termination due to death or disability, all outstanding and vested Options and SARs may be exercised within one year but in no event after the expiration date. In the case of retirement or termination for any other reason, all outstanding and vested Options and SARs may be exercised within three months but in no event after the expiration date.


         In the event that a Participant terminates employment or service for any reason during the Period of Restriction, then any Restricted Shares subject to restrictions as of the date of termination shall automatically be forfeited subject to the discretion of the Board of Trustees or the Committee to waive the forfeiture and impose new restrictions to such Restricted Shares in the event a Participant's service is terminated for any reason other than for cause.
Outstanding Performance Units and Performance Shares will entitle the Participant to receive pro-rated payments based upon the full months of service during the Performance Period. Share Units will be payable to the Participant (or his estate) if vested in the event of death, disability or retirement. If a Participant terminates service for any other reason, Performance Units and Performance Shares and unvested Share Units will be forfeited.

         Amendment and Discontinuance. The Amended and Restated Incentive Plan may be amended, altered or discontinued by the Board of Trustees but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any Award theretofore granted under the plan, without the written consent of the Participant. Except as expressly provided in the Amended and Restated Incentive Plan, the plan may not be amended without shareholder approval to the extent such approval is required by law or the rules of a securities exchange on which the Common Shares are listed.


         Federal Income Tax Consequences. The following is a brief discussion of the relevant federal income tax rules. The rules are highly technical and are subject to change.

         NQSOs and SARs. Upon the grant of a NQSO (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be required to record an expense. Upon the exercise of a NQSO or an SAR, the excess of the fair market value of the shares acquired on the exercise of the NQSO over the purchase price (the "spread"), or the consideration paid to the optionee upon the exercise of the SAR, will constitute compensation taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the shares on the date of exercise is used, except that special timing rules may apply in the case of an optionee subject to the six month short-swing profit recovery provisions of Section 16(b) of the Exchange Act. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the compensation taxable to the optionee in the Company's taxable year in which the amount is included as income to the optionee. The optionee's tax basis in an Award paid in Common Shares is equal to the amount of ordinary income recognized and the holding period commences as of the date that income is recognized. Upon a subsequent sale or exchange of the Common Shares acquired, the optionee will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         ISOs. An optionee will not recognize taxable income on the grant or exercise of an ISO. However, the spread at exercise will constitute an item includible in alternative minimum tax. Such alternative minimum tax may be payable even though the optionee receives no cash upon the exercise of his ISO with which to pay such tax. Upon the disposition of shares acquired pursuant to the exercise of an ISO after the later of (i) two years from the date of grant of the ISO and (ii) one year after the transfer of the shares to the optionee (the "ISO Holding Period"), the optionee will recognize capital gain or loss, as the case may be, measured by the difference between the sale price and the exercise price. The Company is not entitled to any tax deduction by reason of the grant or exercise of an ISO, or by reason of a disposition of shares received upon exercise of an ISO if the ISO Holding Period is satisfied. Different rules apply if the optionee disposes of the shares acquired pursuant to the exercise of an ISO before the expiration of the ISO Holding Period. Option grants for shares which are exercisable for the first time by an optionee during any calendar year (under all plans of the Company and any parent corporation or Subsidiary of the Company), which have

758578.3
                                       52
a fair market value in excess of $100,000, shall be treated as options which are not ISOs, and will be subject to the same tax treatment as the grant of NQSO's discussed above.

         Restricted Shares. A Participant who is granted Restricted Shares may make a Section 83(b) election to have the grant taxed as ordinary income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares shall be taxed as capital gain (or loss) upon a subsequent sale. However, if the Participant does not make a Section 83(b) election, the grant will be compensation taxed as ordinary income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a Participant makes a Section 83(b) election, any dividends paid on shares subject to the restrictions is compensation taxed as ordinary income to the Participant and a deduction expense to the Company. The Company is generally entitled to a tax deduction for any ordinary income taxed to the Participant with respect to the shares. Upon a subsequent sale or exchange of the Common Shares acquired, the Participant will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         Performance Units, Performance Shares and Share Units. A Participant who has been granted a Performance Unit, Performance Share or Share Unit Award will not realize taxable income until the units or shares vest and the Participant is in receipt of the Common Shares and/or cash distributed in payment of the award, at which time such Participant will realize compensation taxed as ordinary income equal to the fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the ordinary income taxed to the Participant, subject to the provisions of Section 162(m) of the Code in the case of Share Unit Awards. The Participant's tax basis in an Award paid in Common Shares is equal to the amount of ordinary income recognized and the holding period commences as of the date that income is recognized. Upon a subsequent sale or exchange of the Common Shares acquired, the Participant will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         Share Plan Benefits. Inasmuch as there are no pending proposals with respect to the grant of Awards, future Awards to executive officers and employees of the Company under the Amended and Restated Incentive Plan are discretionary and therefor cannot be determined at this time.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended and Restated Incentive Plan. Such vote will also satisfy the shareholder approval requirements of applicable NYSE rules and Section 422 and Section 162(m) of the Code with respect to the grant of ISOs. The Board of Trustees unanimously recommends that shareholders vote FOR the approval of the Amended and Restated Incentive Plan.


758578.3
                                       53

           PROPOSAL 5 -- APPROVAL OF AMENDED AND RESTATED TRUSTEE PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE AMENDED AND RESTATED TRUSTEE PLAN ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX D. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE AMENDED AND RESTATED TRUSTEE PLAN.


Description of Plan

         The Company instituted the Original Trustee Plan in July 1997. The Amended and Restated Trustee Plan would amend such Original Trustee Plan to increase the number of Class A Common Shares authorized for issuance under the plan. The increase in the authorized shares will allow the Board of Trustees to grant Awards to Trustees in excess of the current limit enabling them to continue to link their compensation to the long-term financial success of the Company and to growth in shareholder value.


         The Amended and Restated Trustee Plan contains an amendment that includes a so-called "evergreen" limitation on the number of Class A Common Shares that can be granted in respect of Awards made under the Amended and Restated Trustee Plan (i.e., the Amended and Restated Trustee Plan expresses the maximum number of shares which may be granted in respect of Awards in terms of a percentage of outstanding shares (on a fully diluted basis with respect to Class A Common Shares or Preferred Shares). The Board of Trustees adopted this amendment to ensure that the Company can continue to grant under the Awards as compensation for their service as Trustees. This type of limitation will replenish the Class A Common Shares available under the Amended and Restated Trustee Plan, without the need for further amendment, in the event there is an increase in the number of Class A Common Shares the Company has outstanding. The limit contained in the Original Trustee Plan was shared with the Original Incentive Plan so that the maximum number of shares that may be made subject to Awards under the Original Trustee Plan is reduced by the maximum number of shares made the subject of Awards under the Original Incentive Plan. Consistent with the foregoing, the Amended and Restated Trustee Plan provides for a pool of shares that may be made the subject of Awards under both the Amended and Restated Trustee Plan and the Amended and Restated Incentive Plan equal to ten percent (10%) of the outstanding Class A Common Shares (on a fully diluted basis with respect to certain convertible securities), calculated generally with respect to the number of Class A Common Shares outstanding (on a fully diluted basis with respect to certain convertible securities) as of the last day of the prior calendar year.


         In addition, the Amended and Restated Trustee Plan permits the Board of Trustees to allow retired trustees to exercise options for up to one year following retirement. The amendment also permits, with respect to performance-based Awards, the use of asset growth as an objective measure of performance and the calculation of performance goals as of the date of a trustee's death, disability or retirement.


         Set forth herein is a description of the terms of Amended and Restated Trustee Plan. The Amended and Restated Trustee Plan will be effective upon shareholder approval. The Amended and Restated Trustee Plan permits the grant of Nonqualified Share Option (NQSO), Restricted Share, Share Appreciation Right
(SAR), Performance Unit, Performance Share and Share Unit Awards.

         Purpose. The purpose of the Amended and Restated Trustee Plan is to promote the success of the Company by providing incentives to Trustees to link their compensation to the long-term financial success of the Company and to growth in shareholder value. The plan is designed to provide flexibility to the Company in its ability to attract and retain the services of Trustees upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.


         Administration. The Amended and Restated Trustee Plan will be administered by the Board of Trustees. Among other things, the Board of Trustees will have the authority to select Trustees to whom Awards may be granted, to determine the type of Awards as well as the number of Common Shares to be covered by each Award and to determine the terms and conditions of any such Awards. The Board of Trustees will also have the authority to construe

758578.3
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


and interpret the plan, establish, amend or waive rules and regulations for its administration, accelerate the exercisability of any Award and amend the terms and conditions of any outstanding Award. All decisions made by the Board of Trustees will be final and binding.


         Eligibility. Participants in the plan will be members of the Board of Trustees of the Company who are not, and who have not been at any time within the preceding three years, employees of the Company or any of its Subsidiaries.

         Number of Shares. With respect to calendar year 1998, the maximum number of shares that may be made the subject of Awards under the Amended and Restated Trustee Plan is equal to (i) ten percent (10%) of the number of Common Shares that were outstanding on a fully diluted basis with respect to the Common Shares underlying any outstanding Convertible Securities as of December 31, 1997 (subject to rounding), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997, which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997 under the Amended and Restated Incentive Plan and the number of shares made the subject of Awards under the Amended and Restated Incentive Plan during the 1998 calendar year. Thereafter, for any given calendar year, the maximum number of Shares that may be made the subject of Awards granted under the Plan shall be equal to (i) ten percent (10%) of the number of Common Shares that were outstanding on a fully diluted basis with respect to the Common Shares underlying any outstanding Convertible Securities as of the end of the immediately preceding calender year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted under the Plan through the last day of the immediately preceding calendar year (the "Year End Date"), which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to the Year End Date under the Amended and Restated Incentive Plan and the number of Shares made the subject of Awards under the Amended and Restated Incentive Plan during the current calendar year. Upon the grant of an Award, except for the grant of a Performance Unit Award denominated in dollars, the maximum number of shares shall be reduced by the number of shares in respect to which the Award is granted or denominated. For a Performance Unit Award denominated in dollars, the number of shares shall be reduced by an amount equal to the dollar amount of the Award, divided by the Fair Market Value of a share on the date the Award is granted.


         Subject to the foregoing limits, the shares available under the Amended and Restated Trustee Plan can be divided among the various types of Awards and among the Participants as the Board of Trustees determines. The shares are to be made available from authorized but unissued Company Common Shares or shares reacquired by the Company in the open market. The maximum number of shares subject to Awards under the Amended and Restated Trustee Plan will adjust with any share dividend or split, recapitalization, reclassification, merger, consolidation, combination or exchange of shares or similar change to the Common Shares.

         Description of Awards. Share Options. The Amended and Restated Trustee Plan permits the award of NQSOs. Each NQSO granted under the plan must be evidenced by an Option Agreement specifying terms, the number of shares covered, the exercise price, when it is exercisable, any restriction on transferability of shares obtained upon the exercise of the option and the duration. The purchase price per Common Share covered by a NQSO shall be determined by the Board of Trustees. Payment of a NQSO may be made with cash, with previously owned Common Shares, by foregoing compensation in accordance with Board of Trustees rules or by a combination of these.

         Share Appreciation Rights. The Amended and Restated Trustee Plan authorizes the Board of Trustees to grant SARs in tandem with a NQSO, in addition to a NQSO, independent of a NQSO or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive a number of shares of Common Shares, or cash or a combination, as the Board of Trustees may determine, equal in value on the date of exercise to the amount by which the Fair Market Value of one Common Share on the date of exercise exceeds the exercise price fixed by the Board of Trustees on the date of grant (which price shall not be less than 100% of the of the market price of a Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised. If granted in tandem with a NQSO, the SAR is exercisable at the same time as the related NQSO and, when exercised, the related NQSO must be surrendered and ceases to be exercisable. If granted in addition to a NQSO, the exercise of the related NQSO causes the SAR also to be exercised. If granted independently of a NQSO, the SAR will be exercisable at such

758578.3
                                       55
time as the Board of Trustees determines and its exercise will be unrelated to any NQSO. The term of any SAR will not exceed ten years.

         Restricted Shares. The Amended and Restated Trustee Plan authorizes the Board of Trustees to grant Restricted Shares to individuals with such Periods of Restriction as the Board of Trustees may designate. Each grant of Restricted Shares will be evidenced by a Restricted Share Agreement that shall specify the Period of Restriction, the number of Restricted Shares granted and such other provisions determined by the Board of Trustees. These provisions may include Performance Goals that must be satisfied before payout of an Award is made. The Performance Goals may be objectively based on measures such as total shareholder return, return on equity, return on capital, earnings per share, cash flow per share, market share, share price, revenues, costs, net income, cash flow and retained earnings, asset growth, or subjectively based. During the Period of Restriction, Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered. During the Period of Restriction, participants holding Restricted Shares may exercise full voting rights with respect to the shares and are entitled to all dividends and other distributions paid on those shares.

         Performance Units, Performance Shares and Share Units. The Amended and Restated Trustee Plan authorizes the Board of Trustees to grant Performance Units and Performance Shares which may be earned if specified long-term Company goals are achieved over a period of time selected by the Board of Trustees (a "Performance Period"). Prior to the grant of Performance Units or Performance Shares, the Board of Trustees may establish the Performance Goals (from among the performance measures described above relating to Restricted Shares) that must be satisfied before a payout of such Awards is made. At the conclusion of a particular Performance Period, the Board of Trustees will determine the extent to which such Performance Goals have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of the Performance Units or Performance Shares awarded to determine the payout to be received by the Participant. As a result, depending upon the Company's performance in relation to the Performance Goals, a Participant may earn less or more than the number of Performance Shares or Performance Units initially awarded. In addition, to the extent that the value of a Performance Share or Performance Unit is related to the Common Shares, the value of any payout will be dependent upon the changing value of the Common Shares. Payments may be made in cash, Common Shares or a combination as determined by the Board of Trustees.


         The Amended and Restated Trustee Plan also authorizes the grant of Share Units at any time and from time to time on such terms as shall be determined by the Board of Trustees. A Share Unit is a derivative interest in a Common Share based on a share equivalent. Share Units shall be payable in Common Shares upon the occurrence of certain trigger events set forth on the Participant's Election Form in his or her complete discretion ("Trigger Events"). The terms and conditions of the Trigger Events may vary by Share Unit Award, by the Participant, or both. Each Share Unit awarded is credited to a Share Unit Account to reflect the Company's liability to that Participant. Additional share equivalents may be added to the Share Unit Account equal to the amount of Common Shares that could be purchased with dividends equal to that paid on one Common Share, multiplied by the number of share equivalents then existing in the Share Unit Account and based on the Fair Market Value of the Common Shares on the date a dividend is paid. A Participant is entitled to receive the Common Shares in his or her Share Unit Account to which a Share Unit Award relates upon the occurrence of the applicable Trigger Event.


         Change in Control. Upon a Change in Control of the Company, all NQSOs, SARs, Share Units and Restricted Shares shall vest 100%. All Performance Units and Performance Shares shall immediately be paid out in cash, based upon the extent, as determined by the Board of Trustees, to which the Performance Goals have been met through the effective date of the Change in Control or based upon the assumed achievement of such goals, whichever is higher.

         Limits on Transferability and Exercisability. Generally, no Award under the Amended and Restated Trustee Plan may be sold, transferred, assigned, pledged or hypothecated, other than by will or by the laws of descent and distribution and all rights to any Award shall be exercisable only by the Participant during his or her lifetime. NQSOs may, in the Board of Trustees's discretion, be transferrable to members of the optionee's immediate family, a trust established for the benefit of one or more such family members or a partnership in which such family members are the only partners. The optionee may not receive any consideration for such transfers.



758578.3
                                       56

         All outstanding Awards granted under the plan will be forfeited immediately if the Trustee is removed. Upon ceasing service as a Trustee due to death or disability, all outstanding and vested NQSOs and SARs may be exercised within one year but in no event after the expiration date. If a Trustee retires or terminates service for any other reason, all outstanding and vested NQSOs and SARs may be exercised within three months but in no event after the expiration date.


         In the event a Trustee terminates service for any reason during the Period of Restriction, then any Restricted Shares subject to restrictions as of the date of such termination shall automatically be forfeited subject to the discretion of the Board of Trustees to waive the forfeiture and impose new restrictions to such Restricted Shares in the event a Participant's service terminates for any reason other than for removal. Outstanding Performance Units and Performance Shares will entitle the Trustee to receive pro-rated payments based upon the full months of service during the Performance Period. Share Units will be payable to the Participant if vested in the event of death, disability or retirement. If a Trustee terminates service for any other reason, Performance Units, Performance Shares and unvested Share Units will be forfeited.


         Amendment and Discontinuance. The Amended and Restated Trustee Plan may be amended, altered or discontinued by the Board of Trustees, but except as specifically provided therein, no amendment, alteration or discontinuance may be made which would in any manner adversely affect any Award theretofore granted without the written consent of the Participant. Except as expressly provided in the Amended and Restated Trustee Plan, the plan may not be amended without shareholder approval to the extent such approval is required by law or the rules of a securities exchange on which the Common Shares are listed.

         Federal Income Tax Consequences. The following is a brief discussion of the relevant federal income tax rules. The rules are highly technical and are subject to change.

         NQSOs and SARs. Upon the grant of a NQSO (with or without an SAR), the optionee will not recognize any taxable income and the Company will not be required to record an expense. Upon exercise, the excess of the fair market value of the shares acquired on the exercise of a NQSO over the purchase price (the "spread"), or the consideration paid to the optionee upon the exercise of the SAR, will constitute a payment for services taxable to the optionee as ordinary income. In determining the amount of the spread or the amount of consideration paid to the optionee, the fair market value of the shares on the date of exercise is used, except that special timing rules may apply as a result of Section 16(b) of the Exchange Act. The Company, in computing its federal income tax, will generally be entitled to a deduction in an amount equal to the amount included in the optionee's gross income in the Company's taxable year in which the amount is included as income to the optionee. The optionee's tax basis in an Award paid in Common Shares is equal to the amount of ordinary income recognized and the holding period commences as of the date that income is recognized. Upon a subsequent sale or exchange of the Common Shares acquired, the optionee will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         Transferable NQSO. The transfer of a NQSO will have no immediate tax consequences to the Company, the Participant or the transferee. Upon the subsequent exercise of the transferred NQSO by the transferee, the Participant will realize ordinary income in an amount measured by the difference between the option price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a deduction in the same amount. Any difference between such fair market value and the price at which the transferee may subsequently sell such shares will be treated as capital gain or loss to the transferee, long-term or short-term depending on the length of time the shares have been held by the transferee.

         Restricted Shares. A Participant who is granted Restricted Shares may make a Section 83(b) election to have the grant taxed as ordinary income at the date of receipt, with the result that any future appreciation (or depreciation) in the value of the shares granted shall be taxed as capital gain (or loss) upon a subsequent sale of the shares. However, if the Participant does not make a
Section 83(b) election, the grant will be taxed as ordinary income at the full fair market value on the date that the restrictions imposed on the shares expire. Unless a Participant makes a Section 83(b) election, any dividends paid on shares subject to the restrictions is ordinary income to the Participant and an expense to the Company. The Company is generally entitled to a tax deduction for any ordinary income taxed to the Participant

758578.3
                                       57
with respect to the shares. The Participant's tax basis is equal to the amount of ordinary income recognized and the tax holding period commences as of the date that income is recognized. Upon a subsequent sale or exchange of the Common Shares acquired, the Participant will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         Performance Units, Performance Shares and Share Units. A Participant who has been granted a Performance Unit, Performance Share or Share Unit Award will not realize taxable income until the units or shares vest and the Participant is in receipt of the Common Share and/or cash distributed in payment of the Award, at which time the Participant will realize ordinary income equal to the fair market value of the shares delivered or the amount of cash paid. At that time, the Company generally will be allowed a corresponding tax deduction equal to the ordinary income taxed to the Participant. The Participant's tax basis in an Award paid in Common Shares is equal to the amount of ordinary income recognized and the holding period commences as of the date that income is recognized. Upon a subsequent sale or exchange of the Common Shares acquired, the Participant will have capital gain or loss measured by the difference between the amount realized on the disposition and his or her tax basis in the shares.

         Trustee Plan Benefits. No specific Awards under the Amended and Restated Trustee Plan have been determined at this time except the Company expects to make Awards of Share Units as compensation for the Trustee's service on the Board of Trustees in accordance with the existing compensation arrangement.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Amended and Restated Trustee Plan. Such vote will also satisfy the shareholder approval requirements of applicable NYSE rules. The Board of Trustees unanimously recommends that shareholders vote FOR the approval of the Amended and Restated Trustee Plan.



758578.3
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


             PROPOSAL 6 -- APPROVAL OF EMPLOYEE SHARE PURCHASE PLAN


         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE EMPLOYEE SHARE PURCHASE PLAN ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX E. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE EMPLOYEE SHARE PURCHASE PLAN.

Description of Plan

         In April 1998, the Board of Trustees adopted the Employee Share Purchase Plan. The Employee Share Purchase Plan will be effective upon shareholder approval. The principal provisions of the Employee Share Purchase Plan are summarized below.

         Shares Authorization. The maximum number of Class A Common Shares that may be issued under the Employee Share Purchase Plan is (a) 1,000,000 (b) minus the number of Class A Common Shares subject to or issued under the Non-Employee Share Purchase Plan.

         Purpose of Plan. The Employee Share Purchase Plan provides eligible employees of the Company with a means to purchase such shares at a discount, subject to adjustments under certain circumstances such as stock splits, stock dividends, recapitalization or other changes in the outstanding Class A Common Shares. The reserved shares consist of authorized but unissued Class A Common Shares.

         The Employee Share Purchase Plan is intended as an employment incentive and to encourage share ownership by all eligible employees of the Company and its subsidiaries at a favorable price so that employees may participate in the economic progress of the Company and to engender between the Company's employees and its shareholders a commonality of interests. The Employee Share Purchase Plan is also designed to encourage eligible employees to remain in the employ of the Company. The Employee Share Purchase Plan provides eligible employees with an opportunity to purchase Class A Common Shares through payroll deductions.

         Offerings. The first Offering under the Employee Share Purchase Plan will commence on the later of July 1, 1998 or the effective date of the registration statement covering the shares issuable under the plan and terminate on December 31, 1998. The second Offering will begin on January 1, 1999 and terminate on June 30, 1999. Subsequent Offerings will commence on the successive July 1 and January 1 dates until the Board of Trustees terminates the Employee Share Purchase Plan or no additional shares of Common Shares are available for purchase under the Employee Share Purchase Plan.

         Eligible Employees. The Employee Share Purchase Plan provides that all employees of the Company will be eligible to participate in the Employee Share Purchase Plan, provided that each such employee: (a) is regularly employed for more than 20 hours per week and for more than five months in a calender year and has been employed, as of the applicable Offering Date, for at least three months; and (b) is employed on the first day of the applicable Plan Period. To participate in the plan, each eligible employee must complete an Authorization Form and related documents at least 30 days prior to the applicable Offering Commencement Date of an Offering in which he or she desires to participate. An eligible employee remains enrolled for subsequent Offerings, unless earlier terminated by the employee under the terms of the plan. However, participation in one Offering does not limit, or require, participation in any other Offering.

         No employee may be granted an Option if, after the grant of an Option under the plan, such employee would own, share or possess 5% or more of the total combined voting power or value of the shares of beneficial interest or capital stock of the Company or any subsidiary, after taking into account outstanding options and certain attribution rules. Further, if a participating employee requests that certificates for Class A Common Shares that have been purchased under the plan be issued to him before one year from the date such shares were purchased, the employee

758578.3
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


will not be permitted to participate in the next Offering. As of October 30, 1998, approximately 31 employees would be eligible to participate in the Employee Share Purchase Plan as of July 1, 1998.

         Purchases. The Employee Share Purchase Plan authorizes the grant of Options to purchase Class A Common Shares to eligible participating employees on January 1 and July 1 of each year. The purchase price is payable by the employee through automatic payroll deductions during the year, which deductions may not be less than $10 or more than the dollar amount or percentage of his base pay that is designated by the employee. No employee may be granted an Option for which his rights to purchase Class A Common Shares under the plan and any other Employee Share Purchase Plan of the Company or any subsidiary accrue at a rate which exceeds $25,000 of the fair market value of such Class A Common Shares (determined as of the Offering Commencement Period for the Plan Period) for each calender year in which the Option is outstanding at any time.


         The purchase price for each Common Share subject to an Option granted under the Stock Purchase Plan shall be 85% of the average closing prices for the Class A Common Shares on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period.


         On the Offering Commencement Date of each Plan Period, each eligible employee who elects to participate in an Offering will receive an Option to purchase the number of Class A Common Shares that he will be able to purchase with the payroll deduction credited to his account during such Plan Period, provided that the maximum number of shares that an eligible employee may purchase under an Offering shall not exceed $12,500 divided by the fair market value of a New Class A Common Share on the first business day of the applicable Plan Period.

         Withdrawal; Termination of Employment; Deduction Changes. Subject to certain limitations set forth in the Employee Share Purchase Plan, an employee is permitted, at any time prior to the end of an Offering, to terminate or to withdraw all of the amounts in his or her account, without interest. If an employee's employment is terminated (a) within 90 days of the last day of the current Offering by reason of retirement or disability or (b) at any time during the current Offering by reason of death, he or she will have the right prior to the end of the current Offering to elect to have the balance of his or her account either paid to him or her in cash or applied at the end of the current Offering toward the purchase of Class A Common Shares. Upon the termination of the employee's employment with the Company prior to the last day of an Offering for any other reason, the employee's only right will be to receive the amount of cash that is in his or her account, without interest. An Employee is permitted to decrease or discontinue payroll deductions once during an Offering. If an employee discontinues payroll deductions, but does not withdraw the amounts in his or her account, the funds deducted prior to the discontinuance will be applied to the purchase of Class A Common Shares. Other than as set forth in this paragraph, an employee may not change the amount of his or her payroll deductions during an Offering.

         Amendment. The Employee Share Purchase Plan may be amended from time to time by the Board of Trustees provided, however, that no amendment will be effective without the prior approval of the shareholders to increase the aggregate number of shares to be issued under the plan and change the class of employees eligible to receive Options. The Employee Share Purchase Plan may be terminated at any time by the Board of Trustees.

         Federal Income Tax Consequences. The Employee Share Purchase Plan is intended to qualify as an employee "stock purchase plan" under Section 423 of the Code, such that the transfer of a New Class A Common Share to an employee pursuant to the plan will generally be governed by Section 421(a) of the Code. Under Section 421(a), an employee will not be required to recognize income with respect to the discount at the time the Option is granted or at the time the Option is exercised. The Company or its subsidiary will not be entitled to any deduction with respect to the plan, except in connection with a disqualifying disposition (as discussed below). In order for the subscription for shares pursuant to the Employee Share Purchase Plan to qualify for the foregoing tax treatment, the employee generally must be an employee of the Company or a subsidiary (within the meaning of Section 423 of the Code) from the date the purchase right is granted through the date three months before the date the shares are purchased by the employee.

         If the employee has held the shares subscribed for pursuant to the Employee Share Purchase Plan for at least two years after the date of grant and for at least one year after the date of purchase, upon disposition of the shares by

758578.3
                                       60
the employee (or upon the employee's death), the employee will be taxed as follows: if the market price of the shares on the date they are sold is equal to or less than the price paid for the shares under the plan, the employee will incur a long-term capital loss in the amount equal to the price paid over the sale price. If the sale price is higher than the price paid under the Employee Share Purchase Plan, the employee will recognize ordinary income in an amount equal to the lesser of (a) the market price of the shares on the day the applicable purchase period commenced over the price paid or (b) the excess of the market price at the time of disposition over the price paid. Any further gain is treated as a capital gain.


         If the employee sells the shares before he or she has owned them for more than one year and before the expiration of a two-year period commencing on the day the purchase period commenced (a "disqualifying disposition"), the employee will recognize ordinary income on the amount of the difference between the actual purchase price and the market price of the shares on the date of purchase and the Company will receive an expense deduction for the same amount. The employee will recognize a capital gain or loss for the difference between the sale price and the fair market value on the date of purchase.

         The foregoing is only a summary of certain provisions of the Code, and employees are urged to consult with their own tax advisors regarding these matters.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the Employee Share Purchase Plan. Such vote will also satisfy the shareholder approval requirements of applicable NYSE rules and Section 423 of the Code. The Board of Trustees unanimously recommends that shareholders vote FOR approval of the Employee Share Purchase Plan.


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                                       61

           PROPOSAL 7 -- APPROVAL OF NON-EMPLOYEE SHARE PURCHASE PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE NON-EMPLOYEE SHARE PURCHASE PLAN ATTACHED TO THIS PROXY STATEMENT/PROSPECTUS AS ANNEX F. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE SHARE PURCHASE PLAN.

Description of Plan

         In October 1998, the Board of Trustees adopted the Non-Employee Share Purchase Plan. The Non-Employee Share Purchase Plan will be effective upon shareholder approval. The principal provisions of the Non-Employee Share Purchase Plan are summarized below.

         Share Authorization. The maximum number of Class A Common Shares that may be issued under the Non- Employee Share Purchase Plan is (a) 1,000,000 minus
(b) the number of Class A Common Shares subject to or issued under the Employee Share Purchase Plan.

         Purpose of Plan. The purpose of the Non-Employee Share Purchase Plan is to provide eligible non-employees of the Company and certain of its subsidiaries with opportunities to purchase Class A Common Shares at a discount, subject to adjustments under certain circumstances such as stock splits, stock dividends, recapitalization or other changes in the outstanding Class A Common Shares. Eligible non-employees are able to purchase shares by making contributions into an account held by the Company for their benefit.

         Offerings. The first Offering under the Non-Employee Share Purchase Plan will commence on the later of November 1, 1998 or the effective date of the registration statement covering the shares issuable under the plan and terminate on June 30, 1999. The second Offering will begin on July 1, 1999 and terminate on December 31, 1999. Subsequent Offerings will commence on the successive January 1 and July 1 dates until the Board of Trustees terminates the Non-Employee Share Purchase Plan or no additional shares of Class A Common Shares are available for purchase under the Non-Employee Share Purchase Plan.

         Eligible Non-Employees. The Non-Employee Share Purchase Plan provides that key consultants, other service providers and non-employee trustees of the Company will be eligible to participate in the Non-Employee Share Purchase Plan. To participate in the plan, each eligible non-employee must complete an Election Form at least 30 days prior to the applicable Offering Commencement Date of an Offering in which he or she desires to participate. An eligible non-employee remains enrolled for subsequent Offerings, unless earlier terminated by the non-employee under the terms of the plan. However, participation in one Offering does not limit, or require, participation in any other Offering.

         Purchases. The Non-Employee Share Purchase Plan authorizes the grant of Options to purchase Class A Common Shares to eligible participating non-employees on January 1 and July 1 of each year. The purchase price is payable by the employee through contributions to an account held by the Company for the benefit of such non-employee. The eligible participating non-employee must deliver the full contribution amount noted on his or her Election Form to the Company no later than 5 days prior to the last day of the Plan Period for which such contribution is being made.

         The purchase price for each Common Share subject to an Option granted under the Non-Employee Share Purchase Plan shall be 85% of the average closing prices for the Class A Common Shares on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period.

         On the Offering Commencement Date of each Plan Period, each eligible non-employee who elects to participate in an Offering will receive an Option to purchase the number of Class A Common Shares that he or she will

758578.3
                                       62
be able to purchase with the contributions credited to his or her account during such Plan Period, provided that the maximum number of shares that an eligible non-employee may purchase under an Offering shall not exceed $12,500 divided by the fair market value of a New Class A Common Share on the first business day of the applicable Plan Period.

         No Participant may be granted an Option which permits his or her rights to purchase Class A Common Shares under this Plan and any other share purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Class A Common Shares (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

         Automatic   Refunds.   Any  balance   remaining   in  a   participating
non-employee's account at the end of a Plan Period will be automatically refunded to the non-employee, except that any balance which is less than the purchase price of one New Class A Common Share will be carried forward into the participating non-employee's account for the following Offering, unless the non-employee elects not to participate in the following Offering under the Non-Employee Share Purchase Plan, in which case such balance will be refunded. The balance credited to the account of a participating non-employee trustee will be automatically refunded in full, without interest, if his status as a member of the Board of Trustees of the Company terminates for any reason during the Plan Period.

         Withdrawal; Changes in Contributions. Subject to certain limitations set forth in the Non-Employee Share Purchase Plan, an eligible non-employee is permitted to reduce or stop his contributions. If an eligible non-employee elects to stop his contributions during the Plan Period, but does not elect to withdraw his funds, such funds contributed prior to his election to stop contributions will be applied to the purchase of Class A Common Shares on the Exercise Date. An eligible non-employee may at any time prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in his account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted, and the eligible non-employee may not begin participation again during the remainder of the Plan Period.

         Amendment and Termination. The Non-Employee Share Purchase Plan may be amended from time to time by the Board of Trustees of the Company, and any such amendment will be subject to the approval of the Company's shareholders to the extent such approval is required under applicable laws or the rules of the NYSE. The Non- Employee Share Purchase Plan may be terminated at any time by the Board of Trustees.

         Federal Income Tax Consequences. In general, a Participant who receives a nonqualified stock option will recognize no income at the time of the grant of the option. Upon exercise of a nonqualified stock option, a Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the option. Special timing rules may apply to the Participant who is subject to
Section 16(a) of the Exchange Act.

         The employer will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified option. The amount of the deduction will be equal to the ordinary income recognized by the Participant.

         The foregoing is only a summary of certain provisions of the Code, and Participants are urged to consult with their own tax advisors regarding these matters.

Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting is required to approve the Non-Employee Share Purchase Plan. Such vote will also satisfy the shareholder approval requirements of applicable NYSE rules. The Board of Trustees unanimously recommends that shareholders vote FOR approval of the Non-Employee Share Purchase Plan.



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




                       PROPOSAL 8 -- APPROVAL OF LOAN PLAN

         CERTAIN ASPECTS OF THIS PROPOSAL ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMPLETE TEXT OF THE LOAN PLAN ATTACHED TO THIS PROXY STATEMENT/ PROSPECTUS AS ANNEX G. SHAREHOLDERS ARE URGED TO READ THE ANNEXES TO THIS PROXY STATEMENT/PROSPECTUS IN THEIR ENTIRETY. ALL CAPITALIZED TERMS WHICH ARE NOT DEFINED HEREIN ARE DEFINED IN THE LOAN PLAN.

Description of Plan

         In October 1998, the Board of Trustees adopted the Share Purchase Loan Plan (the "Loan Plan"). The Loan Plan will be effective upon shareholder approval. The principal provisions of the Plan are summarized below.

         Purpose of the Plan. The purpose of the Loan Plan is to provide opportunities for Participants to purchase Common Shares of the Company with financing provided by the Company. Pursuant to the Loan Plan, the Company may extend Plan Loans to Participants to finance purchases in the secondary trading market of issued and outstanding shares or directly from the Company of authorized but unissued shares.

         The Loan Plan is intended to qualify as an "eligible plan" that provides for the purchase of Common Shares, as "margin stock," with financing provided by Plan Loans in accordance with applicable Federal Reserve Board margin regulations.

         Shares Reserved. The maximum number of authorized but unissued Common Shares that the Company may sell to Participants with financing provided by Plan Loans is [__________]. Such maximum number of authorized shares shall not be affected by any purchases of issued and outstanding shares in the secondary trading market financed with Plan Loans.

         Participants. The Company may extend Plan Loans to any trustee or officer[, equal or senior in rank to Vice President,] of the Company, or to any consultant or service provider to the Company.

         Terms of the Loans. The Company may extend Plan Loans with a principal amount equal to up to 100% of the purchase price of Common Shares purchased with the Plan Loans. Subject to the foregoing, the principal amount of any Plan Loan shall be determined by the Plan Administrator. The Plan Loans will bear simple interest at an interest rate which is determined by the Plan Administrator, provided that such rate is no less than the applicable Federal rate in effect pursuant to Section 1274(d) of the Code and shall be compounded no less than semi-annually. The Plan Administrator will have the discretion to determine other terms and conditions of the Plan Loans extended under the Loan Plan, including but not limited to, those relating to: the recourse or non-recourse nature of the Plan Loans; the forgiveness of any or all of the principal and/or interest due on the Plan Loans; conditions for forgiveness of principal and/or interest, such as length of employment or service, change of control events, performance measures or otherwise; the deferral of interest payments; Company commitments to make tax gross up payments to cover taxes incurred as a result of any forgiveness; or options to call or put the Common Shares to satisfy the Plan Loans.

         Each Participant who receives a Plan Loan from the Company will be required to sign (i) a loan agreement (which sets forth the terms and conditions of the Plan Loans), (ii) a secured promissory note and (iii) a pledge and security agreement (which sets forth the terms and conditions for the pledge of the Common Shares purchased with financing provided by the Plan Loan). The form and terms and conditions of such Loan Documents will be determined by the Plan Administrator.

         Amendment or Termination. The Loan Plan may be amended by the Plan Administrator from time to time to the extent that the Plan Administrator deems it necessary or appropriate, and any such amendment will be subject to the approval of the Company's shareholders to the extent such approval is required under applicable laws or the rules of the exchange on which the Company is listed. The Plan Administrator may also terminate the Loan Plan at any time.


758578.3
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


No amendment or termination of the Loan Plan shall adversely affect any Plan Loan extended under the Loan Plan, without the written consent of the Participant.

         Federal Income Tax Consequences. Since Plan Loans under the Loan Plan bear interest at no less than the applicable Federal rate, no interest will be imputed to a Participant for federal income tax purposes as a consequence of a Plan Loan. In the event that either principal or interest due on a Plan Loan is forgiven by the Company, the amount forgiven will be treated as ordinary income for federal income tax purposes to the Participant for the tax year of the Participant in which the forgiveness occurs.

Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve the Loan Plan. Such vote will also satisfy the shareholder approval requirements of applicable NYSE rules. The Board of Trustees unanimously recommends that shareholders vote FOR approval of the Loan Plan.



758578.3
                                       65

               PROPOSAL 9 -- RATIFICATION OF INDEPENDENT AUDITORS

Description of Proposal



         The Board of Trustees of the Company has appointed Ernst & Young LLP ("E&Y") as independent auditors of the Company for the fiscal year ending December 31, 1998, and has further directed that the appointment of such auditors be submitted for ratification by the shareholders at the Annual Meeting. The Company has been advised by E&Y that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. E&Y will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions.

         Shareholder ratification of the appointment of E&Y as the Company's independent auditors is not required by the Current Declaration of Trust or otherwise. However, the Board of Trustees is submitting the appointment of E&Y to the shareholders for ratification as a matter of what it considers to be good corporate practice. Even if the appointment is ratified, the Board of Trustees in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board of Trustees determines that such a change would be in the best interests of the Company and its shareholders.

         On April 14, 1997, the Board of Trustees adopted a resolution (i) not to retain Coopers & Lybrand LLP ("C&L") as the Company's auditors for the fiscal year ending December 31, 1997 and (ii) to engage E&Y as the Company's independent auditors for the fiscal year ending December 31, 1997.

         The reports of C&L on the Company's consolidated financial statements as of and for the two years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the Company's two fiscal years ended December 31, 1996 and through the date of their replacement on April 14, 1997, there were no disagreements with C&L on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused them to make reference thereto in their report(s) on the Company's financial statements for such fiscal year(s), nor were there any "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Exchange Act.


Vote Required; Recommendation

         Pursuant to the Current Declaration of Trust, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young as independent auditors. The Board of Trustees unanimously recommends that shareholders vote FOR the ratification of Ernst & Young as independent auditors.





758578.3
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



                                     EXPERTS

         The consolidated financial statements of the Company as of and for the year ended December 31, 1997, appearing elsewhere in this Proxy
Statement/Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

         The consolidated financial statements and schedules of the Company as of December 31, 1996 and for the two years ended December 31,1996, appearing elsewhere in this Proxy Statement/Prospectus and Registration Statement have been audited by PricewaterhouseCoopers LLP (f/k/a Coopers & Lybrand L.L.P.), independent auditors, as set forth in their report thereon appearing elsewhere herein and in the Registration and are included in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.


         The combined financial statements of the Company's subsidiary, Victor Capital as of June 30, 1997 and December 31, 1996 and 1995 and for the six months ended June 30, 1997 and 1996 and for each of the three years in the period ended December 31, 1996, incorporated by reference into the Proxy Statement/Prospectus and Registration Statement, have been reviewed or audited by David Berdon & Co. LLP, independent auditors, as set forth in their reports thereon and are included in reliance upon such reports, given upon the authority of such firm as experts in accounting and auditing.



                                 LEGAL OPINIONS

         The validity of the New Company Stock being issued in connection with the Reorganization has been passed upon by Ballard Spahr Andrews & Ingersoll, LLP, Baltimore, Maryland, Maryland counsel to New Company. Battle Fowler LLP has passed upon the federal income tax consequences of the Reorganization to the holders of Company Shares. Martin L. Edelman, who is a Trustee of and a consultant to the Company, is also of counsel to Battle Fowler LLP.


                             REPORTS TO SHAREHOLDERS

         The Company, or if the Reorganization is approved, the New Company will continue to provide shareholders with annual reports containing financial statements reported upon by independent auditors, and also unaudited quarterly statements of operations.

                                  OTHER MATTERS

         The management of the Company does not know of any other matters to come before the Annual Meeting. However, if any other matters come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their discretion on such matters.


                              SHAREHOLDER PROPOSALS

         Any  Company   Shareholder   who  wishes  to  submit  a  proposal   for
presentation at the Company's 1999 annual meeting of shareholders must submit such proposal to the Company at its office at 605 Third Avenue, New York, New York 10016, Attention: Secretary, no later than December 31, 1998, in order to be considered for inclusion, if appropriate, in the Company's, or if the Reorganization is approved, the New Company's, proxy statement and form of proxy relating to its 1999 annual meeting of shareholders.

758578.3
                                       67

                                                                         ANNEX A


                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made as of October __, 1998, by and among Capital Trust, a California business trust (the "Company"), Captrust Limited Partnership, a Maryland limited partnership (the "Limited Partnership"), and Capital Trust, Inc., a Maryland corporation (the "New Company").


                              PRELIMINARY STATEMENT

         The Board of Trustees of the Company has determined that it is advisable and in the best interest of the Company to reorganize from a business trust organized under the laws of the State of California into a corporation incorporated under the laws of the State of Maryland. In connection with the foregoing reorganization, the Company has formed the Limited Partnership and the New Company as direct or indirect wholly-owned subsidiaries of the Company. The parties hereto desire to effect the Mergers (as hereinafter defined) upon the terms and subject to the conditions set forth herein.

         Accordingly, in consideration of these premises, the covenants and agreements made herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto adopt the plan of merger encompassed by this Agreement and agree as follows:


                                    ARTICLE I
                      THE MERGERS; CLOSING; EFFECTIVE TIME

         1.1. THE LIMITED PARTNERSHIP MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Company shall be merged with and into the Limited Partnership and the separate existence of the Company shall thereupon cease (the "Limited Partnership Merger"). The Limited Partnership shall be the surviving entity in the Limited Partnership Merger (sometimes hereinafter referred to as the "Surviving Limited Partnership"), shall continue to be governed by the laws of the State of Maryland and the separate existence of the Limited Partnership with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Limited Partnership Merger.

         The Limited Partnership Merger shall have the effects specified in the Maryland Revised Uniform Limited Partnership Act (the "MRULPA").

          1.2. THE COMPANY MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.4), the Surviving Limited Partnership shall be merged with and into the New Company and the separate existence of the Surviving Limited Partnership shall thereupon cease (the "Company Merger" and, together with the Limited Partnership Merger, the "Mergers"). The New Company shall be the surviving entity in the Company Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Maryland and the separate existence of the New Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Mergers.

         The Company Merger shall have the effects specified in the Maryland General Corporation Law (the "MGCL").

         The parties intend that the Mergers qualify as a  reorganization  under
Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.

         1.3. CLOSING. The closing of the Mergers (the "Closing") shall take place (i) at the offices of the New Company, 605 Third Avenue, 26th Floor, New York, New York 10016 at 10:00 a.m. local time on the first business day on which the last to be fulfilled or waived of the conditions set forth in Section 5.1 hereof shall be fulfilled or (ii) at such other place and time and/or on such other date as the Company, the Limited Partnership and the New Company may agree.

          1.4. EFFECTIVE TIME. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, and provided that this Agreement has not been terminated or abandoned pursuant to Article VII hereof, the Company and the Limited Partnership will, at such time as they deem advisable, cause Articles of Merger (the "Partnership Articles of Merger") to be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") as provided in Section 10-208(d) of the MRULPA. Following the fulfillment or waiver of the conditions set forth in Section 5.1 hereof, provided that this Agreement shall not have been terminated or abandoned pursuant to Article VI hereof, the Surviving Limited Partnership and the New Company will, at such time as they deem advisable, cause Articles of Merger (the "Company Articles of Merger") to be filed with the SDAT as provided in Section 3-107 of the MGCL. The Mergers shall become effective upon the acceptance for record of the Partnership Articles of Merger and the Company Articles of Merger by the SDAT (the "Effective Time"). The parties hereto intend the Mergers to become effective simultaneously.


                                   ARTICLE II
                CERTIFICATE AND AGREEMENT OF LIMITED PARTNERSHIP
                  OF THE SURVIVING LIMITED PARTNERSHIP AND THE
                 CHARTER AND BYLAWS OF THE SURVIVING CORPORATION

          2.1. SURVIVING LIMITED PARTNERSHIP. The certificate of limited partnership and agreement of limited partnership of the Limited Partnership in effect at the Effective Time shall be the certificate of limited partnership and agreement of limited partnership of the Surviving Limited Partnership, until duly amended in accordance with the terms thereof and the MRULPA.

         2.2. SURVIVING CORPORATION. The charter of the New Company, as in effect at the Effective Time, shall be amended by the Articles of Amendment and Restatement in the form attached hereto as Exhibit A, the Articles Supplementary with respect to New Class A Preferred Stock (as defined below), in the form attached hereto as Exhibit B, and the Articles Supplementary with respect to Class B 9.5% Cumulative Convertible Non-Voting Preferred Shares, par value $1.00 per share, of New Company, in the form attached hereto as Exhibit C (collectively, the "Articles"), and the Articles shall be the charter of the Surviving Corporation, until duly amended in accordance with the MGCL. The Bylaws of the New Company, as in effect at the Effective Time, shall be amended and restated in full, as set forth in the amended and restated Bylaws of the New Company attached hereto as Exhibit D (the "Amended and Restated Bylaws"), and said Amended and Restated Bylaws, as so amended and restated, shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the MGCL.

                                   ARTICLE III
                      DIRECTORS AND EXECUTIVE OFFICERS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS
                          OF THE SURVIVING CORPORATION

         3.1. DIRECTORS AND OFFICERS. At or before the Effective Time, the following persons shall be elected or appointed as the executive officers and directors of the Surviving Corporation and such officers and directors shall thereafter serve until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the charter of the Surviving Corporation:


Name                                       Office
----                                       ------

Samuel Zell                                Chairman of the Board and Director
Jeffrey A. Altman                          Director
Martin L. Edelman                          Director
Gary R. Garrabrant                         Director
Thomas E. Dobrowski                        Director
Steven Roth                                Director
Craig M. Hatkoff                           Vice Chairman and Director
John R. Klopp                              Vice Chairman, Chief Executive
                                           Officer and Director
Stephen D. Plavin                          Chief Operating Officer
Sheli Z. Rosenberg                         Director
Lynne B. Sagalyn                           Director

Name                                       Office
----                                       ------

Donald J. Meyer                            Managing Director and Chief
                                           Investment Officer
Edward L. Shugrue III                      Managing Director, Chief
                                           Financial Officer and Assistant
                                           Secretary

         3.2. COMMITTEES OF THE BOARD OF DIRECTORS. At or before the Effective Time, the board of directors of the Surviving Corporation shall create and constitute the following committees and each member of such committee shall thereafter serve until his successor shall have been duly appointed in accordance with the Bylaws of the Surviving Corporation:

                                    Executive Committee
                                    -------------------

                                    Craig M. Hatkoff, Chairman
                                    Gary R. Garrabrant
                                    John R. Klopp
                                    Sheli Z. Rosenberg

                                    Audit Committee
                                    ---------------

                                    Jeffrey A. Altman
                                    Craig M. Hatkoff (non-voting)
                                    Lynne B. Sagalyn, Chairwoman

                                    Compensation Committee
                                    ----------------------

                                    Jeffrey A. Altman
                                    Martin L. Edelman
                                    John R. Klopp
                                    Lynne B. Sagalyn
                                    Sheli Z. Rosenberg, Chairwoman

                                    Performance Compensation Committee
                                    ----------------------------------

                                    Jeffrey A. Altman
                                    Lynne B. Sagalyn
                                    Sheli Z. Rosenberg, Chairwoman


The foregoing committees shall have the same functions and powers delegated to the same committees of the board of trustees of the Company as set forth in the minutes of the board of trustees of the Company.

                                   ARTICLE IV
                              EFFECT OF THE MERGER
                        ON SHARES OF BENEFICIAL INTEREST;
                            EXCHANGE OF CERTIFICATES

         4.1. EFFECT ON STOCK. At the Effective Time, by virtue of the Mergers and without any action on the part of the holders thereof:

         (a) Each class A common share of beneficial interest, $1.00 par value, in the Company (the "Class A Common Shares") issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one validly issued, fully paid and nonassessable share of class A common stock, $0.01 par value per share ("New Class A Common Stock"), of the New Company. At the Effective Time, all Class A Common Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (b) Each class A 9.5% cumulative convertible share of beneficial interest, $1.00 par value, in the Company (the "Class A Preferred Shares"), issued and outstanding immediately prior to the Effective Time shall be converted into, and shall become, one share of class A 9.5% cumulative convertible preferred stock, $0.01 par value per share (the "New Class A Preferred Stock"), of the New Company. At the Effective Time, all Class A Preferred Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist.

         (c) Each Class A Common Share and Class A Preferred Share issued and held in the Company's treasury at the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

         (d) At the Effective Time, each partnership interest in the Limited Partnership existing immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the Limited Partnership or the holder of such interests, be canceled and retired without payment of any consideration therefor.

         (e) At the Effective Time, each share of common stock, $.01 par value per share, of the New Company issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the New Company or the holder thereof, be canceled and retired without payment of any consideration therefor, and such shares shall have the status of unauthorized and unissued shares of New Class A Common Stock.

         4.2. STOCK CERTIFICATES. From and after the Effective Time, (i) each certificate which immediately prior to the Effective Time represented Class A Common Shares (each, a "Common Certificate") shall be deemed for all purposes to represent ownership of an equal number of, shares of New Class A Common Stock and (ii) each certificate which immediately prior to the

Effective Time represented Class A Preferred Shares (each a "Preferred Certificate," and together with the Common Certificate, the "Certificates") shall be deemed for all purposes to represent ownership of an equal number of, shares of Class A Preferred Stock. The registered owner on the books and records of the Company or its transfer agent of any Certificate shall, until such Certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agent, have and be entitled to exercise any voting or other rights with respect to and to receive any dividends and other distributions upon the shares of New Class A Common Stock or the New Class A Preferred Stock, as the case may be, represented by any such outstanding Certificate as provided above. Nothing contained herein shall be deemed to require the holder of any Class A Common Shares or Class A Preferred Shares, as the case may be, to surrender any Certificate(s) representing such shares in exchange for a certificate or certificates representing shares of New Class A Common Stock or the New Class A Preferred Stock.

         4.3. OPTIONS. Each unit providing the right to acquire or an option to purchase or otherwise acquire Class A Common Shares granted under the Company's 1997 Long-Term Incentive Share Plan and Trustee Share Plan (collectively, the "Plans"), which is outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder of such option or unit, be converted into and become a unit providing the right to acquire or an option to purchase or otherwise acquire the same number of shares of New Class A Common Stock, upon the same terms and subject to the same conditions as set forth in the Plans as in effect at the Effective Time. The same number of shares of New Class A Common Stock shall be reserved for purposes of the outstanding options as is equal to the number of Class A Common Shares so reserved as of the Effective Time. As of the Effective Time, the Surviving Corporation assumes the Plans and all obligations of the Company under the Plans, including the outstanding units or options or portions thereof granted pursuant to the Plans.


                                    ARTICLE V
                                   CONDITIONS

         5.1. CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company, the Limited Partnership and the New Company to consummate the Mergers are subject to the fulfillment of each of the following conditions:

         (a) The registration statement on Form S-4 to be filed by the New Company, which will include the proxy statement of the Company soliciting proxies to approve the Mergers, shall have been declared effective in accordance with the Securities Act of 1933, as amended, by the Securities and Exchange Commission and no stop order shall have been issued or threatened.

         (b) This Agreement shall have been duly approved by (i) the requisite vote of holders of the Class A Common Shares and Class A Preferred Shares, in accordance with applicable law and the amended and restated declaration of trust and by-laws of the Company, (ii) the New Company as the general partner of the Limited Partnership, and (iii) the Company, as the sole shareholder of the New Company.

         (c) The shares of New Class A Common Stock to be issued in the Mergers and the shares of New Class A Common Stock underlying the New Class A Preferred Stock to be issued in the Mergers shall have been listed on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

         (d) No order to restrain, enjoin or otherwise prevent the consummation of this Agreement or either of the Mergers shall have been entered by any court or administrative body and shall remain in full force and effect.

         (e) The obligations to consummate the Mergers contemplated hereby shall not have been terminated pursuant to Article VI hereof.

         (f) All consents and approvals, if any, necessary for the transactions contemplated hereby shall have been obtained and be in full force and effect.


                                   ARTICLE VI
                                   TERMINATION

         6.1. TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Effective Time, before or after the approval by holders of the Class A Common Shares and the Class A Preferred Shares, by the mutual consent of the Board of the Trustees of the Company and the general partner of the Limited Partnership and the Board of Directors of the New Company.

         6.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and abandonment of the Mergers pursuant to this Article VI, no party hereto (or any of its directors, trustees or officers) shall have any liability or further obligation to any other party to this Agreement.


                                   ARTICLE VII
                            MISCELLANEOUS AND GENERAL

         7.1. INDEMNIFICATION; DIRECTORS' AND OFFICERS' INSURANCE. From and after the Effective Time, the Surviving Corporation will indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former director or officer of the Company or the Limited Partnership or its general partner or (ii) any individual who, while a director of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent required or permitted by Maryland law.

         7.2. MODIFICATION OR AMENDMENT. Subject to the applicable provisions of the MRULPA and the MGCL, at any time prior to the Effective Time, the parties hereto may amend or modify this Agreement by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, that after the Mergers have been approved by the Company's shareholders, no amendment or modification may change the amount or form of the consideration to be received by such shareholders in the Mergers.

         7.3. WAIVER OF CONDITIONS. The conditions to each of the parties' obligations to consummate the relevant Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

         7.4. COUNTERPARTS. For the convenience of the parties hereto, this Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

         7.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the States of California and Maryland in the case of the Limited Partnership Merger, and in accordance with the laws of the State of Maryland in the case of the Company Merger.

         7.6. NO THIRD PARTY BENEFICIARIES. Except as provided in Section 7.1, no provision of this Agreement is intended, nor shall it be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, stockholder, partner or employee or any other person or entity.

         7.7. HEADINGS. The Article, Section and Paragraph headings herein are for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

         7.8. SERVICE OF PROCESS.

         (a) The New Company may be served with process in the State of Maryland in any proceeding for the enforcement of any obligation of the Company or the Limited Partnership, as well as for enforcement of any obligations of the New Company arising from the Mergers, and to the New Company is Ballard Spahr Andrews & Ingersoll, 300 Lombard Street, Baltimore, Maryland 21202, Attn: James
J. Hanks, Jr.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto on the date first hereinabove written.

                                      CAPITAL TRUST, INC.

                                      By:
                                         ------------------------
                                         Name:
                                         Title:

                                      CAPTRUST LIMITED PARTNERSHIP

                                      By:  CAPITAL TRUST, INC.,
                                           its general partner

                                           By:
                                              -----------------------
                                              Name:
                                              Title:


                                      CAPITAL TRUST

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

                                                                      Exhibit A
                                                                      to Annex A

                               CAPITAL TRUST, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT


         FIRST: Capital Trust, Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

                                   ARTICLE I
                                  INCORPORATOR

         The undersigned, Tonya Mitchem Grindon whose address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

         The name of the corporation (the "Corporation") is: Capital Trust, Inc.

                                   ARTICLE III
                                     PURPOSE

         The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

697816.3

                                   ARTICLE IV
                  PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

         The address of the principal office of the Corporation in the State of Maryland is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202, Attention: James J. Hanks, Jr. The name of the resident agent of the Corporation in the State of Maryland is James J. Hanks, Jr., whose post address is c/o Ballard Spahr Andrews & Ingersoll, 300 East Lombard Street, Baltimore, Maryland 21202. The resident agent is a citizen of and resides in the State of Maryland.

                                    ARTICLE V
                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 5.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be ten (10), which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law. The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualified are:

                                  Samuel Zell
                               Jeffrey A. Altman
                               Sheli Z. Rosenberg
                               Gary R. Garrabrant
                               Martin L. Edelman
                                 John R. Klopp

697816.3
                                       -2-

                                Lynne B. Sagalyn
                                Craig M. Hatkoff
                                Thomas E. Dobrowski
                                Steven Roth

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

         Section 5.2 Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

         Section 5.3 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the charter or the Bylaws.

         Section 5.4 Preemptive Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified shares of stock pursuant to Section 6.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

         Section 5.5 Indemnification. The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has

697816.3
                                       -3-
served as a director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his status as a present or former director or officer of the Corporation. The Corporation shall have the power, with the approval of the Board of Directors, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in
(a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Section 5.6 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its capital stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its capital stock or the payment of other distributions on its capital stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation.

697816.3
                                       -4-

                                   ARTICLE VI
                                      STOCK

         Section 6.1 Authorized Shares. The total number of shares of stock which the Corporation shall have the authority to issue is 300,000,000 shares, consisting of three classes of stock as follows:

                  (a) 100,000,000 shares of class A common stock, par value $.01 per share (the "Class A Stock");


                  (b) 100,000,000 shares of class B common stock, par value $.01 per share (the "Class B Stock," and together with the Class A Stock, the "Common Stock"); and

                  (c) 100,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The aggregate par value of all authorized shares of stock having par value is $3,000,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article VI, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. To the extent permitted by Maryland law, the board of directors, without any action by the stockholders of the Corporation, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock of any class or series that the Corporation has the authority to issue.

         Section 6.2 Common  Stock.  Except as may otherwise be provided in this
Article VI, all shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges with respect thereto. Subject to the provisions of Section 6.3, the Common Stock shall have the following preferences, rights, powers, restrictions, limitations and qualifications, and such others as may be afforded by law:

                  (a) Voting Rights. Except as may otherwise be provided by law, each holder of Class A Stock shall have one vote in respect to each share of Class A Stock held of record on all matters to be voted upon by stockholders and the shares of Class B Stock shall not have voting

697816.3
                                       -5-
rights and shall not be counted in determining the presence of a quorum at any meeting of stockholders.

                  (b) Dividend Rights. The holders of Common Stock shall be entitled to receive, ratably in proportion to the number of shares of Common Stock held by them, such dividends as may be authorized from time to time by the Board of Directors out of assets legally available therefor.

                  (c) Liquidation Rights. In the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment in full or reasonable provision for payment in full of all claims and obligations of the Corporation shall have been made, all of the assets of the Corporation, if any, remaining, of whatever kind available for distribution to stockholders, shall be distributed to the holders of Common Stock, ratably, in proportion to the number of shares of Common Stock held by them.

                  (d) Conversion. The Common Stock shall have the following conversion rights:

                  (i) Each share of Class A Stock  shall be  convertible  at the option of the holder thereof at any time and from time to time into one validly issued, fully paid and nonassessable share of Class B Stock. Subject to delivery of the certification described in Section 6.2(d)(ii) below, each share of Class B Stock shall be convertible at the option of the holder thereof at any time and from time to time into one validly issued, fully paid and nonassessable share of Class A Stock.

                  (ii) In order to exercise the conversion right, the holder of any shares of Common Stock to be converted in whole or in part shall surrender the certificate or certificates representing such shares of Common Stock to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the stockholder elects to convert such shares of Common Stock or the portion thereof specified in said notice into shares of Class A Stock or shares of Class B Stock, as specified by the stockholder in the Conversion Notice. The Conversion Notice shall also (x) state the name or names (with address) in which the certificates for

697816.3
                                       -6-
         the shares of Common Stock shall be issued and (y) if the shares of Class B Stock are to be converted into shares of Class A Stock, contain a certification by the stockholder that the stockholder either (a) will not, together with such stockholder's Aggregated Transferors (as defined below), upon the issuance of such shares of Class A Stock, own more than 4.9% of any class of Voting Stock (as defined below) of the Corporation or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class or series of Voting Stock of the Corporation. Each certificate representing shares of Common Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such shares of Common Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the stockholder or its duly authorized attorney. As promptly as practicable after receipt of a Conversion Notice and surrender of the certificate or certificates representing the shares of Common Stock relating thereto, the Corporation shall issue and deliver to such stockholder (or upon the written order of such stockholder) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Common Stock or portion thereof in accordance with the provisions of this
         Section 6.2(d)(ii). In the event that less than all the shares of Common Stock represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the holder of the shares of Common Stock so surrendered, without charge to such stockholder, a new certificate or certificates representing a number of shares of Common Stock equal to the unconverted portion of the surrendered certificate. Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares of Common Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares of Common Stock shall have been received by the Corporation, as described above. Any Person (as

697816.3
                                       -7-
         defined below) in whose name any certificate or certificates for shares of Common Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares of Common Stock represented thereby on the Conversion Date; provided, however, if the certificate or certificates representing shares of Common Stock are surrendered on any date when the stock transfer books of the Corporation shall be closed, the stockholder shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes until the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered. No payment or adjustment will be made for dividends or other distributions with respect to any shares of Common Stock issuable upon conversion of shares of Common Stock as provided herein.

                  (iii) The issuance of stock certificates upon conversion of shares of Common Stock shall be made without charge to the converting stockholder for any tax in respect of the issuance thereof.

                  (iv) The Corporation covenants that all shares of Common Stock which may be issued upon conversion of shares of Common Stock will upon issuance be validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

                  (v) For purposes of this Section 6.2(d), (x) the term "Aggregated Transferor" of a Person shall mean any other Person other than the Corporation who previously held Voting Stock of the Corporation now held by such Person, (y) the term "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision thereof,

697816.3
                                       -8-
         any unincorporated organization or any other entity, and (z) the term "Voting Shares" shall mean, collectively, the shares of Class A Stock and the shares of Preferred Stock created pursuant to Section 6.3 and designated at such time as entitled to vote generally in the election of directors.

The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

         Section 6.3 Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

         Section 6.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the provisions of Section 6.3 and subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section 6.4 may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

         Section 6.5 Charter and Bylaws. All persons who shall acquire capital stock in the Corporation shall acquire the same subject to the provisions of the charter and the Bylaws.


697816.3
                                       -9-

                                   ARTICLE VII
                                   AMENDMENTS

         The Corporation reserves the right from time to time to make any amendment to its charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the charter, of any shares of outstanding stock. All rights and powers conferred by the charter on stockholders, directors and officers are granted subject to this reservation.

                                  ARTICLE VIII
                             LIMITATION OF LIABILITY

         To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this
Article VIII, nor the adoption or amendment of any other provision of the charter or Bylaws inconsistent with this Article VIII, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         THIRD: The amendment to and restatement of the charter as hereinabove set forth have been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH: The current address of the principal office of the Corporation is as set forth in Article IV of the foregoing amendment and restatement of the charter.

         FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article IV of the foregoing amendment and restatement of the charter.

         SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article V of the foregoing amendment and restatement of the charter.

         SEVENTH: The total number of shares of capital stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 100 shares, consisting of 1,000 shares of Common Stock, $.01 par value per share. The aggregate par value of all shares of capital stock having par value was $10.


697816.3
                                      -10-

         EIGHTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 300,000,000, consisting of 200,000,000 shares of Common Stock, $.01 par value per share, and 200,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all shares of stock having par value is $3,000,000.

         NINTH: The undersigned chief executive officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned chief executive officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

         IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its chief executive officer and attested to by its secretary on this _____ day of __________, 1998.

ATTEST:                                 CAPITAL TRUST, INC.


                                        By:                              (SEAL)
------------------------                   ------------------------------
Secretary                                  Chief Executive Officer



697816.3
                                      -11-

                                                                       Exhibit B
                                                                      to Annex A



                               CAPITAL TRUST, INC.
                               -------------------

                             ARTICLES SUPPLEMENTARY

                       CLASS A 9.5% CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK
                           (par value $.01 per share)

          FIRST: Capital Trust, Inc., a Maryland corporation (hereinafter called the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland pursuant to Section 2-208 of the Maryland General Corporation Law that, under a power contained in Section 6.3 of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent dated ___________, 1998, classified and designated 12,639,405 unissued and unclassified shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of Class A 9.5% Cumulative Convertible Preferred Stock, par value $.01 per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares as set forth herein, which upon any restatement of the Charter may be made part of Article [VI] of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:


                       CLASS A 9.5% CUMULATIVE CONVERTIBLE
                                 PREFERRED STOCK

1 Designation and Amount. The class of Preferred Stock of the Corporation created hereby shall be designated as Class A 9.5% Cumulative Convertible Preferred Stock, and the number of shares constituting such class shall be 12,639,405, par value $.01 per share.

2 Definitions. As used in these Articles Supplementary, the following terms shall have the following meanings:

     (a) "Aggregate Consideration Receivable" by the Corporation in connection with the issuance of any shares of Common Stock or any Common Stock Equivalents means the sum of:



747131.3

          (i) the aggregate consideration paid to the Corporation for such shares of Common Stock or Common Stock Equivalents and

          (ii) the aggregate consideration or premiums, if any, stated in such Common Stock Equivalents to be payable for the Common Stock upon the exercise or conversion of such Common Stock Equivalents, calculated in each case in accordance with section 7(d)(vii) hereof. In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board or such committee.

     (b)  "Aggregated  Transferor" of a Person shall mean any other Person other
          than  the   Corporation  who  previously  held  Voting  Stock  of  the
          Corporation now held by such Person.

     (c) "Annual Dividend Rate" has the meaning set forth in section 3(a) hereof.

     (d) "Bank Holding Company" means a bank holding company (as defined in Section 1841 (a) of the Bank Holding Company Act of 1956, as amended) or any affiliate (as defined in Section 1841 (k) of the Bank Holding Company Act of 1956, as amended) of any bank holding company (as defined in Section 1841 (a) of the Bank Holding Company Act of 1956, as amended).

     (e)  "Board" means the Board of Directors of the Corporation.

     (f) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

     (g) "Charter" means the charter, as defined in Section 1- 101(e) of the Maryland General Corporation Law, of the Corporation.

     (h) "Class A Articles Supplementary" means these Articles Supplementary filed with and accepted for record by the State Department of Assessment and Taxation of Maryland on or about ___________ __, 1998, establishing the Class


747131.3
                                      - 2 -

          A Preferred Stock pursuant to Article VI of the Charter, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law and upon any restatement of the Charter shall mean the terms of the Class A Preferred Stock as set forth in Article VI of the Charter.

     (i) "Class A Common Stock" means the class A common stock, par value $.01 per share, of the Corporation, having the designations and rights, qualifications, limitations and restrictions set forth in the Charter.

     (j)  "Class  A  Preferred   Stock"  means  the  Class  A  9.5%   Cumulative
          Convertible Preferred Stock, par value $.01 per share, of the Corporation established pursuant to these Articles Supplementary.

     (k) "Class B Articles Supplementary" means Articles Supplementary filed with and accepted for record by the State Department of Assessment and Taxation of Maryland on or about ___________ __, 1998, establishing the Class B Preferred Stock pursuant to Article [VI] of the Charter, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law and upon any restatement of the Charter shall mean the terms of the Class B Preferred Stock as set forth in Article [VI] of the Charter.

     (l) "Class B Common Stock" means the class B common stock, par value $.01 per share, of the Corporation, having the designations and rights, qualifications, limitations and restrictions set forth in the Charter.

     (m) "Class B Preferred Stock" means the Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock, par value $.01 per share, of the Corporation established pursuant to the Class B Articles Supplementary.

     (n) "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

     (o)  "Common Stock Equivalents" means, without double counting:

          (i) Common Stock, where one share of Common Stock shall constitute one Common Stock Equivalent,


747131.3
                                      - 3 -

          (ii) Stock of the Corporation (including without limitation the Preferred Stock) convertible into Common Stock, where any one share of Stock of the Corporation shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such Stock,

         (iii) any rights, warrants, options and convertible, exchangeable or exercisable securities entitling the holder thereof to subscribe for or purchase any Common Stock, where any such rights, warrants, options and convertible, exchangeable or exercisable securities shall constitute a number of Common Share Equivalents equal to the number of shares of Common Stock issuable in respect of such rights, warrants, options or convertible, exchangeable or exercisable securities, and

          (iv) any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of Common Stock, where any such stock appreciation rights shall constitute a number of Common Share Equivalents equal to the shares of Common Stock, as nearly as it may be calculated, to such share appreciation rights.

     (p)  "Conversion Date" has the meaning set forth in section 7(b) hereof.

     (q)  "Conversion Notice" has the meaning set forth in section 7(b) hereof.

     (r)  "Conversion Price" has the meaning set forth in section 7(a) hereof.

     (s)  "Corporation" means Capital Trust, Inc., a Maryland corporation.

     (t) "D/E Ratio" means, as of the date of determination, the ratio of (i) the sum of (x) the total Indebtedness of the Corporation and its consolidated Subsidiaries as reflected on the Corporation's most recent regularly prepared consolidated balance sheet, plus (y) all Indebtedness issued by the Corporation and its consolidated subsidiaries since the date of such


747131.3
                                      - 4 -
          consolidated balance sheet less all Indebtedness retired or repurchased by the Corporation and its subsidiaries since that date, plus (z) the Corporation's pro rata share, based upon its percentage equity ownership interest therein, of aggregate total Indebtedness of Equity Affiliates, to (ii) the excess of total assets (including the Corporation's equity in its Equity Affiliates) over total liabilities of the Corporation and its consolidated subsidiaries, as reflected on the Corporation's most recent regularly prepared consolidated balance sheet, in each case determined in accordance with GAAP and after giving effect to the incurrence of any proposed Indebtedness and the application of proceeds of such Indebtedness.

     (u) "Dividend Payment Date" has the meaning set forth in section 3(a) hereof.

     (v)  "Dividend Period" has the meaning set forth in section 3(a) hereof.

     (w) "Effective Purchase Price per Share" at which the Corporation issues any shares of Common Stock or any Common Stock Equivalents means an amount equal to:

          (i) the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock or Common Stock Equivalents divided by

          (ii) the number of shares of Common Stock and Common Stock Equivalents so issued.

     (x) "Equity Affiliate" means any Person in which the Corporation or any of its consolidated Subsidiaries has an equity interest which is or, in accordance with GAAP, should be accounted for on the equity method in the Corporation's consolidated financial statements.

     (y)  "Exempted Transaction" means each and any of the following:

          (i) the issuance, from the Issuance Date through the date of the Exempted Transaction, of Common Stock Equivalents to employees or officers of the Corporation or any of its Subsidiaries, or to consultants or service providers to the Corporation or any of its Subsidiaries, or to


747131.3
                                      - 5 -
               directors of the Corporation or any of its Subsidiaries, under an employee benefit plan or similar arrangement adopted by the Corporation in an amount not to exceed 10% of the aggregate number of Common Stock Equivalents outstanding on the date of such Exempted Transaction,

          (ii) the issuance of any shares of Common Stock or Preferred Stock of the Corporation upon the conversion of any shares of Common Stock or Preferred Stock, and

         (iii) the issuance of any Stock of the Corporation in exchange, in whole or in part, for any acquisition by the Corporation of shares of stock or other assets of any kind.

     (z) "Fair Market Value" of a share of Common Stock means, as of any date, the average of the closing prices of Class A Common Stock for the 20 consecutive Trading Days next preceding the date five days prior to the date in question. The closing price for each day shall be:

          (i) if the Class A Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, the last sale price, or the closing bid price if no sale occurred, of one share of Class A Common Stock on the New York Stock Exchange or, if not then listed on the New York Stock Exchange, the principal securities exchange on which the Class A Common Stock is listed or admitted for trading; or

          (ii) if not listed or admitted for trading as described in clause (i) of this section 2(z), the average of the closing sale price or, in the absence of a closing sale price, the average of the highest bid and lowest asked prices of one share of Class A Common Stock quoted in the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

         (iii) if not quoted as described in clause (ii) of this section 2(z), the average of the highest bid and lowest offered quotations for one share of Class


747131.3
                                      - 6 -

               A Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and offered quotations for shares of Class A Common Stock on at least five of the 20 consecutive Trading Days next preceding the date five days prior to the date in question.

          If none of the conditions set forth above is met, the closing price of one share of Class A Common Stock on any day or the average of such closing prices for any period shall be the fair market value of one share of Common Stock for such day or period as determined in good faith by the Board.

          "Fair Market Value" of a share of Preferred Stock means the Fair Market Value of a number of fully paid and nonassessable shares of Class A Common Stock equal to the ratio of (a) the Liquidation Preference for such Preferred Stock plus an amount equal to the dividends per share accrued and unpaid thereon as of the date of such determination to (b) the Conversion Price in effect as of the date of such determination.

     (aa) "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

     (bb) "Holder" of a share of Class A Preferred Stock or a share of Class B Preferred Stock means the Person in whose name such share of Class A Preferred Stock or Class B Preferred Stock is registered on the books of the Corporation.

          "Holder" of a share of Class A Common Stock or a share of Class B Common Stock means the Person in whose name such


747131.3
                                      - 7 -
          share of Class A Common Stock or Class B Common Stock is registered on the books of the Corporation.

     (bb) "Incur" means to issue, assume, guarantee, incur or otherwise become liable for.

     (cc) "Indebtedness" means, with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting capitalized lease obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business) and (v) which are secured by any Lien on any property or asset of such first referred to Person.

     (dd) "Issuance Date" means, with respect to any Preferred Stock, the date on which such Preferred Stock is issued by the Corporation.

     (ee) "Junior Stock" means Common Stock and any other class or series of Stock of the Corporation now or hereafter authorized, issued or outstanding which is subject, under the terms of the Charter, to the following restrictions and limitations:

          (i) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Preferred Stock shall have been paid in full,

          (ii) in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of the Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, the amount specified in section 4 hereof, before any payment shall be made or any assets distributed to the holders of such other class or series of Stock of the Corporation, and

         (iii) shares of such class or series may not be redeemed under any circumstances, either at the option of the Corporation or of any holder thereof, unless all of the outstanding Preferred



747131.3
                                      - 8 -

               Stock have theretofore been redeemed or converted.

     (ff) "Lien" means any lien, mortgage, deed of trust, pledge, charge or other encumbrance of any kind, including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof.

     (gg) "Liquidation   Preference"  means,  with  respect  to  each  share  of
          Preferred Stock, an amount equal to $2.69.

     (hh) "Merger" means the simultaneous mergers of Capital Trust, a California business trust, with and into Captrust Limited Partnership, a Maryland limited partnership ("Captrust"), and of Captrust with and into the Corporation.

     (ii) "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

     (jj) "Preferred Stock" means, collectively, the Class A Preferred Stock and the Class B Preferred Stock.

     (kk) "Predecessor" means Capital Trust, a California business trust, as the predecessor of the Corporation in the Merger.

     (ll) "Restricted Payment" has the meaning set forth in section 3(c) hereof.

     (mm) "Stock" means any shares of stock, rights, warrants or options to purchase shares of stock, securities convertible into or exchangeable or exercisable for shares of stock and participations in or other equivalents of or interests (other than security interests) in shares of stock, however designated and whether voting or nonvoting, of any Person.

     (nn) "Subsidiary" means:

          (i) any corporation 50% or more of the Voting Stock of which is owned, directly or indirectly, by the Corporation, or


747131.3
                                      - 9 -

          (ii) any other Person whose accounts are required under GAAP to be included in the Corporation's consolidated financial statements.

     (oo) "Trading Day" means, with respect to the Class A Common Stock: (i) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (ii) if the Class A Common Stock is not listed or admitted for trading on any national securities exchange, but is quoted on the NASDAQ National Market System, any similar system of automated dissemination of quotations of securities prices or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (iii) if the Class A Common Stock is not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

     (pp) "Voting Stock" means, with respect to the Corporation, all classes of Stock of the Corporation then outstanding and normally entitled to vote for the election of directors of the Corporation. Any reference to a percentage of Voting Stock shall refer to the percentage of votes eligible to be cast for the election of directors which are attributable to the applicable Voting Stock.

3    Dividends.

     (a) Payment of Dividends. The Holders of the Class A Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cash dividends per share at the rate of 9.5% per annum on the Liquidation Preference (the "Annual Dividend Rate"). Such dividends shall accrue (whether or not declared) from and including the Issuance Date to and including the date on which the Liquidation Preference is paid on such shares or on which such shares are converted or redeemed and, to the extent not paid for any Dividend Period, will be cumulative. Dividends on the Class A Preferred Stock shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.

          Semi-annual dividend periods (each a "Dividend Period") shall commence on and include the sixteenth day of December and June of each year and shall end on and include the fifteenth day of June and December,



747131.3
                                     - 10 -
          respectively, of such or the following year; provided however, that, subject to the consummation of the Merger, the first Dividend Period shall be deemed to commence on June 16, 1998 and shall end on and include December 15, 1998. Dividends on the Class A Preferred Stock shall be payable, when, as and if declared, semi-annually, in arrears, no later than December 26 and June 25 of each year commencing December 26, 1998 (each such date, a "Dividend Payment Date"), except that if any such date is not a Business Day, then such dividend shall be paid on the next succeeding Business Day. Each such dividend shall be payable to Holders of Class A Preferred Stock at the close of business on the record date established by the Board, which record date shall be not more than 60 days prior to the date fixed for payment thereof.

          The amount of dividends payable per share of Class A Preferred Stock for each full Dividend Period shall be computed by applying the Annual Dividend Rate to the Liquidation Preference and dividing such amount by two. The amount of dividends payable for any period shorter than a full Dividend Period shall be computed on the basis of actual days elapsed and a 360-day year consisting of twelve 30 day months.

          The Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on either class of Preferred Stock unless the Corporation simultaneously declares or pays or sets apart for payment dividends or makes distributions, at the same rate, each share being treated equally, on the other class of Preferred Stock.

     (b) Distribution of Partial Dividend Payments. Except as otherwise provided in these Articles Supplementary, if on any Dividend Payment Date the Corporation pays less than the total amount of dividends then accrued with respect to Preferred Stock, the amount so paid shall be distributed ratably, each share being treated equally, among the Holders of the Preferred Stock based upon the number shares of Preferred Stock then held by each such Holder.

     (c) Limitations on Certain Payments. Unless all accrued dividends and other amounts then accrued through the end of the last Dividend Period and unpaid with respect to the Preferred Stock shall have been paid in full, the Corporation shall not declare or pay or set apart for

747131.3
                                     - 11 -
          payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any Stock of the Corporation other than the Preferred Stock (each, a "Restricted Payment"); provided, however, that a "Restricted Payment" shall not include:

          (i)  any dividend or distribution payable solely in  Junior  Stock, or

               (ii) the acquisition of any Stock of the Corporation  in exchange solely for Junior Stock.

4    Liquidation Preference.

     In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, an amount per share equal to the Liquidation Preference plus the amount of all dividends per share accrued and unpaid thereon through the date of final distribution to stockholders, whether or not declared, before any payment shall be made or any assets distributed to the holders of any other class or series of Stock of the Corporation.

     If the assets and funds thus distributed among the Holders of Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably, each share being treated equally, among the Holders of Preferred Stock based on the number of shares of Preferred Stock then held by each such Holder.

     In determining whether a distribution of any dividend or the redemption or other acquisition of any Stock of the Corporation is permitted under Maryland law, no effect shall be given to amounts, to the extent such amounts would be needed, if the Corporation were to be liquidated, dissolved or wound up at the time of such distribution, to satisfy the preferential rights upon liquidation, dissolution or winding up of the Corporation of Holders of the Class A Preferred Stock.

5    Consolidation,   Merger  and  Sale  of  Assets,  etc.  Unless  all  of  the
     outstanding shares of Preferred Stock shall have been redeemed or converted on or prior to the effective date of any

747131.3
                                     - 12 -
     consolidation, merger or transfer referred to below involving the Corporation, without the approval of the Holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class, but voting together as a separate class from the Common Stock, the Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person unless:

     (a) in the case of a merger or consolidation, the Corporation is the surviving entity, the rights and preferences of the Preferred Stock are not modified, the Corporation, as the surviving entity, does not have outstanding any shares of Stock that are not shares of Junior Stock, and, immediately after the consummation of such merger or consolidation and after giving effect thereto, the D/E Ratio of the Corporation shall not exceed 5:1 or

     (b) the surviving, resulting or acquiring Person is a Person organized under the laws of the United States, any state thereof or the District of Columbia, or a Person organized under the laws of a foreign jurisdiction whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market System, the Corporation shall make effective provision such that, upon consummation of such transaction, the Holders of Preferred Stock shall receive preferred shares of the surviving entity having substantially identical terms as the Preferred Stock surrendered by them, the surviving, resulting or acquiring Person does not have outstanding any shares of Stock that are not shares of Junior Stock and, immediately after the consummation of such consolidation, merger or transfer, the D/E Ratio of such Person shall not exceed 5:1.

6    Voting Rights of Preferred Stock.

     (a) Voting Rights of the Class A Preferred Stock. In addition to the voting rights described in sections 5 and 6(b) hereof, the holders of the Class A Preferred Stock shall be entitled to vote together with the holders of Class A Common Stock as a single class on all matters submitted for a vote of stockholders, and shall be entitled to notice of all stockholders' meetings and to act by written consent in the same manner as the holders of Class A Common Stock. Each share of Class A Preferred Stock shall entitle the Holder thereof to such number of votes per share as shall equal the number of shares of


747131.3
                                     - 13 -

          Class A Common Stock into which such share of Class A Preferred Stock is then convertible.

     (b) Preferred Stock Class Vote. The affirmative vote of the Board and the Holders of a majority of the outstanding shares of Preferred Stock voting together as a single class, but voting together as a separate class from the Common Stock, shall be required in order:

          (i) to amend, alter or repeal any of the provisions of these Articles Supplementary or of the Class B Article Supplementary;

          (ii) to authorize, create or issue any class or series of Stock of the Corporation that are not Junior Stock; and

         (iii) for  the   Corporation   to  Incur   any   Indebtedness   if  the
               Corporation's D/E Ratio would then exceed 5:1.

          Any Preferred Stock owned, directly or indirectly, by the Corporation or any of its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

7    Conversion Right.

     (a) Right of Conversion. Each share of Class A Preferred Stock shall be convertible at the option of the Holder thereof at any time and from time to time in whole or in part into:

          (i) a number of fully paid and nonassessable shares of Class A Common Stock equal to the ratio of:

               (x) the Liquidation Preference of such shares of Class A Preferred Stock plus an amount equal to all dividends per share accrued and unpaid thereon as of the Conversion Date to

               (y)  the Conversion Price in effect on the Conversion Date, or

          (ii) an equal number of fully paid and nonassessable shares of Class B Preferred Stock,


747131.3
                                     - 14 -
               or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this section 7.

               For purposes of these Articles Supplementary, the "Conversion Price" shall initially be $2.69 per share and shall be adjusted from time to time in accordance with the provisions of this section 7.

     (b) Conversion Procedures. In order to exercise the conversion right, the Holder of any shares of Class A Preferred Stock to be converted in whole or in part shall surrender the certificate or certificates representing such shares to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the Holder elects to convert such shares or the portion thereof specified in said notice into shares of Class A Common Stock or Class B Preferred Stock, as provided herein and as specified by the Holder in the Conversion Notice. The Conversion Notice shall also state the name or names (with address) in which the certificates for Class A Common Stock or Class B Preferred Stock, as the case may be, shall be issued. Each certificate representing Class A Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Class A Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or its duly authorized attorney.

          As promptly as practicable after receipt of a Conversion Notice and surrender of the certificate or certificates representing the shares of Class A Preferred Stock relating thereto, the Corporation shall issue and deliver to such Holder (or upon the written order of such Holder) a certificate or certificates for the number of full shares of Class A Common Stock, or Class B Preferred Stock, as specified in the Conversion Notice, issuable upon the conversion of such Class A Preferred Stock or portion thereof in accordance with the provisions of this section 7, and a check or cash in respect of any fractional shares issuable upon such conversion, as provided in section 7(c) hereof. In the event that less than all the shares of Class A Preferred Stock represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the



747131.3
                                     - 15 -

          Holder of the Class A Preferred Stock so surrendered, without charge to such Holder, a new certificate or certificates representing a number of shares of Class A Preferred Stock equal to the unconverted portion of the surrendered certificate.

          Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares of Class A Preferred Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares shall have been received by the Corporation, as described above. Any Person in whose name any certificate or certificates for Class A Common Stock or Class B Preferred Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Conversion Date, provided, however, if the certificate or certificates evidencing such Class A Preferred Stock are surrendered on any date when the share transfer books of the Corporation shall be closed, the Holder shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes until the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered.

          Except as otherwise provided in this section 7, no payment or adjustment will be made for dividends or other distributions with respect to any Class A Common Stock or Class B Preferred Stock issuable upon conversion of Class A Preferred Stock as provided herein.

     (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Preferred Stock. If any fractional share, would, but for this section 7(c), be issuable upon the conversion of any Class A Preferred Stock, the Corporation shall make a payment therefor in cash on the first Business Day immediately preceding the Conversion Date equal to the Fair Market Value of such fractional share.

     (d) Adjustment of Conversion Price for Conversion into Common Stock. The Conversion Price with respect to the conversion of the Class A Preferred Stock into Class A



747131.3
                                     - 16 -

          Common Stock shall be adjusted from time to time by the Corporation as follows:

          (i) in the event that the Corporation shall at any time after the Issuance Date:

               (A) declare a dividend or make a distribution on the shares of Class A Common Stock in shares of Class A Common Stock,

               (B) subdivide or reclassify the shares of Class A Common Stock into a greater number of shares,

               (C) combine the shares of Class A Common Stock into a smaller number of shares,

               (D) pay a dividend or make a distribution on the shares of Class A Common Stock in any class of its Stock other than shares of Class A Common Stock, or

               (E) reclassify the shares of Class A Common Stock other than as set forth in Section 7(d)(i)(B),

               then the conversion right and the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any shares of Class A Preferred Stock thereafter surrendered for conversion into shares of Class A Common Stock shall be entitled to receive the number of shares of Class A Common Stock or other Stock of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class A Preferred Stock been converted into shares of Class A Common Stock immediately prior to the happening of such event. An adjustment made pursuant to this section 7(d)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

747131.3
                                     - 17 -

          (ii) In the event that the Corporation shall at any time after the Issuance Date issue any Common Stock or any Common Stock Equivalents other than in an Exempted Transaction, at an Effective Purchase Price per Share less than the Conversion Price in effect immediately prior to the date of such issuance, then such Conversion Price shall be adjusted to equal:

               (A)  the sum of:

                    (1)  the product of:

                         (a) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance and

                         (b) the Conversion Price in effect immediately prior to such issuance and

                    (2)  the   Aggregate   Consideration   Receivable   by   the
                         Corporation in connection with such issuance

               divided by:

               (B)  the sum of:

                         (1) the number of shares of Common Stock and Common Stock Equivalents outstanding immediately prior to such issuance and

                         (2) the number of additional shares of Common Stock and Common Stock Equivalents so issued.

               For example, if on any given date the Corporation has 20,000,000 shares of Common Stock and Common Stock Equivalents outstanding, the Corporation issues warrants exercisable at $1 per share to purchase an additional 1,000,000 shares of Common Stock for a purchase price of $1 per warrant, and the Conversion Price in effect on such date is $2.69, then the Conversion Price shall be

747131.3
                                     - 18 -
               adjusted to equal $2.66, which is calculated as follows:

                                $2.66 per share =
          [(20,000,000shares x $2.69/share) + $2,000,000]/ (20,000,000 shares + 1,000,000 shares).

               Such adjustment shall be made successively whenever any shares, rights, warrants, options, convertible, exchangeable or exercisable securities or share appreciation rights are issued at an Effective Purchase Price per Share that is less than the Conversion Price in effect on the date of such issuance. To the extent that any right, option, warrant, convertible or exercisable security or share appreciation right expires without having been converted or exercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which then would be in effect if such rights, options, warrants or convertible, exchangeable or exercisable securities or share appreciation rights had not been issued, but such readjustment shall not affect the number of shares of Common Stock or other Stock of the Corporation delivered upon any conversion prior to the date such readjustment is made.

         (iii)

               In the event that the Corporation shall distribute to all holders of its Class A Common Stock any of its assets (other than cash dividends payable on or after the date of consummation of the Merger which together with all prior cash dividends of the Corporation and the Predecessor paid on or after April 1, 1998, do not exceed the amount of retained earnings of the Corporation accrued on or after April 1, 1998 and on or prior to the date of payment of such dividends) or debt securities, or rights, options, warrants or convertible, exchangeable or exercisable securities of the Corporation (including securities issued for cash, but excluding distributions of Stock of the Corporation referred to in section 7(d)(i) hereof, then in each such case, the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such distribution less an amount equal to the then


747131.3
                                     - 19 -
               fair market value (as reasonably determined by the Board, in good faith and as described in a resolution of the Board) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible, exchangeable or exercisable securities applicable to one share of Class A Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made upon the distribution to holders of Common Stock of such rights, options, warrants or convertible, exchangeable or exercisable securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants or convertible, exchangeable or exercisable securities, assets or debt securities are issued provides for their issuance to Holders of Class A Preferred Stock in the same pro rata amounts upon conversion thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

          (iv) Anything in this section 7(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this section 7(d), as it in its reasonable discretion shall determine to be advisable in order that any share dividends, subdivision of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable or exercisable for shares hereafter made by the Corporation to its stockholders, shall not be taxable.

          (v)  Whenever  the  Conversion  Price is  adjusted as provided in this section 7(d), or the Class A Preferred Stock becomes convertible into shares, securities, property or assets pursuant to section 7(e) hereof, or the Corporation reduces the Conversion Price pursuant to section 7(f) hereof, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price (or describing such event, as the case may be) and

747131.3
                                     - 20 -
               the date on which such adjustment (or event) becomes effective, and setting forth in reasonable detail the facts requiring such adjustment and the calculation of such adjustment (or describing the shares, securities, property or assets into which the Class A Preferred Stock shall become convertible), and shall mail such notice of adjustment to all Holders of Class A Preferred Stock as set forth in section 7(i) hereof.

          (vi) In any case in which this section 7(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event:

               (A) issuing to the Holder of any Class A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class A Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class A Common Stock issuable upon such conversion before giving effect to such adjustment, and

               (B) paying to such Holder any amount in cash in lieu of any fractional share of Class A Common Stock pursuant to section 7(c).

         (vii) For purposes of any computations of Aggregate Consideration Receivable or other consideration pursuant to this section 7(d), the following shall apply:

               (A) in the case of the issuance of Common Stock or Common Stock Equivalents for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith; and


747131.3
                                     - 21 -

               (B) in the case of the issuance of Common Stock or Common Stock Equivalents for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board or such committee.

        (viii) If, after an adjustment a Holder of Class A Preferred Stock may, upon conversion of such security, receive two or more classes of Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Conversion Price between such classes of Stock. After such allocation, the conversion right and the Conversion Price of each class of Stock of the Corporation shall thereafter be subject to adjustment on terms comparable to those applicable to Class A Common Stock in this section 7.

     (e) Effect of Reclassification, Consolidation, Merger or Sale. Unless all of the shares of Class A Preferred Stock shall have been redeemed or converted on or prior to the effective date of any of the events referred to in clauses (i), (ii) and (iii) of this section 7(e), if any of the following events occur, namely:

          (i) any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of the Class A Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

          (ii) any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Class A Common Stock issuable upon conversion of the Class A Preferred Stock shall be entitled to receive shares, securities or other property or assets (including cash) with respect to or in exchange for such Class A Common Stock, or

747131.3
                                     - 22 -

         (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person,

               then the Corporation or such successor or purchasing Person, as the case may be, shall make provisions in its constituent documents to establish that each share of Class A Preferred Stock then outstanding (or the successor shares referred to in section 5(b) hereof) shall be convertible into the kind and amount of shares and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock issuable upon conversion of such Class A Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, each share of Class A Preferred Stock being treated equally. Such provisions shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 7.

               If this  section  7(e)  applies  with  respect to a  transaction, section 7(d) hereof shall not apply with respect to that transaction. The above provisions of this section 7(e) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

     (f) Subdivision, Reclassification or Combination of Preferred Stock. The Corporation shall not (i) subdivide or reclassify the Class A Preferred Stock or (ii) combine the Class A Preferred Stock, unless the Corporation simultaneously subdivides, reclassifies or combines, at the same rate, each share being treated equally, all classes of Preferred Stock.

     (g) Taxes on Shares Issued. The issuance of share certificates upon conversion of Class A Preferred Stock shall be made without charge to the converting Holder for any tax in respect of the issuance thereof.

     (h) Shares to be Fully Paid. The Corporation covenants that all shares of Class A Common Stock or Class B Preferred Stock which may be issued upon conversion of Class A

747131.3
                                     - 23 -

          Preferred Stock will upon issuance be validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

     (i)  Notice to Holders Prior to Certain Actions.

          (i)  In the event:

               (A) that the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to section 7(d)(i) or (iii) hereof;

               (B)  that any event described in section 7(e) hereof shall occur;

               (C)  the  Corporation  reduces the  Conversion  Price pursuant to section 7(f) hereof; or

               (D) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

                    the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Class A Preferred Stock at its address appearing on the share transfer books of the Corporation, as promptly as possible but in any event no later than the later of (x) the date 30 days prior to the record date for such proposed action or the effective date of such event or (y) the date on which the Corporation first publicly announces such proposed action or event.

          (ii) In the event that the Corporation shall take any action that would require an adjustment in the Conversion Price, pursuant to section 7(d)(ii) hereof, the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Class A Preferred Stock at its address appearing on the share transfer books of the Corporation, as promptly as possible but in no event later than the date that the Corporation provides public notice of such proposed action or event.


747131.3
                                     - 24 -

         (iii) In any event, such notice shall specify:

               (A) the record date as of which the holders of record of Class A Common Stock are to be determined, or

               (B) the date on which such proposed event is expected to become effective, and the date as of which it is expected that holders of record of Class A Common Stock shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such event.

               Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action or event.

8 Reacquired Shares. Any shares of Class A Preferred Stock which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares of Class A Preferred Stock shall upon their cancellation be reissued.

9 Covenant regarding employee equity plans. For so long as any shares of Class A Preferred Stock are outstanding, the Corporation will not:

     (a) grant to any employees or officers of the Corporation or any of its Subsidiaries, or to any consultants or service providers to the Corporation or any of its Subsidiaries, or to any director of the Corporation or any of its Subsidiaries, under an employee benefit plan or similar arrangement adopted by the Corporation, any options to purchase Class A Common Stock Equivalents having an exercise price per share less than the fair market value of a Common Stock Equivalent on the date of grant of such option as determined in good faith by any reasonable method by the Board, or

     (b) except through a stock purchase plan qualified under or with terms and conditions substantially similar to a plan qualified under Section 423 of the Internal Revenue Code, issue or sell to any employees or officers of the Corporation or any of its Subsidiaries, or to any consultants or service providers to the Corporation or any of its Subsidiaries, or to any director of the Corporation or any of its Subsidiaries, or to any



747131.3
                                     - 25 -
          stockholder of the Corporation, any Common Stock Equivalents at a price per share below the fair market value of such Common Stock Equivalent on the date of such issuance or sale as determined in good faith by any reasonable method by the Board.

10   Certain Restrictions on Transfer; Legend.

     Holders shall not transfer shares of Class A Preferred Stock or Class A Common Stock to any Bank Holding Company, unless, after giving effect to such transfer, such Bank Holding Company:

          (i) would, together with its Aggregated Transferors, own no more than 4.9% of any class of Voting Stock of the Corporation or

          (ii) is not limited by the Bank Holding Company Act of 1956, as amended, to holding not more than 4.9% of the Voting Stock of the Corporation.

          SECOND: The shares of Class A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

          THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN  WITNESS  WHEREOF,   the  Corporation  has  caused  these  Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ___ of _________, 1998.

ATTEST:                                   CAPITAL TRUST, INC.


                                          By:                      (SEAL)
-----------------------------                ----------------------
                  , Secretary                                 , President
------------------                           -----------------




747131.3
                                     - 26 -

                                                                       Exhibit C
                                                                      to Annex A


                               CAPITAL TRUST, INC.

                             ARTICLES SUPPLEMENTARY

                 CLASS B 9.5% CUMULATIVE CONVERTIBLE NON-VOTING
                                 PREFERRED STOCK
                           (par value $.01 per share)

          FIRST: Capital Trust, Inc., a Maryland corporation (hereinafter called the "Corporation"), does hereby certify to the State Department of Assessments and Taxation of Maryland pursuant to Section 2-208 of the Maryland General Corporation Law that, under a power contained in Section 6.3 of the charter of the Corporation (the "Charter"), the Board of Directors of the Corporation (the "Board of Directors"), by unanimous written consent dated ___________, 1998, classified and designated 12,639,405 unissued and unclassified shares (the "Shares") of Preferred Stock (as defined in the Charter) as shares of Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock, par value $.01 per share, with the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of shares as set forth herein, which upon any restatement of the Charter may be made part of Article VI of the Charter, with any necessary or appropriate changes to the enumeration or lettering of sections or subsections thereof:


                 CLASS B 9.5% CUMULATIVE CONVERTIBLE NON-VOTING
                                 PREFERRED STOCK

1 Designation and Amount. The class of Preferred Stock of the Corporation created hereby shall be designated as Class B 9.5% Cumulative
         Convertible Non-Voting Preferred Stock, and the number of shares constituting such class shall be 12,639,405, par value $.01 per share.

2 Definitions. As used in these Articles Supplementary, the following terms shall have the following meanings:

         (a) "Aggregate Consideration Receivable" by the Corporation in connection with the issuance of any shares of Common Stock or any Common Stock Equivalents means the sum of:


753363.3

                  (i) the aggregate consideration paid to the Corporation for such shares of Common Stock or Common Stock Equivalents and

                  (ii) the aggregate consideration or premiums, if any, stated in such Common Stock Equivalents to be payable for the Common Stock upon the exercise or conversion of such Common Stock Equivalents, calculated in each case in accordance with section 7(d)(vii) hereof. In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board or such committee.

         (b) "Aggregated Transferor" of a Person shall mean any other Person other than the Corporation who previously held Voting Stock of the Corporation now held by such Person.

         (c) "Annual Dividend Rate" has the meaning set forth in section 3(a) hereof.

         (d) "Bank Holding Company" means a bank holding company (as defined in Section 1841 (a) of the Bank Holding Company Act of 1956, as amended) or any affiliate (as defined in Section 1841
                  (k) of the Bank Holding Company Act of 1956, as amended) of any bank holding company (as defined in Section 1841 (a) of the Bank Holding Company Act of 1956, as amended).

         (e)      "Board" means the Board of Directors of the Corporation.

         (f) "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to close.

         (g) "Charter" means the charter, as defined in Section 1- 101(e) of the Maryland General Corporation Law, of the Corporation.

         (h) "Class A Articles Supplementary" means Articles Supplementary filed with and accepted for record by the State Department of Assessment and Taxation of Maryland on or about ___________ __, 1998, establishing the Class


753363.3
                                      - 2 -

                  A Preferred Stock pursuant to Article VI of the Charter, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law and upon any restatement of the Charter shall mean the terms of the Class A Preferred Stock as set forth in
                  Article VI of the Charter.

         (i)      "Class A Common  Stock"  means the class A common  stock,  par value $.01 per share, of the Corporation, having the designations and rights, qualifications, limitations and restrictions set forth in the Charter.

         (j) "Class A Preferred Stock" means the Class A 9.5% Cumulative Convertible Preferred Stock, par value $.01 per share, of the Corporation, established pursuant to the Class A Articles Supplementary.

         (k) "Class B Articles Supplementary" means these Articles Supplementary filed with and accepted for record by the State Department of Assessment and Taxation of Maryland on or about ___________ __, 1998, establishing the Class B Preferred Stock pursuant to Article VI of the Charter, as the same may be amended, supplemented or modified from time to time in accordance with the terms hereof and pursuant to applicable law and upon any restatement of the Charter shall mean the terms of the Class B Preferred Stock as set forth in Article VI of the Charter.

         (l)      "Class B Common  Stock"  means the class B common  stock,  par value $.01 per share, of the Corporation, having the designations and rights, qualifications, limitations and restrictions set forth in the Charter.

         (m) "Class B Preferred Stock" means the Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock, par value $.01 per share, of the Corporation, established pursuant to these Articles Supplementary.

         (n) "Common Stock" means, collectively, the Class A Common Stock and the Class B Common Stock.

         (o)      "Common Stock Equivalents" means, without double counting:

                  (i) Common Stock, where one share of Common Stock shall constitute one Common Stock Equivalent,

753363.3
                                      - 3 -

                  (ii) Stock of the Corporation (including without limitation the Preferred Stock) convertible into Common Stock, where any one share of Stock of the Corporation shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such Stock,

                  (iii) any rights, warrants, options and convertible, exchangeable or exercisable securities entitling the holder thereof to subscribe for or purchase any Common Stock, where any such rights, warrants, options and convertible, exchangeable or exercisable securities shall constitute a number of Common Share Equivalents equal to the number of shares of Common Stock issuable in respect of such rights, warrants, options or convertible, exchangeable or exercisable securities, and

                  (iv) any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of Common Stock, where any such stock appreciation rights shall constitute a number of Common Share Equivalents equal to the shares of Common Stock equivalent, as nearly as it may be calculated, to such share appreciation rights.

         (p) "Conversion Date" has the meaning set forth in section 7(b) hereof.

         (q) "Conversion Notice" has the meaning set forth in section 7(b) hereof.

         (r) "Conversion Price" has the meaning set forth in section 7(a) hereof.

         (s)      "Corporation"   means   Capital   Trust,   Inc.,  a  Maryland
                   corporation.

         (t) "D/E Ratio" means, as of the date of determination, the ratio of (i) the sum of (x) the total Indebtedness of the Corporation and its consolidated Subsidiaries as reflected on the Corporation's most recent regularly prepared consolidated balance sheet, plus (y) all Indebtedness issued by the Corporation and its consolidated subsidiaries since the date of such


753363.3
                                      - 4 -
                   consolidated balance sheet less all Indebtedness retired or repurchased by the Corporation and its subsidiaries since that date, plus (z) the Corporation's pro rata share, based upon its percentage equity ownership interest therein, of aggregate total Indebtedness of Equity Affiliates, to (ii) the excess of total assets (including the Corporation's equity in its Equity Affiliates) over total liabilities of the Corporation and its subsidiaries, as reflected on the Corporation's most recent regularly prepared consolidated balance sheet, in each case determined in accordance with GAAP and after giving effect to the incurrence of any proposed Indebtedness and the application of proceeds of such Indebtedness.

         (u) "Dividend Payment Date" has the meaning set forth in section 3(a) hereof.

         (v) "Dividend Period" has the meaning set forth in section 3(a) hereof.

         (w) "Effective Purchase Price per Share" at which the Corporation issues any shares of Common Stock or any Common Stock Equivalents means an amount equal to:

                  (i) the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock or Common Stock Equivalents divided by

                  (ii) the number of shares of Common Stock and Common Stock Equivalents so issued.

         (x) "Equity Affiliate" means any Person in which the Corporation or any of its consolidated Subsidiaries has an equity interest which is or, in accordance with GAAP, should be accounted for on the equity method in the Corporation's consolidated financial statements.

         (y)      "Exempted Transaction" means each and any of the following:

                  (i) the issuance, from the Issuance Date through the date of the Exempted Transaction, of Common Stock Equivalents to employees or officers of the Corporation or any of its Subsidiaries, or to consultants or service providers to the Corporation or any of its Subsidiaries, or to


753363.3
                                      - 5 -
                             directors  of  the   Corporation   or  any  of  its
                             Subsidiaries, under an employee benefit plan or similar arrangement adopted by the Corporation in an amount not to exceed 10% of the aggregate number of Common Stock Equivalents outstanding on the date of such Exempted Transaction,

                  (ii) the issuance of any shares of Common Stock or Preferred Stock of the Corporation upon the conversion of any shares of Common Stock or Preferred Stock, and

                  (iii) the issuance of any Stock of the Corporation in exchange, in whole or in part, for any acquisition by the Corporation of shares of stock or other assets of any kind.

         (z) "Fair Market Value" of a share of Common Stock means, as of any date, the average of the closing prices of Class A Common Stock for the 20 consecutive Trading Days next preceding the date five days prior to the date in question. The closing price for each day shall be:

                  (i) if the Class A Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, the last sale price, or the closing bid price if no sale occurred, of one share of Class A Common Stock on the New York Stock Exchange or, if not then listed on the New York Stock Exchange, the principal securities exchange on which the Class A Common Stock is listed or admitted for trading; or

                  (ii) if not listed or admitted for trading as described in clause (i) of this section 2(z), the average of the closing sale price or, in the absence of a closing sale price, the average of the highest bid and lowest asked prices of one share of Class A Common Stock quoted in the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

                  (iii)       if not quoted as  described in clause (ii) of this
                              section 2(z), the average of the highest bid and lowest offered quotations for one share of Class


753363.3
                                      - 6 -

                              A  Common   Stock  as  reported  by  the  National
                              Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and offered quotations for shares of Class A Common Stock on at least five of the 20 consecutive Trading Days next preceding the date five days prior to the date in question.

                  If none of the conditions set forth above is met, the closing price of one share of Class A Common Stock on any day or the average of such closing prices for any period shall be the fair market value of one share of Common Stock for such day or period as determined in good faith by the Board.

                  "Fair Market Value" of a share of Preferred Stock means the Fair Market Value of a number of fully paid and nonassessable shares of Class A Common Stock equal to the ratio of (a) the Liquidation Preference for such Preferred Stock plus an amount equal to the dividends per share accrued and unpaid thereon as of the date of such determination to (b) the Conversion Price in effect as of the date of such determination.

         (aa) "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

         (bb) "Holder" of a share of Class A Preferred Stock or a share of Class B Preferred Stock means the Person in whose name such share of Class A Preferred Stock or Class B Preferred Stock is registered on the books of the Corporation.

                  "Holder" of a share of Class A Common Stock or a share of Class B Common Stock means the Person in whose name such


753363.3
                                      - 7 -
                  share of Class A Common Stock or Class B Common Stock is registered on the books of the Corporation.

         (bb) "Incur" means to issue, assume, guarantee, incur or otherwise become liable for.

         (cc) "Indebtedness" means, with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) constituting capitalized lease obligations, (iv) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business) and (v) which are secured by any Lien on any property or asset of such first referred to Person.

         (dd) "Issuance Date" means, with respect to any Preferred Stock, the date on which such Preferred Stock is issued by the Corporation.

         (ee) "Junior Stock" means Common Stock and any other class or series of Stock of the Corporation now or hereafter authorized, issued or outstanding which is subject, under the terms of the Charter, to the following restrictions and limitations:

                  (i) no dividend or distribution can be declared or paid on the shares of such class or series unless all accrued dividends and other amounts then due with respect to the Preferred Stock shall have been paid in full,

                  (ii) in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of the Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to shareholders, the amount specified in section 4 hereof, before any payment shall be made or any assets distributed to the holders of such other class or series of Stock of the Corporation, and

                  (iii) shares of such class or series may not be redeemed under any circumstances, either at the option of the Corporation or of any holder thereof, unless all of the outstanding Preferred

753363.3
                                      - 8 -

                  Stock have theretofore been redeemed or converted.

         (ff) "Lien" means any lien, mortgage, deed of trust, pledge, charge or other encumbrance of any kind, including, without limitation, any conditional sale or other title retention agreement and any lease in the nature thereof.

         (gg) "Liquidation Preference" means, with respect to each share of Preferred Stock, an amount equal to $2.69.

         (hh) "Merger" means the simultaneous mergers of Capital Trust, a California business trust, with and into Captrust Limited Partnership, a Maryland limited partnership ("Captrust"), and of Captrust with and into the Corporation.

         (ii) "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.

         (jj) "Preferred Stock" means, collectively, the Class A Preferred Stock and the Class B Preferred Stock.

         (kk) "Predecessor" means Capital Trust, a California business trust, as the predecessor of the Corporation in the Merger.

         (ll) "Restricted Payment" has the meaning set forth in section 3(c) hereof.

         (mm) "Stock" means any shares of stock, rights, warrants or options to purchase shares of stock, securities convertible into or exchangeable or exercisable for shares of stock and participations in or other equivalents of or interests (other than security interests) in shares of stock, however designated and whether voting or nonvoting, of any Person.

         (nn)     "Subsidiary" means:

                  (i) any corporation 50% or more of the Voting Stock of which is owned, directly or indirectly, by the Corporation, or


753363.3
                                      - 9 -

                  (ii) any other Person whose accounts are required under GAAP to be included in the Corporation's consolidated financial statements.

         (oo)     "Trading Day" means, with respect to the Class A Common Stock:
                  (i) if the Class A Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; (ii) if the Class A Common Stock is not listed or admitted for trading on any national securities exchange, but quoted on the NASDAQ National Market System, any similar system of automated dissemination of quotations of securities prices or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (iii) if the Class A Common Stock is not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

         (pp) "Voting Stock" means, with respect to the Corporation, all classes of Stock of the Corporation then outstanding and normally entitled to vote for the election of directors of the Corporation. Any reference to a percentage of Voting Stock shall refer to the percentage of votes eligible to be cast for the election of directors which are attributable to the applicable Voting Stock.

3        Dividends.

         (a) Payment of Dividends. The Holders of the Class B Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, cash dividends per share at the rate of 9.5% per annum on the Liquidation Preference (the "Annual Dividend Rate"). Such dividends shall accrue (whether or not declared) from and including the Issuance Date to and including the date on which the Liquidation Preference is paid on such shares or on which such shares are converted or redeemed and, to the extent not paid for any Dividend Period, will be cumulative. Dividends on the Class B Preferred Stock shall accrue on a daily basis whether or not the Corporation shall have earnings or surplus at the time.

                  Semi-annual dividend periods (each a "Dividend Period") shall commence on and include the sixteenth day of December and June of each year and shall end on and include the fifteenth day of June and December,


753363.3
                                     - 10 -
                  respectively, of such or the following year; provided however, that, subject to the consummation of the Merger, the first Dividend Period shall be deemed to commence on June 16, 1998 and shall end on and include December 15, 1998. Dividends on the Class B Preferred Stock shall be payable, when, as and if declared, semi-annually, in arrears, no later than December 26 and June 25 of each year commencing December 26, 1998 (each such date, a "Dividend Payment Date"), except that if any such date is not a Business Day, then such dividend shall be paid on the next succeeding Business Day. Each such dividend shall be payable to Holders of Class B Preferred Stock at the close of business on the record date established by the Board, which record date shall be not more than 60 days prior to the date fixed for payment thereof.

                  The amount of dividends payable per share of Class B Preferred Stock for each full Dividend Period shall be computed by applying the Annual Dividend Rate to the Liquidation Preference and dividing such amount by two. The amount of dividends payable for any period shorter than a full Dividend Period shall be computed on the basis of actual days elapsed and a 360-day year consisting of twelve 30 day months.

                  The Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on either class of Preferred Stock unless the Corporation simultaneously declares or pays or sets apart for payment dividends or makes distributions, at the same rate, each share being treated equally, on the other class of Preferred Stock.

         (b) Distribution of Partial Dividend Payments. Except as otherwise provided in these Articles Supplementary, if on any Dividend Payment Date the Corporation pays less than the total amount of dividends then accrued with respect to Preferred Stock, the amount so paid shall be distributed ratably, each share being treated equally, among the Holders of the Preferred Stock based upon the number shares of Preferred Stock then held by each such Holder.

         (c) Limitations on Certain Payments. Unless all accrued dividends and other amounts then accrued through the end of the last Dividend Period and unpaid with respect to the Preferred Stock shall have been paid in full, the Corporation shall not declare or pay or set apart for


753363.3
                                     - 11 -
                  payment any dividends or make any other distributions on, or make any payment on account of the purchase, redemption, exchange or other retirement of, any Stock of the Corporation other than the Preferred Stock (each, a "Restricted Payment"); provided, however, that a "Restricted Payment" shall not include:

                  (i) any dividend or distribution payable solely in Junior Stock, or

                  (ii) the acquisition of any Stock of the Corporation in exchange solely for Junior Stock.

4        Liquidation Preference.

         In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the Holders of Preferred Stock shall be entitled to receive out of assets of the Corporation available for distribution to stockholders, an amount per share equal to the Liquidation Preference plus the amount of all dividends per share accrued and unpaid thereon through the date of final distribution to stockholders, whether or not declared, before any payment shall be made or any assets distributed to the holders of any other class or series of Stock of the Corporation.

         If the assets and funds thus distributed among the Holders of Preferred Stock shall be insufficient to permit the payment to such Holders of the full preferential amount described above, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably, each share being treated equally, among the Holders of Preferred Stock based on the number of shares of Preferred Stock then held by each such Holder.

         In determining whether a distribution of any dividend or the redemption or other acquisition of Stock of the Corporation is permitted under Maryland law, no effect shall be given to amounts, to the extent such amounts would be needed, if the Corporation were to be liquidated, dissolved or wound up at the time of such distribution, to satisfy the preferential rights upon liquidation, dissolution or winding up of the Corporation of Holders of the Class B Preferred Stock.

5 Consolidation, Merger and Sale of Assets, etc. Unless all of the outstanding shares of Preferred Stock shall have been redeemed or converted on or prior to the effective date of any consolidation, merger or transfer referred to below involving



753363.3
                                     - 12 -
         the Corporation, without the approval of the Holders of a majority of the outstanding shares of Preferred Stock, voting together as a single class, but voting together as a separate class from the Common Stock, the Corporation shall not consolidate with or merge into, or transfer all or substantially all of its assets to, another Person unless:

         (a) in the case of a merger or consolidation, the Corporation is the surviving entity, the rights and preferences of the Preferred Stock are not modified, the Corporation, as the surviving entity, does not have outstanding any shares of Stock that are not shares of Junior Stock, and, immediately after the consummation of such merger or consolidation and after giving effect thereto, the D/E Ratio of the Corporation shall not exceed 5:1, or

         (b) the surviving, resulting or acquiring Person is a Person organized under the laws of the United States, any state thereof or the District of Columbia, or a Person organized under the laws of a foreign jurisdiction whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NASDAQ National Market System, the Corporation shall make effective provision such that, upon consummation of such transaction, the Holders of Preferred Stock shall receive preferred shares of the surviving entity having substantially identical terms as the Preferred Stock surrendered by them, the surviving, resulting or acquiring Person does not have outstanding any shares of Stock that are not shares of Junior Stock and, immediately after the consummation of such consolidation, merger or transfer, the D/E Ratio of such Person shall not exceed 5:1.

6        Voting Rights of Preferred Stock.

         (a) Voting Rights of the Class B Preferred Stock. Except for the voting rights described in sections 5 and 6(b) hereof, the Class B Preferred Stock shall not have voting rights and shall not be counted in determining the presence of a quorum.

         (b) Preferred Stock Class Vote. The affirmative vote of the Board and the Holders of a majority of the outstanding shares of Preferred Stock voting together as a single class, but voting together as a separate class from the Common Stock, shall be required in order:

753363.3
                                     - 13 -

                  (i) to amend, alter or repeal any of the provisions of these Articles Supplementary or of the Class A Article Supplementary;

                  (ii) to authorize, create or issue any class or series of Stock of the Corporation that are not Junior Stock; and

                  (iii) for the Corporation to Incur any Indebtedness if the Corporation's D/E Ratio would then exceed 5:1.

                  Any Preferred Stock owned, directly or indirectly, by the Corporation or any of its Subsidiaries shall not have voting rights hereunder and shall not be counted in determining the presence of a quorum.

7        Conversion Right.

         (a) Right of Conversion. Each share of Class B Preferred Stock shall be convertible at the option of the Holder thereof at any time and from time to time in whole or in part into:

                  (i) a number of fully paid and nonassessable shares of Class B Common Stock equal to the ratio of:

                           (x) the Liquidation Preference of such Class B Preferred Stock plus an amount equal to all dividends per share accrued and unpaid thereon as of the Conversion Date to

                           (y)      the  Conversion   Price  in  effect  on  the
                                    Conversion Date, or

                  (ii) an equal number of fully paid and nonassessable shares of Class A Preferred Stock, if the Holder (a) would not, together with such Holder's Aggregated Transferors, upon the issuance of such Class A Preferred Stock, own more than 4.9% of any class of Voting Stock of the Corporation or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class of Voting Stock of the Corporation, or into such additional or other securities, cash or property and at such other rates as required in accordance with the provisions of this section 7.


753363.3
                                     - 14 -

                  For purposes of these Articles Supplementary, the "Conversion Price" shall initially be $2.69 per share and shall be adjusted from time to time in accordance with the provisions of this section 7.

         (b) Conversion Procedures. In order to exercise the conversion right, the Holder of any shares of Class B Preferred Stock to be converted in whole or in part shall surrender the certificate or certificates representing such shares to the Corporation and shall give written notice to the Corporation ("Conversion Notice") that the Holder elects to convert such shares or the portion thereof specified in said notice into shares of Class B Common Stock or Class A Preferred Stock, as provided herein and as specified by the Holder in the Conversion Notice. The Conversion Notice shall also (i) state the name or names (with address) in which the certificates for Class B Common Stock or Class A Preferred Stock, as the case may be, shall be issued and (ii) if Class B Preferred Stock is to be converted into Class A Preferred Stock, contain a certification by the Holder that the Holder either (a) will not, together with such Holder's Aggregated Transferors, upon the issuance of such Class A Preferred Stock, own more than 4.9% of any class of Voting Stock of the Corporation or (b) is not limited by the Bank Holding Company Act of 1956, as amended, to holding no more than 4.9% of any class of Voting Stock of the Corporation. Each certificate representing Class B Preferred Stock surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such Class B Preferred Stock, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the Holder or its duly authorized attorney.

                  As promptly as practicable after receipt of a Conversion Notice and surrender of the certificate or certificates representing the shares of Class B Preferred Stock relating thereto, the Corporation shall issue and deliver to such Holder (or upon the written order of such Holder) a certificate or certificates for the number of full shares of Class B Common Stock, or Class A Preferred Stock, as specified in the Conversion Notice, issuable upon the conversion of such Class B Preferred Stock or portion thereof in accordance with the provisions of this section 7, and a check or cash in respect of any fractional shares issuable upon such conversion, as

753363.3
                                     - 15 -
                  provided in section 7(c) hereof. In the event that less than all the shares of Class B Preferred Stock represented by a certificate are to be converted, the Corporation shall issue and deliver or cause to be issued and delivered to (or upon the written order of) the Holder of the Class B Preferred Stock so surrendered, without charge to such Holder, a new certificate or certificates representing a number of shares of Class B Preferred Stock equal to the unconverted portion of the surrendered certificate.

                  Each conversion shall be deemed to have been effected on the date (the "Conversion Date") on which the certificate or certificates representing such shares of Class B Preferred Stock shall have been surrendered to the Corporation or its transfer agent and a Conversion Notice with respect to such shares shall have been received by the Corporation, as described above. Any Person in whose name any certificate or certificates for Class B Common Stock or Class A Preferred Stock shall be issuable upon conversion shall be deemed to have become the holder of record of the shares represented thereby on the Conversion Date, provided, however, if the certificate or certificates evidencing such Class B Preferred Stock are surrendered on any date when the share transfer books of the Corporation shall be closed, the Holder shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes until the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such certificate or certificates shall have been surrendered.

                  Except as otherwise provided in this section 7, no payment or adjustment will be made for dividends or other distributions with respect to any Class B Common Stock or Class A Preferred Stock issuable upon conversion of Class B Preferred Stock as provided herein.

         (c) Cash Payments in Lieu of Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Preferred Stock. If any fractional share, would, but for this section 7(c), be issuable upon the conversion of any Class B Preferred Stock, the Corporation shall make a payment therefor in cash on the first Business Day immediately preceding the


753363.3
                                     - 16 -

                  Conversion Date equal to the Fair Market Value of such fractional share.

         (d) Adjustment of Conversion Price for Conversion into Common Stock. The Conversion Price with respect to the conversion of the Class B Preferred Stock into Class B Common Stock shall be adjusted from time to time by the Corporation as follows:

                  (i) in the event that the Corporation shall at any time after the Issuance Date:

                              (A) declare a dividend or make a distribution on the shares of Class B Common Stock in shares of Class B Common Stock,

                              (B) subdivide or reclassify the shares of Class B Common Stock into a greater number of shares,

                              (C) combine the shares of Class B Common Stock into a smaller number of shares,

                              (D) pay a dividend or make a distribution on the shares of Class B Common Stock in any class of its Stock other than shares of Class B Common Stock, or

                              (E) reclassify the shares of Class B Common Stock other than as set forth in section 7(d)(i)(B),

                              then the conversion right and the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any shares of Class B Preferred Stock thereafter surrendered for conversion into shares of Class B Common Stock shall be entitled to receive the number of shares of Class B Common Stock or other Stock of the Corporation which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class B Preferred Stock been converted into shares of Class B Common Stock immediately prior to the happening of such event. An adjustment made pursuant to this section 7(d)(i) shall become effective immediately after the record date in the case of a dividend or


753363.3
                                     - 17 -
                              distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event referred to above shall occur.

                  (ii) In the event that the Corporation shall at any time after the Issuance Date issue any Common Stock or any Common Stock Equivalents other than in an Exempted Transaction, at an Effective Purchase Price per Share less than the Conversion Price in effect immediately prior to the date of such issuance, then such Conversion Price shall be adjusted to equal:

                              (A) the sum of:

                                  (1)  the product of:

                                       (a)  the number of shares of Common Stock
                                            and   Common    Stock    Equivalents
                                            outstanding   immediately  prior  to
                                            such issuance and

                                       (b)  the   Conversion   Price  in  effect
                                            immediately  prior to such  issuance
                                            and

                                  (2) the Aggregate Consideration Receivable by the Corporation in connection with such issuance divided by:

                              (B) the sum of:

                                  (1)  the number of shares of Common  Stock and
                                       Common  Stock   Equivalents   outstanding
                                       immediately prior to such issuance and

                                  (2) the number of additional shares of Common Stock and Common Stock Equivalents so issued.

                              For example, if on any given date the Corporation has 20,000,000 shares of Common Stock and Common

753363.3
                                     - 18 -

                              Stock Equivalents outstanding, the Corporation issues warrants exercisable at $1 per share to purchase an additional 1,000,000 shares of Common Stock for a purchase price of $1 per warrant, and the Conversion Price in effect on such date is $2.69, then the Conversion Price shall be adjusted to equal $2.66, which is calculated as follows:

                                           $2.66 per share =
                  [(20,000,000shares x $2.69/share) + $2,000,000]/ (20,000,000 shares + 1,000,000 shares).

                              Such adjustment shall be made successively whenever any shares, rights, warrants, options, convertible, exchangeable or exercisable securities or share appreciation rights are issued at an Effective Purchase Price per Share that is less than the Conversion Price in effect on the date of such issuance. To the extent that any right, option, warrant, convertible or exercisable security or share appreciation right expires without having been converted or exercised, the Conversion Price then in effect shall be readjusted to the Conversion Price which then would be in effect if such rights, options, warrants or convertible, exchangeable or exercisable securities or share appreciation rights had not been issued, but such readjustment shall not affect the number of shares of Common Stock or other Stock of the Corporation delivered upon any conversion prior to the date such readjustment is made.

                  (iii) In the event that the Corporation shall distribute to all holders of its Class B Common Stock any of its assets (other than cash dividends payable on or after the date of consummation of the Merger which together with all prior cash dividends of the Corporation and the Predecessor paid on or after April 1, 1998, do not exceed the amount of retained earnings of the Corporation accrued on or after April 1, 1998 and on or prior to the date of payment of such dividends) or debt securities, or rights, options, warrants or convertible, exchangeable or exercisable securities of the Corporation (including securities issued for cash, but



753363.3
                                     - 19 -
                              excluding distributions of Stock of the Corporation referred to in section 7(d)(i) hereof, then in each such case, the Conversion Price shall be adjusted to equal the Conversion Price in effect immediately prior to such distribution less an amount equal to the then fair market value (as reasonably determined by the Board, in good faith and as described in a resolution of the Board) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible, exchangeable or exercisable securities applicable to one share of Class B Common Stock. Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Notwithstanding the foregoing, no adjustment of the Conversion Price shall be made upon the distribution to holders of Common Stock of such rights, options, warrants or convertible, exchangeable or exercisable securities, assets or debt securities if the plan or arrangement under which such rights, options, warrants or convertible, exchangeable or exercisable securities, assets or debt securities are issued provides for their issuance to Holders of Class B Preferred Stock in the same pro rata amounts upon conversion thereof. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (iv) Anything in this section 7(d) to the contrary notwithstanding, the Corporation shall be entitled to make such reductions in the Conversion Price, in addition to those required by this section 7(d), as it in its reasonable discretion shall determine to be advisable in order that any share dividends, subdivision of shares, distribution of rights to purchase shares or securities, or distribution of securities convertible into or exchangeable for shares hereafter made by the Corporation to its stockholders, shall not be taxable.

                  (v) Whenever the Conversion Price is adjusted as provided in this section 7(d), or the Class B Preferred Stock becomes convertible into shares, securities, property or assets pursuant to


753363.3
                                     - 20 -

                              section 7(e) hereof, or the Corporation reduces the Conversion Price pursuant to section 7(f) hereof, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price (or describing such event, as the case may be) and the date on which such adjustment (or event) becomes effective, and setting forth in reasonable detail the facts requiring such adjustment and the calculation of such adjustment (or describing the shares, securities, property or assets into which the Class B Preferred Stock shall become convertible), and shall mail such notice of adjustment to all Holders of Class B Preferred Stock as set forth in section 7(i) hereof.

                  (vi) In any case in which this section 7(d) provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event:

                              (A) issuing to the Holder of any Class B Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Class B Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Class B Common Stock issuable upon such conversion before giving effect to such adjustment, and

                              (B) paying to such Holder any amount in cash in lieu of any fractional share of Class B Common Stock pursuant to section 7(c).

                  (vii)       For  purposes  of any  computations  of  Aggregate
                              Consideration Receivable or other consideration pursuant to this section 7(d), the following shall apply:

                              (A) in the case of the issuance of Common Stock or Common Stock Equivalents for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any


753363.3
                                     - 21 -
                                    commissions,  discounts  or  other  expenses
                                    incurred   by  the   Corporation   for   any
                                    underwriting of the issue or otherwise in connection therewith; and

                              (B) in the case of the issuance of Common Stock or Common Stock Equivalents for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined in good faith by the Board or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board or such committee.

                  (viii) If, after an adjustment a Holder of Class B Preferred Stock may, upon conversion of such security, receive two or more classes of Stock of the Corporation, the Corporation shall determine on a fair basis the allocation of the adjusted Conversion Price between such classes of Stock of the Corporation. After such allocation, the conversion right and the Conversion Price of each class of Stock shall thereafter be subject to adjustment on terms comparable to those applicable to Class B Common Stock in this section 7.

         (e) Effect of Reclassification, Consolidation, Merger or Sale. Unless all of the shares of Class B Preferred Stock shall have been redeemed or converted on or prior to the effective date of any of the events referred to in clauses (i), (ii) and
                  (iii) of this section 7(e), if any of the following events occur, namely:

                  (i) any reclassification or change of outstanding shares of Class B Common Stock issuable upon conversion of the Class B Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

                  (ii) any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Class B Common Stock issuable upon conversion of the Class B Preferred Stock

753363.3
                                     - 22 -
                             shall be entitled to receive shares, securities or other property or assets (including cash) with respect to or in exchange for such Class B Common Stock, or

                  (iii) any sale or conveyance of the properties and assets of the Corporation as, or substantially as, an entirety to any other Person,

                             then the Corporation or such successor or purchasing Person, as the case may be, shall make provisions in its constituent documents to establish that each share of Class B Preferred Stock then outstanding (or the successor shares referred to in section 5(b) hereof) shall be convertible into the kind and amount of shares and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Class B Common Stock issuable upon conversion of such Class B Preferred Stock immediately prior to such reclassification, change, consolidation, merger, sale or conveyance, each share of Class B Preferred Stock being treated equally. Such provisions shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this section 7.

                           If this section 7(e) applies with respect to a transaction, section 7(d) hereof shall not apply with respect to that transaction. The above provisions of this section 7(e) shall similarly apply to successive reclassifications, consolidations, mergers and sales.

         (f) Subdivision, Reclassification or Combination of Preferred Stock. The Corporation shall not (i) subdivide or reclassify the Class B Preferred Stock or (ii) combine the Class B Preferred Stock, unless the Corporation simultaneously subdivides, reclassifies or combines, at the same rate, each share being treated equally, all classes of Preferred Stock.

         (g) Taxes on Shares Issued. The issuance of share certificates upon conversion of Class B Preferred Stock



753363.3
                  shall be made without charge to the converting Holder for any tax in respect of the issuance thereof.

         (h) Shares to be Fully Paid. The Corporation covenants that all shares of Class B Common Stock or Class A Preferred Stock which may be issued upon conversion of Class B Preferred Stock will upon issuance be validly issued, fully paid and nonassessable by the Corporation and free from all taxes, liens and charges with respect to the issuance thereof.

         (i)      Notice to Holders Prior to Certain Actions.

                  (i)         In the event:

                              (A) that the Corporation shall take any action that would require an adjustment in the Conversion Price pursuant to section 7(d)(i) or (iii) hereof;

                              (B) that any event described in section 7(e) hereof shall occur;

                              (C) the Corporation reduces the Conversion Price pursuant to section 7(f) hereof; or

                              (D)   of the voluntary or involuntary dissolution,
                                    liquidation    or    winding-up    of    the
                                    Corporation;

                              the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Class B Preferred Stock at its address appearing on the share transfer books of the Corporation, as promptly as possible but in any event no later than the later of (x) the date 30 days prior to the record date for such proposed action or the effective date of such event or (y) the date on which the Corporation first publicly announces such proposed action or event.

                  (ii) In the event that the Corporation shall take any action that would require an adjustment in the Conversion Price, pursuant to section 7(d)(ii) hereof, the Corporation shall cause notice of such proposed action or event to be mailed to each Holder of record of Class B Preferred Stock



753363.3
                                     - 24 -
                              at its address appearing on the share transfer books of the Corporation, as promptly as possible but in no event later than the date that the
                              Corporation provides public notice of such proposed action or event.

                  (iii) In any event, such notice shall specify:

                              (A) the record date as of which the holders of record of Class B Common Stock are to be determined, or


                              (B) the date on which such proposed event is expected to become effective, and the date as of which it is expected that holders of record of Class B Common Stock shall be entitled to exchange their Class B Common Stock for securities or other property deliverable upon such event.

                              Failure  to  give  such  notice,   or  any  defect
                              therein, shall not affect the legality or validity of such action or event.

8 Reacquired Shares. Any shares of Class B Preferred Stock which are converted, purchased, redeemed or otherwise acquired by the Corporation, shall be retired and canceled by the Corporation promptly thereafter. No such shares of Class B Preferred Stock shall upon their cancellation be reissued.

9 Covenant regarding employee equity plans. For so long as any shares of Class B Preferred Stock are outstanding, the Corporation will not:

         (a) grant to any employees or officers of the Corporation or any of its Subsidiaries, or to any consultants or service providers to the Corporation or any of its Subsidiaries, or to any director of the Corporation or any of its Subsidiaries, under an employee benefit plan or similar arrangement adopted by the Corporation, any options to purchase Class B Common Stock Equivalents having an exercise price per share less than the fair market value of a Common Stock Equivalent on the date of grant of such option as determined in good faith by any reasonable method by the Board, or

         (b) except through a stock purchase plan qualified under or with terms and conditions substantially similar to a plan



753363.3
                                     - 25 -
                  qualified under Section 423 of the Internal Revenue Code, issue or sell to any employees or officers of the Corporation or any of its Subsidiaries, or to any consultants or service providers to the Corporation or any of its Subsidiaries, or to any director of the Corporation or any of its Subsidiaries, or to any stockholder of the Corporation, any Common Stock Equivalents at a price per share below the fair market value of such Common Stock Equivalent on the date of such issuance or sale as determined in good faith by any reasonable method by the Board.

10       Certain Restrictions on Transfer; Legend.

         (a) The Class B Preferred Stock and the Class B Common Stock may be transferred by a Bank Holding Company only:

                  (i) in accordance with applicable federal and state securities laws and

                  (ii) unless the Corporation shall have received an opinion of counsel stating that the restriction in this section 10(a)(ii) is not applicable under the circumstances:

                           (A) in a widely dispersed offering in which no more than 2% of the outstanding Class B Common Stock and Stock of the Corporation convertible into Class B Common Stock are transferred to any one holder, or

                           (B) to a transferee who has agreed in writing acceptable to the Corporation to be bound by the restrictions set forth in this section 10.

         (b) Holder agrees that substantially the following legend shall be placed on the certificates representing any Class B Preferred Stock and Class B Common Stock;

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE LIMITATIONS UPON TRANSFER AND CONVERSION CONTAINED IN THE ARTICLES SUPPLEMENTARY CREATING THE CLASS B 9.5% CUMULATIVE CONVERTIBLE NON-VOTING PREFERRED STOCK AND THE BY-LAWS OF THE CORPORATION (COPIES OF WHICH ARE ON FILE AT THE OFFICE OF THE CORPORATION)."



753363.3
                                     - 26 -

          SECOND: The shares of Class B Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

          THIRD: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law.

          FOURTH: The undersigned President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

          IN  WITNESS  WHEREOF,   the  Corporation  has  caused  these  Articles
Supplementary to be executed under seal in its name and on its behalf by its President and attested to by its Secretary on this ___ of _________, 1998.

ATTEST:                                       CAPITAL TRUST, INC.


_____________________________                 By:_______________________  (SEAL)
__________________, Secretary                     _________________, President




753363.3
                                     - 27 -

                                                                       Exhibit D
                                                                      to Annex A

                               CAPITAL TRUST, INC.






                              AMENDED AND RESTATED

                                     BYLAWS

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page

ARTICLE I      OFFICES.........................................................1
               Section 1.  PRINCIPAL OFFICE....................................1
               Section 2.  ADDITIONAL OFFICES..................................1

ARTICLE II     MEETINGS OF STOCKHOLDERS........................................1
               Section 1.  PLACE...............................................1
               Section 2.  ANNUAL MEETING......................................1
               Section 3.  SPECIAL MEETINGS....................................1
               Section 4.  NOTICE..............................................1
               Section 5.  SCOPE OF NOTICE.....................................2
               Section 6.  ORGANIZATION........................................2
               Section 7.  QUORUM..............................................2
               Section 8.  VOTING..............................................2
               Section 9.  PROXIES.............................................2
               Section 10. VOTING OF STOCK BY CERTAIN HOLDERS..................3
               Section 11. INSPECTORS..........................................4
               Section 12. NOMINATIONS AND PROPOSALS BY
                           STOCKHOLDERS........................................4
               Section 13. VOTING BY BALLOT....................................6

ARTICLE III    DIRECTORS.......................................................6
               Section 1.  GENERAL POWERS......................................6
               Section 2.  NUMBER, TENURE AND QUALIFICATIONS...................6
               Section 3.  ANNUAL AND REGULAR MEETINGS.........................6
               Section 4.  SPECIAL MEETINGS....................................6
               Section 5.  NOTICE..............................................7
               Section 6.  QUORUM..............................................7
               Section 7.  VOTING..............................................7
               Section 8.  TELEPHONE MEETINGS..................................7
               Section 9.  INFORMAL ACTION BY DIRECTORS........................7
               Section 10. VACANCIES...........................................7
               Section 11. COMPENSATION........................................8
               Section 12. LOSS OF DEPOSITS....................................8
               Section 13. SURETY BONDS........................................8
               Section 14. RELIANCE............................................8
               Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS,
                           EMPLOYEES AND AGENTS................................8

ARTICLE IV     COMMITTEES......................................................9
               Section 1.  NUMBER, TENURE AND QUALIFICATIONS...................9
               Section 2.  POWERS..............................................9

               Section 3.  MEETINGS............................................9
               Section 4.  TELEPHONE MEETINGS..................................9
               Section 5.  INFORMAL ACTION BY COMMITTEES.......................9
               Section 6.  VACANCIES...........................................9

ARTICLE V      OFFICERS.......................................................10
               Section 1.  GENERAL PROVISIONS.................................10
               Section 2.  REMOVAL AND RESIGNATION............................10
               Section 3.  VACANCIES..........................................10
               Section 4.  CHAIRMAN OF THE BOARD..............................10
               Section 5.  VICE CHAIRMEN......................................10
               Section 6.  CHIEF EXECUTIVE OFFICER............................11
               Section 7.  CHIEF OPERATING OFFICER............................11
               Section 8.  CHIEF FINANCIAL OFFICER............................11
               Section 9.  CHIEF INVESTMENT OFFICER...........................11
               Section 10. PRESIDENT..........................................11
               Section 11. MANAGING DIRECTORS.................................11
               Section 12. VICE PRESIDENTS....................................11
               Section 13. SECRETARY..........................................11
               Section 14. TREASURER..........................................12
               Section 15. ASSISTANT SECRETARIES AND ASSISTANT
                           TREASURERS.........................................12
               Section 16. SALARIES...........................................12

ARTICLE VI     CONTRACTS, LOANS, CHECKS AND DEPOSITS..........................13
               Section 1.  CONTRACTS..........................................13
               Section 2.  CHECKS AND DRAFTS..................................13
               Section 3.  DEPOSITS...........................................13

ARTICLE VII    STOCK..........................................................13
               Section 1.  CERTIFICATES.......................................13
               Section 2.  TRANSFERS..........................................14
               Section 3.  REPLACEMENT CERTIFICATE............................14
               Section 4.  CLOSING OF TRANSFER BOOKS OR FIXING OF
                           RECORD DATE........................................14
               Section 5.  STOCK LEDGER.......................................15
               Section 6.  FRACTIONAL STOCK; ISSUANCE OF UNITS................15

ARTICLE VIII   ACCOUNTING YEAR................................................15

ARTICLE IX     DISTRIBUTIONS..................................................16
               Section 1.  AUTHORIZATION......................................16
               Section 2.  CONTINGENCIES......................................16

ARTICLE X      INVESTMENT POLICY..............................................16

ARTICLE XI     SEAL...........................................................16
               Section 1.  SEAL...............................................16
               Section 2.  AFFIXING SEAL......................................16

ARTICLE XII    INDEMNIFICATION AND ADVANCE OF EXPENSES........................17

ARTICLE XIII   WAIVER OF NOTICE...............................................17

ARTICLE XIV    AMENDMENT OF BYLAWS............................................17

                               CAPITAL TRUST, INC.

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

         Section 1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place or places as the Board of Directors may designate.

         Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         Section 1. PLACE. All meetings of stockholders shall be held at the principal office of the Corporation or at such other place within the United States as shall be stated in the notice of the meeting.

         Section 2. ANNUAL MEETING. An annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on a date and at the time set by the Board of Directors.

         Section 3. SPECIAL MEETINGS. The president, chief executive officer or Board of Directors may call special meetings of the stockholders. Special meetings of stockholders shall also be called by the secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than 33 percent (33%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing notice of the meeting and, upon payment to the Corporation by such stockholders of such costs, the secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by the stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding twelve months.

         Section 4. NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the Corporation, with postage thereon prepaid.

         Section 5. SCOPE OF NOTICE. Any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

         Section 6. ORGANIZATION. At every meeting of stockholders, the chairman of the board, if there be one, shall conduct the meeting or, in the case of vacancy in office or absence of the chairman of the board, one of the following officers present shall conduct the meeting in the order stated: the vice chairman of the board, if there be one, the president, the vice presidents in their order of rank and seniority, or a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall act as chairman, and the secretary, or, in his absence, an assistant secretary, or in the absence of both the secretary and assistant secretaries, a person appointed by the chairman shall act as secretary.

         Section 7. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or by proxy, shall have the power to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 8. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

         Section 9. PROXIES. A stockholder may cast the votes entitled to be cast by the shares of the stock owned of record by him either in person or by proxy executed in writing by the stockholder or by his duly authorized agent. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 10. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in his name as such fiduciary, either in person or by proxy.

         Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

         The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified stock in place of the stockholder who makes the certification.

         Notwithstanding any other provision of the chapter of the Corporation or these Bylaws, Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland (or any successor statute) shall not apply to any acquisition by Veqtor Finance Company, LLC, a Delaware limited liability company ("Veqtor"), or any affiliates thereof, or a Permitted Transferee of Veqtor (as defined herein) of shares of stock of the Corporation. For purposes of this section, the term "Permitted Transferee of Veqtor" includes each of the following entities to the extent any such entity acquires shares of stock of the Corporation, directly or indirectly, from Veqtor: Capital Trust Investors Limited Partnership, an Illinois limited partnership, V2 Holdings LLC, a Delaware limited liability company, BankAmerica Investment Corporation, an Illinois corporation, First Chicago Capital Corporation, a Delaware corporation, and Wells Fargo & Company, a Delaware corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

         Section 11. INSPECTORS. At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based upon their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

         Each report of an inspector shall be in writing and signed by him or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

         Section 12. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

         (a) Annual Meetings of Stockholders.

             (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 12(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(a).

             (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 12, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and such other business must otherwise be a proper matter for action by stockholders. To be timely, a stockholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the Corporation has not previously held an annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act")

(including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and (y) the number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

             (3)  Notwithstanding  anything in the second  sentence of paragraph
(a) (2) of this Section 12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 12 (a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 12(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 12(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice containing the information required by paragraph (a) (2) of this Section 12 shall be delivered to the secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section
12. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 12 and, if any proposed nomination or business is not in compliance with this Section 12, to declare that such nomination or proposal shall be disregarded.

         (2) For purposes of this Section 12, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

         (3) Notwithstanding the foregoing provisions of this Section 12, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 12. Nothing in this Section 12 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         Section 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

                                   ARTICLE III

                                    DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

         Section 2. NUMBER, TENURE AND QUALIFICATIONS. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors.

         Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Maryland, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

         Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the board, president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his business or residence address. Notice by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

         Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors are present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to the charter of the Corporation or these Bylaws, the vote of a majority of a particular group of directors is required for action, a quorum must also include a majority of such group.

         The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

         Section 7. VOTING. The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable statute.

         Section 8. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 9. INFORMAL ACTION BY DIRECTORS. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

         Section 10. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Any vacancy on the Board of Directors for any cause other than an increase in the number of directors shall be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy in the number of directors created by an increase in the number of directors may be filled by a majority vote of the entire Board of Directors. Any individual so elected as director shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies.

         Section 11. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they performed or engaged in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 12. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock of the Corporation have been deposited.

         Section 13. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his duties.

         Section 14. RELIANCE. Each director, officer, employee and agent of the Corporation shall, in the performance of his duties with respect to the Corporation, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Corporation, upon an opinion of counsel or upon reports made to the Corporation by any of its officers or employees or by the advisers, accountants, appraisers or other experts or consultants selected by the Board of Directors or officers of the Corporation, regardless of whether such counsel or expert may also be a director.

         Section 15. CERTAIN RIGHTS OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The directors shall have no responsibility to devote their full time to the affairs of the Corporation. Any director or officer, employee or agent of the Corporation, in his personal capacity or in a capacity as an affiliate, employee, or agent of any other person, or otherwise, may have business interests and engage in business activities similar to or in addition to or in competition with those of or relating to the Corporation.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Performance Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

         Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

         Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members (if there are more than two members) of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 5. INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

                                    ARTICLE V

                                    OFFICERS

         Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a chairman of the board, two vice chairmen, a chief executive officer, a president, a secretary and a treasurer and may include a chief operating officer, a chief financial officer, one or more managing directors, one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time appoint such other officers with such powers and duties as they shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders, except that the chief executive officer may appoint one or more vice presidents, assistant secretaries and assistant treasurers. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualifies or until his death, resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. In its discretion, the Board of Directors may leave unfilled any office except that of president, treasurer and secretary. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

         Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, the chairman of the board, the president or the secretary. Any resignation shall take effect at any time subsequent to the time specified therein or, if the time when it shall become effective is not specified therein, immediately upon its receipt. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

         Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

         Section 4. CHAIRMAN OF THE BOARD. The Board of Directors shall designate a chairman of the board. The chairman of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he shall be present. The chairman of the board shall perform such other duties as may be assigned to him or them by the Board of Directors.

         Section 5. VICE CHAIRMEN. The Vice Chairmen shall have the general responsibility for the implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation.

         Section 6. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the board shall be the chief executive officer of the Corporation. Subject to the direction of the Board of Directors, the chief executive officer shall in general supervise and control all of the business and affairs of the Corporation and shall exercise chief executive powers and such specific powers and shall perform such duties as from time to time may be conferred upon or assigned to him by the Board of Directors or any committee thereof designated by it to so act. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

         Section 7. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 8. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 9. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as set forth by the Board of Directors or the chief executive officer.

         Section 10. PRESIDENT. The president shall have general executive powers and shall have such specific powers and shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer.

         Section 11. MANAGING DIRECTORS. The Board of Directors may designate one or more managing directors. A managing director shall have the responsibilities and duties as set forth by the Board of Directors or chief executive officer.

         Section 12. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to him by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

         Section 13. SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the share transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him by the chief executive officer, the president or by the Board of Directors.

         Section 14. TREASURER. The treasurer shall have the custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

         The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his transactions as treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, the treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, moneys and other property of whatever kind in his possession or under his control belonging to the Corporation.

         Section 15. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the president or the Board of Directors. The assistant treasurers shall, if required by the Board of Directors, give bonds for the faithful performance of their duties in such sums and with such surety or sureties as shall be satisfactory to the Board of Directors.

         Section 16. SALARIES. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director.

                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document executed by one or more of the directors or by an authorized person shall be valid and binding upon the Board of Directors and upon the Corporation when authorized or ratified by action of the Board of Directors.

         Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

         Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

                                   ARTICLE VII

                                      STOCK

         Section 1. CERTIFICATES. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of shares of each class of stock held by him in the Corporation. Each certificate shall be signed by the chief executive officer, the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal, if any, of the Corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the Corporation shall, from time to time, issue several classes of stock, each class may have its own number series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. Each certificate representing shares which are restricted as to their transferability or voting powers, which are preferred or limited as to their dividends or as to their allocable portion of the assets upon liquidation or which are redeemable at the option of the Corporation, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate. If the Corporation has authority to issue stock of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of stock and, if the Corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the Corporation will furnish a full statement of such information to any stockholder upon request and without charge. If any class of stock is restricted by the Corporation as to transferability, the certificate shall contain a full statement of the restriction or state that the Corporation will furnish information about the restrictions to the stockholder on request and without charge.

         Section 2. TRANSFERS. Upon surrender to the Corporation or the transfer agent of the Corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

         Notwithstanding the foregoing, transfers of shares of any class of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

         Section 3. REPLACEMENT CERTIFICATE. Any officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, an officer designated by the Board of Directors may, in his discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to advertise the same in such manner as he shall require and/or to give bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.

         Section 4. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

         In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not longer than 20 days. If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days before the date of such meeting.

         If no record date is fixed and the stock transfer books are not closed for the determination of stockholders, (a) the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day on which the notice of meeting is mailed or the 30th day before the meeting, whichever is the closer date to the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be the close of business on the day on which the resolution of the directors, declaring the dividend or allotment of rights, is adopted.

         When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

         Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate share ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

         Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may issue fractional stock or provide for the issuance of scrip, all on such terms and under such conditions as they may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

                                  ARTICLE VIII

                                 ACCOUNTING YEAR

         The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

                                   ARTICLE IX

                                  DISTRIBUTIONS

         Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized and declared by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

         Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends or other distributions, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine to be in the best interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

                                    ARTICLE X

                                INVESTMENT POLICY

         Subject to the provisions of the charter of the Corporation, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.


                                   ARTICLE XI

                                      SEAL

         Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

         Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                   ARTICLE XII

                     INDEMNIFICATION AND ADVANCE OF EXPENSES

         To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any individual who is a present or former director or officer of the Corporation and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

         Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.


                                  ARTICLE XIII

                                WAIVER OF NOTICE

         Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XIV

                               AMENDMENT OF BYLAWS

         The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

                                                                        ANNEX B

                                 AMENDMENT NO. 1
                                       TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                                       OF
                                  CAPITAL TRUST


                  Capital Trust, a California business trust (the "Company") organized and existing under the laws of the State of California, does hereby amend its Amended and Restated Declaration of Trust, dated as of July 15, 1997 (the "DOT"), as follows:

                  1. Article X of the DOT is hereby amended as follows:

                                   "ARTICLE X

                   CONSOLIDATION, MERGER, SALE OF ASSETS, ETC.

                  Section 10.1.  Subject to other  requirements and restrictions of this Declaration of Trust (including this Article X) and the provisions of the Certificate of Designation relating to any class or series of Preferred Shares which may at the time be outstanding, the Company shall not be incorporated, merged into another entity, consolidated with one or more entities into a new entity, reorganized as a new entity, liquidated or dissolved, and all or substantially all of the assets of the Company shall not be sold, leased, exchanged or otherwise disposed of, except in each case upon the affirmative vote or written consent of a majority of the outstanding Voting Shares of the Company entitled to vote, voting as a single class or series. Upon any such approval of the holders of the Voting Shares, no approval of such transaction by the Board shall be required.

                  Section 10.2. (a) The Company may merge or be consolidated with or into one or more limited partnerships, of any state or states of the United States or of the District of Columbia, which permits such merger or consolidation. Such merger or consolidation shall be made pursuant to an agreement of merger or consolidation, as the case may be, complying and approved in accordance with this Section 10.2.

                  (b) The Board of Trustees shall adopt a resolution approving an agreement of merger or consolidation. The agreement shall state: (1) the terms and conditions of the merger or consolidation; (2) the mode of carrying the same into effect; (3) the manner of converting the trust interests or partnership interests of each of the constituent entities into trust interests or partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, and if any trust interests or partnership interests are not to be converted solely into trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation, the cash, property, rights or securities of any other partnership, corporation or entity which the holders of such trust interests or partnership interests are to receive in exchange for, or upon conversion of such trust interests or partnership interests and the surrender of any certificates evidencing them, which cash, property, rights or securities of any other partnership, corporation or entity may be in addition to or in lieu of trust interests, partnership interests or other securities of the entity surviving or resulting from such merger or consolidation; and (4) such other details or provisions as are deemed desirable, including, without limiting the generality of the foregoing, a provision for the payment of cash in lieu of the issuance of fractional trust interests, partnership interests or other securities of the entity surviving or resulting from the merger or consolidation or other partnership, corporation or other entity. Any of the terms of the agreement of merger or consolidation may be made dependent upon facts ascertainable outside of such agreement, provided that the manner in which such facts shall operate upon the terms of the agreement is clearly and expressly set forth in the agreement of merger or consolidation. The term "facts,' as used in the preceding sentence, includes, but is not limited to, the occurrence of any event, including a determination or action by any person or body, including the constituent entities subject of the merger or consolidation.

                  Section 10.4. The agreement required by Section 10.2 of this Article shall be adopted, approved, certified, executed and acknowledged by each of the constituent entities in accordance with the laws under which it was formed or, in the case of the Company, in the manner provided in this Declaration of Trust whereupon it shall become effective."

                  2. This amendment of the DOT herein certified has been duly adopted in accordance with its provisions.


                  IN WITNESS WHEREOF, the Company has caused this Amendment of the DOT to be duly executed and acknowledged, this ____ day of June, 1998.



                                            ------------------------------------
                                            Name:    John R. Klopp
                                            Title:   Chief Executive Officer

                                                                        ANNEX C

                                  CAPITAL TRUST

                              AMENDED AND RESTATED

                       1997 LONG-TERM INCENTIVE SHARE PLAN

                                  CAPITAL TRUST
                              AMENDED AND RESTATED
                       1997 LONG-TERM INCENTIVE SHARE PLAN



                 ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION


         1.1 Establishment of the Plan. On May 23, 1997, the Board of Trustees of Capital Trust (f/k/a California Real Estate Investment Trust) (the "Company") adopted, subject to the approval of shareholders, an incentive share compensation plan known as the "1997 Long-Term Incentive Share Plan", which permits the grant of Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Shares, Performance Units, Performance Shares and Share Units. The plan became effective upon shareholder approval on July 15, 1997 and was amended by Amendment No. 1 effective on that date which changed all references to "California Real Estate Investment Trust" in the plan to "Capital Trust." On April 24, 1998, the Board of Trustees adopted, subject to the approval of shareholders, this "Amended and Restated 1997 Long-Term Incentive Share Plan" which amends and restates the original plan (hereinafter referred to as the "Plan"). The terms of the Plan are set forth herein.

         The Plan is designed to comply with the performance-based compensation exemption under the proposed regulations to Internal Revenue Code Section 162(m) issued by the Department of Treasury.

         1.2 Purpose of the Plan. The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Eligible Individuals that will link their personal interests to the long-term financial success of the Company and its Subsidiaries and to growth in shareholder value. The Plan is designed to provide flexibility to the Company and its Subsidiaries in their ability to motivate, attract, and retain the services of Eligible Individuals upon whose judgment, interest, and special effort the successful conduct of their operations is largely dependent.

         1.3 Duration of the Plan. The Plan became effective on July 15, 1997 and shall remain in effect, subject to the right of the Board of Trustees to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after July 15, 2007.


                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

         2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

         (a) "Amended and Restated Trustee Share Plan" means the Amended and Restated 1997 Non-Employee Trustee Share Plan of the Company.

         (b) "Award" or "Awards" means, individually or collectively, a grant under this Plan of Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Shares, Performance Units, Performance Shares or Share Units.

         (c) "Award Agreement" means the agreement required under Article 3 evidencing an Award under this Plan.

         (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

         (e) "Board" or "Board of Trustees" means the Board of Trustees of the Company.

         (f)      "Cause" means the occurrence of any one of the following:

                  (i) The willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability), after a written demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company or any of its Subsidiaries, as the case may be, believes that the Participant has not substantially performed his/her duties, and the Participant has failed to remedy the situation within ten (10) business days of receiving such notice; or

                  (ii)     the Participant's  conviction for committing a felony
                           in   connection   with  the   employment  or  service
                           relationship; or

                  (iii) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company or any of its Subsidiaries. However, no act, or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief, that his/her action or omission was in the best interest of the Company or any of its Subsidiaries.

         (g) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                  (i) any Person (other than Veqtor Finance Company, LLC or its affiliates as that term is defined under the rules and regulations promulgated under the Exchange Act, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of Shares of the Company), is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the Voting Securities of the Company;

                  (ii) the Board shall at any time consist of a majority of individuals (the "New Majority") who where elected or appointed Trustees of the Company without the approval of a majority of the Trustees either (A) in office prior to the election or appointment of the first of the Trustees comprising the New Majority, or
                           (B) appointed by or elected with the approval of such Trustees; or

                  (iii) the shareholders of the Company approve (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all the Company's assets; or (C) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the Voting Securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation.

                  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the combined voting power of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

         (h) "Class B Common Shares" means the class B common shares of beneficial interest, $1.00 par value, in the Company.

         (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (j) "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article 3 herein.

         (k) "Common Shares" means the class A common shares of beneficial interest, $1.00 par value, in the Company.

         (l) "Company" means Capital Trust, a California business trust, or any successor thereto.

         (m) "Convertible Securities" means the Common Shares, the Class B Common Shares, the Preferred Shares and any securities issued by the Company or any subsidiary thereof in capital raising or merger and acquisition transactions that are by their terms exercisable, convertible or exchangeable into or for Common Shares.

         (n) "Covered Employee" means any Participant designated prior to the grant of Restricted Shares, Performance Units or Performance Shares by the Committee who is or may be a "covered employee" within the meaning of Section 162(m)(3) of the Code in the year in which such Restricted Shares, Performance Units or Performance Shares are taxable to such Participant.

         (o) "Eligible Individual" means an employee of the Company or any of its Subsidiaries, including an employee who is an officer or a Trustee of the Company or any of its Subsidiaries, or a consultant or service provider to the Company or any of its Subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of the Company and its Subsidiaries.

                  "Eligible Individual" also may include any other employee, consultant or service provider, identified by the Committee, in special situations involving extraordinary performance, promotion, retention, or recruitment.

         (p) "Election Form" means the form under which a Participant elects to receive Shares granted under a Share Unit Award upon the occurrence of certain events.

         (q) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (r) "Fair Market Value" means the closing price of the Shares on a securities exchange, or if the Shares were not traded on an exchange, the average of the highest price and lowest price at which the Shares were traded, as reported on the Nasdaq National Market, on the relevant date, or on the most recent date on which the Shares were traded prior to such date.

         (s) "Incentive Share Option" or "ISO" means an option to purchase Shares, granted to a Participant pursuant to Article 6 herein, which is designated as an incentive share option and is intended to meet the requirements of Section 422 of the Code.

         (t) "Nonqualified Share Option" or "NQSO" means an option to purchase Shares, granted to a Participant pursuant to Article 6 herein, which is not intended to be an Incentive Share Option.

         (u) "Option" or "Options" means an Incentive Share Option or a Nonqualified Share Option.

         (v) "Option Agreement" means an Award Agreement evidencing an Option Award granted under Article 6 herein.

         (w) "Outside Trustee" means any Trustee who qualifies as an "outside director" as that term is defined in Code Section 162(m) and the regulations issued thereunder.

         (x) "Participant" means an Eligible Individual who has been granted an Award under the Plan.

         (y)      "Performance   Share"   means  an  Award,   designated   as  a
                  performance  share,  granted  to  a  Participant  pursuant  to
                  Article 9 herein.

         (z) "Performance Unit" means an Award, designated as a performance unit, granted to a Participant pursuant to Article 9 herein.

         (aa) "Period of Restriction" means the period during which the transfer of Restricted Shares is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

         (bb)     "Person"  shall  have the  meaning  ascribed  to such  term in
                  Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

         (cc)     "Plan"  means  this  Amended  and  Restated   1997   Long-Term
                  Incentive Share Plan of the Company, as herein described and as hereafter from time to time amended.

         (dd) "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

         (ee) "Preferred Shares" means the class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Company and the class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value, in the Company.

         (ff) "Restricted Shares" means an Award granted to a Participant pursuant to Article 8 herein.

         (gg)     "Restricted   Share   Agreement"   means  an  Award  Agreement
                  evidencing a Restricted Share Award granted under Article 8 herein.

         (hh) "Subsidiary" means any corporation of which more than 50% (by number of votes) of the combined voting power of outstanding securities is owned, directly or indirectly, by the Company.

         (ii)     "Share" or "Shares" means the Common Shares.

         (jj) "Share Unit" means a derivative interest in Shares granted to a Participant pursuant to Article 9 herein which is credited to a bookkeeping account and paid out on a one-for-one basis in Shares.

         (kk) "Share Appreciation Right" or "SAR" means an Award, designated as a Share Appreciation Right, granted to a Participant pursuant to Article 7 herein.

         (ll)     "Trustee" means a member of the Board.

         (mm) "Voting Securities" means Shares or securities of any class or classes of securities of the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the Trustees.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                            ARTICLE 3. ADMINISTRATION

         3.1 The Committee. The Plan shall be administered by the Board or by a committee (the "Committee") consisting of not less than two Trustees who shall be appointed from time to time by, and shall serve at the discretion of, the Board of Trustees. To the extent required to comply with Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a "Non-Employee Director" as defined in Rule 16b-3 or any successor definition adopted by the Securities and Exchange Commission or Awards made under the Plan will be made in accordance with another available exception, including approval by the full Board or Trustees or the shareholders. To the extent required to comply with Code Section 162(m), each member of the Committee also shall be an Outside Trustee.

         3.2 Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a Performance Period (as defined herein) or the termination of any Period of Restriction or any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Option, Share Appreciation Right or other Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, the Committee shall have no authority to adjust upwards the amount payable to a Covered Employee with respect to a particular Award. Also notwithstanding the foregoing, no action of the Committee (other than pursuant to Section 4.3 hereof or Section 9.6 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Share Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

         3.3 Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Eligible Individuals (including officers and Trustees who are employees) as may be selected by it. The Committee shall select Participants from among those who they have identified as being Eligible Individuals.

         3.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Trustees shall be final, conclusive and binding on all persons, including the Company and its Subsidiaries, its shareholders, employees, and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

         3.5 Delegation of Certain Responsibilities. The Committee may, in its sole discretion, delegate to an officer or officers of the Company the administration of the Plan under this Article 3; provided, however, that no such delegation by the Committee shall be made with respect to the administration of the Plan as it affects officers of the Company or its Subsidiaries and provided further that the Committee may not delegate its authority to correct errors, omissions or inconsistencies in the Plan. The Board or the Committee may delegate to the Chief Executive Officer of the Company its authority under this
Article 3 to grant Awards to Eligible Individuals who are not Covered Employees or who are not officers or Trustees of the Company or its Subsidiaries subject to the reporting requirements of Section 16(a) of the Exchange Act. All authority delegated by the Board or the Committee under this Section 3.5 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Board or the Committee.

         3.6 Procedures of the Board or the Committee. All determinations of the Board or the Committee shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Board or the Committee shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Board or the Committee may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Board or the Committee and filed with the minutes for proceedings of the Board or the Committee. Service on the Board or the Committee shall constitute service as a Trustee of the Company so that members of the Board or the Committee shall be entitled to indemnification, limitation of liability and reimbursement of expenses with respect to their services as members of the Board or the Committee to the same extent that they are entitled under the Company's declaration of trust and California law for their services as Trustees of the Company.

         3.7 Award Agreements. Each Award under the Plan shall be evidenced, as necessary, by an Award Agreement which shall be signed by an authorized officer of the Company and by the Participant, and shall contain such terms and conditions as may be approved by the Board or the Committee. Such terms and conditions need not be the same in all cases.

         3.8 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award (including, without limitation, the right of the Board or the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act ("Rule 16b-3").

                      ARTICLE 4. STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. With respect to calendar year 1998, the maximum number of Shares that may be made the subject of Awards granted under the Plan shall be equal to (i) ten (10%) percent of the number of Shares that were outstanding on a fully diluted basis with respect to the Shares underlying any outstanding Convertible Securities as of December 31, 1997 (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted prior to

December 31, 1997, which maximum number shall be reduced by the number of Shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997 under the Amended and Restated Trustee Share Plan and the number of shares made the subject of Awards under the Amended and Restated
Trustee Share Plan during the 1998 calendar year. Thereafter, for any given calendar year, the maximum number of Shares that may be made the subject of Awards granted under the Plan shall be equal to (i) ten (10%) percent of the number of Shares that were outstanding on a fully diluted basis with respect to the Shares underlying any outstanding Convertible Securities as of the end of the immediately preceding calender year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted under the Plan through the last day of the immediately preceding calendar year (the "Year End Date"), which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted through the Year End Date under the Amended and Restated Trustee Share Plan and the number of Shares made the subject of Awards under the Amended and Restated Trustee Share Plan during the current calendar year. Notwithstanding the foregoing, (i) the maximum number of Shares that may be the subject of Awards granted to any Eligible Individual during any calendar year may not exceed 500,000 Shares, (ii) the maximum amount payable in cash to any Eligible Individual with respect to any Performance Period (as defined herein) pursuant to any Performance Unit or Performance Share Award shall be $1,000,000 and (iii) the maximum number of shares covered by outstanding ISOs when combined with the number of Shares issued pursuant to the exercise of ISOs granted under the Plan shall not exceed 2,500,000 Shares. Upon a change in capitalization or authorized shares (as described in Section 4.3) the maximum number of Shares shall be adjusted in number and kind pursuant to
Section 4.3. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, the number of Shares as shall be determined by the Board. Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced as follows:

                  (a) In connection with the granting of an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

                  (b) In connection with the granting or a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (a) the dollar amount in which the Performance Unit is denominated, divided by (b) the Fair Market value of a Share on the date the Performance Unit is granted.

         4.2 Lapsed Awards. If any Award (other than Restricted Shares) granted under this Plan terminates, expires, or lapses for any reason, any Share subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2 herein.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, share dividend, split-up, share combination, or other change in affecting the Company's Common Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, Share Appreciation Rights, Restricted Share Awards, Performance Shares, Performance Units and Share Units granted under the Plan, as may be determined to be appropriate and equitable by the Board or the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number. Any adjustment of an Incentive Share Option under this paragraph shall be made in such a manner so as not to constitute a modification within the meaning of Section 425(h)(3) of the Code.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan include all employees of and consultants or service providers to the Company or any of its Subsidiaries who, in the opinion of the Board or the Committee, are Eligible Individuals. "Eligible Individuals" may include employees who are members of the Board, but may not include Trustees who are not employees of the Company or any of its Subsidiaries.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Board or the Committee may from time to time select those Eligible Individuals to whom Awards shall be granted and determine the nature and amount of each Award. No individual shall have any right to be granted an Award under this Plan even if previously granted an Award.

                            ARTICLE 6. STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Individuals at any time and from time to time as shall be determined by the Board or the Committee. The Board or the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. The Board or the Committee may grant any type of Option that is permitted by law at the time of grant including, but no limited to, ISOs and NQSOs; provided, however, ISOs may only be granted to Eligible Individuals who are employees or the Company or a Subsidiary at the time of grant. Unless otherwise expressly provided at the time of grant, Options granted under the Plan will be NQSOs.

         6.2 Limitation on Exercisability. The aggregate Fair Market Value (determined as of the date of grant) of the Shares issuable pursuant to an ISO under this Plan and under any other plan of the Company, any parent corporation or any Subsidiary of the Company, which are exercisable for the first time by any employee during any calendar year, shall not exceed $100,000. Options for Shares which are exercisable for the first time by any employee during any calendar year in excess of $100,000 shall be treated as NQSOs, in accordance with Section 422(d)(i) of the Code.

         6.3 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the type of Option granted, the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board or the Committee shall determine. The Option Agreement shall specify whether the Option is intended to be an Incentive Share Option within the meaning of Section 422 of the Code, or a Nonqualified Share
Option  whose  grant is not  intended  to be subject to the  provisions  of Code
Section 422.

         6.4 Option Price. The purchase price per share of an Option shall be determined by the Board or the Committee but shall not be less than the Fair Market Value of the Shares on the date the Option is granted.

         An Incentive Share Option granted to an employee, who at the time of grant, owns (within the meaning of Section 425(d) of the Code) Shares possessing more than 10% of the total combined voting power of all classes of Shares of the Company, shall have an exercise price which is at least 110% of the Fair Market Value of the Shares subject to the Option.

         6.5 Duration of Options. Each Option shall expire at such time as the Board or the Committee shall determine at the time of grant, provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its grant, and no ISO granted to any individual who owns more than 10% of the Voting Securities of the Company shall be exercisable later than the fifth (5th) anniversary date of its grant.

         6.6 Exercise of Options. Subject to Section 3.8 herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board or the Committee shall in each instance approve, which need not be the same for all Participants.

         6.7 Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The purchase price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total purchase price, (c) by foregoing compensation under rules established by the Board or the Committee, or (d) by a combination of (a), (b), or (c). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

         6.8 Restrictions on Share Transferability. The Board or the Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any securities exchange upon which such Shares are then listed and under any applicable blue sky or state securities laws.

         6.9 Termination of Employment or Service Due to Death,  Disability,  or
Retirement. In the event the employment or service of a Participant is terminated by reason of death, the Participant's outstanding Options may be exercised at any time prior to the expiration date of the Options or within one year after such date of termination of employment or service, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options at the date of his termination, by such person or persons as shall have acquired the Participant's rights under the Option pursuant to Article 10 hereof or by will or by the laws of descent and distribution. In the event the employment of a Participant is terminated by reason of disability (as defined under the then established rules of the Company or any of its Subsidiaries, as the case may be), the Participant's outstanding Options may be exercised at any time prior to the expiration date of the Options or within one year after such date of termination of employment or service, whichever period is shorter but only to the extent that the Participant was entitled to exercise the Options on the date of his termination. In the event the employment or service of a Participant who is an employee is terminated by reason of retirement, the Participant's outstanding Options may be exercised (subject to Section 3.8 herein) at any time prior to the expiration date of the Options or within 90 days after such date of termination of employment or service, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options on the date of his termination. In its sole discretion, the Company may extend the 90 days up to one year, but in no event beyond the expiration date of the Option. In the case of Incentive Share Options, the favorable tax treatment prescribed under Section 422 of the Internal Revenue Code of 1986, as amended, may not be available if the Options are not exercised within the Code
Section 422 prescribed time period after termination of employment for death, disability, or retirement.

         6.10 Termination of Employment or Service for Other Reasons. If the employment or service of a Participant shall terminate for any reason other than death, disability, retirement (in the case of an employee) or for Cause, the Participant shall have the right to exercise outstanding Options at any time prior to the expiration date of the Options or within the 90 days after the date of his termination, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options at the date of his termination of employment or service. In its sole discretion, the Company may extend the 90 days to up to one year, but in no event beyond the expiration date of the Option.

         If the employment or service of the Participant shall terminate for Cause, all of the Participant's outstanding Options shall be immediately forfeited back to the Company.

         6.11 Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                      ARTICLE 7. SHARE APPRECIATION RIGHTS

         7.1 Grant of Share Appreciation Rights. Subject to the terms and conditions of the Plan, Share Appreciation Rights may be granted to Participants, at the discretion of the Board or the Committee, in any of the following forms:

         (a)      In tandem with Options;

         (b)      In addition to Options;

         (c)      Independent of Options; or

         (d) In any combination of (a), (b), or (c).

The Board or the Committee shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

         7.2 Exercise of SARs in Tandem with Options. SARs granted in tandem with Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related Options representing the right to purchase an equivalent number of Shares. SARs may be exercised only with respect to the Shares for which its related Option is then exercisable. Shares with respect to which SARs shall have been exercised may not be subject again to an Award under the Plan.

         Notwithstanding any other provision of the Plan to the contrary, with respect to an SAR granted in lieu of an Incentive Share Option, (i) the SAR will expire no later than the expiration of the underlying Incentive Share Option;
(ii) the SAR amount may be for no more than one hundred percent (100%) of the difference between the exercise price of the underlying Incentive Share Option and the Fair Market Value of the Shares subject to the underlying Incentive Share Option at the time the SAR is exercised; and (iii) the SAR may be exercised only when the Fair Market Value of the Shares subject to the Incentive Share Option exceeds the exercise price of the Incentive Share Option.

         7.3 Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted in addition to Options shall not necessitate a reduction in the number of related Options.

         7.4 Exercise of SARs Independent of Options. Subject to Section 3.8 herein and Section 7.5 herein, SARs granted independently of Options may be exercised upon whatever terms and conditions the Board or the Committee, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

         7.5 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

         (a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Board or the Committee at the date of grant (which price shall not be less than 100% of the market price of a Share on the date of grant) (the "Exercise Price"); by

         (b) The number of Shares with respect to which the SAR is exercised.

         7.6 Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or Shares, at the discretion of the Board or the Committee, within ten calendar days of the exercise.

         7.7 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years.

         7.8 Termination of Employment or Service. In the event the employment or service of a Participant is terminated by reason of death, disability, retirement (in the case of an employee), for Cause, or any other reason, the exercisability of any outstanding SAR granted in tandem with or in addition to an Option shall terminate in the same manner as its related Option as specified under Sections 6.8 and 6.9 herein. The exercisability of any outstanding SARs granted independent of Options also shall terminate in the manner provided under Sections 6.8 and 6.9 hereof.

         7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                          ARTICLE 8. RESTRICTED SHARES

         8.1 Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board or the Committee, at any time and from time to time, may grant Restricted Shares under the Plan to such Participants and in such amounts as it shall determine. In the case of Covered Employees, the Board or the Committee may condition the vesting or lapse of the Period of Restriction established pursuant to Section 8.4 upon the attainment of one or more of the Performance Goals utilized for purposes of Performance Units and Performance Shares pursuant to Article 9 hereof.

         8.2 Restricted Share Agreement. Each Restricted Share grant shall be evidenced by a Restricted Share Agreement that shall specify the Period of Restriction, or periods, the number of Restricted Shares granted, and such other provisions as the Board or the Committee shall determine.

         8.3 Transferability. Except as provided in this Article 8 or in Section
3.8 herein, the Restricted Shares granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Board or the Committee and as shall be specified in the Restricted Share Agreement, or upon earlier satisfaction of other conditions (including any Performance Goals as defined below) as specified by the Board or the Committee in its sole discretion and set forth in the Restricted Share Agreement. All rights with respect to the Restricted Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         8.4 Other Restrictions. The Board or the Committee shall impose such other restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Board or the Committee may legend certificates representing Restricted Shares to give appropriate notice of such restrictions.

         8.5  Certificate   Legend.   In  addition  to  any  legends  placed  on
certificates pursuant to Section 8.4 herein, each certificate representing Restricted Shares granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Amended and Restated 1997 Long-Term Incentive Share Plan of Capital Trust, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Share Agreement dated ___. A copy of the Plan, such rules and procedures and such Restricted Share Agreement may be obtained from the Secretary of Capital Trust."

         8.6 Removal of Restrictions. Except as otherwise provided in this Article and subject to applicable securities laws and restrictions imposed pursuant thereto, Restricted Shares shall become transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Share certificate.

         8.7 Voting Rights. During the Period of Restriction, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

         8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

         8.9 Termination of Employment or Service. In the event that a Participant terminates his employment or service with the Company or any of its Subsidiaries for any reason or is terminated for Cause during the Period of Restriction, then any Restricted Shares still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event of an involuntary termination of the employment or service of a Participant by the Company or any of its Subsidiaries other than for Cause, the Board or the Committee, in its sole discretion (subject to Section 3.8 herein), may waive the automatic forfeiture of any or all such Shares and may add such new restrictions to such Restricted Shares as it deems appropriate.

        ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES AND SHARE UNITS

         9.1 Grant of Performance Units, Performance Shares or Share Units. Subject to the terms and provisions of the Plan, Performance Units, Performance Shares or Share Units may be granted to Participants at any time and from time to time as shall be determined by the Board or the Committee. The Board or the Committee shall have complete discretion in determining the number of Performance Units, Performance Shares or Share Units granted to each Participant.

         9.2 Value of Performance Units and Performance Shares. The Board or the Committee shall set certain periods to be determined in advance by the Board or the Committee (the "Performance Periods"). Prior to each grant of Performance Units or Performance Shares, the Board or the Committee shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Board or the Committee also shall set the performance goals (the "Performance Goals") that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment, by the Company or its Subsidiaries, of certain objective or subjective performance measures, which shall include one or more of the following: total shareholder return, return on equity, return on capital, asset growth, earnings per share, market price, share price, revenues, costs, net income, cash flow and retained earnings. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company or one or more Subsidiaries under one or more measures described above relative to the performance of other corporations. With respect to each such performance measure utilized during a Performance Period, the Board or the Committee shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded. With respect to Covered Employees, all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code, and shall be set by the Board or the Committee within the time period prescribed by Section 162(m) of the Code and related regulations.

         9.3 Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Board or the Committee. The Board or the Committee shall make this determination by first determining the extent to which the Performance Goals set pursuant to
Section 9.2 have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant. In addition, with respect to Performance Units and Performance Shares granted to any Covered Employee, no payout shall be made hereunder except upon written certification by the Board or the Committee that the Applicable Performance Goal or Goals have been satisfied to a particular extent.

         9.4 Value of Share Units. Subject to the terms and provisions of the Plan, Share Units may be granted to Participants at any time and from time to time on such terms as shall be determined by the Board or the Committee. The Board or the Committee shall have complete discretion in determining the number of Share Units granted to each Participant. Share Units shall be payable in Shares upon the occurrence of certain trigger events set forth on the Participant's Election Form in his or her complete discretion (the "Trigger Events"). The terms and conditions of the Trigger Events may vary by Share Unit Award, by Participant, or both. The Election Form shall be filed with the Secretary of the Company prior to the date on which any Share Unit Award is made. Such election will be irrevocable as to any Share Unit Award made after delivery of the Election Form to the Company, and it shall continue in effect until revoked, increased or decreased prospectively by Participant prior to the grant of any future Share Unit Award for which the change is effective.

         9.5 Accounting for Share Units. The Participant's Share Unit Award shall be credited by the Company to a bookkeeping account to reflect the Company's liability to that Participant (the "Share Unit Account"). Each Share Unit is credited as a Share equivalent on the date so credited. Additional Share equivalents may be added to the Share Unit Account equal to the amount of Share that could be purchased with dividends equal to that paid on one Share, multiplied by the number of Share equivalents then existing in the Share Unit Account, based on the Fair Market Value of the Share on the date a dividend is paid. Because the Trigger Events of each Share Unit Award may differ, the Company shall establish a separate Share Unit Account for each separate Share Unit Award. Upon the occurrence of particular Trigger Events, the holder of a Share Unit Award shall be entitled to receive a number of Shares which corresponds to the number of Share Units granted as part of the initial Share
Unit Award, as such amount may have been increased to reflect dividends paid with respect thereto. Because the payout of Share Unit Awards is not based on objective performance goals, such award will not constitute "performance-based" compensation within the meaning of Section 162(m)(4)(C) of the Code and, as such, will count toward the annual $1,000,000 deduction limit.

         9.6 Board or Committee Discretion to Adjust Awards.  Subject to Section
3.2 regarding Awards to Covered Employees, the Board or the Committee shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit Award, Performance Share Award or Share Unit Award, at any time or from time to time, including but not limited to the Performance Goals.

         9.7 Form of Payment. The value of a Performance Unit or a Performance Share may be paid in cash, Shares, or a combination thereof as determined by the Board or the Committee. In the case of Share Units, payment shall be made in Shares. Payment may be made in a lump sum or installments as prescribed by the Board or the Committee. If any payment is to be made on a deferred basis, the Board or the Committee may provide for the payment of dividend equivalents or interest during the deferral period.

         9.8 Termination of Employment or Service Due to Death, Disability, or Retirement. In the case of death, disability, or retirement (in the case of a Participant who is an employee) (each of disability and retirement as defined under the established rules of the Company or any of its Subsidiaries, as the case may be), the holder of a Performance Unit or Performance Share shall receive a prorated payment based on the Participant's number of full months of service during the Performance Period and on the percentage of the Performance Goals achieved through the date of termination, as computed by the Board or the Committee. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period. In the case of Share Units, all such Share Units held, to the extent vested at the date of such Participant's termination of employment or service, will be paid as set forth in the Participant's Election Form.

         9.9 Termination of Employment or Service for Other Reasons. In the event that a Participant terminates employment or service with the Company or any of its Subsidiaries for any reason other than death, disability, or retirement, all Performance Units and Performance Shares shall be forfeited; provided, however, that in the event of an involuntary termination of the employment or service of the Participant by the Company or any of its Subsidiaries other than for Cause, the Board or the Committee in its sole discretion may waive the automatic forfeiture provisions and pay out on a pro rata basis. In the case of termination other than for Cause, all Share Units held, to the extent vested at the date of such Participant's termination of employment or service, will be paid as set forth in the Participant's Election Form. However, in the event of termination for Cause, all Share Units held will be forfeited.

         9.10 Nontransferability. No Performance Units, Performance Shares or Share Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period or, in the case of Share Units, vesting and payment. All rights with respect to Performance Units, Performance Shares and Share Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                       ARTICLE 10. BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board or the Committee, and will be effective only when filed by the Participant in writing with the Board or the Committee during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                         ARTICLE 11. RIGHTS OF EMPLOYEES

         11.1 Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant's employment or service at any time, nor confer upon any Participant any right to continue in the employ or service of the Company or any of its Subsidiaries.

         11.2 Participation. No individual shall have the right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

         11.3 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board or the Committee in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, neither the Company nor any of its Subsidiaries shall be required or be liable to make any payment under the Plan.

         11.4 No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company or any of its Subsidiaries whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company or any of its Subsidiaries, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company or the applicable subsidiary. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company or any of its Subsidiaries. Nothing contained in the Plan constitutes a guarantee by the Company or any of its Subsidiaries that the assets of the Company or the applicable Subsidiary shall be sufficient to pay any benefit to any person.

                          ARTICLE 12. CHANGE IN CONTROL

         12.1 Share Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Share based Awards granted under this Plan shall immediately vest 100% in each Participant (subject to Section
3.8 herein), including Incentive Share Options, Nonqualified Share Options, Share Appreciation Rights, Restricted Shares and Share Units.

         12.2 Performance Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all performance based Awards granted under this Plan shall be immediately paid out in cash, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Board or the Committee, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or (ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

         12.3 Pooling Transactions. Notwithstanding anything contained in the Plan or any agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Board or the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment or settlement with respect to any Award, (b) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquired of the Company, or a combination of the foregoing and (c) providing for the extension of the term of any Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Award.

               ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION

         13.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend, or modify the Plan, subject to the approval of the shareholders of the Company if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any securities exchange or system on which the Shares are then listed or reported or by any regulatory body having jurisdiction with respect hereto.

         13.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 hereof shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

         ARTICLE 14. WITHHOLDING

         14.1 Tax Withholding. The Company and any of its Subsidiaries shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company or any of its Subsidiaries, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

         14.2 Share Delivery or Withholding. With respect to withholding required upon the exercise of Nonqualified Share Options, or upon the lapse of restrictions on Restricted Shares, Participants may elect, subject to the approval of the Board or the Committee, to satisfy the withholding requirement, in whole or in part, by tendering to the Company previously acquired Shares or by having the Company withhold Shares, in each such case in an amount having a Fair Market Value equal to the amount required to be withheld to satisfy the tax withholding obligations described in Section 14.1. The value of the Shares to be tendered or withheld is to be based on the Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All Share withholding elections shall be irrevocable and made in writing, signed by the Participant on forms approved by the Board or the Committee in advance of the day that the transaction becomes taxable.

         Share withholding elections made by Participants who are subject to the short-swing profit restrictions of Section 16 of the Exchange Act must comply with the additional restrictions of Section 16 and Rule 16b-3 in making their elections.

                   ARTICLE 15. EFFECT OF CERTAIN TRANSACTIONS

         Effect of Certain Transactions. Subject to Section 12, or as otherwise provided in an agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger, consolidation or combination of the Company (a "Transaction"), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Participant shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of Shares, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such Shares, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

                         ARTICLE 16. REQUIREMENTS OF LAW

         16.1 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

         16.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.


Effective Date of the Amended and Restated 1997 Long-Term Incentive Share  Plan:
June __, 1998

                                                                        ANNEX D


                                  CAPITAL TRUST

                              AMENDED AND RESTATED

                      1997 NON-EMPLOYEE TRUSTEE SHARE PLAN

                                  CAPITAL TRUST
                              AMENDED AND RESTATED
                      1997 NON-EMPLOYEE TRUSTEE SHARE PLAN


                 ARTICLE 1. ESTABLISHMENT, PURPOSE AND DURATION

         1.1 Establishment of the Plan. On May 23, 1997, the Board of Trustees of Capital Trust (f/k/a California Real Estate Investment Trust), a California business trust (the "Company") adopted, subject to the approval of shareholders, an incentive share plan for non-employee members of the Board of Trustees known as the "1997 Non-Employee Trustee Share Plan" (hereinafter referred to as the "Plan"), which permits the grant of Nonqualified Share Options, Share Appreciation Rights, Restricted Shares, Performance Units, Performance Shares and Share Units. The plan became effective upon shareholder approval on July 15, 1997 and was amended by Amendment No. 1 effective on that date which changed all references to "California Real Estate Investment Trust" in the plan to "Capital Trust." On April 24, 1998, the Board of Trustees adopted, subject to the approval of shareholders, this Amended and Restated 1997 Non-Employee Trustee Share Plan which amends and restates the original plan (hereinafter referred to as the "Plan"). The terms of the Plan are set forth herein.

         1.2 Purpose of the Plan. The Purpose of the Plan is to promote the success of the Company by providing incentives to Trustees that will link their personal interests to the long-term financial success of the Company and to growth in shareholder value. The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Trustees upon whose judgment, interest and special effort the successful conduct of the Company's operations is largely dependent.

         1.3 Duration of the Plan. The Plan became effective on July 15, 1997, and shall remain in effect, subject to the right of the Board of Trustees to terminate the Plan at any time pursuant to Article 13 herein, until all Shares subject to it shall have been purchased or acquired according to the provisions herein. However, in no event may an Award be granted under the Plan on or after July 15, 2007.

                    ARTICLE 2. DEFINITIONS AND CONSTRUCTIONS

         2.1 Definitions: Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

                  (a) "Amended and Restated Incentive Share Plan" means the Amended and Restated 1997 Long-Term Incentive Share Plan.

                  (b) "Award" or "Awards" means, individually or collectively, a grant under this Plan of Nonqualified Share Options, Share Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, or Share Units.

                  (c)      "Award Agreement" means the agreement  required under
                           Article 3 evidencing an Award under this Plan.

                  (d) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                  (e) "Board" or "Board of Trustees" means the Board of Trustees of the Company.

                  (f) "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

                                    (i)     any  Person   (other   than   Veqtor
                                            Finance   Company,    LLC   or   its
                                            affiliates  as that term is  defined
                                            under  the  rules  and   regulations
                                            promulgated  under the Exchange Act,
                                            a trustee or other fiduciary holding
                                            securities under an employee benefit
                                            plan   of   the   Company,    or   a
                                            corporation    owned   directly   or
                                            indirectly  by the  shareholders  of
                                            the  Company  in  substantially  the
                                            same  proportions as their ownership
                                            of  Shares  of the  Company),  is or
                                            becomes   the   Beneficial    Owner,
                                            directly  or  indirectly,  of 20% or
                                            more of the Voting Securities of the
                                            Company;

                                     (ii)   the Board shall at any time  consist
                                            of a majority  of  individuals  (the
                                            "New Majority") who where elected or
                                            appointed  Trustees  of the  Company
                                            without  the  approval of a majority
                                            of the Trustees either (A) in office
                                            prior to the election or appointment
                                            of  the   first   of  the   Trustees
                                            comprising the New Majority,  or (B)
                                            appointed  by or  elected  with  the
                                            approval of such Trustees; or

                                     (iii)  the   shareholders  of  the  Company
                                            approve   (A)  a  plan  of  complete
                                            liquidation  of the Company;  or (B)
                                            an   agreement   for  the   sale  or
                                            disposition of all or  substantially
                                            all the Company's  assets;  or (C) a
                                            merger  or   consolidation   of  the
                                            Company with any other  corporation,
                                            other than a merger or consolidation
                                            which  would  result  in the  Voting
                                            Securities     of    the     Company
                                            outstanding     immediately    prior
                                            thereto   continuing   to  represent
                                            (either by remaining  outstanding or
                                            by  being   converted   into  voting
                                            securities of the surviving entity),
                                            at least 50% of the combined  voting
                                            power of the  combined  voting power
                                            of the  Company  (or such  surviving
                                            entity)   outstanding    immediately
                                            after such merger or consolidation.

                  However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if the Participant is part of a purchasing group which consummates the Change in Control transaction. The Participant shall be deemed "part of a purchasing group..." for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than 5% of the Voting Securities of the purchasing company or (ii) ownership of equity participation in the purchasing company or group which is otherwise not deemed to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing members of the Board).

                  (g) "Class B Common Shares" means the class B common shares of beneficial interest, $1.00 par value, in the Company.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (i) "Common Shares" means the class A common shares of beneficial interest, $1.00 par value, in the Company.

                  (j) "Company" means Capital Trust, a California business trust, or any successor thereto.

                  (k) "Convertible Securities" means the Common Shares, the Class B Common Shares, the Preferred Shares and any securities issued by the Company or any subsidiary thereof in capital raising or merger and acquisition transactions that are by their terms exercisable, convertible or exchangeable into or for Common Shares.

                  (l) "Election Form" means the form under which a Participant elects to receive Shares granted under a Share Unit Award upon the occurrence of certain events.

                  (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  (n) "Fair Market Value" means the closing price of the Shares on a securities exchange or, if not traded on an exchange, the average of the highest price and lowest price at which the Shares were traded as reported on the Nasdaq National Market, on the relevant date, or on the most recent date on which the Shares were traded prior to such date.

                  (o) "Nonqualified Share Option" or "NQSO" means an option to purchase Shares, which is not intended to satisfy the requirements of Section 422 of the Code, granted under Article 6 herein.

                  (p)      "Option"  or  "Options"  means a  Nonqualified  Share
                           Option.

                  (q)      "Option   Agreement"   means   an   Award   Agreement
                           evidencing an Option Award granted under Article 6 herein.

                  (r) "Participant" means a Trustee who has been granted an Award under the Plan.

                  (s) "Performance Share" means an Award, designated as a performance share, granted to a Participant pursuant to Article 9 herein.

                  (t) "Performance Unit" means an Award, designated as a performance unit, granted to a Participant pursuant to Article 9 herein.

                  (u) "Period of Restriction" means the period during which the transfer of Restricted Shares is restricted, during which the Participant is subject to a substantial risk of forfeiture, pursuant to Article 8 herein.

                  (v) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof; including a "group" as defined in Section 13(d) thereof.

                  (w) "Plan" means this Amended and Restated 1997 Non-Employee Trustee Share Plan of the Company, as herein described and as hereafter from time to time amended.

                  (x) "Pooling Transaction" means an acquisition of the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

                  (y) "Preferred Shares" means the class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value, in the Company and the class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value, in the Company.

                  (z) "Restricted Shares" means an Award granted to a Participant pursuant to Article 8 herein.

                  (aa) "Restricted Share Agreement" means an Award Agreement evidencing a Restricted Share Award granted under
                           Article 8 herein.

                  (bb)     "Share" or "Shares" means the Common Shares.

                  (cc) "Share Unit" means a derivative interest in Shares granted to a Participant pursuant to Article 9 herein which is credited to a bookkeeping account and paid out on a one-for-one basis in Shares.

                  (dd) "Share Appreciation Right" or "SAR" means an Award, designated as a share appreciation right, granted to a Participant pursuant to Article 7 herein.

                  (ee)     "Trustee" means a member of the Board.

                  (ff) "Voting Securities" means Shares or securities of any class or classes of securities of the Company, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the Trustees.

         2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

         2.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                            ARTICLE 3. ADMINISTRATION

         3.1 Authority of Board. The Plan shall be administered by the full Board of Trustees of the Company. Subject to the provisions of the Plan, the Board shall have full power to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; to accelerate the exercisability of any Award or the end of a Performance Period (as defined herein) or the termination of any Period of Restriction or any Award Agreement, or any other instrument relating to an Award under the Plan; and (subject to the provisions of Article 13 herein) to amend the terms and conditions of any outstanding Option, Share Appreciation Right or other Award to the extent such terms and conditions are within the discretion of the Board as provided in the Plan. Also notwithstanding the foregoing, no action of the Board (other than pursuant to Section 4.3 hereof or Section 9.6 hereof) may, without the consent of the person or persons entitled to exercise any outstanding Option or Share Appreciation Right or to receive payment of any other outstanding Award, adversely affect the rights of such person or persons.

         3.2 Selection of Participants. Subject to Section 5.1, the Board shall have the authority to grant Awards under the Plan, from time to time, to such Trustees as may be selected by it.

         3.3 Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders and Participants and their estates and beneficiaries, and such determinations and decisions shall not be reviewable.

         3.4 Delegation of Certain Responsibilities. The Board may, in its sole discretion, delegate to the Chairman of the Board of the Company (or if there shall be Co-Chairmen, individually or jointly to such Co-Chairmen) the administration of the Plan under this Article 3; provided, however, that the Board may not delegate its authority to correct errors, omissions or inconsistencies in the Plan and the Board may not delegate its authority under this Article 3 to grant Awards to Trustees. All authority delegated by the Board under this Section 3.4 shall be exercised in accordance with the provisions of the Plan and any guidelines for the exercise of such authority that may from time to time be established by the Board.

         3.5 Procedures of the Board. All Awards and other determinations of the Board shall be made by not less than a majority of its members present at the meeting (in person or otherwise) at which a quorum is present. A majority of the entire Board shall constitute a quorum for the transaction of business. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if a unanimous written consent, which sets forth the action, is signed by each member of the Board and filed with the minutes for proceedings of the Board.

         3.6 Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement which shall be signed by the Chairman of the Board (or by a Vice Chairman) on behalf of the Board and by the Participant, and shall contain such terms and conditions as may be approved by the Board. Such terms and conditions need not be the same in all cases.

         3.7 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Board may impose such conditions on any Award (including, without limitation, the right of the Board to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 (or any successor rule), under the Exchange Act ("Rule 16b-3").

                      ARTICLE 4. STOCK SUBJECT TO THE PLAN

         4.1 Number of Shares. With respect to calendar year 1998, the maximum number of shares of Shares that may be made the subject of Awards granted under the Plan shall be equal of (i) ten (10%) percent of the number of Shares that were outstanding on a fully diluted basis with respect to the Shares underlying any outstanding Convertible Securities as of December 31, 1997 (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997, which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to December 31, 1997 under the Amended and Restated Incentive Share Plan and the number of shares made the subject of Awards under the Amended and Restated Incentive Share Plan during the 1998 calendar year. Thereafter, for any given calendar year, the maximum number of Shares that may be made the subject of Awards granted under the Plan shall be equal to (i) ten (10%) percent of the number of Shares that were outstanding on a fully diluted basis with respect to the Shares underlying any outstanding Convertible Securities as of the end of the immediately preceding calender year (rounded downward if necessary to eliminate fractional shares), minus (ii) the number of shares remaining subject to or issued in respect of Awards which were granted under the Plan through the last day of the immediately preceding calendar year (the "Year End Date"), which maximum number shall be reduced by the number of shares remaining subject to or issued in respect of Awards which were granted prior to the Year End Date under the Amended and Restated Incentive Share Plan and the number of Shares made the subject of Awards under the Amended and Restated Incentive Share Plan during the current calendar year. Upon a change in the capitalization or authorized Shares (as described in Section 4.3) the maximum number of Shares shall be adjusted in number and kind pursuant to Section 4.3. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares or out of such numbers of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board. Upon the granting of an Award, the number of Shares available under Section 4.1 for the granting of further Awards shall be reduced as follows:

                  (a) In connection with the granting of an Award (other than the granting of a Performance Unit denominated in dollars), the number of Shares shall be reduced by the number of Shares in respect of which the Award is granted or denominated.

                  (b) In connection with the granting of a Performance Unit denominated in dollars, the number of Shares shall be reduced by an amount equal to the quotient of (a) the dollar amount in which the Performance Unit is denominated, divided by (b) the Fair Market Value of a Share on the date the Performance Unit is granted.

         4.2 Lapsed Awards. If any Award (other than Restricted Shares) granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 7.2 herein.

         4.3 Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, share dividend, split-up, share combination, or other change affecting the Company's Common Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, Share Appreciation Rights, Restricted Shares, Performance Shares, Performance Units and Share Units granted under the Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

                    ARTICLE 5. ELIGIBILITY AND PARTICIPATION

         5.1 Eligibility. Persons eligible to participate in this Plan include all Trustees who are not and have not been at any time, within the preceding three years, employees of the Company or any of its Subsidiaries.

         5.2 Actual Participation. Subject to the provisions of the Plan, the Board may from time to time select those Trustees to whom Awards shall be granted and determine the nature and amount of each Award. No Trustee shall have any right to be granted an Award under this Plan even if previously granted an Award.


                            ARTICLE 6. STOCK OPTIONS

         6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Trustees at any time and from time to time as shall be determined by the Board. The Board shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to Options granted to any Participant. Options granted under the Plan will be NQSOs.

         6.2 Option Agreement. Each Option grant shall be evidenced by an Option Agreement that shall specify the Option price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Board shall determine.

         6.3 Option Price. The purchase price per share of Shares covered by an Option shall be determined by the Board.

         6.4 Duration of Options. Each Option shall expire at such time as the Board shall determine at the time of grant.

         6.5 Exercise of Options. Subject to Section 3.7 herein, Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Participants.

         6.6 Payment. Options shall be exercised by the delivery of a written notice to the Company setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering shares of previously acquired Company Shares having a Fair Market Value at the time of exercise equal to the total Option price, (c) by foregoing compensation under rules established by the Board, or (d) by a combination of (a), (b), or (c). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general purposes. As soon as practicable, after receipt of written notification and payment, the Company shall deliver to the Participant Share certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name.

         6.7 Restrictions on Share Transferability. The Board shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any securities exchange upon which such Shares are then listed and under any applicable blue sky or state securities laws.

         6.8 Termination of Service Due to Death, Disability, or Retirement. In the event a Participant dies while serving as a Trustee, any of such Participant's outstanding Options may be exercised at any time prior to the expiration date of the Options or within one year after his death, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options at the date of his termination of service, by such person or persons as shall have acquired the Participant's rights under the Option pursuant to Article 10 hereof or by will or by the laws of descent and distribution. In the event a Participant is unable to serve as a Trustee by reason of disability (as defined under the then established rules of the Company), the Participant shall have the right to exercise outstanding Options at any time prior to the expiration date of the Options or within one year after his disability, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options on the date of his termination of service. In the event a Participant retires from the Board, the Participant shall have the right to exercise outstanding Options at any time prior to the expiration date of the Options or within 90 days after his retirement, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options on the date of his termination of service. In its sole discretion, the Board may extend the 90 days to up to one year, but in no event beyond the expiration date of the Option.

         6.9 Termination of Service for Other Reasons. If a Participant ceases service as a Trustee for any reason other than death, disability, retirement or removal, the Participant shall have the right to exercise outstanding Options at any time prior to the expiration date of the Options or within the 90 days after the date of his termination, whichever period is shorter, but only to the extent that the Participant was entitled to exercise the Options at the date of his termination of service. In its sole discretion, the Board may extend the 90 days to up to one year, but in no event beyond the expiration date of the Option.

         Notwithstanding anything contained herein, if a Trustee is removed from service, all of the Participant's outstanding Options shall be immediately forfeited back to the Company.

         6.10 Limited Transferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution or as provided for by the Board. Further, all Options (except for Options on which SARs were granted) granted to a Participant under the Plan, unless transferable, shall be exercisable during his lifetime only by such Participant. If the Option Agreement provides, an Option may be transferred by a Participant to the Participants children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners (collectively, "Permitted Family Members"); provided, however, that the Participant may not receive any consideration for the transfer. The holder of an Option transferred pursuant to this section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant.


                      ARTICLE 7. SHARE APPRECIATION RIGHTS

         7.1  Grant of Share  Appreciation  Rights.  Subject  to the  terms  and
conditions  of  the  Plan,   Share   Appreciation   Rights  may  be  granted  to
Participants, at the discretion of the Board, in any of the following forms:

                  (a)      In tandem with Options;

                  (b)      In addition to Options;

                  (c)      Independent of Options; or

                  (d)      In any combination of (a), (b), or (c).

The Board shall have the sole discretion, subject to the requirements of the Plan, to determine the actual number of Shares subject to SARs granted to any Participant.

         7.2 Exercise of SARs in Tandem with Options. SARs granted in tandem with Options may be exercised for all or part of the Shares subject to the related Option upon the surrender of the related

Options representing the right to purchase an equivalent number of Shares. The SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Option Shares with respect to which the SAR shall have been exercised may not be subject again to an Award under the Plan.

         7.3 Exercise of SARs in Addition to Options. SARs granted in addition to Options shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of SARs granted in addition to Options shall not necessitate a reduction in the number of related Options.

         7.4 Exercise of SARs Independent of Options. Subject to Section 3.7 herein and Section 7.5 herein, SARs granted independently of Options may be exercised upon whatever terms and conditions the Board, in its sole discretion, imposes upon the SARs, including, but not limited to, a corresponding proportional reduction in previously granted Options.

         7.5 Payment of SAR Amount. Upon exercise of the SAR, the holder shall be entitled to receive payment of an amount determined by multiplying:

                  (a) The difference between the Fair Market Value of a Share on the date of exercise over the price fixed by the Board at the date of grant (which price shall not be less than 100% of the market price of a Share on the date of grant) (the "Exercise Price"); by

                  (b) The number of Shares with respect to which the SAR is exercised.

         7.6 Form and Timing of Payment. Payment to a Participant, upon SAR exercise, will be made in cash or Shares, at the discretion of the Board, within ten calendar days of the exercise.

         7.7 Term of SAR. The term of an SAR granted under the Plan shall not exceed ten years.

         7.8 Termination of Service. In the event a Participant ceases service as a Trustee by reason of death, disability, retirement, removal or any other reason, the exercisability of any outstanding SAR granted in tandem with or in addition to an Option shall terminate in the same manner as its related Option as specified under Sections 6.8 and 6.9 herein. The exercisability of any outstanding SARs granted independent of Options also shall terminate in the manner provided under Sections 6.8 and 6.9 hereof.

         7.9 Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                          ARTICLE 8. RESTRICTED SHARES

         8.1 Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Board, at any time and from time to time, may grant Restricted Shares under the Plan to such Participants and in such amounts as it shall determine.

         8.2 Restricted Share Agreement. Each Restricted Share grant shall be evidenced, as necessary, by a Restricted Share Agreement that shall specify the Period of Restriction, or periods, the number of Shares of Restricted Share granted, and such other provisions as the Board shall determine.

         8.3 Transferability. Except as provided in this Article 8, the Restricted Shares granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or for such period of time as shall be established by the Board and as shall be specified in the Restricted Share Agreement, or upon earlier satisfaction of other conditions (including any Performance Goals as defined below) as specified by the Board in its sole discretion and set forth in the Restricted Share Agreement. All rights with respect to the Restricted Shares granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

         8.4 Other Restrictions. The Board shall impose such other restrictions on any Restricted Shares granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and the Board may legend certificates representing Restricted Shares to give appropriate notice of such restrictions.

         8.5  Certificate   Legend.   In  addition  to  any  legends  placed  on
certificates pursuant to Section 8.4 herein, each certificate representing Restricted Shares granted pursuant to the Plan shall bear the following legend:

                  "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Amended and Restated 1997 Non-Employee Trustees Share Plan of Capital Trust, in the rules and administrative procedures adopted pursuant to such Plan, and in a Restricted Share Agreement dated ___________. A copy of the Plan, such rules and procedures, and such Restricted Share Agreement may be obtained from the Secretary of Capital Trust."

         8.6 Removal of Restrictions. Except as otherwise provided in this Article and subject to applicable securities laws and restrictions imposed pursuant thereto, Restricted Shares shall become transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 8.5 removed from his Share certificate.

         8.7 Voting Rights. During the Period of Restriction, Participants holding Restricted Shares granted hereunder may exercise full voting rights with respect to those Shares.

         8.8 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Shares granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Restricted Shares with respect to which they were paid.

         8.9 Termination of Service. In the event that a Participant ceases to be a Trustee of the Company for any reason during the Period of Restriction, then any Restricted Shares still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company; provided, however, that in the event that Participant ceases to be a Trustee for any reason other than removal, the Board, in its sole discretion (subject to Section 3.7 herein) may waive the automatic forfeiture of any and all Shares and may add such new restrictions to such Restricted Shares as it deems appropriate.

        ARTICLE 9. PERFORMANCE UNITS, PERFORMANCE SHARES AND SHARE UNITS

         9.1 Grant of Performance Units, Performance Shares or Share Units. Subject to the terms and provisions of the Plan, Performance Units, Performance Shares or Share Units may be granted to Participants at any time and from time to time as shall be determined by the Board. The Board shall have complete discretion in determining the number of Performance Units, Performance Shares or Share Units granted to each Participant.

         9.2 Value of Performance Units and Performance Shares. The Board shall set certain periods to be determined in advance by the Board (the "Performance Periods"). Prior to each grant of Performance Units or Performance Shares, the Board shall establish an initial value for each Performance Unit and an initial number of Shares for each Performance Share granted to each Participant for that Performance Period. Prior to each grant of Performance Units or Performance Shares, the Board also shall set the Performance Goals (the "Performance Goals") that will be used to determine the extent to which the Participant receives a payment of the value of the Performance Units or number of Shares for the Performance Shares awarded for such Performance Period. These goals will be based on the attainment by the Company of certain objective or subjective performance measures, which may include one or more of the following: total shareholder return, return on equity, return on capital, earnings per share, asset growth, market share, share price, revenues, costs, net income, cash flow and retained earnings. Such Performance Goals also may be based upon the attainment of specified levels of performance of the Company under one or more of the measures described above relative to the performance of other corporations. With respect to each such performance measure utilized during a Performance Period, the Board shall assign percentages to various levels of performance which shall be applied to determine the extent to which the Participant shall receive a payout of the values of Performance Units and number of Performance Shares awarded.

         9.3 Payment of Performance Units and Performance Shares. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof as determined by the Board. The Board shall make this determination by first determining the extent to which the Performance Goals set pursuant to Section 9.2 have been met. It will then determine the applicable percentage (which may exceed 100%) to be applied to, and will apply such percentage to, the value of Performance Units or number of Performance Shares to determine the payout to be received by the Participant.

         9.4 Value of Share Units. Subject to the terms and provisions of the Plan, Share Units may be granted to Participants at any time and from time to time on such terms as shall be determined by the Board. The Board shall have complete discretion in determining the number of Share Units granted to each Participant. Share Units shall be payable in Shares upon the occurrence of certain trigger events set forth on the Participant's Election Form in his or her complete discretion (the "Trigger Events"). The terms and conditions of the Trigger Events may vary by Share Unit Award, by Participant, or both. The Election Form shall be filed with the Secretary of the Company prior to the date on which any Share Unit Award is made. Such election will be irrevocable as to any Share Unit Award made after delivery of the Election Form to the Company, and it shall continue in effect until revoked, increased or decreased prospectively by a Participant prior to the grant of any future Share Unit Award for which the change is effective.

         9.5 Accounting for Share Units. A Participant's Share Unit Award shall be credited by the Company to a bookkeeping account to reflect the Company's liability to that Participant (the "Share Unit Account"). Each Share Unit is credited as a Share equivalent on the date so credited. Additional share equivalents may be added to the Share Unit Account equal to the amount of Shares that could be purchased with dividends equal to that paid on one Share, multiplied by the number of stock equivalents then existing in the Share Unit Account, based on the Fair Market Value of the Shares on the date a dividend is paid on the Share. Because the Trigger Events for each Share Unit Award may differ, the Company shall establish a separate Share Unit Account for each separate Share Unit Award. Upon the occurrence of particular Trigger Events, the holder of a Share Unit Award shall be entitled to receive a number of Shares which corresponds to the number of Share Units granted as part of the initial Share Unit Award, as such amount may have been increased to reflect dividends paid with respect thereto.

         9.6 Board Discretion to Adjust Awards. The Board shall have the authority to modify, amend or adjust the terms and conditions of any Performance Unit Award, Performance Share Award or Share Unit Award, at any time or from to time, including but not limited to the Performance Goals.

         9.7 Form of Payment. The value of a Performance Unit or Performance Share may be paid in cash, Shares or a combination thereof as determined by the Board. In the case of Share Units, payment shall be made in Shares. Payment may be made in a lump sum or installments as prescribed by the Board. If any payment is to be made on a deferred basis, the Board may provide for the payment of dividend equivalents or interest during the deferral period.

         9.8 Termination of Service Due to Death, Disability or Retirement. In the case of death, disability or retirement (each of disability and retirement as defined under the established rules of the Company), the holder of a Performance Unit or Performance Share shall receive a prorated payment based on the Participant's number of full months of service during the Performance Period and on the percentage of the Performance Goals achieved through the date of termination, as computed by the Board. Payment shall be made at the time payments are made to Participants who did not terminate service during the Performance Period. In the case of Share Units, all such Share Units held to the extent vested on the date that the Participant ceases to be a Trustee, will be paid as set forth in the Participant's Election Form.

         9.9 Termination of Service for Other Reasons. In the event that a Participant ceases to be a Trustee of the Company for any reason other than death, disability or retirement, the Board shall have the discretion to determine the deposition of the Participant's Performance Units and Performance Shares. In the case of termination other than due to removal, all Share Units held to the extent vested on the date that the Participant ceases to be a Trustee, will be paid as set forth in the Participant's Election Form. However, in the event of termination due to removal, all Share Units held will be forfeited.

         9.10 Nontransferability. No Performance Units, Performance Shares or Share Units granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution until the termination of the applicable Performance Period or, in the case of Share Units, until payment. All rights with respect to Performance Units, Performance Shares and Share Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant.

                       ARTICLE 10. BENEFICIARY DESIGNATION

         Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively and who may include a trustee under a will or living trust) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Board, and will be effective only when filed by the Participant in writing with the Board during his lifetime. In the absence of any such designation or if all designated beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

                         ARTICLE 11. RIGHTS OF TRUSTEES

         11.1 Trusteeship. Nothing in the Plan shall interfere with or limit in any way the right of the Board of Trustees or shareholders under applicable law to remove any Participant from the Board at any time, nor confer upon any Participant any right to continue in the service of the Company.

         11.2 Participation. No Trustee shall have a right to be selected as a Participant, or, having been so selected, to be selected again as a Participant.

         11.3 No Implied Rights; Rights on Termination of Service. Neither the establishment of the Plan nor any amendment thereof shall be construed as giving any Participant, beneficiary, or any other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by specific action of the Board in accordance with the terms and provisions of the Plan. Except as expressly provided in this Plan, the Company shall not be required or be liable to make any payment under the Plan.

         11.4 No Right to Company Assets. Neither the Participant nor any other person shall acquire, by reason of the Plan, any right in or title to any assets, funds or property of the Company whatsoever including, without limiting the generality of the foregoing, any specific funds, assets, or other property which the Company, in its sole discretion, may set aside in anticipation of a liability hereunder. Any benefits which become payable hereunder shall be paid from the general assets of the Company. The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company. Nothing contained in the Plan constitutes a guarantee by the Company that the assets of the Company shall be sufficient to pay any benefit to any person.

                          ARTICLE 12. CHANGE IN CONTROL

         12.1 Share-Based Awards. Notwithstanding any other provisions of the Plan, in the event of a Change in Control, all Share-based Awards granted under this Plan shall immediately vest 100% in each Participant, including Nonqualified Share Options, Share Appreciation Rights, Restricted Shares and Share Units.

         12.2 Performance Based Awards. Notwithstanding any other provision of the Plan, in the event of a Change in Control, all performance based Awards granted under this Plan shall be immediately paid out in cash, including Performance Units and Performance Shares. The amount of the payout shall be based on the higher of: (i) the extent, as determined by the Board, to which Performance Goals, established for the Performance Period then in progress have been met up through and including the effective date of the Change in Control or
(ii) 100% of the value on the date of grant of the Performance Units or number of Performance Shares.

         12.3 Pooling Transactions. Notwithstanding anything contained in the Plan or any agreement to the contrary, in the event of a Change in Control which is also intended to constitute a Pooling Transaction, the Committee shall take such actions, if any, which are specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including but not limited to (a) deferring the vesting, exercise, payment or settlement with respect to any Award, (b) providing that the payment or settlement in respect of any Award be made in the form of cash, Shares or securities of a successor or acquired of the Company, or a combination of the foregoing and (c) providing for the extension of the term of any Award to the extent necessary to accommodate the foregoing, but not beyond the maximum term permitted for any Award.

               ARTICLE 13. AMENDMENT, MODIFICATION AND TERMINATION

         13.1 Amendment, Modification and Termination. At any time and from time to time, the Board may terminate, amend or modify the Plan, subject to the approval of the shareholders of the Company if required by the Code, by the insider trading rules of Section 16 of the Exchange Act, by any securities exchange or system on which the Shares are then listed or reported, or by any regulatory body having jurisdiction with respect hereto.

         13.2 Awards Previously Granted. No termination, amendment or modification of the Plan other than pursuant to Section 4.3 hereof shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

                             ARTICLE 14. WITHHOLDING

         Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

                   ARTICLE 15. EFFECT OF CERTAIN TRANSACTIONS

         Effect of Certain Transactions. Subject to Section 12, or as otherwise provided in an agreement, in the event of (a) the liquidation or dissolution of the Company or (b) a merger, consolidation or combination of the Company (a "Transaction"), the Plan and the Awards issued hereunder shall continue in effect in accordance with their respective terms except that following a Transaction each Participant shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of Shares, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, however, that such Shares, securities, cash, property, or other consideration shall remain subject to all of the conditions, restrictions and performance criteria which were applicable to the Options or Awards prior to such Transaction.

                         ARTICLE 16. REQUIREMENTS OF LAW

         16.1 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or securities exchanges as may be required.

         16.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of New York.


Effective Date of the Amended and Restated 1997 Non-Employee Trustee Share Plan:
June __, 1998

                                                                        ANNEX E

                                  CAPITAL TRUST

                        1998 EMPLOYEE SHARE PURCHASE PLAN



          The purpose of this Plan is to provide eligible employees of Capital Trust, a California business trust, and any corporate successor to all or substantially all of the assets or voting shares of Capital Trust which shall by appropriate action adopt the Plan (the "Company") and certain of its subsidiaries with opportunities to purchase class A common shares of beneficial interest, par value $1.00 per share, in the Company (the "Common Shares").

          1. Definitions. For purposes of administration of the Plan, the following terms shall have the meanings indicated:

          "Authorization Form" shall be defined in Section 6.

          "Board" shall mean the Board of Trustees of the Company.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Committee" shall mean the committee of the Board, if any, appointed to administer the Plan.

          "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company share options and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

          "Continuity of Control" shall be defined in Section 19.

          "Designated Subsidiary" shall be defined in Section 4.

          "Exercise Date" shall be defined in Section 11.

          "Investment   Account"  shall  mean  the  separate  account  for  each
participating employee reflecting the number of Common Shares purchased under the Plan that have not been withdrawn by the employee.

          "Offering Commencement Date" shall be defined in Section 5.


703524.4

          "Offerings" shall be defined in Section 5.

          "Option" shall be defined in Section 11.

          "Plan" shall mean the Capital Trust 1998 Employee Share Purchase Plan.

          "Plan Period" shall be defined in Section 5.


          2. Share Authorization. The maximum number of Common Shares that may be issued under the Plan is (a) 1,000,000 (b) minus the number of Common Shares subject to or issued under the Company's 1998 Non-Employee Share Purchase Plan.


          3. Administration. The Plan will be administered by the Board or by the Committee. The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

          4. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Code and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options to purchase Common Shares under the Plan provided that:

               (a) they are regularly employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year and they have been employed, as of the applicable Offering Date, for at least three months; and

               (b) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

          No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns five (5%) percent or more of the total combined voting power or value of the shares of beneficial interest of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the shares ownership of an employee, and all shares which the employee has a contractual right to purchase shall be treated as shares owned by the employee.

          5. Offerings. Shares shall be offered for purchase under the Plan through a series of successive offerings ("Offerings") until such time as (i) the maximum number of Shares available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Section 22. The initial Offering

703524.4
                                        2
will begin upon the later of (i) July 1, 1998 or (ii) the effective date of the S-8 Registration Statement covering the Shares issuable under the Plan, and will end on December 31, 1998. The second Offering will begin on January 1, 1999 and end on June 30, 1999. Subsequent Offerings will begin on the successive July 1 or January 1 (each, an "Offering Commencement Date"). Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Shares at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

          6. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form ("Authorization Form") to the employee's appropriate payroll office at least 30 days prior to the applicable Offering Commencement Date. The Authorization Form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.

          7. Deductions. The Company will maintain payroll deduction accounts for participating employees. Payroll deductions may be at a set dollar amount not less than $10.00 or a rate of any whole percentage of Compensation, subject to the limitations in Section 11, with any change in Compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

          No employee may be granted an Option (as defined in Section 11) which permits his rights to purchase Common Shares under this Plan and any other share purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Shares (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

          8. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new Authorization Form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 10 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Shares on the Exercise Date.

          9. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

          10. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an

703524.4
                                        3

Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

          11. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole Common Shares obtained by dividing the amount collected from the participant through payroll deductions during the Plan Period for which such Option is outstanding, together with any amount carried over from the preceding Plan Period pursuant to this Section 11, by the Option Price in effect for the Plan Period. However, the maximum number of Common Shares purchasable by any participant during any one Plan Period shall not exceed $12,500 divided by the fair market value of a Common Share on the first business day of the applicable Plan Period.

          The purchase price for each Common Share purchased shall be 85% of the average of the closing prices of the Common Shares on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period (the "Option Price"). Such closing prices shall be (a) the closing price on any national securities exchange on which the Common Shares are listed, (b) the closing price of the Common Shares on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal.

          Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full Common Shares reserved for the purpose of the Plan that his accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). The Company, or its designated agent, shall hold in its name or in the name of its nominee all certificates for Common Shares purchased until the Common Shares are withdrawn under Section 13.

          Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one Common Share will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

          12. Employee's Rights as a Shareholder. No participating employee shall have any right as a shareholder with respect to any Common Shares under the Plan until the Common Shares have been purchased in accordance with Section 11.

703524.4
                                        4

          All cash dividends paid with respect to Common Shares in a employee's Investment Account shall, unless otherwise directed by the Board or Committee, be used to purchase additional Common Shares on the next date shares are purchased pursuant to Section 11, subject to the limitations in Section 11. Such shares shall be added to the employee's Investment Account.

          Each employee shall be entitled to direct the Company, or its designated agent, as to the voting of any Common Shares held in the employee's Investment Account.

          13. Withdrawal from Investment Account. An employee shall have the right to request, not more than once per calendar quarter, that a certificate be issued for all or a portion of the Common Shares credited to his Investment Account by giving notice to the Company; provided that if any of the Common Shares with respect to which a certificate has been requested has been credited to the employee's Investment Account for less than one year, the employee shall not be permitted to participate in the Offering that commences immediately after such certificate is issued.

          Each certificate withdrawn by a employee may be registered only in the name of the employee, or if the employee so directs, in the names of the employee and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, or (in the Company's sole discretion) in street name of a brokerage firm, bank or other nominee holder designated by the employee to the extent and in the manner permitted by applicable law.

          14. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her payroll deduction account, Common Shares credited to his or her Investment Account, or any rights with regard to the exercise of an Option or to receive shares under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Sections 10 or 13, whichever is applicable.

          15. Rights on Retirement, Death or Termination of Employment. In the event an employee's employment shall be terminated prior to the last business day of a Plan Period by reason of resignation, layoff or discharge, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account and the shares in the employee's Investment Account shall be paid in cash or issued to the employee, as the case may be. In the event an employee's employment shall be terminated
(a) within 90 days of the last day of the current Offering by reason of retirement or disability, or (b) at any time during the current Offering by reason of death, the employee (or the employee's a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or, in the absence of such a designated beneficiary, the executor or administrator of the employee's estate or, if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate) shall have the right prior to the end of the

703524.4
                                        5
current Offering to elect to have the balance of his payroll deduction account either paid to him in cash or applied at the end of the current Offering toward the purchase of Common Shares and the Company shall otherwise issue to him the shares in his Investment Account. If an employee's employment shall be terminated more than 90 days from the last day of the current Offering by reason of retirement or disability, the balance of the employee's payroll deduction account and the shares in his Investment Account shall be paid in cash or issued to him, as the case may be. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

          16. Optionees Not Shareholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a shareholder of the shares of Common Shares covered by an Option under this Plan until such shares have been purchased by him.

          17. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

          18. Adjustment in Case of Changes Affecting Common Shares. In the event of a subdivision of outstanding Common Shares, or the payment of a dividend in Common Shares, the number of shares approved for this Plan, and the share limitation set forth in Section 11, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Shares such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

          19. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital shares of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of Common Shares was entitled to receive at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of
Section 18 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

          In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an


703524.4
                                        6
outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of such transaction; or
(b) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

          20. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

          21. Insufficient Shares. In the event that the total number of Common Shares specified in elections to be purchased under any Offering plus the number of Common Shares purchased under previous Offerings under this Plan exceeds the maximum number of Common Shares issuable under this Plan, the Board or the Committee will allot the Common Shares then available on a pro rata basis.

          22. Termination of the Plan. This Plan may be terminated at any time by the Board or the Committee. The Plan will terminate in any case on the date on which all or substantially all of the unissued Common Shares reserved for issuance under the Plan have been purchased. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

          23. Governmental Regulations. The Company's obligation to sell and deliver Common Shares under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such Common Shares.

          The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

          The Plan is intended to constitute a "Stock Purchase Plan" within the meaning of Rule 16b-3(b)(5) promulgated under the Securities Exchange Act of 1934.

          24. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Shares, from shares held in the treasury of the Company, or from any other proper source.


703524.4
                                        7

          25. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of Common Shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such Common Shares were purchased.

         26. Effective Date and Approval of Shareholders. The Plan shall become effective as of April 24, 1998, subject to approval of the Company's shareholders on or before April 23, 1999. If the Plan is not so approved, the Plan shall not become effective.


703524.4

                                                                         ANNEX F


                                  CAPITAL TRUST
                      1998 NON-EMPLOYEE SHARE PURCHASE PLAN

1.   Purpose

     The purpose of this Plan is to provide eligible non-employees of Capital Trust, a California business trust, and any corporate successor to all or substantially all of the assets or voting shares of Capital Trust which shall by appropriate action adopt the Plan (the "Company") and certain of its subsidiaries with opportunities to purchase class A common shares of beneficial interest, par value $1.00 per share, in the Company (the "Common Shares").

2.   Definitions

     2.1 "Account" shall mean the separate bookkeeping account established and maintained by the Committee or the Board, as the case may be, for each Participant for each Plan Period to record the contributions made on his or her behalf to purchase Common Shares under this Plan.

     2.2 "Beneficiary" shall mean the person designated as such in accordance with Section 11 hereof.

     2.3 "Board" shall mean the Board of Trustees of the Company.

     2.4 "Committee" shall mean the Committee of the Board, if any, appointed to administer the Plan.

     2.5 "Common Shares" shall have the meaning set forth in the Preamble hereof.

     2.6 "Company" shall have the meaning set forth in the Preamble hereof.

     2.7 "Continuity of Control" shall have the meaning set forth in Section 13 hereof.

     2.8 "Election Form" shall mean the form which an Eligible Non-Employee shall be required to properly complete in writing and timely file at least thirty (30) days prior to the applicable Offering Commencement Date in order to make any of the elections available to an Eligible Non-Employee under this Plan.

     2.9  "Eligible  Non-Employee"  shall mean key  consultants,  other  service
providers  and   non-employee   trustees  of  the  Company  or  certain  of  its
subsidiaries.

     2.10 "Exercise Date" shall have the meaning set forth in Section 8 hereof.

     2.11 "Offering(s)" shall mean the series of successive offerings through which Common Shares shall be offered for purchase under the Plan.

760131.7
                                       -1-

     2.12  "Offering  Commencement  Date"  shall have the  meaning  set forth in
Section 5 hereof.

     2.13 "Option" shall have the meaning set forth in Section 8 hereof.

     2.14 "Option Price" shall mean the purchase price for each Common Share which is 85% of the average of the closing prices of the Common Shares on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period. Such closing prices shall be (a) the closing price on any national securities exchange on which the Common Shares are listed, (b) the closing price of the Common Shares on The Nasdaq National Market, or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal.

     2.15 "Participant" shall mean (a) for each Plan Period an Eligible Non-Employee who has elected to purchase Common Shares in accordance with
Section 6 hereof in such Plan Period and (b) any person for whom a Common Share is held pending delivery under Section 9 hereof.

     2.16 "Plan" shall mean this Capital Trust 1998 Non-Employee Share Purchase Plan.

     2.17 "Plan Period" shall mean the six (6) month period, beginning on each Offering Commencement Date, during which the Participant may make contributions to his or her Account.

     2.18 "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

3.   Share Authorization

     The maximum number of Common Shares that may be issued under the Plan shall be equal to (i) 1,000,000 minus (ii) the number of Common Shares remaining subject to or issued under the Company's 1998 Employee Share Purchase Plan.

4.   Administration

     The Plan will be administered by either the Committee or by the Board. The Committee or the Board, as the case may be, has the authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

760131.7
                                       -2-

5.   Offerings

     Common Shares shall be offered through Offerings until such time as (i) the maximum number of Common Shares available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Section 5 hereof. The initial Offering will begin upon the later of (i) November 1, 1998 or (ii) the effective date of the Registration Statement on Form S-8 covering the Common Shares issuable under the Plan, and will end on June 30, 1999. The second Offering will begin on July 1, 1999 and end on December 31, 1999. Subsequent Offerings will begin on the successive January 1 or July 1 (each an "Offering Commencement Date"). Each Offering Commencement Date will begin a Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

6.   Participation

     Each person who is an Eligible Non-Employee shall be a Participant in this Plan for the related Plan Period if he or she properly completes and timely files an Election Form with the Committee or the Board, as the case may be, to elect to participate in this Plan. An Election Form may require an Eligible Non-Employee to provide such information and to agree to take such action (in addition to the action required under Section 7 hereof) as the Committee or the Board, as the case may be, deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

7.   Contributions

     (a) In General. Each Participant's Election Form under Section 6 hereof shall specify the contributions that he or she proposes to make for the related Plan Period. Such contributions shall be expressed as a specific dollar amount that the Participant proposes to contribute in cash, subject to the restrictions noted in Section 8(a) hereof. The Participant shall have delivered to the Committee or the Board, as the case may be, either in installments or in a lump sum, the full contribution amount, as noted on the applicable Election Form, no later than five (5) days prior to the last day of the Plan Period for which such contribution is being made.

          No Participant may be granted an Option which permits his or her rights to purchase Common Shares under this Plan and any other share purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Shares (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

     (b) Changes in Contributions and Withdrawals. (i) A Participant shall have the right to amend his or her Election Form once during any Plan Period to reduce or to stop his or her contributions, and such election shall be effective immediately for cash contributions and as soon

760131.7
                                       -3-
as practicable after the Committee or the Board, as the case may be, actually receives such amended Election Form. If a Participant elects to stop his or her contributions during a Plan Period, but does not elect to withdraw his or her funds pursuant to this Section, funds contributed prior to his or her election to stop contributions will be applied to the purchase of Common Shares on the Exercise Date. A Participant may at any time prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in the Participant's Account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The Participant may not begin participation again during the remainder of the Plan Period. The Participant may participate in any subsequent Offering in accordance with the terms and conditions established by the Committee or the Board, as the case may be.

          (ii) A Participant shall have the right to request, not more than once per calendar quarter, that a certificate be issued for all or a portion of the Common Shares credited to his or her Account by giving notice to the Company; provided that if any of the Common Shares with respect to which a certificate has been requested has been credited to the Participant's Account for less than one year, the Participant shall not be permitted to participate in the Offering that commences immediately after such certificate is issued.

          (iii) Each certificate withdrawn by a Participant may be registered only in the name of the Participant, or if the Participant so directs, the names of the Participant and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the Participant to the extent and in the manner permitted by applicable law.

     (c) Account Credits, General Assets and Taxes. All contributions made by a Participant under this Plan shall be held by the Company. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose. No interest shall be paid or accrued on any such contributions, except to the extent that the Committee or the Board, in its sole discretion, elects to credit the Accounts of Participants with interest at such per annum rate as it may from time to time determine. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of the Company.

     (d) Automatic Refunds. Any balance remaining in a Participant's Account at the end of a Plan Period will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one Common Share will be carried forward into the Participant's Account for the following Offering, unless the Participant elects not to participate in the following Offering under the Plan, in which case the balance in the Participant's Account shall be refunded. The balance credited to the Account of a Participant who is a non-employee trustee automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Plan Period. Such refunds shall be made as soon as

760131.7
                                       -4-
practicable after the Committee or the Board, as the case may be, has actual notice of any such termination.

8.   Purchase of Shares

     (a) Option Exercise. (i) On the Offering Commencement Date of each Plan Period, the Company will grant each Participant an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole Common Shares obtained by dividing the amount contributed by the Participant during the Plan Period for which such Option is outstanding, together with any amount carried over from the preceding Plan Period pursuant to Section 7(d) hereof, by the Option Price in effect for the Plan Period. However, the maximum number of Common Shares purchasable by any Participant during any one Plan Period shall not exceed $12,500 divided by the fair market value of a Common Share on the first business day of the applicable Plan period.

          (ii) Each Eligible Non-Employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full Common Shares reserved for the purpose of the Plan that his or her accumulated contributions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). The Company, or its designated agent, shall hold in its name or in the name of its nominee all certificates for Common Shares purchased until the Common Shares are withdrawn under Section 7(b) hereof.

     (b) Insufficient Shares. In the event that the total number of Common Shares specified in elections to be purchased under any Offering plus the number of Common Shares purchased under previous Offerings under this Plan exceeds the maximum number of Common Shares issuable under this Plan, the Committee or the Board, as the case may be, will allot the Common Shares then available on a pro rata basis.

9.   Issuance of Shares

     Common Shares may be issued upon exercise of an Option from authorized but unissued Common Shares, from shares held in the treasury of the Company, or from any other proper source. The Company's obligation to sell and deliver Common Shares under this Plan is subject to listing on a national stock exchange or quotation on The Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such Common Shares.


760131.7
                                       -5-

10.  Participant's Rights as a Shareholder

     (a) In General. No Participant shall have any rights as a shareholder with respect to Common Shares under the Plan until the Common Shares have been purchased in accordance with Section 8 hereof. Neither the granting of an Option to a Participant nor the contributions made by such Participant into his or her Account shall constitute such Participant a shareholder of the shares of Common Shares covered by an Option under this Plan until such shares have been purchased by such Participant.

     (b) Dividends. All cash dividends paid with respect to Common Shares in an Account shall, unless otherwise directed by the Committee or the Board, as the case may be, be used to purchase additional Common Shares on the next date shares are eligible to be purchased pursuant to Section 5 hereof, but subject to the limitations of Section 8(a) hereof. Such Common Shares shall be added to the Participant's Account.

     (c) Voting. Each Participant shall be entitled to direct the Company's or its designated agent, as to the voting of any Common Shares held in the Participant's Account.

11.  Designation of Beneficiary

     A Participant may designate on his or her Election Form a Beneficiary (a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Plan Period and (b) who shall receive the Common Shares, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Plan Period but before either the certificate representing such Shares has been delivered to the Participant or before such Shares have been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Committee or the Board, as the case may be, receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary under this Section 11.

12.  Transferability

     Neither the balance credited to a Participant's Account nor any rights to exercise any Option under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Participant or any Beneficiary. If any action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be

760131.7
                                       -6-
treated as an election to withdraw in accordance with Section 7(b) hereof.

13.  Adjustment in Case of Changes Affecting Common Shares; Merger

     (a) Adjustment. In the event of a subdivision of outstanding Common Shares, or the payment of a dividend in Common Shares, the number of shares approved for this Plan, and the share limitation set forth in Section 8(a) hereof, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee or the Board, as the case may be. In the event of any other change affecting the Common Shares such adjustment shall be made as may be deemed equitable by the Committee or the Board, as the case may be, to give proper effect to such event.

     (b) Merger. (i) If the Company shall at any time merge or consolidate with another corporation and the holders of the capital shares of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of Common Shares was entitled to receive at the time of such merger, and the Committee or the Board, as the case may be, shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of subsection (a) above shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

          (ii) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (x) subject to the provisions of clauses (y) and (z), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of Common Shares, shares of such stock or other securities as the holders of Common Shares received pursuant to the terms of such transaction; or (y) all outstanding Options may be canceled by the Committee or the Board, as the case may be, as of a date prior to the effective date of any such transaction and all contributions shall be paid out to the Participants; or (z) all outstanding Options may be canceled by the Committee or the Board, as the case may be, as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on contributions then credited to his or her Account as of a date determined by the Committee or the Board, as the case may be, which date shall not be less than ten (10) days preceding the effective date of such transaction.


760131.7
                                       -7-

14.  Compliance with Rule 16b-3

     The Plan is intended to constitute a "Stock Purchase Plan" within the meaning of Rule 16-3(b)(5) promulgated under the Securities Exchange Act of 1934, as amended.

15.  Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required under applicable laws or the rules of an exchange on which the Company is listed; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of the Company or such amendment is required by applicable law to be retroactive. The Committee or the Board, as the case may be, may also terminate this Plan at any time. This Plan will terminate in any case on the date on which all or substantially all of the unissued Common Shares reserved for issuance under the Plan have been purchased. Upon termination of this Plan all amounts in the Accounts of Participants shall be promptly refunded.

16.  Headings, References and Construction

     The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.

17.  Effective Date and Approval of Shareholders

     The Plan shall become effective as of November 1, 1998, subject to approval of the Company's shareholders on or before November 1, 1999. If the Plan is not so approved, the Plan shall not become effective.



760131.7
                                       -8-

                                                                         ANNEX G


                                  CAPITAL TRUST
                            SHARE PURCHASE LOAN PLAN


         1. Purpose

         The purpose of the Capital Trust Share Purchase Loan Plan (the "Plan") is to provide opportunities for Participants (as defined herein) to purchase class A common shares of beneficial interest, par value $1.00 per share (the "Common Shares"), in Capital Trust, a California business trust (the "Company"), with financing provided by the Company. Pursuant to the Plan, the Company may extend loans ("Plan Loans") to Participants to finance purchases in the secondary trading market of issued and outstanding shares or directly from the Company of authorized but unissued shares.

         The Plan is intended to qualify as an "eligible plan" that provides for the purchase of Common Shares, as "margin stock," with financing provided by Plan Loans in accordance with section 221.4 of Regulation U (12 CFR 221.4) promulgated by the Federal Reserve Board.

         2. Share Authorization

         The maximum number of authorized but unissued Common Shares that the Company may sell to Participants with financing provided by Plan Loans shall be 500,000. The maximum number of authorized shares shall not be affected by purchases of any issued and outstanding shares in the secondary trading market financed with Plan Loans.

         3. Participants

         The Company may extend Plan Loans to any trustee or officer, equal or senior in rank to Vice President, of the Company, or to any consultant or service provider to the Company (each a "Participant").

         4. Administration

         The Plan will be administered by either a committee appointed by the board of trustees of the Company to administer the Plan, or by the board of trustees itself (the "Plan Administrator"). The Plan Administrator has the authority to extend Plan Loans and authorize the sale of authorized but unissued Common Shares to be purchased with financing provided by Plan Loans, from time to time, as determined by the Plan Administrator. The Plan Administrator has the authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.


762190.5

         5. Terms of Plan Loans

            (a) The Company may extend Plan Loans with a principal amount equal to up to 100% of the purchase price of Common Shares purchased with the Plan Loans. Subject to the foregoing, the principal amount of any Plan Loan shall be determined by the Plan Administrator.

            (b) Plan Loans shall bear simple interest at an interest rate which shall be determined by the Plan Administrator, provided that such interest rate shall be no less than the applicable Federal rate in effect pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, and shall be compounded no less than semi-annually.

            (c) The Plan Administrator shall have the discretion to determine other terms and conditions of Plan Loans extended under the Plan, including but not limited to, those relating to: the recourse or non-recourse nature of the Plan Loans; the forgiveness of any or all of the principal and/or interest due on the Plan Loans; conditions for forgiveness of principal and/or interest, such as length of employment or service, change of control events, performance measures or otherwise; the deferral of interest payments; Company commitments to make tax gross up payments to cover taxes incurred as a result of any forgiveness; or options to call or put the Common Shares to satisfy the Plan Loans.

         6. Loan Documents

         Each Participant who receives a Plan Loan from the Company shall be required to sign (i) a loan agreement (which sets forth the terms and conditions of the Plan Loans), (ii) a secured promissory note and (iii) a pledge and security agreement (which sets forth the terms and conditions for the pledge of the Common Shares purchased with financing provided by the Plan Loan) (collectively the "Loan Documents"). The form and terms and conditions of the Loan Documents shall be determined by the Plan Administrator.

         7. Amendment or Termination

         This Plan may be amended by the Plan Administrator from time to time to the extent that the Plan Administrator deems it necessary or appropriate, and any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required under applicable laws or the rules of the exchange on which the Company is listed. The Plan Administrator may also terminate this Plan at any time. No amendment or termination of the Plan shall adversely affect any Plan Loan extended under the Plan, without the written consent of the Participant.

         8. Headings, References and Construction

         The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.


762190.5

         9. Effective Date and Approval of Shareholders

         The Plan shall become effective as of November 1, 1998, subject to approval of the Company's shareholders on or before November 1, 1999. If the Plan is not so approved, the Plan shall not become effective.

                                                                         ANNEX H



    As filed with the Securities and Exchange Commission on October 23, 1998




                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K/A

                  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

[X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 1997
                                            -----------------

[ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934 For the Transition period from _____________ to
      _______________

Commission File Number 1-8063

                                  Capital Trust
                                  -------------
             (Exact name of registrant as specified in its charter)

                 California                                   94-6181186
                 ----------                                   ----------
       (State or other jurisdiction of                     (I.R.S. Employer
       incorporation or organization)                     Identification No.)

605 Third Avenue, 26th Floor, New York, NY                       10016
------------------------------------------                       -----
       (Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code:         (212) 655-0220
                                                            --------------

Securities registered pursuant to Section 12(b) of the Act:

                                                          Name of Each Exchange
             Title of Each Class                           on Which Registered
             -------------------                           -------------------
Class A Common Shares of Beneficial Interest,            New York Stock Exchange
  $1.00 par value ("Class A Common Shares")              Pacific Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:  None

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to the filing requirements for at least the past 90 days. Yes X No __

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (ss.229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

                                  MARKET VALUE
                                  ------------

Based on the closing sales price of $10.00 per share, the aggregate market value of the outstanding Class A Common Shares held by non-affiliates of the registrant as of February 18, 1998 was $111,433,570.

                               OUTSTANDING SHARES
                               ------------------

As of February 18, 1998 there were 18,157,150 outstanding Class A Common Shares. The Class A Common Shares are listed on the New York and Pacific Stock Exchanges (trading symbol "CT"). Trading is reported in many newspapers as "CapitalTr".

                       DOCUMENTS INCORPORATED BY REFERENCE
                       -----------------------------------

Part III incorporates information by reference from the Registrant's definitive Proxy Statement to be filed with the Commission within 120 days after the close of the Registrant's fiscal year.

------------------------------------------------------------------------------

                                  CAPITAL TRUST

------------------------------------------------------------------------------


------------------------------------------------------------------------------

PART I                                                                                   PAGE

------------------------------------------------------------------------------


Item 1.    Business                                                                         1
Item 2.    Properties                                                                      12
Item 3.    Legal Proceedings                                                               12
Item 4.    Submission of Matters to a Vote of Security Holders                             12
------------------------------------------------------------------------------

PART II

------------------------------------------------------------------------------

Item 5.    Market for the Registrant's Common Equity and Related Security
                    Holder Matters                                                         13
Item 6.    Selected Financial Data                                                         14
Item 7.    Management's Discussion and Analysis of Financial Condition and
                    Results of Operations                                                  15
Item 8.    Financial Statements and Supplementary Data                                     22
Item 9.    Changes in and Disagreements with Accountants on Accounting
                    and Financial Disclosure                                               23
------------------------------------------------------------------------------


Signatures                                                                                 24

Index to Consolidated Financial Statements                                                F-1


EXPLANATORY  NOTE FOR PURPOSES OF THE "SAFE HARBOR PROVISIONS" OF SECTION 21E OF
--------------------------------------------------------------------------------
THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED
---------------------------------------------------

      EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THIS ANNUAL REPORT ON FORM 10-K CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE SECTION 21E OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE INCLUDED WITH RESPECT TO, AMONG OTHER THINGS, THE COMPANY'S CURRENT BUSINESS PLAN, BUSINESS STRATEGY AND PORTFOLIO MANAGEMENT. THE COMPANY'S ACTUAL RESULTS OR OUTCOMES MAY DIFFER MATERIALLY FROM THOSE ANTICIPATED. IMPORTANT FACTORS THAT THE COMPANY BELIEVES MIGHT CAUSE SUCH DIFFERENCES ARE DISCUSSED IN THE CAUTIONARY STATEMENTS PRESENTED UNDER THE CAPTION "FACTORS WHICH MAY AFFECT THE COMPANY'S BUSINESS STRATEGY" IN ITEM 1 OF THIS FORM 10-K OR OTHERWISE ACCOMPANY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS FORM 10-K. IN ASSESSING FORWARD-LOOKING STATEMENTS CONTAINED HEREIN, READERS ARE URGED TO READ CAREFULLY ALL CAUTIONARY STATEMENTS CONTAINED IN THIS FORM 10-K.

                                     PART I
------------------------------------------------------------------------------

Item 1.           Business

------------------------------------------------------------------------------

General
-------

      Capital Trust (together with its subsidiaries the "Company") is a recently recapitalized specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes investments in various types of income-producing commercial real estate and its current investment program emphasizes senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinated interests in commercial mortgage-backed securities ("CMBS"). The Company's current business plan contemplates that a majority of the loans and other assets held in its portfolio for the long-term will be structured so that the Company's investment is subordinate to third-party financing but senior to the owner/operator's equity position. The Company also provides real estate investment banking, advisory and asset management services through its wholly owned subsidiary, Victor Capital Group, L.P. ("Victor Capital"). The Company anticipates that it will invest in a diverse array of real estate and finance-related assets and enterprises, including operating companies, which satisfy its investment criteria.

      In executing its business plan, the Company utilizes the extensive real estate industry contacts and relationships of Equity Group Investments, Inc. ("EGI"). EGI is a privately held real estate and corporate investment firm controlled by Samuel Zell, who serves as chairman of the Board of Trustees of the Company. EGI's affiliates include Equity Office Properties Trust and Equity Residential Properties Trust, the largest U.S. real estate investment trusts ("REITs") operating in the office and multifamily residential sectors, respectively. The Company also draws upon the extensive client roster of Victor Capital for potential investment opportunities.

Developments  with Respect to  Implementation  of the Company's Current Business
--------------------------------------------------------------------------------
Plan During Fiscal Year 1997
----------------------------

      During the past fiscal year, the Company ceased operations as a real estate investment trust following full implementation of its current business plan in July 1997. This action coincided with the appointment of a new management team following the acquisition of Victor Capital and a private placement of $33 million of preferred equity in the Company to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of certain members of the new management team that currently owns 19,227,251 (or approximately 63%) of the outstanding voting shares of the Company.

      In connection with the implementation of its current business plan, in September 1997, the Company entered into a credit arrangement with a commercial lender that provides for a three-year $150 million line of credit (the "Credit Facility"). In addition, in December 1997, the Company completed a public securities offering (the "Offering") by issuing 9,000,000 new class A common shares of beneficial interest, $1.00 par value ("Class A Common Shares"), in the Company at $11.00 per share. The Company raised approximately $91.4 million in net proceeds from the Offering. The Company believes that the Credit Facility and the proceeds of the Offering provide the Company with the capital necessary to expand and diversify its portfolio of loans and other investments and enable the Company to compete for and consummate larger transactions meeting the Company's target risk/return profile.

      Since initiating full implementation of the current business plan, the Company has completed twelve loan and investment transactions. The Company has originated or acquired six Mortgage Loans (as defined herein) totaling $169.7 million (one of which was satisfied prior to December 31, 1997), five Mezzanine Loans (as defined herein) totaling $75.0 million and one CMBS subordinated interest for $49.6 million.

      As of December 31, 1997, the Company's portfolio of financial assets consisted of five Mortgage Loans, five Mezzanine Loans and three Other Loans originated prior to the commencement of the new business plan (collectively the "Loan Portfolio") and one CMBS Subordinated Interest. There were no delinquencies or losses on such assets as of December 31, 1997 and for the year then ended. The table set forth below details the composition of the Loan Portfolio at December 31, 1997.


                   Underlying
                   Property    Number                     Outstanding       Unfunded
Type of Loan          Type     of Loans    Commitment       Balance        Commitment    Maturity   Interest Rate
-------------      ----------  --------    ----------    -------------     ----------    --------   -------------

Senior Mortgage    Office         2        $ 69,977,000   $ 54,642,000    $ 15,335,000   1998 to    Fixed: 11.00%
   Loans                                                                                   2000     Variable: LIBOR +
                                                                                                    3.75%

Subordinate        Office         3          81,300,000     69,707,000      11,561,000   1999 to    Variable: LIBOR +
   Mortgage Loans                                                                          2000      5.00% to LIBOR +
                                                                                                     8.66%

Mezzanine          Office /       5          76,395,000     76,373,000         --        2000 to    Fixed: 11.62% to
   Loans(1)        Assisted                                                                2007       12.00%
                   Living                                                                           Variable: LIBOR +
                                                                                                      5.50%

Other Loans        Retail         3           2,550,000      2,062,000         --        1999 to    Fixed: 8.50% to 9.50%
                                                                                           2017
                                 ---       ------------   ------------    ------------
     Total                                 $230,222,000   $202,784,000    $ 26,896,000
                                           ============   ============    ============

---------------------

(1) Includes a $22.0 million mezzanine financing in the form of a customized preferred equity interest in a property owning limited liability company.


     Included in the Subordinate Mortgage Loans described in the table above is a $45.3 million second mortgage loan (the "1325 Mortgage Loan") to 1325 Limited Partnership (the "1325 Borrower"). Proceeds from the 1325 Mortgage Loan were used to repay existing debt secured by the commercial office tower located at 1325 Avenue of the Americas in New York City (the "1325 Property"). The 1325 Mortgage Loan is secured by a second mortgage on the 1325 Property. In addition, the 1325 Mortgage Loan is secured by various other collateral owned by a principal of the 1325 Borrower as well as a limited personal guarantee of a principal of the 1325 Borrower. Collection under the personal guarantee and the other collateral is limited to $10.0 million. The 1325 Mortgage Loan is subordinate to a first mortgage on the 1325 Property of approximately $185 million. The 1325 Mortgage Loan has a term of two years, which may be extended by the 1325 Borrower for an additional year, upon payment of an extension fee, and bears interest at a specified rate above LIBOR, which such rate increases during the extension period. Under certain circumstances, the 1325 Borrower may defer a portion of the interest accrued on the 1325 Mortgage Loan during the initial two-year term subject to a specified minimum rate. The 1325 Mortgage Loan is interest only during the initial two-year term with excess cash flow after determined reserves going towards amortization during the extension term. The 1325 Property, which was completed in 1990, is a 34-story office building in New York City containing approximately 750,000 square feet. The 1325 Property is approximately 99% occupied. In assessing the 1325 Property, the Company considered several material factors, including, but not limited to those described below.

     With respect to sources of revenue, the Company considered: the 1325 Property's occupancy rate of 99% as compared to the overall sub-market occupancy rate of approximately 91%; the 1325 Property's average annual rental rate of approximately $37.60 per occupied square foot as compared to competitive office rental rates in the sub-market ranging from $38.00 to $46.00 per square foot; the principal businesses, occupations, and professions of the tenants operating at the 1325 Property, including office tenants such as Warner Brothers, which occupies approximately 18% of the 1325 Property (with a lease expiration date which is no earlier than 2010, a base rental rate which compares favorably to the marketplace, and two five-year renewal options); and the stability afforded by the 1325 Property's long-term credit-oriented office tenants, nine of whom occupy approximately 65% of the 1325 Property with lease expiration dates beyond ten years. With respect to factors relating to expenses, the Registrant considered: the utility rates at the 1325 Property for electricity, steam, and water and sewer; the taxes at the 1325 Property which were comparable to tax rates for similar properties; maintenance and operating expenses which were in line for similar properties which are operated and maintained in a professional manner; and the relatively recent construction of the 1325 Property including significant expenditures for tenant improvement installations.

     Included in the Senior Mortgage Loans described in the table above is a $62.6 million mortgage loan obligation (the "Cortlandt Mortgage Loan") purchased at a premium of approximately 102%. The Cortlandt Mortgage Loan is secured by a first mortgage on an approximately 668,000 square foot office and retail property located at 22 Cortlandt Street in New York City (the "Cortlandt Property"). Approximately $47.3 million of the loan has been funded and approximately $15.3 million of the loan represents an unfunded obligation to fund reserves for interest, tenant improvements, and leasing commissions. The Cortlandt Mortgage Loan, which matures in January 2001, bears interest at a fixed spread over LIBOR for its term. Prepayment of the Cortlandt Mortgage Loan is permitted during the entire loan period. The Cortlandt Mortgage Loan is subject to a prepayment penalty during the first eighteen months of the loan and carries no prepayment premium or penalty for the final eighteen months of the loan. A specified fee is due from the borrower to the Company upon the satisfaction of the Cortlandt Mortgage Loan. In assessing the Cortlandt Property, the Company considered several material factors, including, but not limited to those described below.

     With respect to sources of revenue, the Company considered the Cortlandt Property's occupancy rate of 82.5% as compared to the overall sub-market occupancy rate of approximately 91%; the Cortlandt Property's average annual rental rate of approximately $17 per occupied square foot (including the retail space) and an average annual rental rate of approximately $22 per occupied square foot for office space as compared to competitive office rental rates in the sub-market ranging from $22 to $26 per square foot, and the principal businesses, occupations, and professions of the tenants operating at the Cortlandt Property, including tenants such as Century 21, a retail tenant, which occupies approximately 22% of the Cortlandt Property (with a lease expiration beyond 50 years, a base rental rate which is below comparable base rental rates in the marketplace, and no renewal options), the State of New York, an office tenant, which occupies approximately 13% of the Cortlandt Property (with leases expiring between 2000 and 2002, a base rental rate which compares favorably to the marketplace, and no renewal options), and the Municipal Credit Union, an office tenant, which occupies approximately 10% of the Cortlandt Property (with a lease expiration date which is no earlier than 2014, a base rental rate which compares favorably to the marketplace, and one five-year extension option). During the next four years, three leases representing approximately 48,000 square feet or approximately 7% of the Cortlandt Property will mature. These leases represent approximately $1.4 million of gross revenue per annum or approximately 17% of the 1998 estimated annual gross revenue of the Cortlandt Property. With respect to factors relating to expenses, the Company considered: the utility rates at the Cortlandt Property for electricity, steam and water and sewer which are comparable to utility rates for similar properties; the taxes at the Cortlandt Property which were comparable to tax rates for similar properties; maintenance and operating expenses which were in line for similar properties which are operated and maintained in a professional manner; and the recent expenditures for tenant improvement installations at the Cortlandt Property.

     The Company's portfolio of financial assets as of December 31, 1997 also included an entire junior subordinated class of CMBS, known as the Class B Owner Trust Certificates, that provides for both interest and principal repayments. The CMBS investment consists of a security with a face value of $49.6 million purchased at a discount for $49.2 million plus accrued fees. The investment was originally collateralized by twenty short-term commercial notes receivable with original maturities ranging from two to three years. At the time of acquisition, the investment was subordinated to approximately $351.3 million of senior securities. At December 31, 1997, the CMBS investment (including interest receivable) was $49.5 million and had a yield of 8.96%.


Real Estate Lending and Investment Market
-----------------------------------------

     The Company believes that the significant recovery in commercial real estate property values, coupled with fundamental structural changes in the real estate capital markets (primarily related to the growth in CMBS issuance), has created significant market-driven opportunities for finance companies specializing in commercial real estate lending and investing. Such opportunities are expected to result from the following developments:

     o Scale and Rollover. The U.S. commercial mortgage market--a market that is comparable in size to the corporate and municipal bond markets--has approximately $1 trillion in total mortgage debt outstanding, which debt is primarily held privately. In addition, a significant amount of commercial mortgage loans held by U.S. financial institutions is scheduled to mature in the near future.

      o Rapid Growth of Securitization. With annual issuance volume of approximately $44 billion, the total amount of CMBS currently outstanding has grown to over $170 billion from approximately $6 billion in 1990. To date, the CMBS market expansion has been fueled in large part by "conduits" which originate whole loans primarily for resale to financial intermediaries, which in turn package the loans as securities for distribution to public and private investors.

         The Company believes that as securitized lenders replace traditional lenders such as banks and life insurance companies as the primary source for commercial real estate finance, borrowers are often constrained by relatively inflexible underwriting standards, including lower loan-to-value ratios, thereby creating significant demand for mezzanine financing (typically between 65% and 90% of total capitalization). In addition, since many high quality loans may not immediately qualify for securitization, due primarily to rating agency guidelines, significant opportunities are created for shorter-maturity bridge and transition mortgage financings.

      o Consolidation. As the real estate market continues to evolve, the Company expects that consolidation will occur and efficiency will increase. Over time, the Company believes that the market leaders in the real estate finance sector will be fully integrated finance companies capable of originating, underwriting, structuring, managing and retaining real estate risk.

     The Company believes that the commercial real estate capital markets for both debt and equity are in the midst of dramatic structural change. Although the issuance volume of CMBS has grown to $44 billion per annum, the terms and conditions of securitized debt are driven significantly by rating agency criteria, resulting in restrictive underwriting parameters and relatively inflexible transaction structures. At the same time, existing equity owners are faced with high levels of maturing debt that will need to be refinanced, and new buyers are seeking greater leverage than is available from securitized or traditional providers. As a result, the need for mezzanine investment capital has grown significantly. The Company, through its current business plan, seeks to capitalize on this market opportunity.

Business Strategy
-----------------

     The Company believes that it is well positioned to capitalize on the resultant opportunities, which, if carefully underwritten, structured and monitored, represent attractive investments that pose potentially less risk than direct equity ownership of real property. Further, the Company believes that the rapid growth of the CMBS market has given rise to opportunities for the Company to selectively acquire non-investment grade tranches of such securities which the Company believes are priced inefficiently in terms of their risk/reward profile.

     The Company seeks to generate returns from a portfolio of leveraged investments. The Company currently pursues investment and lending opportunities designed to capitalize on inefficiencies in the real estate capital, mortgage and finance markets. The Company also earns revenue from its real estate investment banking, investment and management services.

     The Company's investment program emphasizes, but is not limited to, the following general categories of real estate and finance-related assets:

      o Mortgage Loans. The Company pursues opportunities to originate and fund senior and junior mortgage loans ("Mortgage Loans") to commercial real estate owners and property developers who require interim financing until permanent financing can be obtained. The Company's Mortgage Loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. The Company may also originate and fund permanent Mortgage Loans in which the Company intends to sell the senior tranche, thereby creating a Mezzanine Loan.

      o Mezzanine Loans. The Company originates high-yielding loans that are subordinate to first lien mortgage loans on commercial real estate and are secured either by a second lien mortgage or a pledge of the ownership interests in the borrowing property owner. Alternatively, the Company's mezzanine loans can take the form of a preferred equity investment in the borrower with substantially similar terms (collectively, "Mezzanine Loans"). Generally, the Company's Mezzanine

         Loans have a longer anticipated duration than its Mortgage Loans and are not intended to serve as transitional mortgage financing.

      o Subordinated Interests. The Company pursues rated and unrated investments in public and private subordinated interests ("Subordinated Interests") in commercial collateralized mortgage obligations ("CMOs" or "CMO Bonds") and other CMBS.

      o Other Investments. The Company intends to assemble an investment portfolio of commercial real estate and finance-related assets meeting the Company's target risk/return profile. The Company is not limited in the kinds of commercial real estate and finance-related assets in which it can invest and believes that it is positioned to expand opportunistically its financing business. The Company may pursue investments in, among other assets, construction loans, distressed mortgages, foreign real estate and finance-related assets, operating companies, including loan origination and loan servicing companies, and fee interests in real property (collectively, "Other Investments").

     The Company seeks to maximize yield through the use of leverage, consistent with maintaining an acceptable level of risk. Although there may be limits to the leverage that can be applied to certain of the Company's investments, the Company does not intend to exceed a debt-to-equity ratio of 5:1. At December 31, 1997, the Company's debt-to-equity ratio was 1.17:1.

     Other than restrictions which result from the Company's intent to avoid regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), the Company is not subject to any restrictions on the particular percentage of its portfolio invested in any of the above-referenced asset classes, nor is it limited in the kinds of assets in which it can invest. The Company has no predetermined limitations or targets for concentration of asset type or geographic location. Instead of adhering to any prescribed limits or targets, the Company makes acquisition decisions through asset and collateral analysis, evaluating investment risks on a case-by-case basis. To the extent that the Company's assets become concentrated in a few states or a particular region, the Company's return on investment will become more dependent on the economy of such states or region. Until appropriate investments are made, cash available for investment may be invested in readily marketable securities or in interest-bearing deposit accounts.

Principal Investment Categories
-------------------------------

     The  discussion   below  describes  the  principal   categories  of  assets
emphasized in the Company's current business plan.

     Mortgage Loans. The Company actively pursues opportunities to originate and fund Mortgage Loans to real estate owners and property developers who need interim financing until permanent financing can be obtained. The Company's Mortgage Loans generally are not intended to be "permanent" in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and generally require a balloon payment at maturity. These types of loans are intended to be higher-yielding loans with higher interest rates and commitment fees. Property owners or developers in the market for these types of loans include, but are not limited to, promoters of pre-formation REITs desiring to acquire attractive properties to contribute to the REIT before the formation process is complete, traditional property owners and operators who desire to acquire a property before it has received a commitment for a long-term mortgage from a traditional commercial mortgage lender, or a property owner or investor who has an opportunity to purchase its existing mortgage debt or third party mortgage debt at a discount; in each instance, the Company's loan would be secured by a Mortgage Loan. The Company may also originate traditional, long-term mortgage loans and, in doing so, would compete with traditional commercial mortgage lenders. In pursuing such a strategy, the Company generally intends to sell or refinance the senior portion of the mortgage loan, individually or in a pool, and retain a Mezzanine Loan. In addition, the Company believes that, as a result of the recent increase in commercial real estate securitizations, there are attractive opportunities to originate short-term bridge loans to owners of mortgaged properties that are temporarily prevented as a result of timing and structural reasons from securing long-term mortgage financing through securitization.

     Mezzanine Loans. The Company seeks to take advantage of opportunities to provide mezzanine financing on commercial property that is subject to first lien mortgage debt. The Company believes that there is a growing need for mezzanine capital (i.e., capital representing the level between 65% and 90% of property value) as a result of current commercial mortgage lending practices setting loan-to-value targets as low as 65%. The Company's mezzanine financing takes the form of subordinated loans, commonly known as second mortgages, or, in the case of loans originated for securitization, partnership loans (also known as pledge loans) or preferred equity investments. For example, on a commercial property subject to a first lien mortgage loan with a principal balance equal to 70% of the value of the property, the Company could lend the owner of the property (typically a partnership) an additional 15% to 20% of the value of the property. The Company believes that as a result of (i) the significant changes in the lending practices of traditional commercial real estate lenders, primarily relating to more conservative loan-to-value ratios, and (ii) the significant increase in securitized lending with strict loan-to-value ratios imposed by the rating agencies, there will continue to be an increasing demand for mezzanine capital by property owners.

     Typically in a Mezzanine Loan, as security for its debt to the Company, the property owner would pledge to the Company either the property subject to the first lien (giving the Company a second lien position typically subject to an inter-creditor agreement) or the limited partnership and/or general partnership interest in the owner. If the owner's general partnership interest is pledged, then the Company would be in a position to take over the operation of the property in the event of a default by the owner. By borrowing against the additional value in their properties, the property owners obtain an additional level of liquidity to apply to property improvements or alternative uses. Mezzanine Loans generally provide the Company with the right to receive a stated interest rate on the loan balance plus various commitment and/or exit fees. In certain instances, the Company may negotiate to receive a percentage of net operating income or gross revenues from the property, payable to the Company on an ongoing basis, and a percentage of any increase in value of the property, payable upon maturity or refinancing of the loan, or the Company will otherwise seek terms to allow the Company to charge an interest rate that would provide an attractive risk-adjusted return. Alternatively, the Mezzanine Loans can take the form of a non-voting preferred equity investment in a single purpose entity borrower with substantially similar terms.

     In connection with its mezzanine lending and investing activities, the Company may elect to pursue strategic alliances with lenders such as commercial banks and Wall Street conduits who do not have a mezzanine lending capability and are therefore perceived to be at a competitive disadvantage. The Company believes that such alliances could accelerate the Company's loan origination volume, assist in performing underwriting due diligence and reduce potential overhead.

     Subordinated Interests. The Company acquires rated and unrated Subordinated Interests in commercial mortgage-backed securities issued in public or private transactions. CMBS typically are divided into two or more classes, sometimes called "tranches." The senior classes are higher "rated" securities, which are rated from low investment grade ("BBB") to higher investment grade ("AA" or "AAA"). The junior, subordinated classes typically include a lower rated, non-investment grade "BB" and "B" class, and an unrated, high yielding, credit support class (which generally is required to absorb the first losses on the underlying mortgage loans). The Company currently invests in the non-investment grade tranches of Subordinated Interests. The Company may pursue the acquisition of performing and non-performing (i.e., defaulted) Subordinated Interests. CMBS generally are issued either as CMOs or pass-through certificates that are not guaranteed by an entity having the credit status of a governmental agency or instrumentality, although they generally are structured with one or more of the types of credit enhancement arrangements to reduce credit risk. In addition, CMBS may be illiquid.

     The credit quality of CMBS depends on the credit quality of the underlying mortgage loans forming the collateral for the securities. CMBS are backed generally by a limited number of commercial or multifamily mortgage loans with larger principal balances than those of single family mortgage loans. As a result, a loss on a single mortgage loan underlying a CMBS will have a greater negative effect on the yield of such CMBS, especially the Subordinated Interests in such CMBS.

     Before acquiring Subordinated Interests, the Company performs certain credit underwriting and stress testing to attempt to evaluate future performance of the mortgage collateral supporting such CMBS, including (i) a review of the underwriting criteria used in making mortgage loans comprising the Mortgage Collateral for the CMBS, (ii) a review of the relative principal amounts of the loans, their loan-to-value ratios as well as the mortgage loans' purpose and documentation, (iii) where available, a review of the historical performance of the loans originated by the particular originator and (iv) some level of re-underwriting the underlying mortgage loans, including, selected site visits.

     Unlike the owner of mortgage loans, the owner of Subordinated Interests in CMBS ordinarily does not control the servicing of the underlying mortgage loans. In this regard, the Company attempts to negotiate for the right to cure any defaults on senior CMBS classes and for the right to acquire such senior classes in the event of a default or for other similar arrangements. The Company may also seek to acquire rights to service defaulted mortgage loans, including rights to control the oversight and management of the resolution of such mortgage loans by workout or modification of loan provisions, foreclosure, deed in lieu of foreclosure or otherwise, and to control decisions with respect to the preservation of the collateral generally, including property management and maintenance decisions ("Special Servicing Rights") with respect to the mortgage loans underlying CMBS in which the Company owns a Subordinated Interest. Such rights to cure defaults and Special Servicing Rights may give the Company, for example, some control over the timing of foreclosures on such mortgage loans and, thus, may enable the Company to reduce losses on such mortgage loans. The Company is currently a special servicer with respect to one of its Subordinated Interest investments, but is not currently a rated special servicer. The Company may seek to become rated as a special servicer, or acquire a rated special servicer. Until the Company can act as a rated special servicer, it will be difficult to obtain Special Servicing Rights with respect to the mortgage loans underlying Subordinated Interests. Although the Company's strategy is to purchase Subordinated Interests at a price designed to return the Company's investment and generate a profit thereon, there can be no assurance that such goal will be met or, indeed, that the Company's investment in a Subordinated Interest will be returned in full or at all.

     The Company believes that it will not be, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act. The Investment Company Act generally exempts entities that are "primarily engaged in purchasing or otherwise acquiring mortgages and other liens on and interests in real estate" ("Qualifying Interests"). The Company intends to rely on current interpretations by the staff of the Commission in an effort to qualify for this exemption. To comply with the foregoing guidance, the Company, among other things, must maintain at least 55% of its assets in Qualifying Interests and also may be required to maintain an additional 25% in Qualifying Interests or other real estate-related assets. Generally, the Mortgage Loans and certain of the Mezzanine Loans in which the Company may invest constitute Qualifying Interests. While Subordinated Interests generally do not constitute Qualifying Interests, the Company may seek to structure such investments in a manner where the Company believes such Subordinated Interests may constitute Qualifying Interests. The Company may seek, where appropriate, (i) to obtain foreclosure rights or other similar arrangements (including obtaining Special Servicing Rights before or after acquiring or becoming a rated special servicer) with respect to the underlying mortgage loans, although there can be no assurance that it will be able to do so on acceptable terms or (ii) to acquire Subordinated Interests collateralized by whole pools of mortgage loans. As a result of obtaining such rights or whole pools of mortgage loans as collateral, the Company believes that the related Subordinated Interests will constitute Qualifying Interests for purposes of the Investment Company Act. The Company does not intend, however, to seek an exemptive order, no-action letter or other form of interpretive guidance from the Commission or its staff on this position. Any decision by the Commission or its staff advancing a position with respect to whether such Subordinated Interests constitute Qualifying Interests that differs from the position taken by the Company could have a material adverse effect on the Company.

     Other Investments The Company may also pursue a variety of complementary commercial real estate and finance-related businesses and investments in furtherance of executing its current business plan. Such activities include, but are not limited to, investments in other classes of mortgage-backed securities, financial asset securitization investment trusts ("FASITs"), distressed investing in non-performing and sub-performing loans and fee owned commercial real property, whole loan acquisition programs, foreign real estate-related asset investments, note financings, environmentally hazardous lending, operating company investing/lending, construction and rehabilitation lending and other types of financing activity. Any lending with regard to the foregoing may be on a secured or an unsecured basis and will be subject to risks similar to those attendant to investing in Mortgage Loans, Mezzanine Loans and Subordinated Interests. The Company seeks to maximize yield by managing credit risk by employing its credit underwriting procedures, although there can be no assurance that the Company will be successful in this regard. The Company is actively investigating potential business acquisition opportunities that it believes will complement the Company's operations including firms engaged in commercial loan origination, loan servicing, mortgage banking, financing activities, real estate loan and property acquisitions and real estate investment banking and advisory services similar to or related to the services provided by the Company. No assurance can be given that any such transactions will be negotiated or completed or that any business acquired can be efficiently integrated with the Company's ongoing operations.

Portfolio Management
--------------------

     The following describes some of the portfolio management practices that the Company may employ from time to time to earn income, facilitate portfolio management (including managing the effect of maturity or interest rate sensitivity) and mitigate risk (such as the risk of changes in interest rates). There can be no assurance that the Company will not amend or deviate from these policies or adopt other policies in the future.

     Leverage and Borrowing. The success of the Company's current business plan is dependent upon the Company's ability to grow its portfolio of invested assets through the use of leverage. The Company intends to leverage its assets through the use of, among other things, bank credit facilities including the Credit
Facility, secured and unsecured borrowings, repurchase agreements and other borrowings, when there is an expectation that such leverage will benefit the Company; such borrowings may have recourse to the Company in the form of guarantees or other obligations. If changes in market conditions cause the cost of such financing to increase relative to the income that can be derived from investments made with the proceeds thereof, the Company may reduce the amount of leverage it utilizes. Obtaining the leverage required to execute the current business plan will require the Company to maintain interest coverage ratios and other covenants meeting market underwriting standards. In leveraging its portfolio, the Company plans not to exceed a debt-to-equity ratio of 5:1. The Company has also agreed it will not incur any indebtedness if the Company's debt-to-equity ratio would exceed 5:1 without the prior written consent of the holders of a majority of the outstanding Class A Preferred Shares.

     Leverage creates an opportunity for increased income, but at the same time creates special risks. For example, leveraging magnifies changes in the net worth of the Company. Although the amount owed will be fixed, the Company's assets may change in value during the time the debt is outstanding. Leverage will create interest expense for the Company that can exceed the revenues from the assets retained. To the extent the revenues derived from assets acquired with borrowed funds exceed the interest expense the Company will have to pay, the Company's net income will be greater than if borrowing had not been used. Conversely, if the revenues from the assets acquired with borrowed funds are not sufficient to cover the cost of borrowing, the net income of the Company will be less than if borrowing had not been used.

     In order to grow and enhance its return on equity, the Company currently utilizes two sources for liquidity and leverage: the Credit Facility and repurchase agreements.

     Credit Facility. As previously discussed, the Company entered into the Credit Facility with a commercial lender in September 1997 that provides for a three-year $150 million line of credit. The Credit Facility provides for advances to fund lender-approved loans and investments made by the Company ("Funded Portfolio Assets").

     The obligations of the Company under the Credit Facility are to be secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facility. Borrowings under the Credit Facility bear interest at specified rates over LIBOR, which rate may fluctuate based upon the credit quality of the

Funded Portfolio Assets. Upon the signing of the credit agreement, a commitment fee was due and when the total borrowings under the agreement exceed $75 million, an additional fee is due. In addition, each advance requires payment of a drawdown fee. The Credit Facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the credit agreement. The Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices and trusteeships with the Company and practical control of the Company's business and operations.

     On December 31, 1997, the unused Credit Facility amounted to $70.1 million providing the Company with adequate liquidity for its short term needs.

     Repurchase Agreements. The Company has entered into four repurchase agreements and may enter into other such agreements under which the Company would sell assets to a third party with the commitment that the Company repurchase such assets from the purchaser at a fixed price on an agreed date. Repurchase agreements may be characterized as loans to the Company from the other party that are secured by the underlying assets. The repurchase price reflects the purchase price plus an agreed market rate of interest, which is generally paid on a monthly basis.

Interest Rate Management Techniques
-----------------------------------

     The Company has engaged in and will continue to engage in a variety of interest rate management techniques for the purpose of managing the effective maturity or interest rate of its assets and/or liabilities. These techniques also may be used to attempt to protect against declines in the market value of the Company's assets resulting from general trends in debt markets. Any such transaction is subject to risks and may limit the potential earnings on the Company's investments in real estate-related assets. Such techniques include interest rate swaps (the exchange of fixed rate payments for floating-rate payments) and interest rate caps. The Company uses interest rate swaps and interest rate caps to hedge mismatches in interest rate maturities, to reduce the Company's exposure to interest rate fluctuations and to provide more stable spreads between investment yields and the rates on their financing sources.
Amounts  arising  from the  differential  are  recognized  as an  adjustment  to interest income related to the earning asset. In June 1998, The FASB issued statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"), effective for fiscal years beginning after June 15, 1999, although earlier application is permitted. The adoption of SFAS No. 133 is not expected to have a material impact on the Company's business strategy or financial reporting.

Real Estate Investment Banking, Advisory and Asset Management Services
----------------------------------------------------------------------

     The Company provides real estate investment banking, advisory and asset management services through its Victor Capital subsidiary, which commenced operations in 1989. Victor Capital provides such services to an extensive client roster of real estate investors, owners, developers and financial institutions in connection with mortgage financings, securitizations, joint ventures, debt and equity investments, mergers and acquisitions, portfolio evaluations, restructurings and disposition programs. Victor Capital's senior professionals average 16 years of experience in the real estate financial services industry.

     Real Estate Investment Banking and Advisory Services. Victor Capital provides an array of real estate investment banking and advisory services to a variety of clients such as financial institutions, including banks and insurance companies, public and private owners of commercial real estate, creditor committees and investment funds. In such transactions, Victor Capital typically negotiates for a retainer and/or a monthly fee plus disbursements; these fees are typically applied against a success-oriented fee, which is based on achieving the client's goals. While dependent upon the size and complexity of the transaction, Victor Capital's fees for capital raising assignments are generally in the range of 0.5% to 3% of the total amount of debt and equity raised. For pure real estate advisory assignments, a fee is typically negotiated in advance and can take the form of a flat fee or a monthly retainer. In certain instances, Victor Capital negotiates for the right to receive a portion of its compensation in-kind, such as the receipt of stock in a publicly traded company.

     Real Estate Asset Management Services. Victor Capital provides its real estate asset management services primarily to institutional investors such as public and private money management firms. Victor

Capital's services may include the identification and acquisition of specific mortgage loans and/or properties and the management and disposition of these assets. As of the date hereof, Victor Capital had seven such assignments representing an asset value of approximately $1 billion and of approximately 7 million square feet.

Factors which may Affect the Company's Business Strategy
--------------------------------------------------------

     The success of the Company's business strategy depends in part on important factors, many of which are not within the control of the Company. The availability of desirable loan and investment opportunities and the results of the Company's operations will be affected by the amount of available capital, the level and volatility of interest rates, conditions in the financial markets and general economic conditions. There can be no assurances as to the effects of unanticipated changes in any of the foregoing. The Company's business strategy also depends on the ability to grow its portfolio of invested assets through the use of leverage. There can be no assurance that the Company will be able to obtain and maintain targeted levels of leverage or that the cost of debt financing will increase relative to the income generated from the assets acquired with such financing and cause the Company to reduce the amount of leverage it utilizes. The Company risks the loss of some or all of its assets or a financial loss if the Company is required to liquidate assets at a commercially inopportune time.

     The Company confronts the prospect that competition from other providers of mezzanine capital may lead to a lowering of the interest rates earned on the Company's interest-earning assets that may not be offset by lower borrowing costs. Changes in interest rates are also affected by the rate of inflation prevailing in the economy. A significant reduction in interest rates could increase prepayment rates and thereby reduce the projected average life of the Company's CMBS investments. While the Company may employ various hedging strategies, there can be no assurance that the Company would not be adversely affected during any period of changing interest rates. In addition, many of the Company's assets will be at risk to the deterioration in or total losses of the underlying real property securing the assets, which may not be adequately covered by insurance necessary to restore the Company's economic position with respect to the affected property.

Competition
-----------

     The Company is engaged in a highly competitive business. The Company competes for loan and investment opportunities with many new entrants into the specialty finance business emphasized in its current business plan, including numerous public and private real estate investment vehicles, including financial institutions (such as mortgage banks, pension funds, and REITs) and other institutional investors, as well as individuals. Many competitors are significantly larger than the Company, have well established operating histories and may have access to greater capital and other resources. In addition, the real estate services industry is highly competitive and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than Victor Capital. Victor Capital competes with national, regional and local real estate service firms.

Government Regulation
---------------------

     Capital Trust's activities, including the financing of its operations, are subject to a variety of federal and state regulations such as those imposed by the Federal Trade Commission and the Equal Credit Opportunity Act. In addition, a majority of states have ceilings on interest rates chargeable to customers in financing transactions.

Employees
---------

     As of December 31, 1997, the Company employed 23 full-time professionals and six other full-time employees. None of the Company's employees are covered by a collective bargaining agreement and management considers the relationship with its employees to be good.

------------------------------------------------------------------------------

Item 2.           Properties

------------------------------------------------------------------------------

     The Company's principal executive and administrative offices are located in approximately 18,700 square feet of office space leased at 605 Third Avenue, 26th Floor, New York, New York 10016 and its telephone number is (212) 655-0220. The lease for such space expires in April 2000. The Company believes that this office space is suitable for its current operations for the foreseeable future.


------------------------------------------------------------------------------

Item 3.           Legal Proceedings

------------------------------------------------------------------------------

     The Company is not a party to any material litigation or legal proceedings, or to the best of its knowledge, any threatened litigation or legal proceedings, which, in the opinion of management, individually or in the aggregate, would have a material adverse effect on its results of operations or financial condition.


------------------------------------------------------------------------------

Item 4.           Submission of Matters to a Vote of Security Holders

------------------------------------------------------------------------------

     There were no matters submitted to a vote of security holders during the fourth quarter of 1997.

                                     PART II
------------------------------------------------------------------------------

Item 5.    Market for the Registrant's Common Equity and Related
                            Security Holder Matters

------------------------------------------------------------------------------

     Capital Trust's Shares are listed on the New York Stock Exchange ("NYSE) and the Pacific Stock Exchange. The trading symbol for Capital Trust's Class A Common Shares is "CT". The Trust had approximately 1,577 shareholders-of-record at February 20, 1998.

     The table below sets forth, for the calendar quarters indicated, the reported high and low sale prices of the Company's Class A Common Shares and the Company's common shares of beneficial interest, $1.00 par value (the "Old Common Shares"), which were reclassified as the Class A Common Shares on July 15, 1997 in connection with the adoption of the Company's Amended and Restated Declaration of Trust (the "Restated Declaration"), as reported on the NYSE based on published financial sources.

                                                         High           Low
                                                         ----           ---
    1995
    First Quarter......................................$  17/8.......$  15/8
    Second Quarter........................................17/8..........11/2
    Third Quarter.........................................17/8..........11/2
    Fourth Quarter........................................15/8..........11/8

    1996
    First Quarter.........................................11/2..........11/8
    Second Quarter........................................17/8..........13/8
    Third Quarter.........................................23/4..........15/8
    Fourth Quarter........................................27/8..........17/8

    1997
    First Quarter.........................................67/8..........25/8
    Second Quarter........................................61/8..........41/2
    Third Quarter........................................113/8..........53/4
    Fourth Quarter.......................................151/8........913/16

     The Company paid no dividends to holders of Class A Common Shares (or Old Common Shares) in 1997 and 1996.

     The Company does not expect to declare or pay dividends on its Class A Common Shares in the foreseeable future. The Company's current policy with respect to dividends is to reinvest earnings to the extent that such earnings are in excess of the dividend requirements on the Class A Preferred Shares. Pursuant to the certificate of designation, preferences and rights (the "Certificate of Designation") of the class A 9.5% cumulative preferred shares of beneficial interest, $1.00 par value (the "Class A Preferred Shares"), and the class B 9.5% cumulative preferred shares of beneficial interest, $1.00 par value (the "Class B Preferred Shares and together with the Class A Preferred Shares, the Preferred Shares"), in the Company unless all accrued dividends and other amounts then accrued through the end of the last dividend period and unpaid with respect to the Preferred Shares have been paid in full, the Company may not declare or pay or set apart for payment any dividends on the Class A Common Shares or Class B Common Shares. The Certificate of Designation provides for a semi-annual dividend of $0.1278 per share on the Class A Preferred Shares based on a dividend rate of 9.5%, amounting to an aggregate annual dividend of $3,135,000 based on the 12,267,658 shares of Class A Preferred Shares currently outstanding. There are no Class B Preferred Shares currently outstanding.

------------------------------------------------------------------------------

Item 6.           Selected Financial Data

------------------------------------------------------------------------------

     Prior to July 1997, the Company operated as a REIT, originating, acquiring, operating or holding income-producing real property and mortgage-related investments. Therefore, the Company's historical financial information as of and for the years ended December 31, 1996, 1995, 1994, and 1993 does not reflect any operating results from its specialty finance or real estate investment banking services operations. The following selected financial data relating to the Company have been derived from the historical financial statements as of and for the years ended December 31, 1997, 1996, 1995, 1994, and 1993. Other than the data for the year ended December 31, 1997, none of the following data reflect the results of the acquisition of Victor Capital and the issuance of 12,267,658 Class A Preferred Shares for $33 million, both of which occurred on July 15, 1997, or the Offering completed in December 1997. For these reasons, the Company believes that the following information is not indicative of the Company's current business.


                                                                Years Ended December 31,
                                            -------------------------------------------------------------
                                               1997         1996        1995        1994         1993
                                            ------------ ----------- ------------------------ -----------
                                                      (in thousands, except for per share data)
STATEMENT OF OPERATIONS DATA:
REVENUES:
Interest and investment income.................$6,445       $ 1,136     $1,396      $ 1,675      $  924
Advisory and asset management fees..............1,698          --          --          --           --
Rental income.................................... 307        2,019       2,093       2,593        4,555
Gain (loss) on sale of investments...............(432)       1,069          66        (218)         131
Other............................................ --           --           46         519          --
                                            ------------ ----------- ------------------------ -----------
   Total revenues...............................8,018        4,224       3,601       4,569        5,610
                                            ------------ ----------- ------------------------ -----------
OPERATING EXPENSES:
Interest........................................2,379          547         815       1,044        1,487
General and administrative......................9,463        1,503         933         813          662
Rental property expenses......................... 124          781         688       2,034        2,797
Provision for possible credit losses............. 462        1,743       3,281         119        7,928
Depreciation and amortization....................  92           64         662         595          847
                                            ------------ ----------- ------------------------ -----------
   Total operating expenses....................12,520        4,638       6,379       4,605       13,721
                                            ------------ ----------- ------------------------ -----------
Loss before income tax expense.................(4,502)        (414)     (2,778)        (36)      (8,111)
Income tax expense                                (55)         --          --          --           --
                                            ------------ ----------- ------------------------ -----------
NET LOSS.......................................(4,557)        (414)     (2,778)        (36)      (8,111)
Less: Class A Preferred Share dividend and
   dividend requirement........................(1,471)         --          --          --           --
                                            ------------ ----------- ------------------------ -----------
Net loss allocable to Class A Common Shares...$(6,028)     $ (414)     $(2,778)    $  (36)      $(8,111)
                                            ============ =========== ======================== ===========
PER SHARE INFORMATION:
Net loss per Class A Common Share, basic       $ (0.63)     $ (0.05)    $ (0.30)    $ (0.00)     $ (0.88)
   and diluted..............................============ =========== ======================== ===========
Weighted average Class A Common Shares
   outstanding, basic and diluted...........    9,527        9,157       9,157       9,157        9,165
                                            ============ =========== ======================== ===========



                                                                As of December 31,
                                            -------------------------------------------------------------
                                               1997         1996        1995        1994         1993
                                            ------------ ----------- ------------------------ -----------
BALANCE SHEET DATA:
Total assets..................................$317,366     $30,036     $33,532     $36,540      $42,194
Total liabilities............................. 174,077       5,565       8,625       8,855       13,583
Shareholders' equity.......................... 143,289      24,471      24,907      27,685       28,611


     The average net loss per Class A Common Share amounts prior to 1997 have been restated as required to comply with Statement of Financial Standards No.
128, "Earnings per Share" ("Statement No. 128"). For further discussion of Earnings per Class A Common Share and the impact of Statement No. 128, see Note 3 to the Company's consolidated financial statements.

------------------------------------------------------------------------------

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

------------------------------------------------------------------------------

Overview
--------

     Prior to July 1997, the Company operated as a REIT, originating, acquiring, operating or holding income-producing real property and mortgage-related investments. Since the Company's 1997 annual meeting of shareholders held on July 15, 1997 (the "1997 Annual Meeting"), the Company has pursued a new strategic direction with a focus on becoming a specialty finance company designed primarily to take advantage of high-yielding mezzanine investments and other real estate asset and finance opportunities in commercial real estate. As contemplated by its new business plan, the Company no longer qualifies for treatment as a REIT for federal income tax purposes. Consequently, the information set forth below with regard to historical results of operations for the years ended December 31, 1996 and 1995 does not reflect any operating results from the Company's specialty finance activities or real estate investment banking services nor the Company's current loan and other investment portfolio. The results for the year ended December 31, 1997 reflect partial implementation of the Company's current business plan as discussed below.

     The discussion contained herein gives effect to the reclassification on July 15, 1997 of the Old Common Shares as Class A Common Shares.

Recent Developments Preceding Implementation of the New Business Plan
---------------------------------------------------------------------

     On January 3, 1997, CRIL, an affiliate of EGI and Samuel Zell, purchased from the Company's former parent 6,959,593 Class A Common Shares (representing approximately 76% of the then-outstanding Class A Common Shares) for an aggregate purchase price of $20,222,011. Prior to the purchase, which was approved by the then-incumbent Board of Trustees, EGI and Victor Capital presented to the Company's then-incumbent Board of Trustees a proposed new business plan in which the Company would cease to be a REIT and instead become a specialty finance company designed primarily to take advantage of high-yielding mezzanine investment and other real estate asset opportunities in commercial real estate. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and that they invest through an affiliate a minimum of $30.0 million in a new class of preferred shares to be issued by the Company.

     The Board of Trustees approved CRIL's purchase of the former parent's Class A Common Shares, the new business plan and the issuance of a minimum of $30.0 million of a new class of preferred shares of the Company at $2.69 per share, such shares to be convertible into Class A Common Shares of the Company on a one-for-one basis. The Board of Trustees considered a number of factors in approving the foregoing, including the attractiveness of the proposed new business plan, the significant real estate investment and financing experience of the proposed new management team and the significant amount of equity capital the Company would obtain from the proposed preferred share investment. The Board also considered the terms of previous alternative offers to purchase the former parent's interest in the Company of which the Board was aware and the fact that the average price of the Company's Old Common Shares during the 60 trading days preceding the Board of Trustees meeting at which the proposed preferred equity investment was approved was $2.38 per share. The Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5.0 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management team.

     At the 1997 Annual Meeting, the Company's shareholders approved the investment, pursuant to which the Company would issue and sell up to approximately $34.0 million of Class A Preferred Shares to Veqtor, an affiliate of Samuel Zell and the principals of Victor Capital (the "Investment"). The Company's shareholders also approved the Restated Declaration, which, among other things, reclassified the Company's Old Common Shares as Class A Common Shares and changed the Company's name to "Capital Trust."

     Immediately following the 1997 Annual Meeting, the Investment was consummated; 12,267,658 Class A Preferred Shares were sold to Veqtor for an aggregate purchase price of $33,000,000 pursuant to the terms of the preferred share purchase agreement, dated as of June 16, 1997, by and between the Company and Veqtor. Concurrently with the foregoing transaction, Veqtor purchased the 6,959,593 Class A Common Shares held by CRIL for an aggregate purchase price of approximately $21.3 million. As a result of these transactions, currently, Veqtor beneficially owns 19,227,251 (or approximately 63%) of the outstanding voting shares of the Company. Veqtor funded the approximately $54.3 million aggregate purchase price for the Class A Common Shares and Class A Preferred Shares with $5.0 million of capital contributions from its members and $50.0 million of borrowings under the 12% convertible redeemable notes (the "Veqtor Notes") issued to four institutional investors. The Veqtor Notes may in the future be converted into preferred interests in Veqtor that may in turn be redeemed for an aggregate of 9,899,710 voting shares of the Company held by Veqtor.

     In addition, immediately following the 1997 Annual Meeting, the acquisition of the real estate services businesses of Victor Capital was consummated and a new management team was appointed by the Company from among the ranks of Victor Capital's professional team and elsewhere. The Company thereafter immediately commenced full implementation of its current business plan under the direction of its newly elected board of trustees and new management team.

Overview of Financial Condition Following Implementation of the New Business
Plan
----------------------------------------------------------------------------

     During 1997, the Company completed two significant equity capital raising share issuance transactions and obtained its $150 million Credit Facility that enabled the Company to grow its assets from $30.0 million to $317.4 million. On July 15, 1997, the Company sold 12,267,658 Class A Preferred Shares to Veqtor resulting in net proceeds to the Company of approximately $32.9 million. As of September 30, 1997, the Company obtained the $150 million Credit Facility. On December 16, 1997, the Company sold 9,000,000 Class A Common Shares in the Offering resulting in net proceeds to the Company of approximately $91.4 million. This significant infusion of cash allowed the Company to fully implement its current business plan as a specialty finance company. The Company used a combination of its additional capital and borrowings under the Credit Facility to make the investments described in the following paragraph.


     Since June 30, 1997, the Company has identified, negotiated and committed to fund or acquire twelve loan and investment in commercial mortgage-backed securities transactions, including six Mortgage Loans totaling $169.7 million (including unfunded commitments of $26.9 million which remain outstanding), five Mezzanine Loans totaling $75.0 million and one CMBS subordinated interest investment for $49.6 million. The Company believes that these investments will provide investment yields within the Company's target range of 400 to 600 basis points above LIBOR. The Company maximizes its return on equity by utilizing its existing cash on hand and then employing leverage on its investments (employing a cash optimization model). The Company may make investments with yields that fall outside of the investment range set forth above, but that correspond with the level of risk perceived by the Company to be inherent in such investments. At December 31, 1997, the Company had loans and investments in commercial mortgage-backed securities totaling in excess of $250 million outstanding resulting from transactions completed since the implementation of its current business plan and had existing commitments for approximately $26.9 million of additional funding under certain of the loans originated in such transactions.


     The Company received satisfaction on a Mortgage loan for $9.8 million and sold portions of two Mortgage loans for $10.0 million (net of repurchases) and a paid a premium of $1.4 million to acquire one Mortgage loan. The Company also paid premiums totaling $1.4 million to acquire two Mezzanine loans and received payments of $100,000 on the CMBS subordinated interest investment.


     The Company's assets are subject to various risks that can affect results, including the level and volatility of prevailing interest rates, adverse changes in general economic conditions and real estate markets, the deterioration of credit quality of borrowers and the risks associated with the ownership and operation of real estate. Any significant compression of the spreads of the interest rates earned on interest-earning assets over the interest rates paid on interest-bearing liabilities could have a material adverse effect on the Company's operating results. Adverse changes in national and regional economic conditions can have an effect on real estate values increasing the risk of undercollateralization to the extent that the fair market value of properties serving as collateral security for the Company's assets are reduced. Numerous factors, such as adverse changes in local market conditions, competition, increases in operating expenses and uninsured losses, can affect a property owner's ability to maintain or increase revenues to cover operating expenses and the debt service on the property's financing and, consequently, lead to a deterioration in credit quality or a loan default and reduce the value of the Company's asset. In addition, the yield to maturity on the Company's CMBS assets are subject to the default and loss experience on the underlying mortgage loans, as well as by the rate and timing of payments of principal. If there are realized losses on the underlying loans, the Company may not recover the full amount, or possibly, any of its initial investment in the affected CMBS asset. To the extent there are prepayments on the underlying mortgage loans as a result of refinancing at lower rates, the Company's CMBS assets may be retired substantially earlier than their stated maturities leading to reinvestment in lower yielding assets. There can be no assurance that the Company's assets will not experience any of the foregoing risks or that, as a result of any such experience, the Company will not suffer a reduced return on investment or an investment loss.


     When possible, in connection with the acquisition of investments, the Company obtains seller financing in the form of repurchase agreements. Three of the transactions described in the above paragraph were financed in this manner for a total of $72.7 million. These financings are generally completed at discounted terms from those available under the Credit Facility. The remaining transactions were funded with cash on hand from the proceeds of the sale of the Company's shares and through borrowings under the Credit Facility. At December 31, 1997, the Company had $79.9 million of outstanding borrowings under the Credit Facility.


     As of December 31, 1997, the Company's new investment and loan assets have been hedged so that the assets and the corresponding liabilities were matched at floating rates over LIBOR. The Company has entered into interest rate swap agreements for notional amounts totaling approximately $49.9 million with financial institution counterparties whereby the Company swapped fixed rate instruments, which averaged approximately 6.22% at December 31, 1997 and 6.55% for the year then ended, for floating rate instruments equal to the London Interbank Offered Rate ("LIBOR") which averaged approximately 5.94% at December 31, 1997 and 5.72% for the year then ended. The agreements mature at varying times from December 1998 to April 2006.

     The Company purchased an interest rate cap for a notional amount of $18.75 million at a cost of approximately $71,000. The interest rate cap provides for payments to the Company should LIBOR exceed 11.25% during the period from November 2003 to November 2007.

     The Company is exposed to credit loss in the event of non-performance by the counterparties (which are banks whose securities are rated investment grade) to the interest rate swap and cap agreements, although it does not anticipate such non-performance. The counterparties would bear the interest rate risk of such transactions as market interest rates increase. If an interest rate swap or interest rate cap is sold or terminated and cash is received or paid, the gain or loss is deferred and recognized when the hedged asset is sold or matures.

     During the period from July 15, 1997 to December 31, 1997, significant advisory income collected, as a result of the Company's acquisition of Victor Capital was applied as a reduction of accounts receivable and thereby not reflected as revenue.


Results of Operations
---------------------

     Total Revenues. Total revenues were $8,450,000 in 1997, an increase from $3,155,000 in 1996, which were down from $3,535,000 in 1995. The increase in 1997 was due to the implementation of the Company's current business plan in the second half of the year. The Company began to collect interest on loans and investments originated or acquired during this period and began to generate advisory and management fees from its newly acquired subsidiary, Victor Capital. The Company also generated additional interest income from bank deposits over the amount earned the previous year due to significant cash balances on hand from the sale of Class A Preferred Shares in the Investment and Class A Common Shares in the Offering. These increases were offset by a decrease in rental income resulting from the disposition of all rental properties during 1996 and 1997. The decrease reported in 1996 was primarily attributable to a decrease in interest revenue as a result of the liquidation of a portion of the Company's note portfolio and decreased rental revenues.

     Interest and related income from loans and other investments was $4,992,000, up from $470,000 in 1996, which was down from $1,148,000 in 1995.
The increase in 1997 was due to the implementation of the Company's business plan in the second half of the year when the Company began to collect interest on loans and investments made during this period. The decrease in 1996 was the result of a lower amount of interest received due to the sale of certain mortgage notes.

     Rental revenues at the Company's commercial properties were $307,000, down from $2,019,000 in 1996, which were down from $2,093,000 in 1995. The decrease in 1997 from that received in 1996 was due to the sale of the properties during 1996 and 1997 which were generating the income. The decrease in rental revenues reported in 1996 was attributable primarily to the absence of rent collected at the two properties that were sold in the first half of 1996. No rental revenues were generated by the Company's hotel property in 1996, which was foreclosed upon after the Company suspended debt service payments.

     Other interest income was $1,453,000 in 1997, up from $666,000 in 1996, which was up from $248,000 in 1995. The increase in 1997 was a result of the Company generating additional interest income from bank deposits due to significant cash balances on hand from sale of Class A Preferred Shares in the Investment and Class A Common Shares in the Offering. The increase in 1996 was created by an increase in interest earned on cash accounts and marketable securities, the additional cash balances generated from the sale of several rental properties and notes receivable.

     Total Expenses. Total expenses were $12,058,000, up from $2,895,000 in 1996, which was down from $3,098,000 in 1995. In 1997, total expenses were up due primarily to a $7,960,000 increase in general and administrative expenses from the implementation of the current business plan and the related hiring of executive officers and employees, principally from the ranks of Victor Capital, following the acquisition thereof. The reduction in expenses in 1996 was primarily the result of the downsizing of the Company's portfolio, which reduced depreciation, interest expense and associated property operating expenses.

     Interest and related expense from loans and other investments was $2,223,000, up from $86,000 in 1996, which was down from $370,000 in 1995. The increase in 1997 was due to an increase in borrowing under the Company's Credit Facility and repurchase agreements to fund new loans and investments made in the second half of 1997. The decrease in 1996 was the result of a lower amount of interest received due to the sale of certain mortgage notes offset by an increase in interest earned on cash accounts and marketable securities.

     Other interest expense was $156,000 in 1997, down from $461,000 in 1996, which was consistent with the $445,000 amount in 1994. The decrease in 1997 from the amounts in 1996 and 1995 resulted from the elimination of mortgage debt upon sale of the Totem Square property.

     General and administrative expenses were $9,463,000 in 1997, up significantly from $1,503,000 in 1996. General and administrative expenses in 1996 were up from the $933,000 reported in 1995. The increase in general and administrative costs in 1997 was due primarily to the addition of the new executive officers and employees hired in 1997 whose salaries and benefits totaled more than $5 million. The Company also incurred significant non-recurring professional fees (an increase of more than $2 million over the fees incurred in 1996) in conjunction with the reconstitution of the Company, the termination of its REIT status and the implementation of its current business plan. While the Company was able to lower a number of office expenses in 1996, a net increase in general and administrative costs occurred due primarily to an accelerated investigation of potential merger or acquisition transactions plus related due diligence costs.

     The 1997 non-cash depreciation charge was $92,000, an increase from $64,000 in 1996, which charge decreased in 1996 compared to the depreciation charge of $662,000 in 1995. The increase in 1997 came as a result of the Company purchasing additional equipment and leasehold improvements to its newly leased office space in New York City. The decrease in 1996 reflected the sale of two properties and the disposition of the hotel property. In addition, the Company's two remaining properties were not depreciated in 1996 because they were being held for sale.

     Rental property expenses were relatively consistent when comparing 1995 to 1996 but decreased significantly, by $657,000, in 1997 when the remaining rental properties were sold.

     Net Loss. The net loss for the Company in 1997 was $4,557,000. The significant increase in the loss was a result of the expenses associated with the Company's hiring activity outpacing its income generation pursuant to the acquisition of Victor Capital and implementation of its business plan. The net loss for the Company in 1996 was $414,000, a substantial decrease over the net loss of $2,778,000 reported in 1995. This improvement was primarily the result of sales proceeds received by the Company from property and mortgage note dispositions offset by valuation losses discussed further below.

     Net Gain or Loss on Sale of Investments. Net Gain or Loss on Foreclosure or Sale of Investments was a loss of 432,000 in 1997, a gain of $1,069,000 in 1996 and a gain of $66,000 in 1995. The losses incurred in 1997 were due to the sales of the two remaining rental properties during the first quarter of 1997.

     The net gain recognized from the sale of a property in the first quarter of 1996 was $299,000. There was no gain or loss upon the foreclosure of the motel property in the first quarter of 1996 as the net book value of the property was equal to its debt.

     During the second quarter of 1996, the Company incurred a net loss of $164,000 from the sale of a storage facility property. Also during the second quarter of 1996, the Company sold two of its seven mortgage notes. A gain of $430,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a first deed of trust on an office/commercial building in Phoenix, Arizona; and a gain of $30,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a second deed of trust on a commercial building in Pacheco, California. During the third quarter of 1996, the Company sold two more mortgage notes. A gain of $115,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a first deed of trust on an office building in Scottsdale, Arizona; and a gain of $357,000 was recognized upon the sale of the Company's mortgage note which was collateralized by a second deed of trust on an office/industrial building in Sunnyvale, California.

     In 1995, the Company recognized a deferred gain from the partial principal payment received on one of its mortgage notes. During the first five months of 1994, the Company's hotel property experienced an average operating loss after debt service of $107,000 per month. With the execution of a lease with the hotel management company in 1994, this amount was reduced to approximately $8,600 per month, the difference between the monthly lease payment of $20,000 and the property's monthly debt service requirement of $28,600. The lease was renegotiated in June 1995, reducing the monthly lease payments from $20,000 to approximately $9,000, increasing the loss recorded by the Company. In 1994, the Company experienced a gain of $114,000 on the sale of one property and the recognition of a deferred gain from the partial principal payment on one of its mortgage notes. This was offset by a $344,000 loss from the release of and default on two of the Company's mortgage notes held at that time.

Provision for Possible Credit Losses. The provision for possible credit losses is the charge to income to increase the reserve for possible credit losses to the level that management estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, the Company establishes the provision for possible credit losses by category of asset. When it is probable that the Company will be unable to collect all amounts contractually due, the account is considered impaired. Where impairment is indicated, a valuation write-down or write-off is measured based upon the excess of the recorded investment amount over the net fair value of the collateral, as reduced for selling costs. Any deficiency between the carrying amount of an asset and the net sales price of repossessed collateral is charged to the reserve for credit losses.

     For the year ended December 31, 1997, the Company recorded a provision for possible credit losses of $462,000. During 1997, the Company had no known assets which were considered impaired and as such no significant additional provisions were necessary. Management believes that the reserve for possible credit losses is adequate based on the factors detailed above.

     For the year ended December 31, 1996, the Company reported a provision for possible credit losses of $1,743,000. By year end, the Company had reduced the book value of its Sacramento, California shopping center to $1,215,000 and the book value of its Kirkland, Washington retail property to $7,370,000. Since these properties were no longer being held for investment, but rather for sale, their book value was reduced to more accurately reflect the then-current market value of the assets. The decline in the shopping center's value was the result of the Company's relatively short lease term on the land underlying the center, the physical condition of the property and changed market conditions in the Sacramento area. Disposition efforts on behalf of retail property also indicated the need to reduce this property's book value, as it was no longer being held for investment purposes but actively marketed for sale. Both properties were sold during the first quarter of 1997.


     In 1995, the provision for possible credit losses of $3,281,000 resulted from the write-down in value of two commercial properties and five mortgage notes. These credit losses were the result of a diminution in value of the collateral underlying the Company's assets as a result of adverse economic factors, particularly overbuilt real estate markets which caused a decline in lease renewal rates.


     Preferred Share Dividend and Dividend Requirement. The preferred share dividend and dividend requirement arose in 1997 as a result of the Company issuing $33 million of Class A Preferred Shares on July 15, 1997. Dividends accrue on these shares at a rate of 9.5% per annum on a per share price of $2.69.

Liquidity and Capital Resources
-------------------------------

     At December 31, 1997, the Company had $49,268,000 in cash. Liquidity in 1998 will be provided primarily by cash on hand, cash generated from operations, principal and interest payments received on investments, loans and securities, and additional borrowings under the Credit Facility. The Company believes these sources of capital will adequately meet future cash requirements. Consistent with its current business plan, the Company expects that during 1998 it will use a significant amount of its available capital resources to originate and fund loans and other investments. In connection with such investment and loan transactions, the Company intends to employ significant leverage, up to a 5:1 debt-to-equity ratio, to enhance its return on equity.

     The Company experienced a net increase in cash of approximately $44.6 million for the year ended December 31, 1997, compared to a net decrease in cash of $80,000 for the year ended December 31, 1996. For the year ended December 31, 1997, cash provided by operating activities was $2,901,000, up approximately $2.4 million from cash provided by operations of $449,000 during the same period in 1996. Cash used in investing activities during this same period increased by approximately $242.7 million to approximately $243.2 million, up from $452,000, primarily as a result of the loans and other investments completed since June 30, 1997. Cash provided by financing activities increased approximately $284.9 million due primarily to the proceeds of repurchase obligations, borrowings under the Credit Facility and net proceeds from the issuance of Class A Preferred Shares and the Class A Common Shares.

     The Company has two outstanding notes payable totaling $4,953,000 and outstanding borrowings of $79,864,000 under the Credit Facility in addition to the outstanding repurchase obligations of $82,173,000.

     The Company's Credit Facility with a commercial lender provided for borrowings up to $150 million. The Credit Facility has a term that expires on September 30, 2000, including extensions, provided that the Company is in compliance with the covenants and terms of the Credit Facility, there have been no material adverse changes in the Company's financial position, and the Company is not otherwise in material default of the terms of the Credit Facility. The Credit Facility provides for advances to fund lender-approved investments ("Funded Portfolio Assets") made by the Company pursuant to its business plan. The Company is currently negotiating with its commercial lender to the increase the Credit Facility by $100 million thereby increasing liquidity.

     The obligations of the Company under the Credit Facility are to be secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facility. Borrowings under the Credit Facility bear interest at specified rates over LIBOR, averaging approximately 8.2% for those borrowings outstanding as of December 31, 1997, which rate may fluctuate based upon the credit quality of the Funded Portfolio Assets. The Company incurred a commitment fee upon the signing of the credit agreement and is obligated to pay an additional commitment fee when total borrowings under the Credit Facility exceed $75 million. In addition, each advance requires payment of a drawdown fee. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Credit Facility provides for margin calls on or collateral enhancement of asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the Credit Facility. The Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices with the Company and practical control of the Company's business and operations.

     On December 31, 1997, the unused Credit Facility amounted to $70.1 million.

Impact of Inflation
-------------------

     The Company's operating results depend in part on the difference between the interest income earned on its interest-earning assets and the interest expense incurred in connection with its interest-bearing liabilities. Changes in the general level of interest rates prevailing in the economy in response to changes in the rate of inflation or otherwise can affect the Company's income by affecting the spread between the Company's interest-earning assets and interest-bearing liabilities, as well as, among other things, the value of the Company's interest-earning assets and its ability to realize gains from the sale of assets and the average life of the Company's interest-earning assets. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors beyond the control of the Company. The Company employs the use of hedging strategies to limit the effects of changes in interest rates on its operations, including engaging in interest rate swaps and interest rate caps to minimize its exposure to changes in interest rates. There can be no assurance that the Company will be able to adequately protect against the foregoing risks or that the Company will ultimately realize an economic benefit from any hedging contract into which it enters.

Year 2000 Information
---------------------

     The Company has assessed the potential impact of the Year 2000 computer systems issue in its operations. The Company believes that no significant actions are required to be taken by the Company to address the issue and therefore the impact of the issue will not materially affect the Company's future operating results or financial condition.

------------------------------------------------------------------------------

Item 8.           Financial Statements and Supplementary Data

------------------------------------------------------------------------------


     The financial statements required by this item and the reports of the independent accountants thereon required by Item 14(a)(2) appear on pages F-2 to F-1. See accompanying Index to the Consolidated Financial Statements on page F-1. The supplementary financial data required by Item 302 of Regulation S-K appears in Note 19 to the consolidated financial statements.

 ------------------------------------------------------------------------------

Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

------------------------------------------------------------------------------

     On April 14, 1997, the Board of Trustees adopted a resolution (i) not to retain Coopers & Lybrand L.L.P. ("C&L") as the Company's auditors for the fiscal year ending December 31, 1997 and (ii) to engage Ernst and Young LLP ("E&Y") as the Company's independent auditors for the fiscal year ending December 31, 1997.

     The reports of C&L on the Company's consolidated financial statements as of and for the two years ended December 31, 1996 and 1995 did not contain an adverse opinion or a disclaimer opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.


     During the Company's fiscal years ended December 31, 1996 and 1995 and through the date of their replacement on April 14, 1997, there were no disagreements with C&L on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of C&L, would have caused them to make reference thereto in their report(s) on the Company's financial statements for such fiscal year(s), nor were there any "reportable events" within the meaning of item 304(a)(1)(v) of regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


October 22, 1998                       /s/ John R. Klopp
----------------                       -----------------
Date                                   John R. Klopp
                                       Vice Chairman and Chief Executive Officer

                   Index to Consolidated Financial Statements





Reports of Independent Auditors...................................................................F-2


Audited Financial Statements

Consolidated Balance Sheets as of December 31, 1997 and 1996......................................F-4

Consolidated Statements of Operations for the years ended December 31, 1997, 1996 and 1995........F-5

Consolidated Statements of Shareholders' Equity for the years ended December 31, 1997, 1996 and 1995............................................................F-6

Consolidated Statements of Cash Flows for the years ended
December 31, 1997, 1996 and 1995..................................................................F-7

Notes to Consolidated Financial Statements........................................................F-8


                         Report of Independent Auditors




The Board of Trustees
Capital Trust and Subsidiaries

We have audited the consolidated balance sheet of Capital Trust and Subsidiaries (the "Company") as of December 31, 1997 and the related consolidated statement of operations, shareholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



                                                Ernst & Young LLP



New York, New York
January 23, 1998

                         Report of Independent Auditors




The Board of Trustees of Capital Trust
(f/k/a California Real Estate Investment Trust):

     We have audited the accompanying consolidated balance sheet of Capital Trust (f/k/a California Real Estate Investment Trust and Subsidiary) (the "Trust") as of December 31, 1996, and the related consolidated statements of operations, cash flows, and changes in shareholders' equity for each of the two years in the period ended December 31, 1996. These financial statements and financial statement schedules are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Trust (f/k/a California Real Estate Investment Trust and Subsidiary) as of December 31, 1996, and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                                   Coopers & Lybrand L.L.P.

San Francisco, California
February 14, 1997

                                      Capital Trust and Subsidiaries
                                       Consolidated Balance Sheets
                                        December 31, 1997 and 1996
                                              (in thousands)



                                                                                         1997                  1996
                                                                                   ------------------    ------------------
                                     Assets
Cash and cash equivalents                                                            $       49,268        $        4,698
Available-for-sale securities                                                                11,975                14,115
Commercial mortgage-backed securities                                                        49,490                 -
Loans receivable, net of $462 and $0 reserve for possible credit losses
   in 1997 and 1996, respectively                                                           202,322                 1,576
Rental properties                                                                              -                    8,585
Excess of purchase price over net tangible assets acquired, net                                 331                 -
Deposits and other receivables                                                                  284                   707
Accrued interest receivable                                                                     818                 -
Prepaid and other assets                                                                      2,878                   355
                                                                                   ------------------    ------------------
Total assets                                                                           $    317,366          $     30,036
                                                                                   ==================    ==================

                      Liabilities and Shareholders' Equity

Liabilities:
   Accounts payable and accrued expenses                                             $        5,718        $          396
   Notes payable                                                                              4,953                 5,169
   Credit facility                                                                           79,864                 -
   Repurchase obligations                                                                    82,173                 -
   Deferred origination fees and other revenue                                                1,369                 -
                                                                                   ------------------    ------------------
Total liabilities                                                                           174,077                 5,565
                                                                                   ------------------    ------------------

Commitments and contingencies

Shareholders' equity:
   Class A Convertible Preferred Shares, $1.00 par value; $0.26 cumulative annual dividend; 12,639 shares authorized, 12,268 shares issued and outstanding at December 31, 1997 and no shares issued and outstanding
     at December 31, 1996; (liquidation preference of $33,000)                                  12,268                 -
   Class A Common Shares, $1.00 par value; unlimited shares authorized, 18,157 shares issued and outstanding at December 31, 1997 and 9,157 shares issued
     and outstanding at December 31, 1996                                                    18,157                 9,157
   Additional paid-in capital                                                               158,137                55,098
   Unrealized gain (loss) on available-for-sale securities                                      387                   (22)
   Accumulated deficit                                                                      (45,660)              (39,762)
                                                                                   ------------------    ------------------
Total Shareholders' equity                                                                  143,289                24,471
                                                                                   ------------------    ------------------

Total liabilities and Shareholders' equity                                             $    317,366          $     30,036
                                                                                   ==================    ==================

See accompanying notes to consolidated financial statements.


                                      F-4

                         Capital Trust and Subsidiaries
                      Consolidated Statements of Operations
              For the Years Ended December 31, 1997, 1996 and 1995
                      (in thousands, except per share data)


                                                                        1997                 1996                 1995
                                                                   ----------------    -----------------    -----------------
Income from loans and other investments:
   Interest and related income                                       $       4,992       $         470        $       1,148
   Less:  Interest and related expenses                                      2,223                  86                  370
                                                                   ----------------    -----------------    -----------------
     Net income from loans and other investments                             2,769                 384                  778
                                                                   ----------------    -----------------    -----------------

Other revenues:
   Advisory and asset management fees                                        1,698                -                    -
   Rental income                                                               307               2,019                2,139
   Other interest income                                                     1,453                 666                  248
   (Loss) gain on sale of rental properties and investments                   (432)              1,069                   66
                                                                   ----------------    -----------------    -----------------
     Total other revenues                                                    3,026               3,754                2,453
                                                                   ----------------    -----------------    -----------------

 Other expenses:
   General and administrative                                                9,463               1,503                  933
   Other interest expense                                                      156                 461                  445
   Rental property expenses                                                    124                 781                  688
   Depreciation and amortization                                                92                  64                  662
   Provision for possible credit losses                                        462               1,743                3,281
                                                                   ----------------    -----------------    -----------------
     Total other expenses                                                   10,297               4,552                6,009
                                                                   ----------------    -----------------    -----------------
   Loss before income taxes                                                                       (414)              (2,778)
                                                                            (4,502)
Provision for income taxes                                                      55                -                    -
                                                                   ----------------    -----------------    -----------------
   Net loss                                                                 (4,557)               (414)              (2,778)

Less:  Class A Preferred Share dividend                                     (1,341)               -                    -
          Class A Preferred Share dividend requirement                        (130)               -                    -
                                                                   ----------------    -----------------    -----------------
   Net loss allocable to Class A Common Shares                     $        (6,028)    $          (414)     $        (2,778)
                                                                   ================    =================    =================

Per share information:
   Net loss per Class A Common Share
     Basic and Diluted                                             $         (0.63)    $         (0.05)     $         (0.30)
                                                                   ================    =================    =================
   Weighted average Class A Common Shares outstanding
     Basic and Diluted                                                   9,527,013           9,157,150            9,157,150
                                                                   ================    =================    =================

See accompanying notes to consolidated financial statements.



                         Capital Trust and Subsidiaries
                 Consolidated Statements of Shareholders' Equity
              For the Years Ended December 31, 1997, 1996 and 1995
                                 (in thousands)



                                          Class A                Class A
                                     Preferred Shares        Common Shares      Additional
                              ------------------------------------------------   Paid-In     Unrealized   Accumulated
                                   Number       Amount    Number       Amount    Capital        Gain        Deficit       Total
                              -----------------------------------------------------------------------------------------------------
Balance at January 1, 1995         -           $     -      9,157     $    9,157   $   55,098   $    -       $ (36,570)   $ 27,685

Net Loss                           -                 -       -               -           -           -          (2,778)     (2,778)
                               ----------------------------------------------------------------------------------------------------
Balance at December 31, 1995       -                 -      9,157          9,157       55,098        -         (39,348)     24,907
Change in unrealized gain on
  available-for-sale securities    -                 -       -               -           -          (22)          -            (22)

Net Loss                           -                 -       -               -           -           -            (414)       (414)
                               ----------------------------------------------------------------------------------------------------
Balance at December 31, 1996       -                 -      9,157          9,157       55,098       (22)       (39,762)     24,471

Change in unrealized gain on
  available-for-sale securities    -                 -       -               -            -         409           -            409

Issuance of preferred shares     12,268            12,268    -               -         20,602        -            -         32,870

Issuance of common shares          -                  -     9,000          9,000       82,437        -            -         91,437

Class A Preferred Share dividend   -                  -      -               -            -          -         (1,341)      (1,341)

Net loss                           -                  -      -               -            -          -         (4,557)      (4,557)
                               ----------------------------------------------------------------------------------------------------

Balance at December 31, 1997     12,268        $   12,268  18,157     $    18,157  $   158,137  $   387     $ (45,660)   $ 143,289

                               ====================================================================================================


See accompanying notes to consolidated financial statements.

                         Capital Trust and Subsidiaries
                      Consolidated Statements of Cash Flows
              For the Years Ended December 31, 1997, 1996 and 1995
                                 (in thousands)
                                 1997 1996 1995


                                                                    ----------------    -----------------    -----------------
Cash flows from operating activities:
  Net loss                                                           $      (4,557)      $        (414)        $     (2,778)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
       Depreciation and amortization                                            92                  64                  662
       Loss (gain) on sale of rental properties and investments                432              (1,069)                 (66)
       Provision for credit losses                                             462               1,743                3,281
   Changes in assets and liabilities net of effects from
      subsidiaries purchased:
       Deposits and other receivables                                        2,707                 (38)                 294
       Accrued interest receivable                                            (818)              -                    -
       Prepaid and other assets                                             (2,988)                (61)                (282)
       Deferred  revenue                                                     1,369               -                    -
       Accounts payable and accrued expenses                                 5,857                 226                  166
       Other liabilities                                                       (64)                 (2)                  11
                                                                    ----------------    -----------------    -----------------
   Net cash provided by operating activities                                 2,492                 449                1,288
                                                                    ----------------    -----------------    -----------------

Cash flows from investing activities:
       Purchase of commercial mortgage-backed security                     (49,524)              -                    -
       Principal collections on commercial mortgage-backed
       security                                                                 34               -                    -
       Origination and purchase of loans receivable                       (211,709)              -                    -
       Principal collections on loans receivable                             9,935                  35                  850
       Purchases of equipment and leasehold improvements                      (479)              -                    -
       Proceeds from sale of rental properties                               8,153              13,796                -
       Improvements to rental properties                                     -                    (146)                (321)
       Purchases of available-for-sale securities                            -                 (15,849)               -
       Principal collections on available-for-sale securities                4,947               1,712                -
       Acquisition of Victor Capital Group, L.P., net of cash
       acquired                                                             (4,066)              -                    -
                                                                    ----------------    -----------------    -----------------
   Net cash (used in) provided by investing activities                    (242,709)               (452)                 529
                                                                    ----------------    -----------------    -----------------

Cash flows from financing activities:
       Proceeds from repurchase obligations                                109,458               -                    -
       Termination of repurchase obligations                               (27,285)              -                    -
       Proceeds from credit facility                                        81,864               -                    -
       Repayment of credit facility                                         (2,000)              -                    -
       Proceeds from notes payable                                           4,001               -                    -
       Repayment of notes payable                                           (4,217)                (77)                (405)
       Dividends paid on  preferred shares                                  (1,341)              -                    -
       Net proceeds from issuance of Class A Common Shares                  91,437               -                    -
       Net proceeds from issuance of Class A Preferred Shares               32,870               -                    -
                                                                    ----------------    -----------------    -----------------
   Net cash provided by (used in) financing activities                     284,787                 (77)                (405)
                                                                    ----------------    -----------------    -----------------

Net increase (decrease) in cash and cash equivalents                        44,570                 (80)               1,412
Cash and cash equivalents at beginning of year                               4,698               4,778                3,366
                                                                    ----------------    -----------------    -----------------
Cash and cash equivalents at end of year                              $     49,268        $      4,698         $      4,778
                                                                    ================    =================    =================
See accompanying notes to consolidated financial statements.

                         Capital Trust and Subsidiaries
                   Notes to Consolidated Financial Statements


1.  Organization

Capital Trust (the "Company") is a specialty finance company designed to take advantage of high-yielding lending and investment opportunities in commercial real estate and related assets. The Company makes investments in various types of income producing commercial real estate, including senior and junior commercial mortgage loans, preferred equity investments, direct equity investments and subordinate interests in commercial mortgage-backed securities ("CMBS"). The Company also provides real estate investment banking, advisory and asset management services through its wholly owned subsidiary, Victor Capital Group, L.P. ("Victor Capital").

The Company, which was formerly known as California Real Estate Investment Trust, was organized under the laws of the State of California pursuant to a declaration of trust dated September 15, 1966. On December 31, 1996, 76% of the Company's then-outstanding common shares of beneficial interest, $1.00 par value ("Common Shares") were held by the Company's former parent ("Former Parent"). On January 3, 1997, the Former Parent sold its entire 76% ownership interest in the Company (consisting of 6,959,593 Common Shares) to CalREIT Investors Limited Partnership ("CRIL"), an affiliate of Equity Group Investments, Inc. ("EGI") and Samuel Zell, the Company's current chairman of the board of trustees, for an aggregate price of approximately $20.2 million. Prior to the purchase, which was approved by the then-incumbent board of trustees, EGI and Victor Capital, a then privately held company owned by two of the current trustees of the Company, presented to the Company's then-incumbent board of trustees a proposed new business plan in which the Company would cease to be a real estate investment trust ("REIT") and instead become a specialty finance company as discussed above. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and invest, through an affiliate, a minimum of $30 million in a new class of preferred shares to be issued by the Company. In connection with the foregoing, the Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management team. See Note 2.


On July 15, 1997, the proposed preferred share investment was consummated and 12,267,658 class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value ("Class A Preferred Shares"), in the Company were sold to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of Samuel Zell and the principals of Victor Capital for an aggregate purchase price of $33.0 million. See Note 13. Concurrently with the foregoing transaction, Veqtor purchased from CRIL the 6,959,593 Common Shares held by it for an aggregate purchase price of approximately $21.3 million (which shares were reclassified on that date as class A common shares of beneficial interest, $1.00 par value ("Class A Common Shares"), in the Company pursuant to the terms of an amended and restated declaration of trust, dated July 15, 1997, adopted on that date (the "Amended and Restated Declaration of Trust")).



As a result of these transactions, a change of control of the Company occurred with Veqtor beneficially owning 19,227,251, or approximately 90% of the outstanding voting shares of the Company. Pursuant to the Amended and Restated Declaration of Trust, the Company's name was changed to "Capital Trust". As a result of the aforementioned events, the Company, as intended, commenced full implementation of the new business plan and thereby terminated its status as a REIT.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


2.  Acquisition of Victor Capital

On July 15, 1997, the Company consummated the acquisition of the real estate investment banking, advisory and asset management businesses of Victor Capital and certain affiliated entities including the following wholly-owned subsidiaries: VCG Montreal Management, Inc., Victor Asset Management Partners, L.L.C., VP Metropolis Services, L.L.C., and 970 Management, LLC.

Victor Capital provides services to real estate investors, owners, developers and financial institutions in connection with mortgage financings, securitizations, joint ventures, debt and equity investments, mergers and acquisitions, portfolio evaluations, restructurings and disposition programs. Victor Capital's wholly owned subsidiaries provide asset management and advisory services relating to various mortgage pools and real estate properties. In addition, VCG Montreal Management, Inc. holds a nominal interest in a Canadian real estate venture.

The purchase price in the Victor Capital acquisition was $5.0 million, which was paid by the Company with the issuance of non-interest bearing acquisition notes, payable in ten semi-annual equal installments of $500,000. The acquisition notes have been discounted to approximately $3.9 million based on an imputed interest rate of 9.5%. The acquisition has been accounted for under the purchase method of accounting. The excess of the purchase price of the acquisition in excess of net tangible assets acquired approximated $342,000.


During the period from July 15, 1997 to December 31, 1997, significant advisory income collected as a result of the Company's acquisition of Victor Capital was applied as a reduction of current accounts receivable and thereby not reflected as revenue.


Had the acquisition occurred on January 1, 1997, pro forma revenues, net loss (after giving effect to the Class A Preferred Share dividend and dividend requirement) and net loss per common share (basic and diluted) would have been:
$11,271,000, $5,347,000 and $0.56, respectively.

3.  Summary of Significant Accounting Policies

Principles of Consolidation

For the years ended December 31, 1996 and 1995, the Company owned commercial rental property in Sacramento, California through a 59% limited partnership interest in Totem Square L.P., a Washington limited partnership ("Totem"), and an indirect 1% general partnership interest in Totem through its wholly-owned subsidiary Cal-REIT Totem Square, Inc. An unrelated party held the remaining 40% interest. This property was sold during the year ended December 31, 1997 and the Totem Square L.P. and Totem Square, Inc. subsidiaries were liquidated and dissolved.

The consolidated financial statements of the Company include the accounts of the Company, Victor Capital and its wholly-owned subsidiaries (included in the consolidated statement of operations since their acquisition on July 15, 1997) and the results from the disposition of its rental property held by Totem, which was sold on March 4, 1997 prior to commencement of the Company's new business plan. See Note 1. All significant intercompany balances and transactions have been eliminated in consolidation.

Revenue Recognition

Interest income for the Company's mortgage and other loans and investments is recognized over the life of the investment using the interest method and recognized on the accrual basis.


Fees received in connection with loan commitments, net of direct expenses, are deferred until the loan is advanced and are then recognized over the term of the loan as an adjustment to yield. Fees on commitments that expire unused are recognized at expiration.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


3.  Summary of Significant Accounting Policies, continued

Income recognition is generally suspended for loans at the earlier of the date at which payments become 90 days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. Income recognition is resumed when the loan becomes contractually current and performance is demonstrated to be resumed.

Fees from professional advisory services are generally recognized at the point at which all Company services have been performed and no significant contingencies exist with respect to entitlement to payment. Fees from asset management services are recognized as services are rendered.

Reserve for Possible Credit Losses

The provision for possible credit losses is the charge to income to increase the reserve for possible credit losses to the level that management estimates to be adequate considering delinquencies, loss experience and collateral quality. Other factors considered relate to geographic trends and product diversification, the size of the portfolio and current economic conditions. Based upon these factors, the Company establishes the provision for possible credit losses by category of asset. When it is probable that the Company will be unable to collect all amounts contractually due, the account is considered impaired. Where impairment is indicated, a valuation write-down or write-off is measured based upon the excess of the recorded investment amount over the net fair value of the collateral, as reduced for selling costs. Any deficiency between the carrying amount of an asset and the net sales price of repossessed collateral is charged to the reserve for credit losses.

Cash and Cash Equivalents

The Company classifies highly liquid investments with original maturities of three months or less from the date of purchase as cash equivalents. At December 31, 1997, cash equivalents of approximately $48.5 million consisted of an investment in a money market fund that invests in Treasury bills. At December 31, 1996, the Company's cash was held in demand deposits with banks with strong credit ratings. Bank balances in excess of federally insured amounts totaled approximately $1.5 million and $4.3 million as of December 31, 1997 and 1996, respectively. The Company has not experienced any losses on demand deposits or money market investments.

Available-for-Sale Securities

Available-for-sale securities are reported on the consolidated balance sheet at fair market value with any corresponding change in value reported as an unrealized gain or loss (if assessed to be temporary), as a component of shareholders' equity, after giving effect to taxes. See Note 5.

Commercial Mortgage-Backed Securities

The Company has the intent and ability to hold its subordinated investment in CMBS until maturity. See Note 7. Consequently, this investment is classified as held to maturity and is carried at amortized cost at December 31, 1997.

Income from CMBS is recognized based on the effective interest method using the anticipated yield over the expected life of the investments. Changes in yield resulting from prepayments are recognized over the remaining life of the investment. The Company recognizes impairment on its CMBS whenever it determines that the impact of expected future credit losses, as currently projected, exceeds the impact of the expected future credit losses as originally projected. Impairment losses are determined by comparing the current fair value of a CMBS to its existing carrying amount, the difference being recognized as a loss in the current period in the consolidated statements of operations. Reduced estimates of credit losses are recognized as an adjustment to yield over the remaining life of the portfolio.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


3.  Summary of Significant Accounting Policies, continued

Derivative Financial Instruments

The Company uses interest rate swaps to effectively convert fixed rate assets to variable rate assets for proper matching with variable rate liabilities. The differential to be paid or received on these agreements is recognized as an adjustment to the interest income related to the earning asset.

The Company also uses interest rate caps to reduce its exposure to interest rate changes on investments. The Company will receive payments on an interest rate cap should the variable rate for which the cap was purchased exceeds a specified threshold level and will be recorded as an adjustment to the interest income related to the related earning asset.

Each derivative used as a hedge is matched with an asset or liability with which it has a high correlation. The swap agreements are generally held to maturity and the Company does not use derivative financial instruments for trading purposes.

Rental Properties

Prior to December 31, 1996, rental properties were carried at cost, net of accumulated depreciation and a valuation allowance for possible credit losses. At December 31, 1996 all rental properties were classified as held for sale and valued at net estimated sales prices.

Equipment and Leasehold Improvements, Net

Equipment and leasehold improvements, net, are stated at original cost less accumulated depreciation and amortization. Depreciation is computed using the straight-line method based on the estimated lives of the depreciable assets. Amortization is computed over the remaining terms of the related leases.

Expenditures for maintenance and repairs are charged directly to expense at the time incurred. Expenditures determined to represent additions and betterments are capitalized. Cost of assets sold or retired and the related amounts of accumulated depreciation are eliminated from the accounts in the year of sale or retirement. Any resulting profit or loss is reflected in the consolidated statements of operations.

Sales of Real Estate

The Company complies with the provisions of Statement of Financial Accounting Standards No. 66, "Accounting for Sales of Real Estate." Accordingly, the recognition of gains are deferred until such transactions have complied with the criteria for full profit recognition under the Statement. The Company has deferred gains of $239,000 at December 31, 1997 and 1996.

Deferred Debt Issuance Costs

The Company capitalizes costs incurred related to the issuance of long-term debt. These costs are deferred and amortized on a straight-line basis over the life of the related debt, which approximates the level-yield method, and recognized as a component of interest expense.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


3.  Summary of Significant Accounting Policies, continued

Income Taxes

Prior to commencement of full implementation of the current business plan on July 15, 1997, the Company had elected to be taxed as a REIT and, as such, was not taxed on that portion of its taxable income which was distributed to shareholders, provided that at least 95% of its real estate trust taxable income was distributed and that the Company met certain other REIT requirements. At July 15, 1997, the Company did not meet the requirements to continue to be taxed as a REIT and will therefore not be considered a REIT retroactive to January 1, 1997.

Accordingly, the Company has adopted Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 utilizes the liability method for computing tax expenses. Under the liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying statutory tax rates to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred tax assets are recognized for temporary differences that will result in deductible amounts in future years and for carryforwards. A valuation allowance is recognized if it is more likely than not that some portion of the deferred asset will not be recognized. When evaluating whether a valuation allowance is appropriate, SFAS No. 109 requires a company to consider such factors as previous operating results, future earning potential, tax planning strategies and future reversals of existing temporary differences. The valuation allowance is increased or decreased in future years based on changes in these criteria.

Amortization of the Excess of Purchase Price Over Net Tangible Assets Acquired

The Company recognized the excess of purchase price over net tangible assets acquired in a business combination accounted for as a purchase transaction and is amortizing it on a straight-line basis over a period of 15 years. The carrying value of the excess of purchase price over net tangible assets acquired is analyzed quarterly by the Company based upon the expected revenue and profitability levels of the acquired enterprise to determine whether the value and future benefit may indicate a decline in value. If the Company determines that there has been a decline in the value of the acquired enterprise, the Company writes down the value of the excess of purchase price over net tangible assets acquired to the revised fair value.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


3.  Summary of Significant Accounting Policies, continued

Earnings Per Class A Common Share

Earnings per Class A Common Share is presented based on the requirements of Statement of Accounting Standards No. 128 ("SFAS No. 128") which is effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standard for computing earnings per share and makes them comparable with international earnings per share standards. The statement replaces primary earnings per share with basic earnings per share ("Basic EPS") and fully diluted earnings per share with Diluted Earnings per Share ("Diluted EPS"). Basic EPS is computed based on the income applicable to Class A Common Shares (which is net loss reduced by the dividends on Class A Preferred Shares) divided by the weighted-average number of Class A Common Shares outstanding during the period. Diluted EPS is based on the net earnings applicable to Class A Common Shares plus dividends on Class A Preferred Shares, divided by the weighted average number of Class A Common Shares and dilutive potential Class A Common Shares that were outstanding during the period. Dilutive potential Class A Common Shares include the convertible Class A Preferred Shares and dilutive Class A Common Share options. At December 31, 1997, the Class A Preferred Share and Class A Common Share options were not considered Class A Common Share equivalents for purposes of calculating Diluted EPS as they were antidilutive. Accordingly, at December 31, 1997, there was no difference between Basic EPS and Diluted EPS or weighted average Class A Common Shares outstanding. The adoption of this accounting standard had no effect on the reported December 31, 1997, 1996 or 1995 earnings per share amounts.

Reclassifications

Certain reclassifications have been made in the presentation of the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

New Accounting Pronouncements

In June 1997, the FASB issued Statement No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") effective for fiscal years beginning after December 15, 1997, although earlier application is permitted. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. SFAS No. 130 requires that all components of comprehensive income shall be reported in the financial statements in the period in which they are recognized. Furthermore, a total amount for comprehensive income shall be displayed in the financial statement where the components of other comprehensive income are reported. The Company was not previously required to present comprehensive income or the components therewith under generally accepted accounting principles. The Company intends to adopt the requirements of this pronouncement in its financial statements for the year ended December 31, 1998.

In June 1997, the FASB issued Statement No.131, "Disclosure about segments of an Enterprise and Related Information" ("SFAS No. 131") effective for financial statements issued for periods beginning after December 15, 1997. SFAS No. 131 requires disclosures about segments of an enterprise and related information regarding the different types of business activities in which an enterprise engages and the different economic environments in which it operates. The
Company intends to adopt the requirements of this pronouncement in its consolidated financial statements for the year ended December 31, 1998. The adoption of SFAS No. 131 is not expected to have a material impact on the Company's consolidated financial statement disclosures.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


4.  Interest Rate Risk Management


The Company uses interest rate swaps and interest rate caps to hedge mismatches in interest rate maturities, to reduce the Company's exposure to interest rate fluctuations on certain loans and investments and to provide more stable spreads between investment yields and the rates on their financing sources. The Company has entered into interest rate swap agreements for notional amounts totaling approximately $42.4 million with two investment grade financial institution counterparties whereby the Company swapped fixed rate instruments, which averaged approximately 6.22% at December 31, 1997 and 6.55% for the year then ended, for floating rate instruments equal to the London Interbank Offered Rate ("LIBOR") which averaged approximately 5.94% at December 31, 1997 and 5.72% for the year then ended. Amounts arising from the differential are recognized as an adjustment to interest income related to the earning asset. The agreements mature at varying times from December 1998 to April 2006.

The Company purchased an interest rate cap for a notional amount of $18.75 million at a cost of approximately $71,000. The interest rate cap provides for payments to the Company should LIBOR exceed 11.25% during the period from November 2003 to November 2007.

The Company is exposed to credit loss in the event of non-performance by the counterparties (which are banks whose securities are rated investment grade) to the interest rate swap and cap agreements, although it does not anticipate such non-performance. The counterparties would bear the interest rate risk of such transactions as market interest rates increase.

If an interest rate swap or interest rate cap is sold or terminated and cash is received or paid, the gain or loss is deferred and recognized when the hedged asset is sold or matures.


5.  Available-for-Sale Securities

At December 31, 1997, the Company's available-for-sale securities consisted of the following (in thousands):



                                                                                 Gross
                                                                               Unrealized       Estimated
                                                                          ---------------------
                                                                  Cost      Gains     Losses    Fair Value
                                                              -----------------------------------------------
Federal National Mortgage Association, adjustable rate
   interest currently at 7.845%, due April 1, 2024               $ 2,176     $  -      $ (32)    $  2,144
Federal Home Loan Mortgage Association, adjustable rate
    interest currently at 7.916%, due June 1, 2024                   752        -        (10)         742
Federal National Mortgage Association, adjustable rate
   interest currently at 7.362%, due
   May 1, 2025                                                       440        -         (9)         431
Federal National Mortgage Association, adjustable rate
   interest currently at 7.965%, due
   May 1, 2026                                                     1,860        -        (20)       1,840
Federal National Mortgage Association, adjustable rate
   interest currently at 7.969%, due
   June 1, 2026                                                    4,545        29        -         4,574
Norwest Corp. Voting Common Stock, 630 shares                         17         7        -            24
SL Green Realty Corp. Voting Common Stock,
   85,600 shares                                                   1,798       422        -         2,220
                                                              ===============================================
                                                                 $11,588     $ 458     $ (71)    $ 11,975
                                                              ===============================================

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


5.  Available-for-Sale Securities, continued

At December 31, 1996, the Company's available-for-sale securities consisted of the following (in thousands):




                                                                                 Gross
                                                                               Unrealized       Estimated
                                                                          ---------------------
                                                                  Cost      Gains     Losses    Fair Value
                                                              -----------------------------------------------
Federal National Mortgage Association, adjustable rate
   interest at 7.783% at December 31, 1996, due
   April 1, 2024                                                 $ 2,879     $  -      $ (34)    $  2,845
Federal Home Loan Mortgage Association, adjustable rate
    interest at 7.625% at December 31, 1996, due
   June 1, 2024                                                      967        -        (10)         957
Federal National Mortgage Association, adjustable rate
   interest at 7.292% at December 31, 1996, due May 1, 2025          732        -         (4)         728
Federal National Mortgage Association, adjustable rate
   interest at 6.144% at December 31, 1996, due May 1, 2026        3,260        -         (5)       3,255
Federal National Mortgage Association, adjustable rate
   interest at 6.116% at December 31, 1996, due June 1, 2026       6,299        31        -         6,330
                                                              ===============================================
                                                                 $14,137     $  31     $ (53)    $ 14,115
                                                              ===============================================

The maturity dates of debt securities are not necessarily indicative of expected maturities as principal is often prepaid on such instruments.

The 85,600 shares of SL Green Realty Corp. Common Stock were received as partial payment for advisory services rendered by Victor Capital to SL Green Realty Corp. These shares are restricted from sale by the Company for a period of one year from the date of issuance, August 20, 1997.

The cost of securities sold is determined using the specific identification method.

6.  Rental Properties

At December 31, 1996, the Company's rental property portfolio included a retail and mixed-use property carried at $8,585,000. These properties were sold during 1997.

The Company has established an allowance for valuation losses on rental properties as follows (in thousands):




                                                        1997               1996              1995
                                                    --------------    ---------------    --------------

   Beginning balance                                  $    -            $   6,898          $   5,863
      Provision for valuation losses                       -                1,743              1,035
      Amounts charged against allowance for
        valuation losses                                   -               (8,641)              -
                                                    ==============    ===============    ==============
   Ending balance                                     $    -            $    -             $   6,898
                                                    ==============    ===============    ==============

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


7.    Commercial Mortgage-Backed Securities

The Company pursues rated and unrated investments in public and private subordinated interests ("Subordinated Interests") in commercial mortgage-backed securities ("CMBS").

On June 30, 1997, the Company completed an investment for the entire junior subordinated class of CMBS, known as the Class B Owner Trust Certificates, that provides for both interest and principal repayments. The CMBS investment consists of a security with a face value of $49.6 million purchased at a discount for $49.2 million plus accrued fees. The investment was originally collateralized by twenty short-term commercial notes receivable with original maturities ranging from two to three years. At the time of acquisition, the investment was subordinated to approximately $351.3 million of senior securities. At December 31, 1997, the CMBS investment (including interest receivable) was $49.5 million and had a yield of 8.96%.

In addition, the Company was named "special servicer" for the entire $413 million loan portfolio in which capacity the Company will earn fee income for management of the collection process should any of the loans become non-performing. At December 31, 1997, no fees relating to the special servicing arrangement were earned.


8.  Loans Receivable

The Company currently pursues lending opportunities designed to capitalize on inefficiencies in the real estate capital, mortgage and finance markets. The Company has classified its loans receivable into the following general categories:

     o Mortgage Loans. The Company originates and funds senior and junior mortgage loans ("Mortgage Loans") to commercial real estate owners and property developers who require interim financing until permanent financing can be obtained. The Company's Mortgage Loans are generally not intended to be permanent in nature, but rather are intended to be of a relatively short-term duration, with extension options as deemed appropriate, and typically require a balloon payment of principal at maturity. The Company may also originate and fund permanent Mortgage Loans in which the Company intends to sell the senior tranche, thereby creating a Mezzanine Loan (as defined below).


     o Mezzanine Loans. The Company originates high-yielding loans that are subordinate to first lien mortgage loans on commercial real estate and are secured either by a second lien mortgage or a pledge of the ownership interests in the borrowing property owner. Alternatively, the Company's mezzanine financings can take the form of a customized preferred equity interest in the property owning limited liability company or partnership entity with substantially similar terms (collectively, "Mezzanine Loans"). Generally, the Company's Mezzanine Loans have a longer anticipated duration than its Mortgage Loans and are not intended to serve as transitional mortgage financing.


     o Other Mortgage Loans Receivable. This classification includes loans originated during the Company's prior operations as a REIT and other loans and investments not meeting the above criteria.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


8.  Loans, continued


At December 31, 1997 and 1996, the Company's loans receivable consisted of the following (in thousands):

                                                    1997               1996
                                               ---------------- ----------------
   (1)  Mortgage Loans                           $   124,349      $       -
   (2)  Mezzanine Loans                               76,373              -
   (3)  Other mortgage loans receivable                2,062             1,576
                                               ---------------- ----------------
                                                     202,784             1,576
   Less:  reserve for possible credit losses            (462)             -
                                               ================ ================
   Total loans                                   $   202,322      $      1,576
                                               ================ ================

The weighted average interest rate at December 31, 1997of the Company's loans receivable was as follows:

   (1)  Mortgage Loans                               11.47%
   (2)  Mezzanine Loans                              11.44%
   (3)  Other mortgage loans receivable               8.41%

At December 31, 1997, $140.4 million of the aforementioned loans bear interest at floating rates ranging from LIBOR plus 375 basis points to LIBOR plus 600 basis points. The remaining $62.4 million of loans were financed at fixed rates ranging from 8.50% to 12.00%. At December 31, 1997, the average earning rate in effect, before giving effect to interest rate swaps (See Note 4) but including amortization of fees and premiums, was 11.43%.



(1) The Company has five Mortgage Loans in its portfolio as described below:

     (A) On August 4, 1997, the Company originated, and funded in part, a $35.0 million commitment for a subordinated mortgage loan for improvements to a mixed-use property in Chicago, Illinois. The loan is subordinate to senior indebtedness and is secured by the mixed-use property and two mortgage notes aggregating $9.6 million on nearby development sites. The loan has a two-year initial term with a one-year extension option available to the borrower, subject to certain conditions, and is payable upon the sale of the property unless the Company approves the assumption of the debt by an institutional investor. On August 4, 1997, the Company funded $19.0 million against the aforementioned commitment and, subsequently, on August 19, 1997, the Company entered into a participation agreement with a third party (the "Participant") pursuant to which the Company assigned a 42.9% (or $15.0 million) interest in the loan. In connection with the participation agreement, the Participant paid to the Company approximately $8.2 million or 42.9% of the $19.0 million previously funded by the Company. During the period to December 31, 1997, the Company and the Participant funded additional amounts aggregating $4.3 million, of which $1.8 million was funded by the Participant.

          On December 31, 1997, the Company reacquired two-thirds (or $10.0 million) of the $15.0 million participation previously assigned to a third party on August 19, 1997 at par or $6.6 million.

          Through December 31, 1997, the Company's portion of the funding provided under the mortgage loan aggregated $19.9 million and the Company's remaining share of the commitment amounts to $10.1 million.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


8.    Loans, continued

     (B) On November 7, 1997, the Company originated and funded a $50.3 million second mortgage loan on an office building in New York City. Simultaneous with the loan funding, the Company entered into a pari passu participation agreement to which it sold a 50% (or $25.1 million) participation interest in the loan to EOP Operating Limited Partnership, whose general partner is Equity Office Properties Trust, an affiliate of the Company. The loan is subordinate to senior indebtedness and is further secured by various additional collateral owned by a principal of the borrower as well as a limited personal guarantee of a principal of the borrower. Collection under the personal guarantee and the other collateral is limited to $10.0 million. The loan has a two-year initial term with a one-year extension option available to the borrower and bears interest at a specified rate over LIBOR, which such rate increases during the extension period. Under certain circumstances, the borrower may defer a portion of the interest accrued on the loan during the initial two-year term subject to a specified minimum rate. The loan is interest only during the initial two-year term with excess cash flow after determined reserves being applied to amortization during the extension term.

          On December 30, 1997, the Company reacquired $20.1 million of the $25.1 million participation previously assigned to EOP Operating Limited Partnership on November 7, 1997 at par. At December 31, 1997, the Company's share of the second mortgage loan aggregated $45.3 million.

           The following is a summary of the financial information for the year ended December 31, 1997 of the aforementioned property related to the Company's mortgage loan:

             Revenues (primarily rent)                              $ 33,237,000
             Expenses (primarily utilities, operating and taxes)      10,162,000

     (C) On December 17, 1997, the Company funded a $6.0 million first mortgage acquisition loan secured by a first mortgage on an office building and movie theatre in St. Louis, Missouri. The loan is further secured by a pledge of all the partnership interests in the borrower. The loan is for one year and bears interest at a fixed rate. The loan is non-amortizing and features a conversion option which gives the borrower the option of converting the loan into a long-term, fixed rate mortgage, subject to certain covenants.

     (D) On December 18, 1997, the Company originated, and funded in part, a $6.0 million subordinated participation in a $20.5 million first mortgage acquisition loan on a retail/office building in Boston, Massachusetts. The Company funded $4.5 million of its participation at the closing and the other participant has fully funded its commitment. Additional fundings will be made for approved costs incurred in conjunction with leases executed in accordance with pre-determined guidelines. The entire loan is secured by a first mortgage on the building and a pledge of the ownership interests in the borrower. The loan has a term of two years and bears interest at a specified rate above LIBOR. The loan is non-amortizing, and provides for a conversion option that gives the borrower the option of converting the loan into a long-term, fixed rate mortgage, subject to certain covenants.

     (E) On December 23, 1997, the Company purchased a $62.6 million mortgage loan obligation from a financial institution at a premium of approximately $1.4 million. The loan is secured by a first mortgage on an office and retail property in New York City. With the acquisition of the mortgage loan obligation, the Company acquired an existing loan of approximately $47.3 million and assumed an obligation to make additional advances of approximately $15.3 million. The loan, which matures in January 2001, bears interest at a fixed rate over LIBOR for its term. Prepayment of the loan is permitted during the entire term, but is subject to a prepayment penalty during the first two years. There is no prepayment penalty during the final year of the loan. A specified fee is due from the borrower to the Company upon satisfaction of the loan.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


8.   Loans, continued

          The following is a summary of the financial information for the year ended December 31, 1997 of the aforementioned property related to the Company's mortgage loan:

             Revenues (primarily rent)                               $ 7,396,000
             Expenses (primarily utilities, operating and taxes)       5,802,000

(2) The Company has entered into five Mezzanine Loans as detailed below:

     (A) On September 19, 1997 the Company completed a fixed rate investment in the form of a $15.0 million portion of a ten year $80.0 million mezzanine loan secured by a pledge of the ownership interests in the entities that own an office building in New York City. Additionally, the investment is secured by a full payment guarantee by the principal owner of the property owning entities, in the event of certain circumstances, including bankruptcy. The investment was purchased at a premium for approximately $15.6 million. In the event that excess cash flow available, as defined, is insufficient to pay the loan's interest currently, up to 2% can be accrued and added to principal. Scheduled maturity of the Note is April 2007, with prepayment prohibited for the first five years but permitted during the following four years with yield maintenance. The loan is fully prepayable with no premium or penalty in the tenth year.

     (B) On October 31, 1997 the Company completed a five year, fixed rate investment in the form of a $10.0 million second mortgage loan secured by a mortgage on the interests of a 64% tenancy-in-common interest in an office building in New York City. Additionally, the loan is further secured by a pledge by 100% of the membership interests in the borrower. The loan is non-amortizing and may be prepaid with yield maintenance at any time. The borrower established an interest reserve at closing.

     (C) On December 5, 1997, the Company originated a $3.0 million second mortgage loan on an assisted living facility in Great Neck, New York. The fixed rate loan has a term of five years and is secured by a second mortgage on the property and limited personal guarantees of the principals of the borrower, which decrease as the occupancy of the property increases. Amortization is dependent on excess cash flow being generated. A fee is due from the borrower to the Company upon satisfaction of the loan that will provide the Company with a stated internal rate of return, which increases over the term of the loan.

     (D) On December 29, 1997, the Company purchased a $25.0 million fixed rate mezzanine loan, which matures in September 2007, for $25.8 million. The loan is secured by a pledge of the ownership interests in the entities that own the office and retail property in New York City. The loan is further secured by a full payment guaranty by the principals that own the property in the event of certain occurrences, including bankruptcy. Prepayment of the loan is permitted during the entire loan period subject to yield maintenance during the first six years of the loan and without prepayment premium or penalty for the remainder of the loan term.


     (E) On December 31, 1997, the Company completed a $22.0 million preferred equity financing in the form of a customized interest in the limited liability company that owns an office/retail property in Santa Monica, California. The preferred equity interest has a remaining term of 34 months and pays distributions at a specified rate over LIBOR until redemption. Early redemption of the preferred equity interest is not permitted during the first four months following the closing of the acquisition transaction. The preferred equity interest is subject to early redemption penalties for the period from the fifth through the twenty-second months of the Company's ownership and is not subject to any penalties during the last year proceeding the mandatory redemption date.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


8.  Loans, continued

     (3) The other mortgage loan receivables are collateralized by real estate properties in California and Arizona that arose from the sale of real estate. These mortgage loans receivable mature at varying dates between February 11, 1999 and March 31, 2012.

          As of December 31, 1996, the Company was in the process of monetizing its assets and accordingly, wrote down such assets to current market value, less estimated selling costs. The Company has established an allowance for valuation losses on loans receivable as follows (in thousands):



                                                        1997               1996              1995
                                                    --------------    ---------------    --------------
   Beginning balance                                  $    -            $   9,151          $   7,182
      Provision for valuation losses                        462              -                 2,246
      Deferred gains on notes and other, net               -                 -                   (66)
      Amounts charged against allowance for
        valuation losses                                   -               (9,151)              (211)
                                                    ==============    ===============    ==============
   Ending balance                                     $     462         $    -             $   9,151
                                                    ==============    ===============    ==============


9.    Risk Factors


The Company's assets are subject to various risks that can affect results, including the level and volatility of prevailing interest rates, adverse changes in general economic conditions and real estate markets, the deterioration of credit quality of borrowers and the risks associated with the ownership and operation of real estate. Any significant compression of the spreads of the interest rates earned on interest-earning assets over the interest rates paid on interest-bearing liabilities could have a material adverse effect on the Company's operating results. Adverse changes in national and regional economic conditions can have an effect on real estate values increasing the risk of undercollateralization to the extent that the fair market value of properties serving as collateral security for the Company's assets are reduced. Numerous factors, such as adverse changes in local market conditions, competition, increases in operating expenses and uninsured losses, can affect a property owner's ability to maintain or increase revenues to cover operating expenses and the debt service on the property's financing and, consequently, lead to a deterioration in credit quality or a loan default and reduce the value of the Company's asset. In addition, the yield to maturity on the Company's CMBS assets are subject to the default and loss experience on the underlying mortgage loans, as well as by the rate and timing of payments of principal. If there are realized losses on the underlying loans, the company may not recover the full amount, or possibly, any of its initial investment in the affected CMBS asset. To the extent there are prepayments on the underlying mortgage loans as a result of refinancing at lower rates, the Company's CMBS assets may be retired substantially earlier than their stated maturities leading to reinvestment in lower yielding assets. There can be no assurance that the Company's assets will not experience any of the foregoing risks or that, as a result of any such experience, the Company will not suffer a reduced return on investment or an investment loss.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



10.  Equipment and Leasehold Improvements

At December 31, 1997 and 1996, equipment and leasehold improvements, net, are summarized as follows (in thousands):



                                                Period of
                                             Depreciation or
                                               Amortization              1997               1996
                                         -------------------------   --------------    ----------------

   Office equipment                           3 to 7 years               $   307           $    80
   Leasehold improvements                     Term of leases                 143               -
                                                                     --------------    ----------------
                                                                             450                80
   Less:  accumulated depreciation                                           (93)              (29)
                                                                     ==============    ================
                                                                         $   357           $    51
                                                                     ==============    ================

Depreciation and amortization expense on equipment and leasehold improvements totaled $64,000, $19,000 and $10,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Equipment and leasehold improvements are included in prepaid and other assets in the consolidated balance sheets.


11.  Notes Payable


At December 31, 1997, the Company has notes payable aggregating $5.0 million.

In connection with the acquisition of Victor Capital and affiliated entities, the Company issued $5.0 million of non-interest bearing unsecured notes ("Acquisition Notes") to the sellers, payable in ten semi-annual payments of $500,000. The Acquisition Notes have been discounted to $3.9 million based on an imputed interest rate of 9.5%. At December 31, 1997, the net present value of the Acquisition Notes (including interest payable) amounted to approximately $4.1 million.

The Company is also indebted under a note payable due to a life insurance company. This note is secured by the property that was sold in 1997. The note bears interest at 9.50% per annum with principal and interest payable monthly until August 7, 2017 when the entire unpaid principal balance and any unpaid interest is due. The life insurance company has the right to call the entire note due and payable upon ninety days prior written notice. At December 31, 1997, the balance of the note payable amounted to approximately $859,000.

As of December 31, 1996, the Company had long-term notes payable of $5,169,000, most of which were collateralized by deeds of trust on rental properties with an aggregate book value of $8,585,000. These notes were due in installments to the year 2014 and had interest rates ranging from 8% to 10.75%. Except for the note payable described in the preceding paragraph, these notes were repaid during 1997.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



12.  Long-Term Debt


Credit Facility

Effective September 30, 1997, the Company entered into a credit agreement with a commercial lender that provides for a three-year $150 million line of credit (the "Credit Facility"). The Credit Facility provides for advances to fund lender-approved loans and investments made by the Company ("Funded Portfolio Assets").

The obligations of the Company under the Credit Facility are secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facility. Borrowings under the Credit Facility bear interest at specified rates over LIBOR (averaging approximately 8.2% for the borrowing outstanding at December 31, 1997) which rates may fluctuate based upon the credit quality of the Funded Portfolio Assets. The Company incurred an initial commitment fee upon the signing of the credit agreement and is obligated to pay an additional commitment fee when the total borrowing under the Credit Facility exceeds $75 million. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Credit Facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the Credit Facility. The Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices and trusteeships with the Company and practical control of the Company's business and operations.

On December 31, 1997, the unused Credit Facility amounted to $70.1 million.

Repurchase Obligations

The Company has entered into four repurchase agreements.

Three of the repurchase agreements with CS First Boston arose in connection with the purchase of a mezzanine loan, the CMBS investment and the preferred equity investment described in Note 7. At December 31, 1997, the Company has sold such assets totaling $97.3 million, which approximates market value, and has a liability to repurchase these assets for $72.7 million. The liability balance of $72.7 million bears interest at specified rates over LIBOR (weighted average of 6.75% at December 31, 1997), and generally have a one year term with extensions available by mutual consent. These agreements mature in late December 1998.

The Company also has entered into a repurchase agreement with Paine Webber in conjunction with the financing of all of its FNMA and FHLMC securities. At December 31, 1997, the Company has sold such securities with a book value totaling $9.8 million (market value $9.7 million) and has a liability to repurchase these assets for $9.5 million. The liability balance of $9.5 million bears interest at 6.40%, and matures on January 29, 1998.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)


13.  Shareholders' Equity


Authorized Capital

Pursuant to the Company's Amended and Restated Declaration of Trust, all of the Company's previously issued common shares of beneficial interest, $1.00 par value, were reclassified as Class A Common Shares on July 15, 1997. The total number of authorized capital shares of the Company is unlimited and currently consists of (i) Class A Preferred Shares, (ii) class B 9.5% cumulative convertible non-voting preferred shares of beneficial interest, $1.00 par value, in the Company ("Class B Preferred Shares"), (iii) Class A Common Shares, and
(iv) class B common shares of beneficial interest, $1.00 par value, in the Company ("Class B Common Shares"). As of December 31, 1997, there were 12,267,658 Class A Preferred Shares issued and outstanding, no Class B Preferred Shares issued and outstanding, 18,157,150 Class A Common Shares issued and outstanding and no Class B Common Shares issued and outstanding. The board of trustees is authorized, with certain exceptions, to provide for the issuance of additional preferred shares of beneficial interest in one or more classes or series.

Common Shares

Except as described herein or as required by law, all Class A Common Shares and Class B Common Shares are identical and entitled to the same dividend, liquidation and other rights. The Class A Common Shares are voting shares entitled to vote on all matters presented to a vote of shareholders, except as provided by law or subject to the voting rights of any outstanding preferred shares. The Class B Common Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at any meeting of the shareholders. Holders of record of Class A Common Shares and Class B Common Shares on the record date fixed by the Company's board of trustees are entitled to receive such dividends as may be declared by the board of trustees subject to the rights of the holders of any series of preferred shares.

Each Class A Common Share is convertible at the option of the holder thereof into one Class B Common Share and, subject to certain conditions, each Class B Common Share is convertible at the option of the holder thereof into Class A Common Share.

The Company is restricted from declaring or paying any dividends on its Class A Common Shares or Class B Common Shares unless all accrued and unpaid dividends with respect to the Class A Preferred Shares have been paid in full.

Preferred Shares

In connection with the adoption of the Amended and Restated Designation of Trust, the Company created two classes of preferred shares, the Class A Preferred Shares and the Class B Preferred Shares (collectively, the "Preferred Shares"). Each class of Preferred Shares consists of 12,639,405 authorized shares, as specified in the certificate of designation, preferences and rights with respect thereto adopted on July 15, 1997 (the "Certificate of
Designation"). On July 15, 1997, Veqtor purchased from the Company 12,267,658 Class A Preferred Shares for an aggregate purchase price of approximately $33 million.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



13.  Shareholders' Equity, continued


Except as described herein or as required by law, both classes of Preferred Shares are identical and entitled to the same dividend, liquidation and other rights as provided in the Certificate of Designation and the Restated Declaration. The Class A Preferred Shares are entitled to vote together with the holders of the Class A Common Shares as a single class on all matters submitted to a vote of shareholders. Each Class A Preferred Share entitles the holder thereof to a number of votes per share equal to the number of Class A Common Shares into which such Class A Preferred Share is then convertible. Except as described herein, the Class B Preferred Shares do not have voting rights and are not counted in determining the presence of a quorum for the transaction of business at a shareholders' meeting. The affirmative vote of the shareholders of a majority of the outstanding Preferred Shares, voting together as a separate single class, except in certain circumstances, have the right to approve any merger, consolidation or transfer of all or substantially all of the assets of the Company. Holders of the Preferred Shares are entitled to receive, when and as declared by the board of trustees, cash dividends per share at the rate of 9.5% per annum on a per share price of $2.69. Such dividends shall accrue (whether or not declared) and, to the extent not paid for any dividend period, will be cumulative. Dividends on the Preferred Shares are payable, when and as declared, semi-annually, in arrears, on December 26 and June 25 of each year commencing December 26, 1997.

Each Class A Preferred Share is convertible at the option of the holder thereof into an equal number of Class B Preferred Shares, or into a number of Class A Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. Each Class B Preferred Share is convertible at the option of the holder thereof, subject to certain conditions, into an equal number of Class A Preferred Shares or into a number of Class B Common Shares equal to the ratio of (x) $2.69 plus an amount equal to all dividends per share accrued and unpaid thereon as of the date of such conversion to (y) the Conversion Price in effect as of the date of such conversion. The Conversion Price as of December 31, 1997 is $2.69.


14.  General and Administrative Expenses


General and administrative expenses for the years ended December 31, 1997, 1996 and 1995 consist of (in thousands):



                                               1997                   1996                   1995
                                      ------------------     ------------------     ------------------
   Salaries and Benefits                $     5,035            $      -               $        19
   Professional services                      2,311                    295                    212
   Other                                      2,117                  1,208                    702
                                      ==================     ==================     ==================
   Total                                $     9,463            $     1,503            $       933
                                      ==================     ==================     ==================


The Company incurred significant non-recurring fees for professional services in 1997 (an increase of more than $2,000,000 over 1996) in conjunction with the reconstitution of the Company, the termination of its REIT status and the implementation of its current business plan.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



15.  Income Taxes


The Company and its subsidiaries will elect to file a consolidated federal income tax return for the year ending December 31, 1997. The provision for income taxes for the year ended December 31, 1997 is comprised of the following:

Current
   Federal                                                            -
   State                                                              -
   Local                                                              55
Deferred
   Federal                                                            -
   State                                                              -
   Local                                                              -
                                                               ==============
Provision for income taxes                                         $  55
                                                               ==============

The Company has federal net operating loss carryforwards ("NOLs") as of December 31, 1997 of approximately $20.2 million. Such NOLs expire through 2012. The Company also had a federal capital loss carryover of approximately $1.6 million that can be used to offset future capital gains. Due to CRIL's purchase of 6,959,593 Class A Common Shares from the Company's Former Parent in January 1997 and another prior ownership change, a substantial portion of the NOLs are limited for federal income tax purposes to approximately $1.5 million annually. Any unused portion of such annual limitation can be carried forward to future periods.

The reconciliation of income tax computed at the U.S. federal statutory tax rate to the effective income tax rate for the year ended December 31, 1997 is as follows (in thousands):

 Federal income tax at statutory rate (34%)                 $ (1,531)   (34.0)%
 State and local taxes, net of federal tax benefit                36      0.1%
 Tax benefit of net operating loss not currently recognized    1,536     34.0 %
 Other                                                            14      0.0 %
                                                            ====================
                                                            $     55      0.1%
                                                            ====================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax reporting purposes.

The components of the net deferred tax assets recorded under SFAS No. 109 as of December 31, 1997 is as follows (in thousands):

 Net operating loss carryforward                                     $    9,090
 Reserves on other assets and for possible credit losses                  3,326
 Deferred revenue                                                           616
 Reserve for uncollectible accounts                                         208
                                                                     -----------
 Deferred tax assets                                                 $   13,240
 Valuation allowance                                                    (13,240)
                                                                     -----------
                                                                     $     -
                                                                     ===========

The Company recorded a valuation allowance to fully reserve its net deferred assets. Under SFAS No. 109, this valuation allowance will be adjusted in future years, as appropriate. However, the timing and extent of such future adjustments can not presently be determined.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



16.  Employee Benefit Plans


1997 Long-Term Incentive Share Plan

On May 23, 1997, the board of trustees adopted the 1997 Long-Term Incentive Plan (the "Incentive Share Plan"), which became effective upon shareholder approval on July 15, 1997 at the 1997 annual meeting of shareholders (the "1997 Annual Meeting"). The Incentive Share Plan permits the grant of nonqualified share option ("NQSO"), incentive share option ("ISO"), restricted share, share appreciation right ("SAR"), performance unit, performance share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Incentive Share Plan and the Trustee Share Plan (as defined below). The maximum number of shares that may be subject of awards to any employee during the term of the plan may not exceed 500,000 shares and the maximum amount payable in cash to any employee with respect to any performance period pursuant to any performance unit or performance share award is $1.0 million. Through December 31, 1997, the Company had outstanding ISOs and NQSOs (the "Grants") pursuant to the Incentive Share Plan to purchase an aggregate of 607,000 Class A Common Shares with an exercise price of $6.00 per share (the closing Class A Common Share price on the date of the grant). None of the options are exercisable at December 31, 1997 and they have a remaining contractual life of 9-1/2 years.

The ISOs shall be exercisable no more than ten years after their date of grant and five years after the grant in the case of a 10% shareholder and vest over a period of three years with one-third vesting at each anniversary date. Payment of an option may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with performance compensation committee or compensation committee rules or by a combination of these.

Restricted shares may be granted under the Incentive Share Plan with performance goals and periods of restriction as the board of trustees may designate. The performance goals may be based on the attainment of certain objective and/or subjective measures. The Incentive Share Plan also authorizes the grant of share units at any time and from time to time on such terms as shall be determined by the board of trustees or administering compensation committee. Share units shall be payable in Class A Common Shares upon the occurrence of certain trigger events. The terms and conditions of the trigger events may vary by share unit award, by the participant, or both.

SFAS No. 123, "Accounting for Stock-Based Compensation" was issued by the FASB in October 1995. SFAS No. 123 encourages the adoption of a new fair-value based accounting method for employee stock-based compensation plans. SFAS No. 123 also permits companies to continue accounting for stock-based compensation plans as prescribed by APB Opinion No. 25. However, companies electing to continue accounting for stock-based compensation plans under the APB Opinion No. 25, must make pro forma disclosures as if the company adopted the cost recognition requirements under SFAS No. 123. The Company has continued to account for stock-based compensation under the APB Opinion No. 25. Accordingly, no compensation cost has been recognized for the Incentive Share Plan or the Trustee Share Plan in the accompanying consolidated statement of operations as the exercise price of the share options granted thereunder equaled the market price of the underlying shares on the date of the Grant.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, respectively: (1) dividend yield of zero;
(2) expected volatility of 40%; (3) risk-free interest rate of 5.71% and (4) an expected life of five years. The weighted average fair value of each share option granted during the year ended December 31, 1997 was $2.63.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected share price volatility. Because

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



16.  Employee Benefit Plans, continued

the Company's employee share options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee share options.


For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. For the year ended December 31, 1997, pro forma net loss, after giving effect to the Class A Preferred Share dividend requirement, and basic and diluted loss per share, after giving effect to the fair value of the grants would be $6.2 million and $0.65, respectively.

The pro forma information presented above is not representative of the effect share options will have on pro forma net income or earnings per share for future years.

1997 Non-Employee Trustee Share Plan

On May 23, 1997, the board of trustees adopted the 1997 Non-Employee Trustee Share Plan (the "Trustee Share Plan"), which became effective upon shareholder approval on July 15, 1997 at the 1997 Annual Meeting. The Trustee Share Plan permits the grant of NQSO, restricted shares, SAR, performance unit, share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Trustee Share Plan and the Incentive Share Plan. Through December 31, 1997, the Company issued to each of two trustees pursuant to the Trustee Share Plan NQSOs to purchase 25,000 Class A Common Shares with an exercise price of $6.00 per share (the closing Class A Common Share price on the date of grant).

The board of trustees shall determine the purchase price per Class A Common Share covered by a NQSO granted under the Trustee Share Plan. Payment of a NQSO may be made with cash, with previously owned Class A Common Shares, by foregoing compensation in accordance with board rules or by a combination of these. SARs may be granted under the plan in lieu of NQSOS, in addition to NQSOS, independent of NQSOs or as a combination of the foregoing. A holder of a SAR is entitled upon exercise to receive Class A Common Shares, or cash or a combination of both, as the board of trustees may determine, equal in value on the date of exercise to the amount by which the fair market value of one Class A Common Share on the date of exercise exceeds the exercise price fixed by the board on the date of grant (which price shall not be less than 100% of the market price of a Class A Common Share on the date of grant) multiplied by the number of shares in respect of which the SARs are exercised.

Restricted shares may be granted under the Trustee Share Plan with performance goals and periods of restriction as the board of trustees may designate. The performance goals may be based on the attainment of certain objective and/or subjective measures. The Trustee Share Plan also authorizes the grant of share units at any time and from time to time on such terms as shall be determined by the board of trustees. Share units shall be payable in Class A Common Shares upon the occurrence of certain trigger events. The terms and conditions of the trigger events may vary by share unit award, by the participant, or both.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



17.  Fair Values of Financial Instruments


SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the statement of financial condition, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based upon estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and the estimated future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. SFAS No. 107 excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate the fair value of each class financial instruments for which it is practicable to estimate that value:

     Cash and cash equivalents: The carrying amount of cash on hand and money market funds is considered to be a reasonable estimate of fair value.

     Available-for-sale securities: The fair value was determined based upon the market value of the securities.


     Commercial mortgage-backed security: The fair value was obtained by obtaining a quote for the sale of the security. The fair value of the commercial mortgage-backed security was $49.5 million at December 31, 1997.

     Loans receivable, net: The fair values were estimated by using current institutional purchaser yield requirements. The fair value of the investing and lending transactions totaled $203.2 million at December 31, 1997.


     Interest rate swap agreement: The fair value was estimated based upon the amount at which similar financial instruments would be valued. At December 31, 1997, the fair value of the interest rate swaps approximated ($874,000).

     Interest rate cap agreement: The fair value was estimated based upon the amount at which similar financial instruments would be valued. At December 31, 1997, the fair value of the interest rate cap approximated $70,000.

     Credit Facility: The Credit Facility was entered into effective September 30, 1997 at floating rates of interest, and therefore, the carrying value is a reasonable estimate of fair value.

     Repurchase obligation: The repurchase obligations bear interest at a floating rate and the book value is a reasonable estimate of fair value.

The notes included above reflect fair values where appropriate for the financial instruments of the Company, utilizing the assumptions and methodologies as defined.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



18.  Supplemental Schedule of Non-Cash and Financing Activities


The following is a summary of the significant non-cash investing and financing activities during the year ended December 31, 1997:

 Stock received as partial compensation for advisory services        $  1,798

In connection with the sale of properties and notes receivable, the Company entered into various non-cash transactions as follows during the year ended December 31, 1997 (in thousands):

 Sales price less selling costs                                      $   8,396
 Amount due from buyer                                                  (1,090)
                                                                   -------------
Net cash received                                                   $    7,306
                                                                   =============

Interest paid on the Company's outstanding debt for 1997, 1996 and 1995 was $1,877,000, $550,000 and $730,000, respectively.


19.  Transactions with Related Parties


The Company entered into a consulting agreement, dated as of July 15, 1997, with a trustee of the Company. The consulting agreement has a term of one year. Pursuant to the agreement, the Trustee provides consulting services for the Company including strategic planning, identifying and negotiating mergers, acquisitions, joint ventures and strategic alliances, and advising as to capital structure matters. During the year ended December 31, 1997 the Company has incurred an expense of $300,000 in connection with this agreement.

The Company pays EGI, an affiliate under common control of the Chairman of the board of trustees, for certain corporate services provided to the Company. These services include consulting on legal matters, tax matters, risk management, investor relations and investment banking. During the year ended December 31, 1997, the Company has incurred $134,000 of expenses in connection with these services.

During 1996 and 1995, the Company shared certain personnel and other costs with Former Parent. The Company reimbursed Former Parent pursuant to a cost allocation agreement based on each Company's respective asset values (real property and notes receivable) that was subject to annual negotiation. During 1996 and 1995, reimbursable costs charged to the Company by Former Owner approximated $258,000 and $435,000, respectively. The 1995 amount was partially offset against $202,000 (net of valuation allowances of $141,000) which was recorded as due from Former Parent at December 31, 1994.

At December 31, 1996, the Company owed $31,000 to the Former Parent pursuant to the cost allocation agreement. The cost allocation agreement between the Company and the Former Parent was terminated on January 7, 1997. At December 31, 1997, the Company had no amounts due to the Former Parent pursuant to the cost allocation arrangement.

During the year ended December 31, 1997, the Company, through two of its acquired subsidiaries, earned asset management fees pursuant to agreements with entities in which two of the executive officers and trustees of the Company have an equity interest and serve as officers, members or as a general partner thereof. During the year ended December 31, 1997, the Company earned $327,000 from such agreements, which has been included in the consolidated statement of operations.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



20.  Commitments and Contingencies


Leases

The Company leases premises and equipment under operating leases with various expiration dates. Minimum annual rental payments at December 31, 1997 are as follows (in thousands):

Years ending December 31:
   1998                                                              $    508
   1999                                                                   515
   2000                                                                   197
   2001                                                                    23
   2002                                                                    23
                                                                   ------------
                                                                     $  1,266
                                                                   ============

Rent expense for office space and equipment amounted to $310,000, $40,000 and $30,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

Litigation

In the normal course of business, the Company is subject to various legal proceedings and claims, the resolution of which, in management's opinion, will not have a material adverse effect on the consolidated financial position or the results of operations of the company.

Employment Agreements

The Company has employment agreements with three of its executive officers.

The employment agreements with two of the executive officers provide for five-year terms of employment commencing as of July 15, 1997. Such agreements contain extension options that extend such agreements automatically unless terminated by notice, as defined, by either party. The employment agreements provide for base annual salaries of $500,000, which will be increased each calendar year to reflect increases in the cost of living and will otherwise be subject to increase in the discretion of the board of trustees. Such executive officers are also entitled to annual incentive cash bonuses to be determined by the board of trustees based on individual performance and the profitability of the Company and are participants in the Incentive Share Plan and other employee benefit plans of the Company.

The employment agreement with another executive officer provides for a two-year employment term. Such agreement contains extension options that extend the agreement automatically unless terminated by notice by either party. The employment agreement provides for base annual salary of $300,000, annual bonuses, as specified, at the end of 1997 and 1998, and participation in the Incentive Share Plan and other employee benefit plans of the Company. Such executive officer is also entitled to an annual incentive cash bonus to be determined by the board of trustees based on individual performance and the profitability of the Company.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)



21.  Summary of Quarterly Results of Operations (Unaudited)


The following is a summary of the unaudited quarterly results of operations for the years ended December 31, 1997, 1996 and 1995:




                                                 March 31        June 30       September 30    December 31
                                              --------------- --------------- --------------- ---------------
1997
     Revenues                                    $     613       $     371       $   2,729       $   4,737
     Net income (loss)                           $    (508)      $    (352)      $  (1,593)      $  (2,104)
     Class A Preferred Share dividends and
       dividend requirement                      $      -        $      -        $     679       $     792
     Net income (loss) per Class A
       Common Share                              $   (0.06)      $   (0.04)      $   (0.25)      $   (0.27)


1996
     Revenues                                    $     871       $     780       $     771       $     733
     Net income (loss)                           $     440       $    (213)      $    (514)      $    (127)
     Net income (loss) per share                 $    0.05       $   (0.02)      $   (0.06)      $   (0.02)


1995
     Revenues                                    $     879       $     836       $     942       $     878
     Net income (loss)                           $     242       $      44       $     100       $  (3,164)
     Net income (loss) per share                 $    0.03       $    0.00       $    0.01       $   (0.34)


The 1996 and first three quarters of 1997 earnings per share amounts have been restated to comply with Statement of Financial Accounting Standards No. 128, "Earnings per Share".

                                                                         ANNEX I



    As filed with the Securities and Exchange Commission on October 23, 1998



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 10-Q/A


(Mark One)
[ X ] QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


For the quarterly period ended June 30, 1998


                                       OR

[   ]    TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
         OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____________ to _____________

Commission File Number:             1-8063


                                  CAPITAL TRUST
             (Exact name of registrant as specified in its charter)

California                                              94-6181186
-------------------------------------       -----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

605 Third Avenue, 26th Floor, New York, NY                                 10016
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


                                 (212) 655-0220
              (Registrant's telephone number, including area code)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes /X/    No  / /

                      APPLICABLE ONLY TO CORPORATE ISSUERS:

         Indicate the number of shares outstanding of each of the issuer's classes of common stock as of the close of the latest practical date.

Class                                             Outstanding at August 13, 1998
-------------------------------------------       ------------------------------
Class A Common Shares of Beneficial Interest,                 18,213,816
$1.00 par value ("Class A Common Shares")

                                  CAPITAL TRUST
                                      INDEX


Part I.       Financial Information

              Item 1:      Financial Statements                                                          1

                      Consolidated Balance Sheets - June 30, 1998 (unaudited) and December 31, 1997
                           (audited)                                                                     1

                      Consolidated Statements of Operations - Three and Six Months Ended
                           June 30, 1998 and 1997 (unaudited)                                            2

                      Consolidated Statements of Changes in Shareholders' Equity - Six Months Ended
                           June 30, 1998 and 1997 (unaudited)                                            3

                      Consolidated Statements of Cash Flows - Six Months Ended June 30, 1998 and 1997
                           (unaudited)                                                                   4

                      Notes to Consolidated Financial Statements (unaudited)                             5


              Item 2:      Management's Discussion and Analysis of Financial Condition and Results of
                           Operations                                                                   13

              Signatures                                                                                19



                         Capital Trust and Subsidiaries
                           Consolidated Balance Sheets
                       June 30, 1998 and December 31, 1997
                                 (in thousands)


                                                                                   June 30,               December 31,
                                                                                     1998                     1997
                                                                              --------------------     --------------------
                                                                                  (unaudited)               (audited)
                                        Assets

Cash and cash equivalents                                                       $        9,804           $       49,268
Other available-for-sale securities, at market value                                     7,367                   11,975
Commercial mortgage-backed securities, available-for-sale and recorded at market value at June 30, 1998, held to maturity and recorded at
   amortized cost at December 31, 1998                                                  60,321                   49,490
Loans receivable, net of $1,702 (unaudited) and $462 reserve for possible credit losses at June 30, 1998 and December 31, 1997, respectively
                                                                                       545,530                  202,322
Excess of purchase price over net tangible assets acquired, net                            319                      331
Deposits and other receivables                                                           2,438                      284
Accrued interest receivable                                                              5,520                      818
Prepaid and other assets                                                                 5,962                    2,878
                                                                              --------------------     --------------------
     Total assets                                                               $      637,261           $      317,366
                                                                              ====================     ====================

                         Liabilities and Shareholders' Equity

Liabilities:
   Accounts payable and accrued expenses                                        $        8,758           $        5,718
   Notes payable                                                                        14,611                    4,953
   Credit Facilities                                                                   353,894                   79,864
   Repurchase obligations                                                              105,954                   82,173
   Deferred origination fees and other revenue                                           4,989                    1,369
                                                                              --------------------     --------------------
Total liabilities                                                                      488,206                  174,077
                                                                              --------------------     --------------------

Commitments and contingencies


Shareholders' equity:
   Class A Convertible Preferred Shares, $1.00 par value, $0.26 cumulative annual dividend, 12,639 shares authorized, 12,268 shares
     issued and outstanding (liquidation preference of $33,000)                         12,268                   12,268
   Class A Common Shares, $1.00 par value; unlimited shares
     authorized, 18,157 shares issued and outstanding                                   18,157                   18,157
   Restricted Class A Common Shares, $1.00 par value, 72 shares issued
     and outstanding at June 30, 1998                                                       72                     -
   Additional paid-in capital                                                          158,790                  158,137
   Unearned compensation                                                                  (646)                    -
   Accumulated other comprehensive income                                                  (55)                     387
   Accumulated deficit                                                                 (39,531)                 (45,660)
                                                                              --------------------     --------------------
Total shareholders' equity                                                             149,055                  143,289
                                                                              --------------------     --------------------


Total liabilities and shareholders' equity                                      $      637,261           $      317,366
                                                                              ====================     ====================

See accompanying notes to unaudited consolidated financial statements.

                         Capital Trust and Subsidiaries
                      Consolidated Statements of Operations
                Three and Six Months Ended June 30, 1998 and 1997
                      (in thousands, except per share data)
                                   (unaudited)


                                                             Three Months Ended                         Six Months Ended
                                                                  June 30,                                  June 30,
                                                    --------------------------------------    --------------------------------------
                                                         1998                  1997                 1998                 1997
                                                    ----------------     -----------------    -----------------    -----------------
Income from loans and other investments:
   Interest and related income                        $      14,066        $          40       $       22,043       $           76
   Less: interest and related expenses                        6,516                 -                   9,597                 -
                                                    ----------------     -----------------    -----------------    -----------------
     Net income from loans and other investments              7,550                   40               12,446                   76
                                                    ----------------     -----------------    -----------------    -----------------

Other revenues:
   Advisory and investment banking fees                       5,790                 -                   8,650                 -
   Rental income                                                -                     15                 -                     305
   Other interest income                                        310                  316                  680                  603
   Loss on sale of rental properties                            -                   -                    -                    (432)
                                                    ----------------     -----------------    -----------------    ----------------
     Total other revenues                                     6,100                  331                9,330                  476
                                                    ----------------     -----------------    -----------------    ----------------

 Other expenses:
   General and administrative                                 4,020                  710                7,261                1,142
   Other interest expense                                       105                   24                  211                  123
   Rental property expenses                                     -                    (14)                -                     123
   Depreciation and amortization                                 62                    3                  108                   24
   Provision for possible credit losses                         760                 -                   1,240                 -
                                                    ----------------     -----------------    -----------------    ----------------
     Total other expenses                                     4,947                  723                8,820                1,412
                                                    ----------------     -----------------    -----------------    ----------------


   Net income (loss) before income taxes                      8,703                 (352)              12,956                 (860)
Provision for income taxes                                    3,679                -                    5,259                -
                                                    ----------------     -----------------    -----------------    ----------------

   Net income (loss)                                 $       5,024        $         (352)      $        7,697       $         (860)
Less:  Class A Preferred Share dividend and
dividend requirement                                           784                 -                    1,568                -
                                                    ----------------     -----------------    -----------------    ----------------
   Net income (loss) allocable to Class A
      Common Shares                                  $       4,240        $         (352)      $        6,129       $         (860)
                                                    ================     =================    =================    ================


Per share information:
   Net income (loss) per Class A Common Share:
     Basic                                           $        0.23        $       (0.04)       $        0.34        $       (0.09)
                                                    ================     =================    =================    ================
     Diluted                                         $        0.16        $       (0.04)       $        0.25        $       (0.09)
                                                    ================     =================    =================    ================
   Weighted average Class A Common Shares
   outstanding:
     Basic                                              18,229,650            9,157,150           18,218,835            9,157,150
                                                    ================     =================    =================    ================
     Diluted                                            30,770,567            9,157,150           30,744,162            9,157,150
                                                    ================     =================    =================    ================

See accompanying notes to unaudited consolidated financial statements.

                         Capital Trust and Subsidiaries
           Consolidated Statements of Changes in Shareholders' Equity
                 For the Six Months Ended June 30, 1998 and 1997
                                 (in thousands)
                                   (unaudited)


                                                                              Restricted
                                                      Class A     Class A      Class A     Additional
                                 Comprehensive       Preferred     Common       Common      Paid-In
                                 Income (Loss)        Shares       Shares       Shares      Capital
                               ------------------   -------------------------------------------------

Six months ended
  June 30, 1997
---------------------
Balance at December 31, 1996       $      -          $       -    $ 9,157      $     -    $  55,098
Net loss                                (860)                -         -             -           -
Change in unrealized gain
  (loss) on available-for-sale
  securities                             157                 -         -             -           -
Other                                      -                 -         -             -           27
                                   --------------------------------------------------------------------
Balance at June 30, 1997           $     (703)        $      -    $ 9,157      $     -    $  55,125
                                   =====================================================================

Six months ended
  June 30, 1998
---------------------

Balance at December 31, 1997       $        -         $  12,268    $18,157      $    -    $ 158,137
Net income                                7,697              -          -            -           -
Change in unrealized gain
  (loss) on available-for-sale
  securities                               (442)             -          -            -           -
Issuance of restricted
  Class A Common Shares                      -               -          -             72        653
Restricted Class A Common
  Shares earned                              -               -          -            -            -
Class A Preferred Share
  Dividend                                   -               -          -            -            -
                                 -------------------------------------------------------------------------
Balance at June 30, 1998         $        7,255       $  12,268    $18,157      $     72   $ 158,790
                                 =======================================================================




                                                  Accumulated
                                                     Other
                                   Unearned      Comprehensive     Accumulated
                                 Compensation        Income          Deficit        Total
                               ---------------------------------------------------------------

Six months ended
  June 30, 1997
---------------------
Balance at December 31, 1996     $      -        $        (22)    $ (39,762)    $    24,471
Net loss                                -                  -           (860)           (860)
Change in unrealized gain
  (loss) on available-for-sale          -                 157            -              157
  securities
Other                                   -                  -             -              27
                                 ---------------------------------------------------------------
Balance at June 30, 1997         $      -        $        135     $ (40,622)    $   23,795
                                 ===============================================================

Six months ended
  June 30, 1998
---------------------
Balance at December 31, 1997     $      -        $        387     $ (45,660)    $  143,289
Net income                              -                  -          7,697          7,697
Change in unrealized gain
  (loss) on available-for-sale
  securities                            -                (442)          -             (442)
Issuance of restricted
  Class A Common Shares                (725)               -            -              -
Restricted Class A Common
  Shares earned                          79                -            -               79
Class A Preferred Share
  Dividend                              -                  -         (1,568)        (1,568)
                                 ---------------------------------------------------------------
Balance at June 30, 1998         $     (646)      $       (55)    $ (39,531)    $  149,055
                                 ===============================================================

          See accompanying notes to unaudited consolidated financial statements.

                         Capital Trust and Subsidiaries
                      Consolidated Statements of Cash Flows
                     Six months ended June 30, 1998 and 1997
                            (in thousands)(unaudited)

                                                                                      1998                       1997
                                                                               -------------------    ------------------

Cash flows from operating activities:
   Net income (loss)                                                             $        7,697         $         (860)
  Adjustments to reconcile net income (loss) to net cash
     Provided by (used in) operating activities:
       Depreciation and amortization                                                        108                     25
       Restricted Class A Common Shares earned                                               79                   -
       Net amortization of premiums and accretion of discounts on loans
          and other investments                                                             477                   -
       Loss on sale of investments and properties                                          -                       432
       Provision for possible credit losses                                               1,240                   -
   Changes in assets and liabilities:
       Deposits and receivables                                                          (2,154)                   (89)
       Accrued interest receivable                                                       (4,702)                  -
       Prepaid and other assets                                                          (2,940)                  (403)
       Deferred  revenue                                                                  3,620                   -
       Accounts payable and accrued expenses                                              3,040                    834
       Other liabilities                                                                   -                       (70)
                                                                               -------------------    ------------------
   Net cash provided by (used in) operating activities                                    6,465                   (131)
                                                                               -------------------    ------------------

Cash flows from investing activities:
       Purchase of commercial mortgage-backed securities                                (36,302)               (49,524)
       Principal collections of commercial mortgage-backed securities                    25,471                   -
       Origination and purchase of loans receivable                                    (374,297)                  -
       Principal collections of loans receivable                                         29,372                     16
       Purchases of equipment and leasehold improvements                                   (240)                  -
       Improvements to rental properties                                                   -                       (64)
       Proceeds from sale of rental properties                                             -                     7,306
       Principal collections on available-for-sale securities                             4,166                  1,576
                                                                               -------------------    ------------------
   Net cash used in investing activities                                               (351,830)               (40,690)
                                                                               -------------------    ------------------

Cash flows from financing activities:
       Proceeds from repurchase obligations                                              41,837                 42,451
       Repayment of repurchase obligations                                              (18,056)                  -
       Proceeds from credit facilities                                                  383,289                   -
       Repayment of credit facilities                                                  (109,259)                  -
       Proceeds from notes payable                                                       10,170                   -
       Repayment of notes payable                                                          (512)                (4,296)
       Dividends paid on Class A Preferred Shares                                        (1,568)                  -
       Additional Paid-in Capital                                                          -                        27
                                                                               -------------------    ------------------
   Net cash provided by financing activities                                            305,901                 38,182
                                                                               -------------------    ------------------

Net decrease in cash and cash equivalents                                               (39,464)                (2,639)
Cash and cash equivalents at beginning of period                                         49,268                  4,698
                                                                               -------------------    ------------------
Cash and cash equivalents at end of period                                       $        9,804         $        2,059
                                                                               ===================    ==================

Supplemental disclosure of cash flow information
Interest paid during the period                                                  $        7,640         $          123
                                                                               ===================    ==================
Taxes paid during the period                                                     $        3,139         $           -
                                                                               ===================    ==================

See accompanying notes to unaudited consolidated financial statements.

                         Capital Trust and Subsidiaries
                   Notes to Consolidated Financial Statements
                                  June 30, 1998
                                   (unaudited)


1.  Presentation of Financial Information

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying unaudited consolidated interim financial statements should be read in conjunction with the financial statements and the related management's discussion and analysis of financial condition and results of operations filed with the 1997 Form 10-K of Capital Trust and Subsidiaries (the "Company"). In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for the three and six months ended June 30, 1998, are not necessarily indicative of results that may be expected for the entire year ending December 31, 1998.

At December 31, 1996, the Company owned commercial rental property in Sacramento, California through a 59% limited partnership interest in Totem Square L.P., a Washington limited partnership ("Totem"), and an indirect 1% general partnership interest in Totem through its wholly-owned subsidiary, Cal-REIT Totem Square, Inc. An unrelated party held the remaining 40% interest. This property was sold during the quarter ended June 30, 1997 and the Totem Square L.P. and Totem Square, Inc. subsidiaries were liquidated and dissolved.

The unaudited consolidated interim financial statements of the Company include the accounts of the Company, Victor Capital Group, L.P. ("Victor Capital") and its wholly-owned subsidiaries (included in the consolidated statement of operations since their acquisition on July 15, 1997) and the results from the disposition of the Company's rental property held by Totem, which was sold on March 4, 1997. All significant intercompany balances and transactions have been eliminated in consolidation. The accounting and reporting policies of the Company conform in all material respects to generally accepted accounting principles. Certain prior period amounts have been reclassified to conform to current period classifications.

2.  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)


3.  Earnings Per Class A Common Share

Earnings per Class A Common Share is presented based on the requirements of Statement of Accounting Standards No. 128 ("SFAS No. 128") which is effective for periods ending after December 15, 1997. SFAS No. 128 simplifies the standard for computing earnings per share and makes them comparable with international earnings per share standards. The statement replaces primary earnings per share with basic earnings per share ("Basic EPS") and fully diluted earnings per share with diluted earnings per share ("Diluted EPS"). Basic EPS is computed based on the income applicable to Class A Common Shares (which is net income (loss) reduced by the dividends on the class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value ("Class A Preferred Shares")) divided by the weighted-average number of Class A Common Shares outstanding during the period. Diluted EPS is based on the net earnings applicable to Class A Common Shares plus dividends on the Class A Preferred Shares, divided by the weighted average number of Class A Common Shares and dilutive potential Class A Common Shares that were outstanding during the period. Dilutive potential Class A Common Shares include the convertible Class A Preferred Shares and dilutive options to purchase Class A Common Shares. At June 30, 1998, the Class A Preferred Shares and dilutive portion of options to purchase Class A Common Shares were considered Class A Common Share equivalents for purposes of calculating Diluted EPS. At June 30, 1997, there was no difference between Basic EPS and Diluted EPS or weighted average Class A Common Shares outstanding, as there were no dilutive securities outstanding.

4.  Comprehensive Income

In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130") which is effective for fiscal years beginning after December 15, 1997. The statement changes the reporting of certain items currently reported in the shareholders' equity section of the balance sheet and establishes standards for reporting of comprehensive income and its components in a full set of general purpose financial statements. The Company has adopted this standard effective January 1, 1998. Total comprehensive income (loss) was $4,700,000 and $(236,000) for the three months ended June 30, 1998 and 1997, respectively, and $7,255,000 and $(703,000) for the six months ended June 30, 1998 and 1997, respectively. The primary component of comprehensive income other than net income was unrealized gain (loss) on available-for-sale securities.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)



5.    Commercial Mortgage-Backed Securities

During the six months ended June 30, 1998, the Company purchased interests in three subordinated commercial mortgage-backed securities issued by a financial asset securitization investment trust for $36.3 million.

During the quarter ended June 30, 1998, due to prepayments made on underlying securities that reduced the interest rate/risk profile and maturity of a commercial mortgage-backed security, the Company concluded that it no longer anticipated holding this security to maturity. The security was sold during the quarter ended September 30, 1998 at par. Because of this decision to sell a held-to-maturity security, the Company has transferred all of its investments in commercial mortgage-backed securities, which have a book value of $60,321,000 as of June 30, 1998, from held-to-maturity securities to available-for-sale at amortized cost, which approximated market value. The securities bear interest at floating rates, for which the weighted average interest rate in effect at June 30, 1998 is 9.56%.

6.   Loans Receivable

At June 30, 1998, the amount and weighted average interest rate the Company's loans receivable by category was as follows (in thousands):



                                                                                           Weighted Average
                                                                                            Interest Rate
                                                                     Amount
                                                               -------------------        -------------------
         Mortgage Loans                                         $       277,653                   11.43%
         Mezzanine Loans                                                267,539                   11.60%
         Other mortgage loans receivable                                  2,040                    8.41%
                                                               -------------------
         Total loans and other investments                              547,232                   11.50%
           Less:  Reserve for possible credit losses                     (1,702)
                                                               ===================
         Net loans and other investments                        $       545,530
                                                               ===================


At June 30, 1998, $414.2 million of the aforementioned loans bear interest at floating rates ranging from LIBOR plus 320 basis points to LIBOR plus 700 basis points before amortization of fees, premiums and discounts. The remaining $133.0 million of loans were originated or purchased with fixed rates ranging from 8% to 12% at June 30, 1998. All of the loans with fixed rates were the subject of interest rate swaps to provide a floating rate. The weighted average interest rate in effect at June 30, 1998, including interest rate swaps and amortization of fees, premiums and discounts, was 11.50%.

During the six months ended June 30, 1998, the Company completed sixteen new loan transactions totaling approximately $400.4 million and provided $7.4 million of additional fundings on four existing loans. The Company funded $374.3 million of the foregoing loans receivable and investments through June 30, 1998 and had unfunded commitments on such assets totaling $45.4 million at June 30, 1998.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)


At June 30, 1998, the Company had committed to originate one loan for $28.0 million subject to definitive documentation (of which $23.0 million was funded in early July 1998) and had letters of intent outstanding for various other lending transactions, which were subject to satisfaction of certain conditions.

7.  Long-Term Debt


Credit Facilities

Effective January 1, 1998, pursuant to an amended and restated credit agreement, the Company increased its existing line of credit with a commercial lender to $250 million (the "Credit Facility") and subsequently further amended the credit agreement to increase the facility to $300 million effective June 22, 1998. An additional commitment fee was paid when the Company's borrowings exceeded $250 million. The Credit Facility provides for advances to fund lender-approved loans and investments made by the Company. The amended and restated agreement expires on December 31, 2000.

On June 8, 1998, the Company entered into an additional credit agreement with another commercial lender that provides for a $300 million line of credit that expires in November 1999 (the "Second Credit Facility" together with the Credit Facility, the "Credit Facilities"). The Second Credit Facility provides for advances to fund lender-approved loans and investments made by the Company (such loans and investments together with loans and investments approved under the Credit Facility, the "Funded Portfolio Assets").

The Company incurred an initial commitment fee upon the signing of the Second Credit Facility and will pay an additional commitment fee when borrowings exceed $250 million. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Second Credit Facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the Second Credit Facility. The Second Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Second Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices and trusteeships with the Company and practical control of the Company's business and operations.

The obligations of the Company under the Credit Facilities are secured by pledges of the Funded Portfolio Assets acquired with advances under the Credit Facilities. Borrowings under the Credit Facilities bear interest at specified rates over LIBOR (averaging approximately 8.02% for the borrowings outstanding at June 30, 1998) which rates vary according to the credit quality of the Funded Portfolio Assets and the advance rate.

On June 30, 1998, the unused amounts available under the Credit Facilities were $246.1 million.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)


Repurchase Obligations

In May 1998, the Company entered into a repurchase agreement in connection with the purchase of a subordinated participation in a note. At June 30, 1998, the Company has sold such assets totaling $19.0 million and has a liability to repurchase these assets for $15.2 million. The liability bears interest at specified rates over LIBOR (reflecting a total borrowing rate of 7.16% at June 30, 1998) and matures in May 1999.


8.       Income Taxes


The Company will elect to file a consolidated federal income tax return for the year ending December 31, 1998. The provision for income taxes for the six months ended June 30, 1998 is comprised of the following (in thousands):

Current
   Federal                                                  $   2,842
   State                                                        1,270
   Local                                                        1,147
Deferred
   Federal                                                       -
   State                                                         -
   Local                                                         -
                                                          ==============
Provision for income taxes                                  $   5,259
                                                          ==============

The Company has federal net operating loss carryforwards ("NOLs") as of June 30, 1998 of approximately $17.7 million. Such NOLs expire through 2012. The Company also has a federal capital loss carryover of approximately $1.6 million that can be used to offset future capital gains. Due to an affiliate's purchase of 6,959,593 Class A Common Shares from the Company's former parent in January 1997 and another prior ownership change, a substantial portion of the NOLs are limited for federal income tax purposes to approximately $1.5 million annually. Any unused portion of such annual limitation can be carried forward to future periods. The Company also has approximately $3.5 million of NOL's from losses in 1997 (after the ownership changes described above) that can be utilized against taxable income in 1998.

The reconciliation of income tax computed at the U.S. federal statutory tax rate to the effective income tax rate for the quarter ended June 30, 1998 is as follows (in thousands):


   Federal income tax at statutory rate (34%)                                   $  4,405        34.0%
   State and local taxes, net of federal tax benefit                               1,595        12.3
   Tax benefit of utilization of net operating loss carryforward                    (850)       (6.5)
   Other                                                                             109         0.8
                                                                            ------------------------------
                                                                                $  5,259        40.6%
                                                                            ==============================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax reporting purposes.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)


The components of the net deferred tax assets recorded under SFAS No. 109 as of June 30, 1998 are as follows (in thousands):

   Net operating loss carryforward                               $     8,240
   Reserves on other assets and for possible credit losses             3,552
   Deferred revenue                                                      616
   Reserve for uncollectible accounts                                    208
                                                               -----------------
   Deferred tax assets                                           $    12,616
   Valuation allowance                                               (12,616)
                                                               ----------------
                                                                 $      -
                                                               =================

The Company recorded a valuation allowance to fully reserve its net deferred assets. Under SFAS No. 109, this valuation allowance will be adjusted in future years, as appropriate. However, the timing and extent of such future adjustments can not presently be determined.


9.  Employee Benefit Plans


1998 Long-Term Incentive Share Plan

On May 23, 1997, the Board of Trustees adopted the 1997 Long-Term Incentive Plan (the "Incentive Share Plan"), which became effective upon shareholder approval on July 15, 1997 at the 1997 annual meeting of shareholders (the "1997 Annual Meeting"). The Incentive Share Plan permits the grant of nonqualified share option ("NQSO"), incentive share option ("ISO"), restricted share, share appreciation right ("SAR"), performance unit, performance share and share unit awards. The Company has reserved an aggregate of 2,000,000 Class A Common Shares for issuance pursuant to awards under the Incentive Share Plan and the Company Non-Employee Trustee Share Plan. The maximum number of shares that may be subject of awards to any employee during the term of the Incentive Share Plan may not exceed 500,000 shares and the maximum amount payable in cash to any employee with respect to any performance period pursuant to any performance unit or performance share award is $1.0 million.

During the quarter ended June 30, 1998, the Company issued an aggregate of 82,000 options to acquire Class A Common Shares with an exercise price of between $10.00 and $11.38 per share (which were issued at or above the Class A Common Share price on the date of the grant).

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)


The following table summarizes the activity under the Incentive Share Plan for the six months ended June 30, 1998:


                                                           Options                 Exercise Price
                                                         Outstanding                  per Share
                                                  --------------------------  --------------------------

   Outstanding at January 1, 1998                               607,000                  $6.00
   Granted                                                    1,007,250             $10.00 - $11.38
   Exercised                                                         -
   Canceled                                                      57,500             $6.00 - $10.00
                                                  --------------------------  --------------------------
   Outstanding at June 30, 1998                               1,556,750             $6.00 - $11.38
                                                  ==========================  ==========================


10.   Subsequent Event


On July 28, 1998, the Company privately placed 150,000 8.25% Step Up Convertible Trust Preferred Securities (liquidation amount $1,000 per security) with an aggregate liquidation amount of $150 million (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities were issued by the Company's consolidated statutory trust subsidiary, CT Convertible Trust I (the "Trust"). The Convertible Trust Preferred Securities represent an undivided beneficial interest in the assets of the Trust which consist solely of the Company's Convertible Debentures. This private placement transaction was completed concurrently with the related issuance and sale to the Trust of the Company's 8.25% Step Up Convertible Junior Subordinated Debentures in the aggregate principal amount of $154,650,000 (the "Convertible Debentures"). Distributions on the Convertible Trust Preferred Securities are payable quarterly in arrears on each calendar quarter-end and correspond to the payments of interest made on the Convertible Debentures, the sole assets of the Trust. Distributions are payable only to the extent payments are made in respect to the Convertible Debentures.

The Company received $145.2 million in net proceeds, after original issue discount and transaction expenses, pursuant to the above transactions, reflecting an original issue discount of 3% from the liquidation amount of the Convertible Trust Preferred Securities. The proceeds were initially used to pay down the Company's Credit Facilities. The Convertible Trust Preferred Securities will be convertible into class A common shares of beneficial interest, $1.00 par value, of the Company, pursuant to the direction of the holder of the Convertible Trust Preferred Securities to the conversion agent to exchange such Convertible Trust Preferred Securities for a portion of the Convertible Debentures held by the Trust on the basis of one security per $1,000 principal amount of Convertible Debentures, and immediately convert such amount of Convertible Debentures into Class A Common Shares at an initial rate of 85.47 Class A Common Shares per $1,000 principal amount of the Convertible Debentures (which is equivalent to a conversion price of $11.70 per Class A Common Share). The Convertible Debentures have a 20-year maturity and are non-callable for five years. Upon repayment of the Convertible Debentures at maturity or upon redemption, the proceeds of such repayment or payment shall be simultaneously paid and applied to redeem, among other things, the Convertible Trust Preferred Securities. If the securities have not been redeemed by September 30, 2004, the distribution rate will step up by 0.75% per annum. The 3% ($4.5 million) discount on the issuance will be amortized over the life of the Convertible Trust Preferred Securities.

                         Capital Trust and Subsidiaries
             Notes to Consolidated Financial Statements (continued)
                                   (unaudited)



For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. Intercompany transactions between the Trust and the Company, including the Junior Subordinated Debentures, will be eliminated in the consolidated financial statements of the Company. The Convertible Trust Preferred Securities will be presented as a separate caption between liabilities and shareholders' equity in the consolidated balance sheet of the Company as "Company-obligated, madatorily redeemable securities of subsidiary trust holding solely junior subordinated debentures of the Company". Distributions on the Convertible Trust Preferred Securities will be recorded as a separate caption immediately following non-interest expense in the consolidated statement of operations of the Company.

ITEM 2.       Management's  Discussion  and Analysis of Financial  Condition and
                  Results of Operations

         The following discussion should be read in conjunction with the consolidated financial statements and notes thereto appearing elsewhere in this Form 10-Q. Historical results set forth are not necessarily indicative of the future financial position and results of operations of the Company. The following discussion reflects the reclassification on July 15, 1997 of the Company's common shares of beneficial interest, $1.00 par value ("Old Common Shares"), as class A common shares of beneficial interest, $1.00 par value (the "Class A Common Shares").

Recent Developments
-------------------

         On January 3, 1997, Capital Trust Investors Limited Partnership ("CTILP"), an affiliate of Equity Group Investments, Inc. ("EGI") and Samuel Zell, purchased from the Company's former parent, 6,959,593 Class A Common Shares (representing approximately 76% of the then-outstanding Class A Common Shares) for an aggregate purchase price of $20,222,011. Prior to the purchase, which was approved by the then-incumbent Board of Trustees, EGI and Victor Capital Group, L.P. ("Victor Capital") presented to the Company's then-incumbent Board of Trustees a proposed new business plan in which the Company would cease to be a REIT and instead become a specialty finance company designed primarily to take advantage of high-yielding mezzanine investment and other real estate asset opportunities in commercial real estate. EGI and Victor Capital also proposed that they provide the Company with a new management team to implement the business plan and that they invest through an affiliate a minimum of $30.0 million in a new class of preferred shares to be issued by the Company.

         The Board of Trustees approved CTILP's purchase of the former parent's Class A Common Shares, the new business plan and the issuance of a minimum of $30.0 million of a new class of preferred shares of the Company at $2.69 per share, such shares to be convertible into Class A Common Shares of the Company on a one-for-one basis. The Company subsequently agreed that, concurrently with the consummation of the proposed preferred equity investment, it would acquire for $5.0 million Victor Capital's real estate investment banking, advisory and asset management businesses, including the services of its experienced management team.

         At the Company's 1997 annual meeting of shareholders ("1997 Annual Meeting"), the Company's shareholders approved the investment, pursuant to which the Company would issue and sell up to approximately $34.0 million of class A 9.5% cumulative convertible preferred shares of beneficial interest, $1.00 par value ("Class A Preferred Shares"), to Veqtor Finance Company, LLC ("Veqtor"), an affiliate of Samuel Zell and the principals of Victor Capital (the "Investment"). The Company's shareholders also approved the amended and restated declaration of trust, which, among other things, reclassified the Company's Old Common Shares as Class A Common Shares and changed the Company's name to "Capital Trust."

         Immediately following the 1997 Annual Meeting, the Investment was consummated; 12,267,658 Class A Preferred Shares were sold to Veqtor for an aggregate purchase price of $33,000,000. Concurrently with the foregoing transaction, Veqtor purchased the 6,959,593 Class A Common Shares held by CTILP for an aggregate purchase price of approximately $21.3 million. As a result of these transactions, currently, Veqtor beneficially owns 19,227,251 (or approximately 63%) of the outstanding voting shares of the Company. Veqtor funded the approximately $54.3 million aggregate purchase price for the Class A Common Shares and Class A Preferred Shares with $5.0 million of capital contributions from its members and $50.0 million of borrowings under the 12% convertible redeemable notes (the "Veqtor Notes") issued to institutional investors. In June 1998, the Veqtor Notes were converted into preferred units of Veqtor by agreement between the common members of Veqtor and the institutional investors. Pursuant to an amended and restated limited liability company agreement of Veqtor, the Veqtor notes were converted into preferred units of Veqtor (the "Veqtor Preferred Units") and the institutional investors were admitted as preferred members of Veqtor. Veqtor may in the future redeem the Veqtor Preferred Units for an aggregate of 9,899,710 shares (assuming redemption on the earliest possible date, July 16, 1999). The common members of Veqtor and Veqtor agreed with the Company in December 1997 that Veqtor should redeem the preferred units then authorized by the original limited liability company agreement of Veqtor in effect at such time at the earliest date upon which Veqtor has the right to effectuate such redemption. Veqtor has confirmed to the Company that the foregoing agreement obligates Veqtor to redeem the Veqtor Preferred Units according to the timetable specified therein.

         In addition, immediately following the 1997 Annual Meeting, the acquisition of the real estate services businesses of Victor Capital was consummated and a new management team was appointed by the Company from among the ranks of Victor Capital's professional team and elsewhere. The Company thereafter immediately commenced full implementation of its current business plan under the direction of its newly elected board of trustees and new management team.

         After the 1997 Annual Meeting, the Company completed two significant financing and capital raising transactions. As of September 30, 1997, the Company obtained a $150 million line of credit ("Credit Facility") from a commercial lender, which was subsequently increased to $250 million as of January 1, 1998 and $300 million as of June 22, 1998. On December 16, 1997, the Company completed a public offering of 9,000,000 Class A Common Shares resulting in net proceeds to the Company of approximately $91.4 million. This significant source of borrowed funds and infusion of cash allowed the Company to commence full scale operations as a specialty finance company pursuant to its current business plan.

         On July 28, 1998, the Company privately placed 150,000 8.25% Step Up Convertible Trust Preferred Securities (liquidation amount $1,000 per security) with an aggregate liquidation amount of $150 million (the "Convertible Trust Preferred Securities"). The Convertible Trust Preferred Securities were issued by the Company's consolidated statutory trust subsidiary, CT Convertible Trust I (the "Trust"). This private placement transaction was completed concurrently with the related issuance and sale to the Trust of the Company's 8.25% Step Up Convertible Junior Subordinated Debentures in the aggregate principal amount of $154,650,000 (the "Convertible Debentures"). Distributions on the Convertible Trust Preferred Securities are payable quarterly in arrears on each calendar quarter-end and correspond to the payments of interest made on the Convertible Debentures, the sole assets of the Trust. Distributions are payable only to the extent payments are made in respect to the Convertible Debentures.

         The Company received $145.2 million in net proceeds, after original issue discount and transaction expenses, pursuant to the above transactions, reflecting an original issue discount of 3% from the liquidation amount of the Convertible Trust Preferred Securities. The proceeds were initially used to pay down the Company's Credit Facilities. The Convertible Trust Preferred

Securities are convertible at any time by the holders thereof into the Company's listed Class A Common Shares at a conversion price of $11.70. The Convertible Debentures have a 20-year maturity and are non-callable for five years. Upon repayment of the Convertible Debentures at maturity or upon redemption, the proceeds of such repayment or payment shall be simultaneously paid and applied to redeem, among other things, the Convertible Trust Preferred Securities. If the securities have not been redeemed by September 30, 2004, the distribution rate will step up by 0.75% per annum. The 3% ($4.5 million) discount on the issuance will be amortized over the life of the Convertible Trust Preferred Securities or 20 years.

Overview of Financial Condition
-------------------------------


         During the six months ended June 30, 1998, the Company completed eighteen new loan and investment in commercial mortgage-backed securities transactions totaling approximately $436.7 million and provided $7.4 million of additional fundings on four existing loans. The Company funded $410.6 million of the foregoing loans and investments through June 30, 1998, which enabled the Company to grow its assets from $317.4 million to $637.3 million. The significant infusion of cash from the public offering of Class A Common Shares in December 1997 allowed the Company to expand its specialty finance company operations. The equity capital provided by the public offering, used in combination with additional borrowings under the Credit Facilities (as defined below) and repurchase financing, allowed the Company to make the investments described below.

         Since December 31, 1997, the Company has identified, negotiated and committed to fund or acquire eighteen loan and commercial mortgage-backed securities transactions. These include eight Mortgage Loan transactions totaling $153.5 million (of which $16.1 million remains unfunded at June 30, 1998), eight Mezzanine Loan transactions totaling $246.9 million (of which $17.4 million remains unfunded at June 30, 1998), and two acquisitions of three classes of subordinated interests issued by a financial asset securitization investment trust totaling $36.3 million. The Company also funded $7.4 million of commitments under four existing loans. The Company believes that these investments will provide investment yields within the Company's target range of 400 to 600 basis points above LIBOR. The Company maximizes its return on equity by utilizing its existing cash on hand and then employing leverage on its investments (employing a cash optimization model). The Company may make investments with yields that fall outside of the investment range set forth above, but that correspond with the level of risk perceived by the Company to be inherent in such investments. At June 30, 1998, the Company had outstanding loans and investment in commercial mortgage-backed securities totaling in excess of $581 million, additional commitments for fundings on outstanding loans of approximately $45.4 million and a $28.0 million commitment to originate a new mortgage loan (of which $23.0 million was funded in early July 1998).


         When possible, in connection with the acquisition of investments, the Company obtains seller financing in the form of repurchase agreements. Four of the transactions completed during the six months ended June 30, 1998 described above were financed in this manner representing total original repurchase financings of $41.8 million. These financings are generally completed at discounted terms as compared to those available under the Credit Facilities.

         Effective January 1, 1998, pursuant to an amended and restated credit agreement, the Company increased its line of credit under the Credit Facility to $250 million and subsequently increased the facility to $300 million effective June 22, 1998. An additional commitment fee was paid when the Company's borrowings exceeded $250 million. The Credit Facility provides for advances to fund lender-approved loans and investments made by the Company. The Credit Facility expires on December 31, 2000.

         On June 8, 1998, the Company entered into an additional credit agreement with another commercial lender that provides for a $300 million line of credit that expires in November 1999 (the "Second Credit Facility" together with the Credit Facility, the "Credit Facilities"). The Second Credit Facility provides for advances to fund lender-approved loans and investments made by the Company (such loans and investments together with loans and investments approved under the Credit Facility, "Funded Portfolio Assets").

         The Company incurred an initial commitment fee upon the signing of the Second Credit Facility and an additional commitment fee will be due when borrowings exceed $250 million. Future repayments and redrawdowns of amounts previously subject to the drawdown fee will not require the Company to pay any additional fees. The Second Credit Facility provides for margin calls on asset-specific borrowings in the event of asset quality and/or market value deterioration as determined under the Second Credit Facility. The Second Credit Facility contains customary representations and warranties, covenants and conditions and events of default. The Second Credit Facility also contains a covenant obligating the Company to avoid undergoing an ownership change that results in Craig M. Hatkoff, John R. Klopp or Samuel Zell no longer retaining their senior offices and trusteeships with the Company and practical control of the Company's business and operations.

         At June 30, 1998, the Company had $353.9 million of outstanding borrowings under the Credit Facilities.

         As of June 30, 1998, certain of the Company's loans and other investments have been hedged so that the assets and the corresponding liabilities were matched at floating rates over LIBOR. The Company has entered into interest rate swap agreements for notional amounts totaling approximately $87.4 million with financial institution counterparties whereby the Company swapped fixed rate instruments, which averages approximately 6.04%, for floating rate instruments based on the London Interbank Offered Rate ("LIBOR"). The agreements mature at varying times from December 1998 to July 2008.

         As of January 1, 1997, the Company's real estate portfolio, which included two commercial properties, was carried at a book value of $8,585,000. The portfolio included a shopping center in Sacramento, California and a 60% interest in a mixed-use retail property in Kirkland, Washington. During the first quarter, these two commercial properties were sold. The proceeds from these sales were invested in mortgage loans and in liquid mortgage-backed securities.

Comparison of the Six and Three Months Ended June 30, 1998 to the
-----------------------------------------------------------------
     Six and Three Months Ended June 30, 1997
     ----------------------------------------

         The Company reported net income allocable to Class A Common Shares of $6,129,000 for the six months ended June 30, 1998, an increase of $6,989,000 from the net loss allocable to Class A Common Shares of $860,000 for the six months ended June 30, 1997. The Company reported net income allocable to Class A Common Shares of $4,240,000 for the three months ended June 30, 1998, an increase of $4,592,000, from the net loss allocable to Class A Common Shares of $352,000 for the three months ended June 30, 1997. These changes were primarily the result of the revenues generated from loans and other investments and significant advisory and investment banking fees.

         Net income from loans and other investments increased $12,370,000 to $12,446,000 for the six months ended June 30, 1998 over the $76,000 for the six months ended June 30, 1997. Net income from loans and other investments increased $7,510,000 to $7,550,000 for the three months ended June 30, 1998 over the $40,000 for the three months ended June 30, 1997. This increase is primarily attributable to the revenue earned by the Company from new loans and investments originated or acquired by the Company that increased by more than $550 million from June 30, 1997 to June 30, 1998. The increase in net income was partially offset by the interest paid on repurchase agreements and the Credit Facilities during the six months and quarter ended June 30, 1998. No interest expense for these types of borrowings was incurred during the six months or quarter ended June 30, 1997.

         During the six months ended June 30, 1998, other revenues increased $8,854,000 to $9,330,000 over the same period in 1997. The increase during the three months ended June 30, 1998 over the same period in 1997 was $5,769,000 to $6,100,000. The increase for the six months ended June 30, 1998 was primarily due to the addition of $8,650,000 of advisory and investment banking fees generated by Victor Capital and its related subsidiaries, which was partially offset by a $305,000 decrease in rental income as the Company sold its remaining rental properties during the first quarter of 1997. The sales of the rental properties in the first quarter of 1997 resulted in the Company recognizing a loss of $432,000. The Company sold a shopping center in Sacramento, California and recognized a net loss of approximately $34,000. The Company also sold a retail property located in Kirkland, Washington, resulting in a net loss of approximately $398,000, the majority of which was attributable to transfer taxes and the elimination of unamortized tenant improvements and leasing commissions. The increase for the three months ended June 30, 1998 was primarily due to the addition of $5,790,000 of advisory and investment banking fees generated by Victor Capital and its related subsidiaries.

         Other expenses increased from $1,412,000 for the six months ended June 30, 1997 to $8,820,000 for six months ended June 30, 1998 and from $723,000 for the three months ended June 30, 1997 to $4,947,000 for the three months ended June 30, 1998. The increase was primarily due to the additional general and administrative expenses necessary for the commencement and continuation of full-scale operations as a specialty finance company, the largest component of such expenses is employee salaries and related costs, and the increase in the provision for possible credit losses. As of June 30, 1998, the Company had 42 full time employees as compared to none at June 30, 1997. The provision for possible credit losses was $1,240,000 for the six months ended June 30, 1998 and was $760,000 for the three months ended June 30, 1998 as the Company provided reserves on its loan and investment portfolio pursuant to its reserve policy. The Company had no provision for possible credit loss in the quarter or six months ended June 30, 1997.

         In 1997, the Company did not incur any income tax expense or benefit associated with the loss it incurred due to the uncertainty of realization of net operating loss carryforwards. In the six and three months ended June 30, 1998, the Company accrued $5,259 and 3,679, respectively, of income tax expense for federal, state and local income taxes. For federal purposes, the Company utilized one half of the expected net operating loss carryforward to be utilized in 1998 in calculating the accrual for the six months ended June 30, 1998 and one quarter of the expected net operating loss carryforward to be utilized in 1998 in calculating the accrual for the three months ended June 30, 1998.

         The preferred share dividend and dividend requirement arose in 1997 as a result of the Company's issuance of $33 million of Class A Preferred Shares on July 15, 1997. Dividends accrue on these shares at a rate of 9.5% per annum on a per share price of $2.69 for the 12,267,658 shares outstanding.

Liquidity and Capital Resources
-------------------------------

         At June 30, 1998, the Company had $9,804,000 in cash. The primary sources of liquidity for the Company for the remainder of 1998, which the Company believes will adequately meet future operating liquidity and capital resource requirements, will be cash on hand, cash generated from operations, interest payments received on its investments, loans and securities, additional borrowings under the Company's Credit Facilities and the $145.2 million in net proceeds, after original issue discount and transaction expenses, from the issuance of the Convertible Trust Preferred Securities. The primary demands on the Company's capital resources will be the funding required for the origination or acquisition of loans and other investments as the Company continues with its specialty finance operations and the growth of its portfolio of loans and other investments.

         The Company experienced a net decrease in cash of $39,464,000 for the six months ended June 30, 1998, compared to $2,639,000 for the six months ended June 30, 1997. This use of cash was primarily due to the utilization of the proceeds of the Class A Common Share offering in the fourth quarter of 1997 in making loans and other investments during the first six months of 1998 offset by additional borrowings. Cash provided by operating activities during the six months ended June 30, 1998 increased by $6,596,000 to $6,465,000, from cash used in operating activities of $131,000 during the same period of 1997. For the six months ended June 30, 1998, cash used in investing activities was $351,830,000, an increase of $311,140,000 from $40,690,000 during the same period in 1997 primarily the result of the loans and other investments completed since December 31, 1997. The increase in cash provided by financing activities, which increased $267,719,000 to $305,901,000 from $38,182,000, was due primarily to the proceeds of repurchase obligations and net borrowings under the Credit Facilities.


         At June 30, 1998, the Company has three outstanding notes payable totaling $14,611,000, outstanding borrowings on the Credit Facilities of $353,894,000 and outstanding repurchase obligations of $105,954,000.

                                   SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 CAPITAL TRUST



October 23, 1998                                 /s/ John R. Klopp
----------------                                 -----------------
Date                                             John R. Klopp
                                                 Chief Executive Officer

                                                 /s/ Edward L. Shugrue III
                                                 ------------------------
                                                 Edward L. Shugrue III
                                                 Managing Director and
                                                 Chief Financial Officer

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 20.  Indemnification of Directors and Officers

         The Maryland General Corporation Law ("MGCL") permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The charter of Capital Trust, Inc. (the "New Company") contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

         The charter of the New Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director, trustee, officer, agent, employee or plan administrator of the New Company or (b) any individual who, at the request of the New Company, serves or has served in any of these capacities another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise. The Bylaws of the New Company obligate it, to the maximum extent permitted by Maryland law, to indemnify (which, consistent with the provisions of the charter, the New Company considers to include the obligation to pay or reimburse reasonable expenses in advance of final disposition of a proceeding) (a) any present or former director or officer of the New Company or
(b) any individual who, at the request of the New Company, serves or has served another corporation, partnership, joint venture, trust or other enterprise as a director or officer.

         The MGCL requires a corporation (unless its charter provides otherwise, which the Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgements, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court order indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of
(a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation, and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

         The New Company has a claims-made directors and officers liability insurance policy that insures the trustees and officers of the New Company against loss from claimed insured wrongful acts and insures the New Company for indemnifying the trustees and officers against such loss. The policy limit of liability is $5,000,000 each policy year and is subject to exceptions for each loss of $100,000, or $250,000 with respect to securities laws related losses, for the New Company.


758578.3
                                      II-1

Item 21.  Exhibits and Financial Statement Schedules

         (a)      Exhibits

Exhibit Number         Description
--------------         -----------

2.1 Interest Purchase Agreement, dated as of June 16, 1997, by and between John R. Klopp, Craig M. Hatkoff, and Valentine Wildove & Company, Inc. and Capital Trust (filed as Exhibit 2.1 to Capital Trust's Current Report on Form 8-K filed on July 30, 1997 and incorporated herein by reference).


**2.2 Agreement and Plan of Merger, by and among Capital Trust, the Registrant and the Captrust Limited Partnership, dated as of October __, 1998 (included as Annex A to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).


**3.1 Form of Amended and Restated Charter of the Registrant (included as Exhibit A in Annex A to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).


**3.2 Form of Amended and Restated By-Laws of the Registrant (included as Exhibit D in Annex A to the proxy statement/prospectus forming part of this registration statement and incorporated herein by reference).


3.3 Amended and Restated Declaration of Trust, dated July 15, 1997, of Capital Trust (filed as Exhibit 3.1 to Capital Trust's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).

3.4 By-Laws of Capital Trust (filed as Exhibit 3.2 to Capital Trust's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).


**4.1 Form of Articles Supplementary with respect to Class A 9.5% Cumulative Convertible Preferred Stock of the Registrant (included as Exhibit B in Annex A to the proxy statement prospectus forming part of this registration statement and incorporated herein by reference).

**4.2 Form of Articles Supplementary with respect to Class B 9.5% Cumulative Convertible Non-Voting Preferred Stock of the Registrant (included as Exhibit C in Annex A to the proxy statement prospectus forming part of this registration statement and incorporated herein by reference).


4.3 Certificate of Designation, Preferences and Rights of the Class A 9.5% Cumulative Convertible Preferred Shares and the Class B 9.5% Cumulative Convertible Non-voting Preferred Shares of Capital Trust (filed as Exhibit 4.2 to Capital Trust's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).

4.4                    Certificate of Trust of CT Convertible  Trust I (filed as
                       Exhibit 4.1 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).


758578.3
                                      II-2

4.5 Preferred Securities Purchase Agreement dated as of July 27, 1998 among Capital Trust, CT Convertible Trust I, Vornado Realty L.P., EOP Limited Partnership, Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employes Pension Trust, and Mellon Bank N.A., as trustee for General Motors Salaried Employes Pension Trust (filed as
                       Exhibit 4.2 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).


4.6 Declaration of Trust of CT Convertible Trust I ("CT Trust I") dated as of July 28, 1998 by the Trustees (as defined therein), Capital Trust, as sponsor, and the holders, from time to time, of undivided beneficial interests in CT Trust I to be issued pursuant to such Declaration (filed as Exhibit 4.3 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).

4.7 Indenture dated as of July 28, 1998 between Capital Trust and Wilmington Trust Company, as trustee (filed as
                       Exhibit 4.4 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).

4.8 Preferred Securities Guarantee Agreement dated as of July 28, 1998 by Capital Trust and Wilmington Trust Company, as trustee (filed as Exhibit 4.5 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).

4.9 Common Securities Guarantee Agreement dated as of July 28, 1998 by Capital Trust (filed as Exhibit 4.6 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).

***5.1                 Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

***8.1                 Opinion of Battle Fowler LLP.

10.1 Preferred Share Purchase Agreement, dated as of June 16, 1997, by and between Capital Trust and Veqtor Finance Company, LLC (filed as Exhibit 10.1 to Capital Trust's Current Report on Form 8-K filed on July 30, 1997 and incorporated herein by reference).

10.2                   Non-Negotiable  Notes of Capital Trust payable to John R.
                       Klopp, Craig M. Hatkoff and Valentine Wildove & Company, Inc. (filed as Exhibit 10.2 to Capital Trust's Current Report on Form 8-K filed on July 30, 1997 and incorporated herein by reference).

10.3 Capital Trust 1997 Long-Term Incentive Share Plan, as amended (filed as Exhibit 10.1 to Capital Trust's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).

10.4 Capital Trust 1997 Non-Employee Trustee Share Plan, as amended (filed as Exhibit 10.2 to Capital Trust's Current Report on Form 8-K filed on July 15, 1997 and incorporated herein by reference).

10.5 Employment Agreement, dated as of July 15, 1997, by and between Capital Trust and John R. Klopp (filed as Exhibit
                       10.5 to Capital Trust's Registration Statement on Form S-1 filed on October 6, 1997 and incorporated herein by reference).


758578.3
                                      II-3

10.6 Employment Agreement, dated as of July 15, 1997, by and between Capital Trust and Craig M. Hatkoff (filed as
                       Exhibit 10.6 to Capital Trust's Registration Statement on Form S-1 filed on October 6, 1997 and incorporated herein by reference).

10.7 Consulting Agreement, dated as of July 15, 1997, by and between Capital Trust and Gary R. Garrabrant (filed as
                       Exhibit 10.7 to Capital Trust's Registration Statement on Form S-1 filed on October 6, 1997 and incorporated herein by reference).

10.8 Sublease, dated as of July 29, 1997, between New York Job Development Authority and Victor Capital Group, L.P.
                       (filed as Exhibit  10.8 to Capital  Trust's  Registration
                       Statement on Form S-1 filed on October 6, 1997 and incorporated herein by reference).


10.9(a)                Amended  and  Restated  Credit  Agreement,  dated  as  of
                       January 1, 1998, between Capital Trust and German American Capital Corporation ("GACC") (filed as Exhibit
                       10.1 to Capital Trust's Current Report on Form 8-K filed on March 18, 1998 and incorporated herein by reference), as amended by First Amendment to Amended and Restated Credit Agreement, dated as of June 22, 1998, between Capital Trust and GACC (filed as Exhibit 10.3 to Capital Trust's Quarterly Report on Form 10-Q filed on August 14, 1998 and incorporated herein by reference).

**10.9(b)              Second   Amendment   to  Amended  and   Restated   Credit
                       Agreement,  dated as of  July 23, 1998,  between  Capital
                       Trust and GACC.


10.10 Employment Agreement, dated as of July 15, 1997, by and between Capital Trust and Donald J. Meyer (filed as
                       Exhibit 10.10 to Capital Trust's Amendment No. 2 to Registration Statement on Form S-1 filed on December 9, 1997 and incorporated herein by reference).

10.11 Master Loan and Security Agreement, dated as of June 8, 1998, between Capital Trust and Morgan Stanley Mortgage Capital Inc. (filed as Exhibit 10.1 to Capital Trust's Quarterly Report on Form 10-Q filed August 14, 1998 and incorporated herein by reference).

10.12 CMBS Loan Agreement, dated as of June 30, 1998, between Capital Trust and Morgan Stanley & Co. International Limited (filed as Exhibit 10.2 to Capital Trust's Quarterly Report on Form 10-Q filed August 14, 1998 and incorporated herein by reference).

10.13 Co-Investment Agreement dated as of July 28, 1998 among Capital Trust, Vornado Realty L.P., EOP Operating Limited Partnership, and General Motors Investment Management Corporation, as agent for and for the benefit of the Pension Plans (as defined therein) (filed as Exhibit 10.1 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).

10.14 Registration Rights Agreement dated as of July 28, 1998 among Capital Trust, Vornado Realty L.P., EOP Limited Partnership, Mellon Bank N.A., as trustee for General Motors Hourly-Rate Employes Pension Trust, and Mellon Bank N.A., as trustee for General Motors Salaried Employes Pension Trust (filed as Exhibit 10.2 to Capital Trust's Current Report on Form 8-K filed August 6, 1998 and incorporated herein by reference).


758578.3
                                      II-4

**10.15 Employment Agreement, dated as of August 15, 1998, by and between Capital Trust and Stephen D. Plavin.


21.1 Subsidiaries of Capital Trust (filed as Exhibit 21.1 to Capital Trust's Amendment No. 2 to Registration Statement on Form S-1 filed on December 9, 1997 and incorporated herein by reference).


**23.1                 Consent of PricewaterhouseCoopers LLP.


**23.2                 Consent of Ernst & Young L.L.P.

23.3 Consent of Ballard Spahr Andrews & Ingersoll, LLP (to be included in Exhibit 5.1).

23.4                   Consent of Battle  Fowler LLP (to be  included in Exhibit
                       8.1).


**23.4                 Consent of David Berdon & Co. LLP.

*27.1                  Financial Data Schedule.


*99.1                  Consent of Samuel Zell to serve as Director.


*99.2                  Consent of Jeffrey A. Altman to serve as Director.

*99.3                  Consent of Sheli Z. Rosenberg to serve as Director.

**99.4                 Consent of Gary R. Garrabrant to serve as Director.

*99.5                  Consent of Martin L. Edelman to serve as Director.

*99.6                  Consent of Lynn B. Sagalyn to serve as Director.

*99.7                  Consent of Craig M. Hatkoff to serve as Director.

**99.8                 Consent of Steven Roth to serve as Director.

*99.9                  Consent of Thomas E. Dobrowski to serve as Director.

**99.10                Form of Proxy Card.


-------------------

*        Previously filed.
**       Filed herewith.
***      To be filed by amendment.

         (b)      Financial Statement Schedules

                  All schedules are omitted as inapplicable.

Item 22.  Undertakings


         (a)  The undersigned registrants hereby undertake:


758578.3
                                      II-5

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to offerings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (2) The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 (the "Act") and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of

758578.3
                                      II-6
appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.


758578.3
                                      II-7

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Amendment No.1 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned hereunto duly authorized in the City of New York, State of New York on October 23, 1998.


                                                 CAPITAL TRUST, INC.


                                                 By:      /s/ John R. Klopp
                                                          ----------------------
                                                          Name:   John R. Klopp
                                                          Title:  President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated and on the dates indicated.


        Signatures                              Title                                     Date
        ----------                              -----                                     ----

/s/ John R. Klopp                       President and Director (principal           October 23, 1998
---------------------------
John R. Klopp                           executive officer)

/s/ Edward L. Shugrue III               Treasurer and Director (principal           October 23, 1998
-------------------------
Edward L. Shugrue III                   financial officer)




758578.3
                                      II-8